As filed with the Securities and Exchange Commission
                    on September 6, 1995
                                   Registration No. 33-___________

             SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549
                       _________________
                            FORM S-4
                    REGISTRATION STATEMENT
                             UNDER
                  THE SECURITIES ACT OF 1933
                       _________________
                 GENERAL INSTRUMENT CORPORATION
     (Exact name of registrant as specified in its charter)
                       _________________
      Delaware               3621                 13-3575653
   (State or other     (Primary Standard       (I.R.S. Employer
   jurisdiction of        Industrial            Identification
   incorporation or     Classification                 No.)
     organization)       Code Number)

                   181 West Madison Street
                     Chicago, IL  60602
                       (312) 541-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Thomas A. Dumit, Esq.
                       General Counsel
               General Instrument Corporation
                  181 West Madison Street
                     Chicago, IL  60602
                       (312) 541-5000
    (Name, address, including zip code, and telephone number,
                        including
             area code, of agent for service)
                       _________________
                          Copies to:
    Stephen Fraidin, P.C.              Kenneth L. Guernsey, Esq.
    Fried, Frank, Harris,                Cooley Godward Castro
     Shriver & Jacobson                    Huddleson & Tatum
     One New York Plaza             One Maritime Plaza, 20th Floor
   New York, New York 10004             San Francisco, CA  94111
       (212) 859-8000                       (415) 693-2000
                       _______________
      Approximate date of commencement of proposed sale of the
                    securities to the public:
    As soon as practicable after the effective date of this
                     Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                        _________________
                CALCULATION OF REGISTRATION FEE

   Title of Each              Proposed Maximum       Amount of
  Class of Securities             Aggregate         Registration
    to be Registered           Offering Price(1)       Fee(1)

Common Stock, $.01 par value      $7,646,762          $2,636.81

(1)   Estimated solely for purposes of calculating the
      registration fee in accordance with Rule 457(f)(2) under the
      Securities Act of 1933, as amended.  The book value of the securities to be received by the Registrant as of June 30,
      1995 was $7,646,762.  One twenty-ninth of 1% of $7,646,762 is $2,636.81.
                        ______________
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  GENERAL INSTRUMENT CORPORATION
                      CROSS-REFERENCE SHEET
             PURSUANT TO ITEM 501(B) OF REGULATION S-K


         ITEM NUMBER AND                         LOCATION IN
       CAPTION OF FORM S-4                        PROSPECTUS


A.   INFORMATION ABOUT THE TRANSACTION

     1.   Forepart of Registration
          Statement and Outside Front
          Cover Page of Prospectus.....   Outside Front Cover Page

     2.   Inside Front and Outside
          Back Cover Pages of
          Prospectus...................   Inside Front Cover Page

     3.   Risk Factors, Ratio of
          Earnings to Fixed Charges
          and Other Information........   Summary; Risk Factors;
                                          Market Price Data and
                                          Dividends; Selected
                                          Consolidated Financial
                                          Data of GI; Selected
                                          Financial Data of Next
                                          Level; The Merger and
                                          Related Transactions;
                                          Terms of the Merger;
                                          Index to Financial
                                          Statements; Annexes D,
                                          E, F & G

     4.   Terms of the Transaction.....   Summary; The Merger and
                                          Related Transactions;
                                          Terms of the Merger;
                                          Description of GI
                                          Capital Stock;
                                          Comparison of Rights of
                                          Holders of GI Common
                                          Stock and Holders of
                                          Next Level Stock;
                                          Annexes A, B and C

     5.   Pro Forma Financial
          Information..................              *

     6.   Material Contacts with the
        Company Being Acquired.......   The Merger and Related
                                          Transactions

     7.   Additional Information
          Required for Reoffering by
          Persons and Parties Deemed
          to Be Underwriters...........              *

     8.   Interests of Named Experts
          and Counsel..................   Experts; Legal Matters

     9.   Disclosure of Commission
          Position on Indemnification
          for Securities Act
          Liabilities..................              *

B.   INFORMATION ABOUT THE REGISTRANT

     10.   Information with Respect to
           S-3 Registrants.............              *

     11.   Incorporation of Certain
           Information by Reference....              *

     12.   Information with Respect
           to S-2 or S-3 Registrants...              *

     13.   Incorporation of Certain
           Information by Reference....              *

     14.   Information with Respect
           to Registrants Other
           Than S-3 or S-2
           Registrants.................   Summary; Market Price
                                          Data and Dividends;
                                          Selected Consolidated
                                          Financial Data of GI;
                                          Information Concerning
                                          GI; Annexes D, E, F & G

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

     15.   Information with Respect
           to S-3 Companies............              *

     16.   Information with Respect
           to S-2 or S-3 Companies.....              *

     17.   Information with Respect to
           Companies Other Than
           S-3 or S-2 Companies......   Summary; Selected
                                          Financial Data of Next
                                          Level; Information
                                          Concerning Next Level;
                                          Index to Financial
                                          Statements

D.   VOTING AND MANAGEMENT INFORMATION

     18.   Information if Proxies,
           Consents or Authorizations
           are to be Solicited.........   Outside Front Cover
                                          Page; Summary; Consent
                                          of Shareholders of Next
                                          Level; The Merger and
                                          Related Transactions;
                                          Terms of the Merger;
                                          Information Concerning
                                          GI; Information
                                          Concerning Next Level

     19.   Information if Proxies,
           Consents or Authorizations
           are not to be Solicited
           or in an Exchange Offer.....              *



*  Not applicable

                     NEXT LEVEL COMMUNICATIONS
                       6153 STATE FARM DRIVE
                       ROHNERT PARK, CA 94928
                           (707) 588-5820


Dear Next Level Communications Shareholder:

     You are being asked to approve an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of NLC Acquisition Corp., a wholly-owned subsidiary of General Instrument Corporation, a Delaware corporation ("GI"), with and into Next Level Communications, a California corporation ("Next Level"). As a result of the Merger, all shares of Series A Preferred Stock and Common Stock of Next Level (other than shares of Next Level Common Stock held by the two founders of Next Level, Thomas R. Eames and Peter W. Keeler (the "Founders"), and their transferees and shares held by holders who perfect dissenters' rights pursuant to California law) will be converted into the right to receive $7.00 per share, payable in shares of Common Stock of GI ("GI Common Stock"), which will be valued based on its market price during a specified time period prior to the Merger, as provided in the Merger Agreement. Shares of Next Level Common Stock held by the Founders and their transferees will be converted into the right to receive $4.75 per share, also payable in shares of GI Common Stock. Shares of GI Common Stock issued in the Merger in exchange for shares of Next Level Common Stock that are subject to vesting restrictions (other than shares held by the Founders and their transferees) will be subject to similar restrictions after the Merger. As a condition to consummation of the Merger, GI will grant to Next Level employees certain options to purchase GI Common Stock.

     NEXT LEVEL'S BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF NEXT LEVEL AND ITS
SHAREHOLDERS. NEXT LEVEL'S BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE MERGER FOLLOWING CAREFUL CONSIDERATION OF THE TERMS THEREOF.

     In the materials accompanying this letter, you will find a Notice of Solicitation of Written Consent of Shareholders, a Prospectus/Consent Solicitation Statement relating to the actions to be taken by Next Level shareholders and a form of Written Consent. The Prospectus/Consent Solicitation Statement provides more detailed information with respect to the Merger and includes information about GI and Next Level.

     PLEASE COMPLETE, SIGN AND DATE YOUR WRITTEN CONSENT AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                               Sincerely,

                               /s/ Peter W. Keeler

                               Peter W. Keeler
                               President and Chairman of the Board

September __, 1995

                       NEXT LEVEL COMMUNICATIONS
                         6153 STATE FARM DRIVE
                        ROHNERT PARK, CA 94928
                             (707) 588-5820

    NOTICE OF SOLICITATION OF WRITTEN CONSENT OF SHAREHOLDERS

To the Shareholders of Next Level Communications:

     Notice Is Hereby Given that the written consent of shareholders of Next Level Communications, a California corporation ("Next Level"), is being solicited to approve and adopt an Agreement and Plan of Merger dated as of August 30, 1995 (the "Merger Agreement") among Next Level, General Instrument Corporation, a Delaware corporation ("GI"), and NLC Acquisition Corp., a California corporation and a wholly-owned subsidiary of GI ("Newco"), pursuant to which, among other things, Newco will be merged with and into Next Level (the "Merger"), with Next Level surviving the Merger as a wholly-owned subsidiary of GI. As a result of the Merger, all shares of Series A Preferred Stock and Common Stock of Next Level (other than shares of Next Level Common Stock held by the two founders of Next Level, Thomas R. Eames and Peter W. Keeler (the "Founders"), and their transferees and shares held by holders who perfect dissenters' rights under California law) will be converted into the right to receive $7.00 per share, payable in shares of
Common Stock of GI ("GI Common Stock"), which will be valued based on its market price during a specified time period prior to the Merger, as provided in the Merger Agreement. Shares of Next Level Common Stock held by the Founders and their transferees will be converted into the right to receive $4.75 per share, also payable in shares of GI Common Stock. Shares of GI Common Stock issued in the Merger in exchange for shares of Next Level Common Stock that are subject to vesting restrictions (other than shares held by the Founders and their transferees) will be subject to similar restrictions after the Merger. As a condition to consummation of the Merger, GI will grant to Next Level employees certain options with respect to GI Common Stock.

     The Merger is more fully described in the Prospectus/Consent Solicitation Statement accompanying this Notice. Based on the market price per share of GI Common Stock on September 1, 1995 ($36.25), and assuming that all outstanding options and warrants to purchase shares of Next Level Common Stock and Series A Preferred Stock are exercised in full prior to the Merger and that no shareholders of Next Level exercise dissenters' rights, 2,056,481 shares of GI Common Stock would be issued in the Merger (excluding shares issuable to a subsidiary of GI), which would represent approximately 1.7% of the outstanding shares of GI Common Stock.

     Only shareholders of record at the close of business on September __, 1995 (the "Record Date") are entitled to execute a written consent with respect to approval of the Merger.

     If the Merger is consummated, shareholders of Next Level as of the Record Date who do not execute written consents in favor of the Merger and who otherwise comply with Section 1300 et seq. of the California Corporations Code will be entitled to statutory dissenters' rights. See "Terms of the Merger -- Dissenters'
Rights" in the accompanying Prospectus/Consent Solicitation Statement for a description of the procedures required to be followed to perfect dissenters' rights and for a summary of Section 1300 et seq. of the California Corporations Code.

     Your written consent is important, regardless of the number of shares you own. In order to ensure that your written consent will be counted, please complete, date and sign the enclosed form of written consent and return it without delay in the enclosed envelope.
                               Sincerely,

                               /s/ Peter W. Keeler

                               Peter W. Keeler
                               President and Chairman of the Board
September __, 1995

            GENERAL INSTRUMENT CORPORATION PROSPECTUS/
                   NEXT LEVEL COMMUNICATIONS
                CONSENT SOLICITATION STATEMENT

     General Instrument Corporation, a Delaware corporation ("GI"), has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering shares of its Common Stock, par value $.01 per share ("GI Common Stock"), to be issued in connection with the proposed merger (the "Merger") of NLC
Acquisition Corp., a California corporation and a wholly-owned subsidiary of GI ("Newco"), with and into Next Level Communications, a California corporation ("Next Level"), pursuant to the terms set forth in the Agreement and Plan of Merger entered into by and among GI, Newco and Next Level dated as of August 30, 1995 (the "Merger Agreement").

     Pursuant to the Merger Agreement, upon the consummation of the Merger, Next Level will become a wholly-owned subsidiary of GI, and each share of Next Level
Stock (as defined below) other than shares of Founders Common Stock (as defined below) will be converted into the right to receive that number of shares of GI Common Stock determined by dividing $7.00 by a price (the "GI Average Price") equal to the average closing price of GI Common Stock on the New York Stock Exchange (the "NYSE") (as reported in the NYSE Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) for the 10 consecutive trading days ending with the third trading day immediately preceding the day on which the Merger becomes effective pursuant to the California Corporations Code (the "CCC"). As used herein, "Next Level Stock" includes all shares of issued and outstanding Common Stock, no par value, of Next Level ("Next Level Common Stock") and all shares of issued and outstanding Series A Preferred Stock, no par value, of Next Level ("Series A Preferred Stock"), other than shares held by holders who perfect dissenters' rights under the CCC (the "Dissenting Shares"). Pursuant to the Merger Agreement, each share of Next Level Common Stock owned by Peter W. Keeler or Thomas R. Eames (the "Founders") or by any other holder who received such shares directly or indirectly by transfer from either of the Founders (all of such shares collectively, the "Founders Common Stock") will be converted into the right to receive that number of shares of GI Common Stock determined by dividing $4.75 by the GI Average Price. See "Terms of the Merger -- Manner and Basis of Converting Shares." Holders of shares of Next Level Common Stock that are subject to vesting restrictions (other than holders of Founders Common Stock) will be asked to enter into Restricted Stock Agreements with Next Level as the surviving corporation of the Merger (the "Surviving Corporation") with respect to shares of GI Common Stock issued in the Merger in exchange for such restricted shares. See
"Terms of the Merger -- Restricted Stock Agreements." As a condition to the consummation of the Merger, employees of Next Level (including the Founders) will be granted certain options to purchase shares of GI Common Stock.
See "Terms of
the Merger -- Founders Option Agreements" and "-- Employee Option Agreements."

     Based on the market price per share of GI Common Stock on September 1, 1995
($36.25), and assuming that all outstanding options and warrants to purchase shares of Next Level Common Stock and Series A Preferred Stock are exercised in full prior to the Merger and that no shareholders of Next Level exercise dissenters' rights, 2,056,481 shares of GI Common Stock would be issued in the Merger (excluding shares issuable to a subsidiary of GI), which would represent approximately 1.7% of the total outstanding shares of GI Common Stock.

     This General Instrument Corporation Prospectus/Next Level Communications Consent Solicitation Statement (the "Prospectus/Consent Solicitation Statement") constitutes (a) the Prospectus for GI filed as part of the Registration Statement, and (b) the Consent Solicitation Statement of Next Level relating to the solicitation of Consents (as defined herein) of the shareholders of Next Level.
This Prospectus/Consent Solicitation Statement is first being mailed to shareholders of Next Level on or about September __, 1995.

     SEE "RISK FACTORS" AT PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS
RELATING TO
GI OR THE MERGER THAT SHOULD BE CONSIDERED BY NEXT LEVEL SHAREHOLDERS BEFORE CONSENTING TO THE MERGER.

     NEITHER THIS TRANSACTION NOR THE SECURITIES OF GI OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus/Consent Solicitation Statement is September __, 1995.

                     AVAILABLE INFORMATION

     GI has filed with the SEC a Registration Statement on Form S-4 (of which this Prospectus/Consent Solicitation Statement is a part and which term shall encompass any amendments or supplements thereto) pursuant to the Securities Act, with respect to the securities offered hereby (the "Registration Statement"). This Prospectus/Consent Solicitation Statement does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements made in this Prospectus/Consent Solicitation Statement as to the content of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.
For further information about GI and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed a s a part thereto.

     GI is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C.
20549 at prescribed
rates. GI Common Stock is quoted on the NYSE, and certain proxy statements, reports and other information concerning GI can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GI OR NEXT LEVEL. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES
MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE
HEREOF.  THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT DOES NOT
CONSTITUTE AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT OR A SOLICITATION OF A CONSENT IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE
SUCH AN OFFER OR SOLICITATION.

     The information set forth in this Prospectus/Consent Solicitation Statement concerning GI and Newco has been furnished by GI and has not been independently investigated or verified by Next Level, and the information set forth in this Prospectus/Consent Solicitation Statement concerning Next Level has been furnished by Next Level and has not been independently investigated or verified by GI or Newco.

                         TABLE OF CONTENTS
                                                              Page
AVAILABLE INFORMATION..........................................3
SUMMARY........................................................6
     Parties to the Merger.....................................6
     Solicitation of Written Consent of Shareholders of
          Next Level...........................................7
     The Merger................................................7
     Restricted Stock Agreements...............................8
     Grant of Options to Next Level Employees..................9
     Recommendation of Next Level's Board of Directors.........9
     Financial Advisors........................................9
     Certain Federal Income Tax Considerations.................9
     Dissenters' Rights........................................10
     Comparison of Shareholders' Rights........................10
RISK FACTORS...................................................11
     Dependence on the Cable Television Industry
          and Cable Television Capital Spending................11
     Certain Restrictions Under the Credit Agreement
          of GI Delaware.......................................11
     Signal Piracy.............................................12
     Competition...............................................12
     New Technologies..........................................12
     International Operations; Foreign Currency Risks..........12
     Shares Eligible for Sale..................................12
     Environment...............................................13
     Income Tax Risks..........................................13
MARKET PRICE DATA AND DIVIDENDS................................14
SELECTED CONSOLIDATED FINANCIAL DATA OF GI.....................15
SELECTED FINANCIAL DATA OF NEXT LEVEL..........................16
CONSENT OF SHAREHOLDERS OF NEXT LEVEL..........................17
     General...................................................17
     Record Date and Outstanding Shares........................17
     Consent Required..........................................17
     Procedure.................................................17
     Revocation of Consents....................................17
     Expenses..................................................18
THE MERGER AND RELATED TRANSACTIONS............................19
     Background of the Merger..................................19
     GI Reasons for the Merger.................................20
     Next Level Reasons for the Merger.........................20
TERMS OF THE MERGER............................................21
     Effective Time of the Merger..............................21
     Manner and Basis of Converting Shares.....................21
     Outstanding Options and Warrants to Purchase
          Next Level Stock.....................................22
     Effect of the Merger......................................22
     Conduct of Next Level's Business Prior to the
          Effective Time.......................................23
     Covenants of GI...........................................24
     Conditions to the Merger..................................24
     Termination or Amendment of Merger Agreement..............25
     Indemnification...........................................26
     Restricted Stock Agreements...............................26
     Founders Option Agreements................................27
     Employee Option Agreements................................28
     Resales of GI Common Stock................................29

     Certain Federal Income Tax Considerations.................30
     Regulatory Approvals......................................34
     Accounting Treatment......................................34
     Dissenters' Rights........................................34
INFORMATION CONCERNING GI......................................37
     Business; Properties; Legal Proceedings...................37
     Management's Discussion and Analysis of Financial
          Condition and Results of Operations..................37
     Security Ownership of Certain Beneficial Owners
          and Management.......................................37
     Management; Executive Compensation; Certain Transactions..39
INFORMATION CONCERNING NEXT LEVEL..............................40
     Business..................................................40
     Management's Discussion and Analysis of
         Financial Condition and Results of Operations.........42
     Security Ownership of Certain Beneficial Owners
          and Management.......................................44
DESCRIPTION OF GI CAPITAL STOCK................................47
     General...................................................47
     Common Stock..............................................47
     Preferred Stock...........................................47
     Limitation of Liability and Indemnification Matters.......47
     Delaware Law and Limitations on Changes in Control........47
     Transfer Agent............................................48
COMPARISON OF RIGHTS OF HOLDERS OF GI COMMON STOCK AND
     HOLDERS OF NEXT LEVEL STOCK...............................49
     Capital Stock.............................................49
     Cumulative Voting.........................................49
     Derivative Actions........................................49
     Terms of Directors........................................50
     Removal of Directors......................................50
     Bylaws....................................................50
     Rights of Inspection......................................50
     Dividend Declarations.....................................50
     Special Meetings of Shareholders..........................51
     Voting Requirements.......................................51
     Business Combinations with Interested Shareholders........52
     Transactions Involving Officers or Directors..............52
     Monetary Liability of Directors...........................53
     Indemnification...........................................53
     Preferred Stock...........................................54
EXPERTS........................................................55
LEGAL MATTERS..................................................55
INDEX TO FINANCIAL STATEMENTS..................................F-1
Annex A   Agreement and Plan of Merger
Annex B   Form of Employee Restricted Stock Agreement
Annex C   Form of Optionee Restricted Stock Agreement
Annex D   General Instrument Corporation Annual Report on
          Form 10-K for the fiscal year ended December 31, 1994
Annex E Excerpts from General Instrument Corporation 1994 Annual Report to Stockholders
Annex F   General Instrument Corporation Quarterly Report on
          Form 10-Q for the quarter ended June 30, 1995
Annex G   Excerpts from General Instrument Corporation 1995 Proxy
          Statement
Annex H   Section 1300 et seq. of the California Corporations Code

                           SUMMARY

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT. THIS SUMMARY
IS NOT INTENDED
TO INCLUDE ALL MATERIAL INFORMATION RELATING TO MATTERS DISCUSSED HEREIN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, INCLUDING THE ANNEXES HERETO WHICH ARE INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS OF NEXT LEVEL ARE
URGED TO CAREFULLY REVIEW THE ENTIRE PROSPECTUS/CONSENT SOLICITATION STATEMENT, INCLUDING THE ANNEXES HERETO.

PARTIES TO THE MERGER

     GENERAL INSTRUMENT CORPORATION. GI is a leading worldwide supplier of broadband communications systems and equipment. Through its two Broadband Communications segment divisions, GI Communications and CommScope (which together contributed approximately 84% of GI's consolidated sales in the year ended December 31, 1994), GI is the world's largest manufacturer of addressable systems and subscriber equipment and is a leading manufacturer of fiber optic and RF (radio frequency) distribution electronics for the cable television industry. The GI Communications Division is also the world's largest manufacturer and supplier of access control, scrambling and descrambling equipment used by television programmers for the satellite delivery of their programming. In addition, GI is the largest supplier of coaxial cable for the U.S. cable television industry. Through its Power Semiconductor Division, GI is also a leading manufacturer of discrete power rectifying and transient voltage suppression components used in telecommunications, automotive and consumer electronics products.

     GI was incorporated in Delaware on June 28, 1990 in connection with the acquisition of a predecessor entity. The principal executive offices of GI are located at 181 West Madison Street, Chicago, Illinois 60602, and the telephone number at that address is (312) 541-5000.

     NEXT LEVEL COMMUNICATIONS. Next Level was formed in June 1994 to design, manufacture and market a next generation telecommunications broadband access system for the delivery of telephony, video and data from a telephone company central office or cable television headend to the home. Next Level's product, NLevel3, is designed to permit the cost-effective delivery of a suite of standard telephony and advanced services such as work-at-home, distance-learning, video-on-demand and video-telephony to the home from a single access platform. NLevel3 is designed to work with and enhance existing telephony and cable television networks. Next Level currently is engaged in design and development and has not completed development of or manufactured any products to date.

     Next Level was incorporated in California on June 22, 1994. Next Level's executive offices are located at 6153 State Farm Drive, Rohnert Park, California 94928. Its telephone number at that address is (707) 588-5820.

     NEWCO. Newco, a California corporation, was recently organized by GI solely for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger Agreement. Its executive offices are located at 181 West Madison Street, Chicago, Illinois 60602, and the telephone number at that address is
(312) 541-5000.

     As used in this Prospectus/Consent Solicitation Statement, unless the context requires otherwise, "Next Level" means Next Level Communications, its predecessors and its subsidiaries and "GI" means General Instrument Corporation, its predecessors and its subsidiaries.

Solicitation of Written Consent of Shareholders of Next Level

     PURPOSE. The purpose of the solicitation of written consent of the shareholders of Next Level is to request approval of (i) the Merger Agreement, pursuant to which Newco will be merged with and into Next Level, resulting in Next Level becoming a wholly-owned subsidiary of GI, and (ii) the related Agreement of Merger to be filed with the California Secretary of State in order to effect the Merger (the "Agreement of Merger").

     Record Date and Required Vote. Pursuant to the CCC, any action that may be taken at an annual or special meeting of shareholders of a California corporation may be taken without a meeting if written consent setting forth the action to be taken is received from the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the consents of all shareholders entitled to vote are solicited in writing, such action may be taken immediately upon approval, without further notice.
Next Level is soliciting the written consent (the "Consent") of all shareholders of Next Level as of September __, 1995 (the "Record Date"), and, therefore, may consummate the Merger as soon as it has received Consents from shareholders holding a sufficient number of shares of Next Level Stock to approve the Merger.
The CCC and Next Level's Articles of Incorporation require the Merger to be approved by the affirmative vote of the holders of a majority of (i) the outstanding shares of Next Level Common Stock and Series A Preferred Stock, considered together as a single class, and (ii) the outstanding shares of Series A Preferred Stock, considered separately as a class. In addition, because shares of Founders Common Stock will be treated differently in the Merger from other shares of Next Level Common Stock (see "Terms of the
Merger -- Manner and Basis of Converting Shares"), Sections 1101 and 1101.1 of the CCC require that the Merger be approved unanimously by the holders of Next Level Common Stock unless the California Commissioner of Corporations approves the Merger following a fairness hearing (a "Fairness Hearing") pursuant to Section 25142 of the CCC. The management of Next Level has requested a Fairness Hearing to be held with respect to the Merger and intends to complete such Fairness Hearing unless the Merger is unanimously approved by the holders of shares of Next Level Common Stock. See "Consent of Shareholders of Next Level -- Consent Required."

     As of the Record Date, 6,727,000 shares of Next Level Common Stock and 6,032,000 shares of Series A Preferred Stock were outstanding. Directors and executive officers of Next Level, together with their affiliates, beneficially own 4,140,000 shares of Next Level Common Stock (61.5% of the total outstanding shares of Next Level Common Stock) and 3,432,000 shares of Series A Preferred Stock (56.9% of the total outstanding shares of Series A Preferred Stock). Of these shares, 1,032,000 shares of Series A Preferred Stock (17.1% of the total outstanding shares of Series A Preferred Stock) are held by a subsidiary of GI.

     Pursuant to the CCC, a Next Level shareholder who executes a Consent approving the Merger may revoke the Consent by a writing received by Next Level prior to the time that Consents representing the number of shares required to authorize the Merger have been received by Next Level. See "Consent of Shareholders of Next Level -- Revocation of Consents."

THE MERGER

     CONVERSION OF SHARES. Pursuant to the Merger Agreement, upon consummation of the Merger, Next Level will become a wholly-owned subsidiary of GI, and each share of Next Level Stock, other than shares of Founders Common Stock, will be converted into the right to receive that number of shares of GI Common Stock determined by dividing $7.00 by the GI Average Price, rounded to three decimal places. Shares of Founders Common Stock will be converted into the right to receive that number of shares of GI Common Stock (a portion of which will not be immediately freely transferable, as hereinafter described) determined by dividing $4.75 by the GI Average Price, rounded to three decimal places. See "Terms of the Merger -- Manner and Basis of Converting Shares." Shares of GI Common Stock issued in the Merger in exchange for shares of Next Level Common Stock (other than Founders Common Stock) that are subject to vesting restrictions will be subject to similar vesting restrictions after the Merger. See "-- Restricted Stock Agreements" below and "Terms of the Merger -- Restricted Stock Agreements."

     No fractional shares of GI Common Stock will be issued in connection with the Merger. Holders of Next Level Stock who would otherwise be entitled to receive a fraction of a share of GI Common Stock will receive from GI, upon compliance with the procedures for surrendering certificates representing shares of Next Level Stock hereinafter described, an amount of cash equal to the GI Average Price multiplied by the fraction of a share of GI Common Stock to which such holder would otherwise be entitled.

     EXERCISE OF OPTIONS AND WARRANTS. Pursuant to the Merger Agreement, shares of Next Level Stock issued upon the exercise of options and warrants and outstanding as of the Effective Time will be converted into the right to receive shares of GI Common Stock and/or cash in lieu of fractional shares as described above. See "Terms of the Merger -- Outstanding Options and Warrants to Purchase Next Level Stock."

     CLOSING; EFFECTIVE TIME OF THE MERGER. The closing in respect of the Merger (the "Closing") will occur as soon as possible (but in no event later than the third business day) following the satisfaction or waiver of all conditions set forth in the Merger Agreement unless another date is mutually selected by GI and Next Level (the "Closing Date"). See
"Terms of the Merger -- Conditions to the Merger." Simultaneously with the Closing, the Agreement of Merger, together with all required officers' certificates, will be filed with the office of the Secretary of State of the State of California. The Merger will become effective immediately upon such filing (the "Effective Time"). Assuming all other conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Time will occur immediately following approval of the Merger by Next Level shareholders. See "Terms of the Merger -- Effective Time of the Merger."

     EXCHANGE OF NEXT LEVEL STOCK CERTIFICATES. After the Effective Time, upon surrender to Chemical Bank (the "Exchange Agent") of certificates representing shares of Next Level Stock, holders thereof will be entitled to receive certificates representing the whole shares of GI Common Stock issued in exchange therefor and cash in lieu of any fractional share. Next Level shareholders who execute Restricted Stock Agreements (as defined below) will be required to deliver to the Surviving Corporation certificates representing unvested GI Common Stock received in the Merger, together with a duly signed stock power with respect thereto. In addition, the Surviving Corporation will hold as pledgee any shares of GI Common Stock issued in exchange for shares of Next Level Common Stock that have been pledged to Next Level as collateral for any outstanding loan from Next Level to any employee of Next Level (a "Next Level Employee"). See "Terms of the Merger -- Manner and Basis of Converting Shares."

     Conditions to the Merger; Termination and Amendment. Consummation of the Merger is subject to the satisfaction of various conditions. The Merger Agreement may be terminated prior to the Closing by the mutual written consent of GI and Next Level, unilaterally by GI or Next Level upon certain breaches by the other party or by GI or Next Level (if such party is not in material breach) if the Closing has not occurred by December 31, 1995 or such later date as the parties may agree to in writing. See "Terms of the Merger
- -- Conditions to the Merger" and "-- Termination or Amendment of Merger Agreement."

RESTRICTED STOCK AGREEMENTS

     Holders of Next Level Common Stock (other than the holders of Founders Common Stock) whose shares are subject to repurchase rights of Next Level will be asked to enter into restricted stock agreements with the Surviving Corporation (each, a "Restricted Stock Agreement"), pursuant to which the Surviving Corporation will be granted repurchase rights with respect to shares of GI Common Stock issued to such Next Level shareholders in the Merger, on the same terms and conditions as Next Level's repurchase rights existing prior to the Merger, except that the Restricted Stock
Agreements will provide, in the case of Next Level Employees, for full vesting upon death, disability or termination of employment without Cause (as defined in the Restricted Stock Agreement) and, in the case of certain other individuals, for accelerated vesting of a portion of the shares of GI Common Stock subject to such Restricted Stock

Agreements. GI believes that, in the absence of a Restricted Stock Agreement, Next Level's repurchase rights would continue to apply to GI Common Stock issued in the Merger in exchange for shares of Next Level Common Stock subject to such repurchase rights. See "Terms of the Merger -- Restricted Stock Agreements."

GRANT OF OPTIONS TO NEXT LEVEL EMPLOYEES

     As a condition to the consummation of the Merger, GI is required to issue to each Next Level Employee who holds Next Level Common Stock
(other than the Founders) an option to purchase one share of GI Common
Stock for each four shares of Next Level Common Stock held by such employee. Each option will have an exercise price equal to the fair market value of GI Common Stock on the Closing Date and will become exercisable based upon sales of Next Level through March 31, 2000, provided that the Next Level Employee holding the option executes a Restricted Stock Agreement, as described above. As a condition to the consummation of the Merger, GI is required to grant each Founder an option to purchase 1,000,000 shares of GI Common Stock which will become exercisable based on sales of Next Level through March 31, 2000, and an option to purchase 225,000 additional shares of GI Common Stock which will become exercisable 18 months after the Effective Time. See "Terms of the Merger -- Founders Option Agreements" and "-- Employee Option Agreements."

RECOMMENDATION OF NEXT LEVEL'S BOARD OF DIRECTORS

     Next Level's Board of Directors (the "Next Level Board") has authorized and approved the Merger Agreement and believes that the Merger is fair and in the best interests of Next Level and its shareholders. The Next Level Board recommends that shareholders of Next Level consent to the Merger Agreement, the related Agreement of Merger, and the Merger. For a discussion of the background of the Merger and the factors considered by the Next Level Board in reaching its decision to approve the Merger Agreement, see "The Merger and Related Transactions -- Background of the Merger" and "-- Next Level Reasons for the Merger."

FINANCIAL ADVISORS

     GI retained Volpe, Welty & Company to act as its financial advisor in connection with the Merger. Next Level retained Montgomery Securities to act as its financial advisor in connection with the Merger. No fairness opinion was requested by or delivered to the Next Level Board by Montgomery Securities prior to the Next Level Board's approval of the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Next Level has received an opinion from its counsel that the Merger will constitute a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Such opinion is subject to certain significant qualifications and assumptions and all of such assumptions are not entirely free from doubt. In addition, there is a risk that Next Level shareholders will be required to recognize significant income even if the Merger qualifies as a "reorganization." Accordingly, each Next Level shareholder should consult with his or her personal tax advisor regarding, among other things, the applicable federal, state and local income tax consequences of the Merger to such shareholder. See "Terms of the Merger -- Certain Federal Income Tax Considerations."

DISSENTERS' RIGHTS

     Holders of Next Level Stock as of the Record Date who do not execute a Consent approving the Merger may, under certain circumstances and by following procedures prescribed by the CCC, exercise dissenters' rights and receive cash for their shares of Next Level Stock in an amount equal to the fair value of such shares as determined pursuant to such procedures. The failure of a dissenting shareholder to follow the appropriate procedures may result in the termination or waiver of such rights. A Next Level shareholder who attempts to exercise dissenters' rights but fails to make a proper demand for payment or otherwise loses his or her status as a dissenting shareholder will be entitled to receive the same number of shares of GI Common Stock and/or cash payment in lieu of a fractional share that such shareholder would have received in the Merger if he or she had not attempted to exercise dissenters' rights. See "Terms of the Merger -- Dissenters' Rights." COMPARISON OF SHAREHOLDERS' RIGHTS

     The rights of shareholders of Next Level currently are governed by Next Level's Articles of Incorporation and Bylaws and by the CCC. At the Effective Time, the shareholders of Next Level (other than shareholders who validly exercise dissenters' rights) will become shareholders of GI, and their rights will be determined by GI's Certificate of Incorporation and Bylaws and by the Delaware General Corporation Law (the "DGCL"). See "Comparison of Rights of Holders of GI Common Stock and Holders of Next Level Stock."
PRO FORMA INFORMATION

     No pro forma information is presented herein since earnings per share and book value per common share of GI will not be materially affected as a result of the Merger. Next Level shareholders as of and for the year ended June 30, 1995 had a loss per share of $.63 and book value per common share of $1.20. Following the exchange of shares, a Next Level shareholder will have one GI share for approximately five shares it currently has of Next Level. As of and for the year ended December 31, 1994, book value per common share and earnings per share of GI was $5.54 and $2.01 (on a primary basis), respectively.

                            RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION REGARDING GI, NEXT LEVEL AND THE MERGER CONTAINED IN THIS PROSPECTUS/CONSENT SOLICITATION STATEMENT, THE FOLLOWING FACTORS
RELATING TO GI OR THE MERGER SHOULD BE CONSIDERED CAREFULLY BY HOLDERS OF NEXT LEVEL STOCK BEFORE CONSENTING TO THE AUTHORIZATION AND APPROVAL OF THE MERGER.

DEPENDENCE ON THE CABLE TELEVISION INDUSTRY AND CABLE TELEVISION CAPITAL
SPENDING

     Approximately 58% of GI's consolidated sales and approximately 69% of its operating income for the year ended December 31, 1994 came from sales of systems and equipment to the cable television industry. Demand for these products depends primarily on capital spending by cable television operators for constructing, rebuilding or upgrading their systems. The amount of this capital spending and, therefore, a majority of GI's sales and profitability, are affected by a variety of factors, including general economic conditions, access by cable television operators to financing, regulation of cable television operators and technological developments in the broadband communications industry. Capital spending in the cable television industry fell sharply in the middle of 1990 compared to 1989 and remained at a low level until it began to recover in mid-1992. Although GI believes that the constraining pressures on cable television capital spending have eased and that cable television capital spending has since increased, there can be no assurance that such increases will continue or that such increased level of cable television capital spending will be maintained. In addition, during 1993 and 1994, the Federal Communications Commission (the "FCC") adopted rules under the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), regulating rates that cable television operators may charge for lower tiers of service and generally not regulating the rates for higher tiers of service. Recently, the U.S. Senate and House of Representatives each passed legislation which may, over time, deregulate the cable television industry and allow for direct competition between traditional cable television operators and local telephone companies. Before such legislation can be enacted, the Senate and the House of Representatives must agree on a unified version, and it is uncertain when or if such version will be agreed upon. GI believes that the cable television industry continues to evaluate its capital spending plans based on these regulations and the potential new legislation. Accordingly, the economic impact of regulation on the cable television industry and GI is still uncertain.

     Although the domestic cable television industry is comprised of more than 11,200 cable systems, a small number of cable television operators own a majority of cable television systems and account for a majority of the capital expenditures made by cable television operators. Ten cable television operators accounted for approximately 34% of GI's consolidated sales for the year ended December 31, 1994. The loss of some or all of these cable television operators as customers could have a material adverse effect on the business of GI.

CERTAIN RESTRICTIONS UNDER THE CREDIT AGREEMENT OF GI DELAWARE

     The Credit Agreement (the "Credit Agreement") governing the outstanding bank indebtedness of General Instrument Corporation of Delaware, a Delaware corporation and GI's principal operating subsidiary ("GI Delaware"), contains restrictive financial and operating covenants, including restrictions on incurring indebtedness and liens, entering into any transaction to acquire or merge with any entity, making certain other fundamental changes, selling property, and paying dividends, and contains requirements that GI
Delaware maintain certain financial ratios and meet certain tests with respect to, among other things, minimum current ratio, net worth, leverage and interest coverage. GI has guaranteed the indebtedness of GI Delaware under the Credit Agreement.

     GI is a holding company with no operations or significant assets other than its investment in GI Delaware. As a result, GI's ability to pay dividends on GI Common Stock is dependent upon the ability of GI Delaware to pay cash dividends or make other distributions to GI. The Credit Agreement contains provisions which limit GI Delaware's ability to pay cash dividends or make other distributions to GI.

SIGNAL PIRACY

     The satellite television industry, in which the GI Communications Division is engaged, experienced illegal modification of the first generation VideoCipher II descrambling modules (which were sold until March 1991) for purposes of theft of programming (or "signal piracy"). In 1993, GI and several providers of premium programming completed a security upgrade program which GI believes has restored an acceptable level of security to the backyard satellite dish industry. However, there can be no assurance that there will not be unauthorized modification of descrambling modules or other methods of signal piracy in the future, which could have a material adverse effect on the business of GI.

COMPETITION

     GI's products and services compete with those of a substantial number of foreign and domestic companies, some with greater resources, financial or otherwise, than GI, and the rapid technological change occurring in GI's markets is expected to lead to the entry of new competitors. GI's ability to anticipate such changes and introduce enhanced products on a timely basis will be a significant factor in GI's ability to expand and remain competitive. Existing competitors' actions and new entrants may have an adverse impact on GI's operations. GI believes that it enjoys a strong competitive position due to its large installed cable television equipment base, its strong relationships with the major cable television operators, its technology leadership and new product development capabilities, and the likely need for compatibility of new technologies with currently installed systems. There can be no assurance, however, that competitors will not be able to develop systems compatible with, or that are alternatives to, GI's proprietary technology or systems.

NEW TECHNOLOGIES

     GI is entering a new competitive environment in which its success will be dependent upon numerous factors, including its ability to continue to develop appropriate technologies and successfully implement applications based on those technologies. There can be no assurance that technologies and applications will be successfully developed, or, if they are successfully developed, that they will be implemented by GI's traditional customers or that GI will otherwise be able to successfully exploit these technologies and applications.

INTERNATIONAL OPERATIONS; FOREIGN CURRENCY RISKS

     U.S. broadband system designs and equipment are increasingly being employed in international markets, where cable television penetration is low. However, there can be no assurance that international markets will continue to develop or that GI will receive additional contracts to supply its systems and equipment in international markets.

     A significant portion of GI's products are manufactured or assembled in Mexico, Taiwan (Republic of China), Ireland and other countries outside the United States. In addition, GI's sales of its equipment into international markets have grown. These foreign operations are subject to the usual risks inherent in situating operations abroad, including risks with respect to currency exchange rates, economic and political destabilization, restrictive actions by foreign governments, nationalization, the laws and policies of the United States affecting trade, foreign investment and loans, and foreign tax laws. GI's cost-competitive status relative to other competitors could be adversely affected if the Mexican peso, the New Taiwan dollar or other relevant currencies appreciate relative to the United States dollar.

SHARES ELIGIBLE FOR SALE

     Sales of substantial amounts of GI Common Stock in the public market under Rule 144 under the Securities Act or otherwise, or the perception that such sales could occur, may adversely affect prevailing market prices of GI
Common Stock. Sales by GI's principal stockholders in the future could adversely affect the market price of GI Common Stock and could impair GI's future ability to raise capital through an offering of its equity securities.

ENVIRONMENT

     GI is subject to various federal, state, local and foreign laws and regulations governing the use, discharge and disposal of hazardous materials. GI's manufacturing facilities are believed to be in substantial compliance with current laws and regulations. Compliance with current laws and regulations has not had, and is not expected to have, a material adverse effect on GI's financial condition. GI is also involved in remediation programs, principally with respect to former manufacturing sites, which are proceeding in conjunction with federal and state regulatory oversight.
In addition, GI is currently named as a "potentially responsible party" with respect to the disposal of hazardous wastes at seven hazardous waste sites located in four states.

     GI engages independent consultants to assist management in evaluating potential liabilities related to environmental matters. Management assesses the input from these independent consultants along with other information known to GI in its effort to continually monitor these potential liabilities. Management assesses its environmental exposure on a site-by-site basis, including those sites where GI has been named a potentially responsible party. Such assessments include GI's share of remediation costs, information known to GI concerning the size of the hazardous waste sites, their years of operation and the number of past users and their financial viability. Although GI estimates, based on assessments and evaluations made by management, that its exposure with respect to these environmental matters could be as high as $64 million, GI believes that the reserve for environmental matters of $45 million at December 31, 1994 is reasonable and adequate. However, there can be no assurance that the ultimate resolution of these matters will approximate the amount reserved.

     Based on the factors discussed above, capital expenditures and expenses for GI's remediation programs, and the proportionate share of the cost of the necessary investigation and eventual remedial work that may be needed to be performed at the sites for which GI has been named as a "potentially responsible party," are not expected to have a material adverse effect on GI's financial condition. GI's present and past facilities have been in operation for many years. Over that time in the course of those operations, GI's facilities have used substances which are or might be considered hazardous, and GI has generated and disposed of wastes which are or might be considered hazardous. Therefore, it is possible that additional environmental issues may arise in the future which GI cannot now predict.

INCOME TAX RISKS

     For federal income tax risks in connection with the Merger, see "Terms of the Merger -- Certain Federal Income Tax Considerations." Shareholders of Next Level are also urged to consult their own tax advisors as to the specific tax consequences to them as a result of the Merger.

                 MARKET PRICE DATA AND DIVIDENDS

     Neither Next Level Common Stock nor Series A Preferred Stock is traded on an established public market.

     GI Common Stock has been listed on the NYSE since June 10, 1992 under the symbol "GIC." The following table sets forth on a per share basis, as adjusted to give effect to a two-for-one stock split effected in the third quarter of 1994, the high and low sale prices for GI Common Stock as reported on the NYSE Composite Tape for the periods indicated.

                                                 Common Stock
                                                  Price Range
                                        --------------------------
                                           High              Low
                                        --------           -------
1993
     First Quarter.....................  $18.125           $11.625
     Second Quarter....................   20.563            12.813
     Third Quarter.....................   28.125            18.750
     Fourth Quarter....................   30.125            25.250
1994
     First Quarter.....................   30.875            21.500
     Second Quarter....................   31.625            21.250
     Third Quarter.....................   33.000            28.250
     Fourth Quarter....................   34.625            26.750
1995
     First Quarter.....................   36.250            25.625
     Second Quarter....................   39.250            30.500
     Third Quarter (through
       September 5, 1995)..............   41.625            32.500

     On September 5, 1995 (the date immediately preceding announcement of the Merger), the closing price of GI Common Stock as reported on the NYSE Composite Tape was $36.25. Shareholders of Next Level are urged to obtain a current market quotation for GI Common Stock.

     Since its organization in 1990, GI has not paid dividends on GI Common Stock, and it does not anticipate paying dividends in the future. As a holding company, the ability of GI to pay dividends will depend upon the receipt of dividends or other payments from GI Delaware. The Credit Agreement generally prohibits GI Delaware from declaring and paying dividends to GI, except that GI Delaware may pay dividends in an aggregate amount equal to the excess of the Consolidated Net Worth (as defined in the Credit Agreement) of GI and its subsidiaries at a specified date over the Consolidated Net Worth required to be maintained under the Credit Agreement as of such date, but in no event may the aggregate amount of dividends paid by GI Delaware (i) the proceeds of which are used by GI to pay dividends on GI Common Stock exceed $50 million in any fiscal year, or (ii) the proceeds of which are used by GI to purchase outstanding GI Common Stock exceed $150 million in any fiscal year. Any determination to pay cash dividends in the future will be at the discretion of GI's Board of Directors (the "GI Board") and will be dependent upon GI's results of operations, financial condition, contractual restrictions and other factors deemed relevant at that time by the GI Board.

             SELECTED CONSOLIDATED FINANCIAL DATA OF GI
                 (in millions except per share data)

     The following table presents selected consolidated financial data derived from the unaudited financial statements of GI as of and for the six months ended June 30, 1995 and 1994. For Selected Consolidated Financial Data for periods through December 31, 1994, see page 19 of GI's 1994 Annual Report to Stockholders attached hereto as Annex E. Selected Consolidated Financial
Data should be read in conjunction with GI's consolidated financial statements and the related notes thereto, which are included in the portions of GI's 1994 Annual Report to Stockholders attached hereto as Annex E and in GI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 attached hereto as Annex F, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein.



                                        Six Months Ended June 30,
                                        --------------------------
Statement of Operations Data:               1995           1994

Net sales                                  $1,220          $941
Cost of sales                                 834           637
Selling, general and administrative           123            85
Research and development                       71            53
Operating income                              180           154
Interest expense, net                          25            27
Income before cumulative effect of a
   change in accounting principle             111           105
Net income                                    111           103(A)
Weighted average shares outstanding           123           123

Primary earnings per share
before cumulative effect of a
   change in accounting principle (B)       $0.90         $0.85

Fully diluted earnings per share
before cumulative effect of a
   change in accounting principle (B)        0.82          0.81

                                               As of June 30,
                                        --------------------------
Balance Sheet Data:                         1995           1994

Working capital                              $292          $136
Property, plant and equipment, net            378           295
Total assets                                2,202         1,945
Long-term debt, including current maturities  738           850
Other non-current liabilities                 191           219
Stockholders' equity                          800           495

___________________
(A) Includes a cumulative effect charge of approximately $2 ($.01 per share) to reflect the adoption of Financial Accounting Standards Board Statement No. 112, "Employers' Accounting for Postemployment Benefits."
(B) On July 6, 1994, the GI Board declared a two-for-one split of GI's Common Stock, which was effected in the form of a 100% stock dividend on August 8, 1994. All share and per share data have been restated for all periods presented to reflect the stock split.

                SELECTED FINANCIAL DATA OF NEXT LEVEL
                 (in thousands except per share data)

     The selected financial data presented below as of and for the year ended June 30, 1995 was derived from the audited financial statements of Next Level included elsewhere herein, which have been audited by Deloitte & Touche llp, independent auditors, whose report expresses an unqualified opinion and includes an emphasis paragraph relating to Next Level's development stage and an explanatory paragraph relating to a litigation uncertainty.

     Next Level is a development stage company which commenced operations on July 1, 1994. Since inception, substantially all of the resources of Next Level have been devoted to the development and testing of systems and the establishment of infrastructures that will permit the future marketing of products. See Note 1 of Notes to Financial Statements of Next Level concerning factors related to the development stage of operations and Note 2 of Notes to Financial Statements of Next Level concerning the proposed acquisition of Next Level.


Statement of Operations Data:            Year Ended June 30, 1995
- -----------------------------            ------------------------
Net sales                                               $  -
Operating expenses                                     4,311
Loss from operations                                  (4,311)
Interest income                                         274
Net loss                                              (4,037)
Net loss per share of common stock                    ($ .63)

Balance Sheet Data:                         As of June 30, 1995
- -------------------                         -------------------
Working capital                                       $5,690
Furniture, fixtures, equipment and improvements, net   1,956
Total assets                                           8,261
Convertible preferred stock                           11,433
Common stock                                           2,140
Accumulated deficit                                   (4,037)
Shareholders' equity (A)                               7,647

____________________
(A) Includes a reduction of $1,565 related to unearned compensation and $323 related to shareholders' notes receivable issued in return for Next Level Common Stock.

               CONSENT OF SHAREHOLDERS OF NEXT LEVEL

GENERAL

     This Prospectus/Consent Solicitation Statement is being furnished to holders of Next Level Stock in connection with the solicitation by Next Level of Consents to the authorization and approval of the Merger.

     This Prospectus/Consent Solicitation Statement contains certain information set forth more fully in the Merger Agreement and the related forms of Employee Restricted Stock Agreement and form of Optionee
Restricted Stock Agreement attached hereto as Annexes A, B and C, respectively, and is qualified in its entirety by reference to such documents. The information contained in the Annexes to this Prospectus/Consent Solicitation Statement should be read carefully by each Next Level shareholder in formulating his or her decision with respect to the Merger.

RECORD DATE AND OUTSTANDING SHARES

     Shareholders of record of Next Level Stock at the close of business on the Record Date are entitled to authorize and approve the Merger Agreement and the Agreement of Merger. The Record Date is September __, 1995. On the Record Date, there were 100 Next Level shareholders of record and 6,727,000 shares of Next Level Common Stock and 6,032,000 shares of Series A
Preferred Stock issued and outstanding. Except for the shareholders identified herein under "Information Concerning Next Level -- Security Ownership of Certain Beneficial Owners and Management," on the Record Date there was no person known to the management of Next Level to be the beneficial owner of 5% or more of the outstanding shares of any outstanding class of Next Level Stock.

CONSENT REQUIRED

     The CCC and Next Level's Articles of Incorporation require that the Merger be approved by the affirmative vote of holders of a majority of (i) the outstanding shares of Next Level Common Stock and Series A Preferred Stock, considered together as a single class, and (ii) the outstanding shares of Series A Preferred Stock, considered separately as a class. In addition, because shares of Founders Common Stock will be treated differently in the Merger than other shares of Next Level Common Stock (see "Terms of the Merger -- Manner and Basis of Converting
Shares"), Sections 1101 and 1101.1 of the CCC require that the Merger be approved unanimously by the holders of Next Level Common Stock unless the California Commissioner of Corporations approves the Merger following a Fairness Hearing pursuant to Section 25142 of the CCC. The management of Next Level has requested a Fairness Hearing to be held with respect to the Merger and intends to complete such Fairness Hearing unless the Merger is unanimously approved by the holders of shares of Next Level Common Stock.

PROCEDURE

     Shareholders of Next Level who wish to approve the Merger should complete and sign a Consent and return it in the envelope provided to Cooley Godward Castro Huddleson & Tatum, counsel to Next Level, at One Maritime Plaza, 20th Floor, San Francisco, California 94111, Attn: Jodie M. Bourdet, Esq. as soon as possible, but in no event later than _________, 1995. Shareholders may also return Consents by facsimile to Cooley Godward et al., Attn: Jodie M. Bourdet, Esq., at (415) 951-3699.

REVOCATION OF CONSENTS

     Pursuant to the CCC, a Next Level shareholder who has executed a Consent approving the Merger or the shareholder's proxyholder, transferee or personal representative or the proxyholder of such transferee or personal representative, may revoke the Consent by a writing received by Next Level or Next Level's counsel at the address or facsimile number indicated above, prior to the time that Consents representing the number of shares required to authorize the Merger have been filed with the Secretary of

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Next Level.  Consents may not be revoked thereafter.  Such revocation will become effective upon its receipt by the Secretary of Next Level or counsel to Next Level at the address or facsimile number indicated above.

EXPENSES

     GI and Next Level will pay their own costs and expenses incurred incident to the negotiation, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.

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               THE MERGER AND RELATED TRANSACTIONS

BACKGROUND OF THE MERGER

     On February 27, 1995, Next Level and GI Delaware entered into (i) a Stock Purchase Agreement (the "GI Stock Purchase Agreement") pursuant to which GI Delaware purchased 1,032,000 shares of Series A Preferred Stock at approximately $6.30 per share, for a total purchase price of $6,500,000, and (ii) a Technical Cooperation Agreement (the "Technical Cooperation Agreement") providing for Next Level and GI Delaware to work cooperatively to develop technology to provide the network interfaces necessary for Next Level's NLevel3 product to deliver video signals. The Technical
Cooperation Agreement provides that it may be terminated by Next Level if the GI Purchase Option (as defined below) is terminated or expires unexercised.

     Under the GI Stock Purchase Agreement, GI Delaware had the right, but not the obligation, to purchase an additional 1,318,000 shares of Series A Preferred Stock (the "Second Round Shares") at a price of $6.50 per share, for a total purchase price of $8,567,000, during a specified time period commencing upon the satisfaction of certain conditions, including Next
Level's completion of certain technical testing with respect to the NLevel3 product. In addition, upon the completion of the purchase of the Second
Round Shares and the satisfaction of certain other conditions, GI Delaware had the right, but not the obligation, to initiate a process leading to the acquisition of Next Level by GI Delaware or another wholly-owned subsidiary of GI at a price to be agreed upon or determined by an appraisal process if no agreement could be reached (but in no event less than $7.00 per share) during the period from October 1, 1995 through March 31, 1996 (the "GI Purchase Option").

     On June 15, 1995, as contemplated by the GI Stock Purchase Agreement, Next Level performed a technical demonstration of certain capabilities of the NLevel3 product. On June 30, 1995, Next Level and GI Delaware entered into an amendment to the GI Stock Purchase Agreement in which they agreed, among other things, that (a) Next Level had satisfied all of the conditions precedent to GI Delaware's obligation to make an election whether or not to purchase the Second Round Shares, (b) GI Delaware would not have any right or obligation to purchase the Second Round Shares, (c) notwithstanding the applicable provisions of the GI Stock Purchase Agreement and the Technical Cooperation Agreement prior to the amendment, the parties' decision not to consummate the purchase of the Second Round Shares would not terminate the GI Purchase Option or entitle Next Level to terminate the Technical
Cooperation Agreement, and (d) the deadline for exercise by GI Delaware of the GI Purchase Option would be July 21, 1995. On July 21, 1995, Next Level and GI Delaware entered into a letter agreement extending the deadline for exercise of the GI Purchase Option to July 24, 1995.

     On July 24, 1995, Next Level and GI Delaware entered into a letter of intent in which GI Delaware stated its intention to acquire all of the capital stock of Next Level on substantially the terms set forth in the Merger Agreement, the parties stated their intentions to negotiate in good faith to enable the execution of a definitive agreement on or before August 24, 1995, and Next Level agreed that it would not, prior to August 24, 1995 (later extended to September 1, 1995), enter into any agreement relating to the sale or other disposition to any third party of its stock or assets (subject to limited exceptions) or conduct negotiations or discussions with respect thereto. The parties then began negotiations with respect to the Merger Agreement and related documents. On August 30, 1995, GI, Newco and Next Level entered into the Merger Agreement.

     GI has agreed to reimburse Next Level for certain costs and expenses in connection with certain legal proceedings described in "Information Concerning Next Level -- Business" below (collectively, the "DSC Litigation"). As of July 31, 1995, GI had paid directly, or reimbursed Next Level for, costs and expenses of the DSC Litigation in the approximate amount of $465,400. GI has also agreed to enter into the Founders Indemnification Agreements (as defined in "Terms of the Merger -- Indemnification").

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GI REASONS FOR THE MERGER

     The GI Board approved the terms of the Merger Agreement at a meeting held on August 30, 1995. The GI Board believes that the consummation of the Merger is in the best interests of GI.

     In arriving at its decision to approve the Merger Agreement, the GI Board considered a number of factors, including: the sales potential of the products being developed by Next Level; the potential for Next Level's business to provide access for GI to new markets in which GI has not previously been engaged; the potential for Next Level's products to enable GI to respond to its customers' needs for switched digital video solutions; and the extent to which Next Level's business provides synergies with GI's existing lines of business.
NEXT LEVEL REASONS FOR THE MERGER

     The Next Level Board approved the terms of the Merger Agreement at a meeting held on August 30, 1995. The vote was unanimous, except that Richard
S. Friedland, a director of Next Level who is the Chief Executive Officer of GI, abstained from such vote. The Next Level Board believes that the terms of the Merger are fair to and in the best interests of Next Level's shareholders and recommends that Next Level's shareholders vote for approval and adoption of the Merger Agreement and the related matters set forth in the Consent.

     In arriving at its decision to approve the Merger Agreement, the Next Level Board considered a number of factors, including: the leveraging of Next Level's expertise in the design of broadband access systems by its combination with GI's experience and capabilities in the design and manufacture of products in the broadband communications systems and equipment market; the enhanced ability of Next Level to compete in the worldwide broadband communications systems and equipment market; the significant increase in financial, marketing and development resources for Next Level; and the increased liquidity and attractive return on investment to Next Level's shareholders.

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                            TERMS OF THE MERGER
The following summary description of certain provisions of the Merger
Agreement does not purport to be complete and is qualified by reference to the Merger Agreement, which is attached hereto as Annex A.
Effective Time of the Merger
Pursuant to the Merger Agreement, the Closing will occur on a date as soon as practicable (but in any event no later than the third business day) after the satisfaction or waiver of the conditions to the Closing set forth in the Merger Agreement, unless another date is mutually selected by GI and Next Level. Concurrently with the Closing, the Agreement of Merger, together with all required officers' certificates, will be filed with the office of the
Secretary of State of the State of California. The Merger will become effective immediately upon such filing. It is anticipated that if all the other conditions to the Closing have been satisifed or waived, the
Effective Time will occur immediately following approval of the Merger by the shareholders of Next Level.
Manner and Basis of Converting Shares
Pursuant to the Merger Agreement, at the Effective Time, Next Level will become a wholly-owned subsidiary of GI and shares of Next Level Stock outstanding at the Effective Time will be converted into the right to receive shares of GI Common Stock.  Each share of Next Level Stock, other than shares of Founders Common Stock, will as a result of the Merger be converted into the right to receive that number of shares of GI Common Stock determined by dividing $7.00 by the GI Average Price, rounded to three decimal places.  GI Delaware currently owns
1,032,000 shares of Series A Preferred Stock, which will be exchanged for GI Common Stock in the Merger. Shares of GI Common Stock issued in the Merger in exchange for shares of Next Level Common Stock (other than Founders Common Stock) that are subject to vesting restrictions will be subject to similar vesting restrictions following the Merger. See "-- Restricted Stock Agreements." Each share of Founders Common Stock will as a result of the Merger be converted at the Effective Time into the right to receive that number of shares of GI Common Stock determined by dividing $4.75 by the GI Average Price, rounded to three decimal places.  Approximately
21% of the shares received in exchange for shares of Founders Common Stock will be subject to vesting restrictions that provide that such shares will become freely transferable by the holders thereof automatically, and without any condition other than the passage of time, on the date that is the 18-month anniversary of the Effective Time.
Each share of Common Stock, no par value, of Newco will as a result of the Merger be converted at the Effective Time into one share of Common Stock, no par value, of Next Level as the Surviving Corporation.
No fractional shares of GI Common Stock will be issued in connection with the Merger; in lieu thereof, holders of Next Level Stock who would otherwise be entitled to receive a fraction of a share of GI Common Stock will receive from GI an amount in cash equal to the GI Average Price multiplied by the fraction of a share of GI Common Stock to which such holder would otherwise be entitled.
In lieu of receiving shares of GI Common Stock upon conversion of shares of Next Level Stock, Next Level shareholders may elect to exercise dissenters' rights and to receive cash for their shares of Next Level Stock in an amount equal to the fair value of such stock as determined pursuant to procedures prescribed by the CCC. Shares of Next Level Stock which are held by a shareholder of Next Level as of the Record Date who has complied with the procedures for the exercise of dissenters' rights as set forth in the CCC will not be converted into or be exchangeable for the right to receive GI Common Stock unless and until such shareholder has failed to perfect, or has effectively withdrawn or lost the right to exercise,
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dissenters' rights under the CCC.  If such shareholder fails to perfect or effectively withdraws or loses the right to exercise dissenters' rights, such shareholder's shares of Next Level Stock will thereupon be deemed to have been converted into and to have become exchangeable for the right to receive as of the Effective Time the number of shares of GI Common Stock and/or cash payment in lieu of any fractional share that such Next Level shareholder would have received in the Merger if he or she had not attempted to exercise dissenters' rights.  See "-- Dissenters' Rights."
As soon as practicable after the Effective Time, each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Next Level Stock (the "Certificates") may surrender such Certificates with appropriate letters of transmittal to the Exchange Agent. Upon the surrender of a Certificate, together with a duly executed letter of transmittal, the holder of such Certificate will be entitled to receive a certificate for the number of shares of GI Common
Stock and/or cash in lieu of a fractional share to which such holder is entitled pursuant to the provisions of the Merger Agreement and the
Certificate so surrendered will be canceled.
Until a Certificate has been surrendered to the Exchange Agent, such Certificate will be deemed at any time after the Effective Time to represent the right to receive upon such surrender a certificate for the number of shares of GI Common Stock and/or cash in lieu of a fractional share to which such holder is entitled under the Merger Agreement. No interest will be paid or will accrue on any cash amount payable upon surrender of any
Certificate.
All GI Common Stock delivered upon the surrender for exchange of shares of
Next Level Stock will be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Next Level Stock.  At the
Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Next
Level Stock that were outstanding immediately prior to the Effective Time.
If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged for shares of GI Common Stock and/or cash in lieu of a fractional share as provided in the Merger Agreement.
Next Level Employees who execute Restricted Stock Agreements will be required to deliver certificates representing unvested GI Common Stock to the Surviving Corporation, together with a duly executed stock power with respect thereto, and the Secretary of the Surviving Corporation, as escrow agent, will hold all such certificates and stock powers so long as such shares remain unvested. In addition, the Surviving Corporation will hold as pledgee any shares of GI Common Stock issued in exchange for shares of Next Level
Common Stock that have been pledged to Next Level as collateral for any outstanding loan from Next Level to a Next Level Employee.
Outstanding Options and Warrants to Purchase Next Level Stock
Pursuant to the Merger Agreement, shares of Next Level Stock received upon the exercise of options and warrants and outstanding as of the Effective
Time will be converted into the right to receive shares of GI Common Stock and/or cash in lieu of fractional shares as described in the preceding section.  As the date of this Prospectus/Consent Solicitation Statement, there were outstanding options to purchase 150,000 shares of Next Level
Common Stock and warrants to purchase 240,000 shares of Series A Preferred
Stock.
Effect of the Merger
Upon consummation of the Merger, Newco will cease to exist as a corporation and all of the business, assets and liabilities of Newco will be merged into Next Level as the Surviving Corporation.
At the Effective Time, (a) the Merger will have the effects specified by applicable law, including, without limitation, the CCC; (b) the Surviving Corporation will amend and restate its Articles of Incorporation so that they are identical to the Articles of Incorporation of Newco immediately prior to the 22
Effective Time (except that the name of the Surviving Corporation will be
"Next Level Communications"); (c) the Surviving Corporation will adopt Bylaws identical to the Bylaws of Newco immediately prior to the Effective Time (except that the name of the Surviving Corporation will be "Next Level Communications"); (d) the directors of Newco immediately prior to the
Effective Time will be the directors of the Surviving Corporation; and (e)
the officers of Newco immediately prior to the Effective Time will be the officers of the Surviving Corporation. Additional directors will be appointed to the Surviving Corporation's Board of Directors effective as of the
Effective Time.
Conduct of Next Level's Business Prior to the Effective Time
Pursuant to the Merger Agreement, Next Level has agreed that it will use its best efforts to satisfy or cause to be satisfied all conditions precedent set forth in Section 8 of the Merger Agreement, to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated, to obtain all consents and regulatory approvals necessary for the consummation of the Merger and such other transactions and to allow the Surviving Corporation to carry on Next Level's business after the Effective Time.
Next Level has agreed to advise GI promptly in writing of any event occurring subsequent to the date of the Merger Agreement and prior to the Effective Time that would render any representation or warranty of Next
Level contained in the Merger Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and of any material breach by Next Level of any of its covenants or agreements contained in the Merger Agreement. Next Level has agreed to provide GI with an unaudited balance sheet, statement of operations and statement of cash flows for each monthly accounting period from the date of the Merger Agreement until the Effective Time. In addition, Next Level has agreed to allow GI and its agents full access to its files, books, records, offices and properties during such time period.
Next Level has also agreed that, until the Effective Time, it will continue to conduct its business and maintain its business relationships in the ordinary course. Among other limitations relating to the conduct of its business, Next Level has agreed that it will not, without the prior written consent of GI:
(a) issue any note, bond, or other debt security or create, incur, assume or guarantee any indebtedness or other obligation for borrowed money; (b) enter into any material transaction not in the ordinary course of business; (c) encumber or permit to be encumbered any of its assets except for mechanics' liens, rights of lessors of equipment and similar types of encumbrances in the ordinary course of business; (d) dispose of any material portion of its assets except for sales to customers in the ordinary course of business;
(e) enter into any material lease or material contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business; (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained prior to the date of the Merger Agreement, subject only to ordinary wear and tear; (g) enter into, adopt, modify or amend any written employment agreement or pay or commit to pay any bonus, increased salary or special remuneration to any officer, employee or consultant, except for (i) bonuses paid with respect to 1995 performance to Next Level Employees or consultants other than the Founders, in amounts determined in good faith by the Next Level Board, consistent with past practice and previously disclosed to GI in writing and approved by GI and (ii) compensation pursuant to existing arrangements previously disclosed in writing to GI; (h) take any action with respect to the grant of any severance or termination pay to any employees or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date of the Merger Agreement and applicable to Next Level Employees; (i) except as required by generally accepted accounting principles, change its accounting methods;
(j) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or
otherwise acquire any of its capital stock, except for repurchases of unvested stock from terminated employees or consultants pursuant to existing repurchase rights; (k) amend or terminate any material contract, agreement or license to which it is a party; (l) lend any amount to any person or entity, other than reasonable advances for relocation, travel and expenses that are incurred in the ordinary course of business and do not exceed $150,000 in the aggregate;
(m) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business; (n) issue or sell any shares of its capital stock of any class (except upon exercise of warrants to purchase shares of Series
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A Preferred Stock, conversion of Series A Preferred Stock into Next Level
Common Stock or the exercise of options to purchase shares of Next Level Common Stock outstanding on the date of the Merger Agreement), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security (other than as contemplated by the Merger Agreement); (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities; (p) merge, consolidate or reorganize with, or acquire the securities or assets of, any entity; (q) amend its Articles of Incorporation or Bylaws; (r) license any of its intellectual property rights to any affiliated or unaffiliated third party; (s) agree to any audit assessment by any tax authority; (t) change any insurance coverage or issue any certificates of insurance; or (u) commit to do any of the foregoing.
Next Level has also agreed that, from the date of the Merger Agreement until the termination thereof, Next Level and its officers, directors, employees and other agents will not, directly or indirectly, take any action to solicit or initiate any offer or proposal for, or any indication of interest in, a merger or other business combination involving Next Level or the acquisition of any equity interest in, or a substantial portion of the assets of, Next Level (an "Acquisition Proposal"). In addition, during the same time period, Next Level and its officers, directors, employees or other agents will not directly or indirectly engage in negotiations with or disclose any nonpublic information relating to Next
Level or afford access to the properties, books or records of Next Level to any person that Next Level has reasonable grounds to believe may be considering making, or has made, an Acquisition Proposal, unless otherwise required in accordance with the fiduciary duties of the Next Level Board under applicable law as advised in writing by special counsel to Next Level.
Prior to the Effective Time, Next Level will terminate certain information, inspection, registration and other rights granted to holders of Series A Preferred Stock and will terminate certain stock agreements with the Founders. Covenants of GI
GI has agreed that it will use its best efforts to satisfy or cause to be satisfied all conditions precedent set forth in Section 7 of the Merger Agreement and to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated.  GI has also agreed to use its best efforts to obtain all consents and regulatory approvals necessary to allow the consummation of the Merger and such other transactions and to cause the shares of GI Common Stock to be issued pursuant to the Merger to be authorized for listing on the NYSE.
In addition, GI has agreed that it will promptly notify Next Level in writing of any event occurring subsequent to the date of the Merger Agreement that would render any representation or warranty of GI contained in the Merger Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and of any material breach by
GI of any of its covenants or agreements contained in the Merger Agreement.
GI has also agreed, after the Effective Time, not to take any action that would cause the Merger to no longer be treated as a "reorganization"
pursuant to Section 368(a)(2)(E) of the Code.
Conditions to the Merger
The respective obligations of Next Level and GI to effect the Merger are subject to the following conditions: (a) that the principal terms of the Merger Agreement and the Merger shall have been approved by the shareholders of Next Level in accordance with Next Level's Articles of Incorporation and Bylaws and the CCC; (b) that no temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state
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court or other governmental entity; and (c) that the Registration Statement shall have become effective under the Securities Act and that no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect and no proceeding for such purpose shall have been commenced.
The obligations of Next Level to consummate the Merger are additionally subject to the following conditions: (a) that GI shall have executed and delivered the Founders Indemnification Agreements (as defined below); (b)
that GI shall have executed and delivered the Founders Option Agreements and the Employee Option Agreements (as defined below) and there shall be in effect a registration statement on Form S-8 under the Securities Act covering the shares of GI Common
Stock issuable upon the exercise of the stock options granted pursuant to such agreements; and (c) that holders of less than 1% of the total number of outstanding shares of Next Level Stock will be eligible to perfect dissenters' rights under the CCC.
The obligations of GI to consummate the Merger are additionally subject to the following conditions: (a) that the number of shares of Next Level Common Stock and Series A Preferred Stock outstanding immediately prior to the Merger shall be no greater than 6,877,000 and 6,272,000, respectively; (b) that all outstanding options and warrants to purchase shares of Next Level Stock have been exercised; and (c) that GI shall have received consent to the
Merger of the banks that are parties to the Credit Agreement.
Termination or Amendment of Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective
Time by the mutual written consent of GI and Next Level.  The Merger
Agreement may also be terminated (a) by Next Level if there has been a breach by GI of any of its representations or warranties or covenants set forth in the Merger Agreement which has or can reasonably be expected to have a material adverse effect on the business, properties or prospects of
GI and which has not been cured within 30 days of the date on which notice of such breach is first given to GI or which is not capable of being cured prior to the Closing Date; (b) by Next Level if all of the conditions precedent to Next Level's obligations pursuant to Section 7 of the
Merger Agreement have not been satisfied or waived on or before December 31, 1995 other than as a result of a breach of the Merger Agreement by Next
Level; (c) by GI if there has been a breach by Next Level of any of its representations or warranties or covenants set forth in the Merger
Agreement which has or can reasonably be expected to have a material adverse effect on the business, properties or prospects of Next Level and which has not been cured within 30 days of the date on which notice of such breach is first given to Next Level or which is not capable of being cured prior to the Closing Date; (d) by GI if all of the conditions precedent to
GI's obligations pursuant to Section 8 of the Merger have
not been satisfied or waived on or prior to December 31, 1995 other than as a result of a breach of the Merger Agreement by GI; or (e) by either GI or Next Level if a permanent injunction or other order by any federal or state court or governmental entity that would make illegal or otherwise restrain or prohibit the consummation of the Merger has been issued and has become final and nonappealable.
In the event that the Merger Agreement is terminated by either Next Level or
GI pursuant to the provisions described above, neither party will have any further obligation or liability to the other party other than the obligations contained in a mutual non-disclosure agreement between the parties and any liability resulting from any breach of the Merger Agreement. Any term or provision of the Merger Agreement may be amended, and the observance of any term of the Merger Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. Notwithstanding any rights that may be created in any third party under the terms of the Merger Agreement, no such amendment or waiver will require the consent of such third party to be effective.
The Merger Agreement may be amended by GI and Next Level at any time before or after it is approved by the shareholders of
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Next Level, but, after such approval, no amendment shall be made that under applicable law requires the further approval of the shareholders of Next Level without such further approval being obtained.
Indemnification
The Merger Agreement provides that GI will cause the Surviving Corporation to keep in effect provisions in its Articles of Incorporation and Bylaws providing for the exculpation of director and officer liability and indemnification of each person who was entitled to the benefit of the indemnification provisions set forth in Next Level's Articles of Incorporation and Bylaws as of the date of the Merger Agreement (the "Indemnified Parties") and will not amend such provisions except as required by applicable law or to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.
GI has also agreed, pursuant to the Merger Agreement, to enter into an indemnification agreement with each of the Founders (each, a "Founders Indemnification Agreement"), pursuant to which GI will indemnify each of the Founders with respect to their activities relating to Next Level and the Surviving Corporation, including with respect to the DSC Litigation.
Restricted Stock Agreements
The following summary description of certain provisions of the Restricted
Stock Agreements does not purport to be complete and is qualified by reference to the forms of Restricted Stock Agreements, which are attached hereto as Annexes B and C.
Repurchase Rights.  Each Next Level shareholder (other than holders of
Founders Common Stock) who holds Next Level Common Stock that is subject to repurchase rights of Next Level pursuant to certain Stock Purchase Agreements between Next Level and such shareholders (the "Next Level Stock Purchase Agreements") will be asked to enter into a Restricted Stock Agreement with the Surviving Corporation, pursuant to which such shareholder will grant to the Surviving Corporation, with respect to shares of GI Common Stock issued in the Merger in exchange for such shares of Next Level Common Stock, repurchase rights (the "Repurchase Rights") on the same terms and conditions as those set forth in the Next Level Stock Purchase Agreements, subject to certain modifications described below. The Repurchase Rights generally will permit the repurchase of shares of GI Common Stock by the Surviving Corporation at the price paid for the shares by the Next Level shareholder upon a termination of employment (or, in the case of consultants, when a consultant ceases to render periodic services to the Surviving Corporation).
Shares of GI Common Stock issued in the Merger in exchange for shares of Next Level Common Stock that have ceased to be subject to the Repurchase Rights (i.e., have fully vested) prior to the Effective Time under the terms of the Next Level Stock Purchase Agreements will not be subject to the Surviving Corporation's Repurchase Rights under the Restricted Stock Agreements. In the case of Next Level Employees, the remaining shares of GI Common Stock issued in the Merger in exchange for shares of Next Level Common Stock subject to the Next Level Stock Purchase Agreements will cease to be subject to the Repurchase Rights in accordance with the same schedule that would have been applicable to the shares of Next Level Common Stock for which such shares of GI Common Stock were exchanged had the Merger not occurred, except that (a) the Restricted Stock Agreements with the Surviving Corporation, unlike the Next Level Stock Purchase Agreements, will provide that all shares held by Next Level Employees will cease to be subject to the Surviving Corporation's Repurchase Rights upon death, disability or termination of employment without Cause (as defined in the Restricted Stock Agreements) and (b) in the case of certain Next Level Employees, the vesting of a portion of the shares of GI Common Stock subject to the Surviving Corporation's Repurchase Rights will be accelerated.
In the case of Next Level shareholders who acquired shares of Next Level
Common Stock upon exercise of stock options, the Restricted Stock Agreements with the Surviving Corporation will provide that 40% of the shares of GI Common Stock received by such shareholders will cease to be subject to the
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Surviving Corporation's Repurchase Rights immediately at the Effective Time.
The remaining 60% of such shares will cease to be subject to the Repurchase Rights in accordance with the schedule set forth in the Next Level Stock Purchase Agreements (with no additional shares ceasing to be subject to the Repurchase Rights until such time as the 40% of such shares that were not subject to the Repurchase Rights at the Effective Time would otherwise have ceased to be subject to the Repurchase Rights).
GI believes that, if any Next Level shareholder who is party to a Next Level Stock Purchase Agreement does not enter into a Restricted Stock Agreement with the Surviving Corporation, upon the consummation of the Merger, the terms of the Next Level Stock Purchase Agreement, including the Repurchase Rights granted thereunder, will remain in full force and effect with respect to shares of GI Common Stock issued in the Merger in exchange for shares of Next Level Common Stock subject to such rights. Such Repurchase Rights would not be subject to full or accelerated vesting in certain circumstances.
Restrictions on Transfer. Next Level shareholders may not transfer, assign, encumber or otherwise dispose of any of the shares of GI Common Stock which are subject to the Surviving Corporation's Repurchase Rights under the Restricted Stock Agreements. Upon issuance, the certificates for such shares of GI Common Stock issued in the Merger will be held by the Surviving Corporation until the shares cease to be subject to the Repurchase Rights. Next Level shareholders will be required to execute and deliver a stock power with respect to such deposited certificate.
Continuation of Pledge. The Surviving Corporation will hold as pledgee any shares of GI Common Stock issued in exchange for shares of Next Level Common Stock that have been pledged to Next Level as collateral for any outstanding loan from Next Level to a Next Level Employee, regardless of whether such shares are vested or unvested pursuant to a Restricted Stock Agreement. Founders Option Agreements
The following summary description of certain provisions of the Founders
Option Agreement does not purport to be complete and is qualified by reference to the form of Founders Option Agreement, which is attached hereto as Exhibit 7.4(a) to the Merger Agreement in Annex A.
Grant of Founders Options. As a condition to the consummation of the Merger, GI is required to enter into a Founders Option Agreement with each Founder (each, a "Founders Option Agreement") pursuant to the GI 1993 Long-Term Incentive Plan. Under the Founders Option Agreements, GI will grant to each Founder the option (each, a "Founders Option") to purchase up to 1,225,000 shares of GI Common Stock, 225,000 shares of which are referred to as "Fixed Shares" and 1,000,000 shares of which are referred to as "Contingent Shares." Exercise Price and Duration. The exercise price per share at which each Founders Option will be exercisable will be the Fair Market Value (as defined in the GI 1993 Long-Term Incentive Plan) of GI Common Stock on the Closing Date. The Founders Options will be exercisable for a period of ten years from the Closing Date (the "Exercise Term"), unless they are earlier terminated as described below.
Exercisability of Founders Options. Each Founders Option will become exercisable to purchase all 225,000 of the Fixed Shares on the 18-month anniversary of the Closing Date. A portion of each Founders Option will become exercisable with respect to the Contingent Shares quarterly based on sales of Next Level for that quarter. The Founders Option would be fully exercisable with respect to the Contingent Shares if Next Level's sales were to reach $450 million on or before March 31, 2000. The Founders Options will not become exercisable with respect to any additional Contingent Shares based on Next Level's sales after March 31, 2000. Each Founders Option will become exercisable, with respect to any Contingent Shares as to which it is not yet exercisable, 30 days prior to the end of the Exercise Term, provided that the Founder remains an employee of GI or a subsidiary of GI at that time.
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Termination of Employment.  If a Founder voluntarily terminates his employment with GI or any subsidiary of GI prior to the 18-month anniversary of the Closing Date, the Founders Option will terminate and expire with respect to the Fixed Shares. If a Founder voluntarily terminates his employment with GI or any subsidiary of GI after the 18-month anniversary of the Closing Date, the Founders Option will remain exercisable with respect to the Fixed Shares for 30 days after termination. If a Founder's employment with GI or any subsidiary of GI terminates for any other reason, including, without limitation, by reason of death, disability, retirement or termination by GI with or without Cause (as defined in the Founders Option Agreement), the Founders Option will vest with respect to the Fixed Shares and will be exercisable until the expiration of the Exercise Term, except that if GI or a subsidiary of GI terminates such Founder's employment for Cause, the Founders Option will be exercisable with respect to the Fixed Shares until the later of 30 days after the 18-month anniversary of the Closing Date or 30 days after such termination for Cause. With respect to the Contingent Shares, if a Founder voluntarily terminates his employment with GI or any subsidiary of GI, or if GI or any subsidiary of GI terminates a Founder's employment for Cause, the Founder may exercise the Founders Option within 30 days after such termination with respect to only those Contingent Shares as to which the Founders Option was then exercisable. At the end of such 30-day period, the Founders Option will terminate and expire with respect to all Contingent Shares. If a Founder's employment terminates for any reason other than a voluntary termination or a termination for Cause, including, without limitation, by reason of death, disability, retirement or termination by GI without Cause, the Founders Option will continue to become exercisable based on sales of Next Level as described above. However, if GI or a subsidiary of GI terminates the Founder's employment without Cause, the Founders Option will become exercisable immediately upon such termination with respect to an aggregate of 500,000 Contingent Shares.
Special Provision Regarding Voluntary Termination. If a Founder voluntarily terminates his employment with GI or any subsidiary of GI after the 18-month anniversary of the Closing Date, such Founder may enter into an agreement (a "Consulting and Noncompetition Agreement") with GI or a subsidiary of GI, which shall provide for (i) nominal services consistent with those performed by the Founder during his employment, (ii) a reasonable covenant not to compete, (iii) a term coterminous with the Exercise Term, (iv) earlier termination by the Founder at any time, and (v) earlier termination by GI only upon a breach of the agreement by the Founder. Solely for the purposes of determining the vesting schedule of the Founders Options, the effective date of a Founder's termination of employment will be deemed to be the date of termination of the Consulting and Noncompetition Agreement.
Change of Control. In the event of a Change of Control (as defined in the Founders Option Agreement) the Founders Options will become immediately and fully exercisable.
Employee Option Agreements
The following summary description of certain provisions of the Employee
Option Agreements does not purport to be complete and is qualified by reference to the form of Employee Option Agreement, which is attached hereto as Exhibit 7.4(b) to the Merger Agreement in Annex A.
Grant of Employee Options. As a condition to the consummation of the Merger, GI is required to enter into stock option agreements with certain Next Level Employees (each, an "Employee Option Agreement") pursuant to the GI 1993 Long-Term Incentive Plan. GI will grant to each such employee (each, an "Employee Grantee") an option (the "Employee Option") to purchase a number of shares of GI Common Stock specified in the Merger Agreement, which, in the case of Employee Grantees holding Next Level Common Stock, will be one share of GI Common Stock for each four shares of Next Level Common Stock held by the Employee Grantee.
Exercise Price and Duration. The exercise price per share at which the Employee Options will be exercisable will be the Fair Market Value (as defined in the GI 1993 Long-Term Incentive Plan) of the GI
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Common Stock on the Closing Date. The Employee Options will be exercisable for the Exercise Term, unless they are terminated earlier as described below. Exercisability of Employee Options. A portion of each Employee Option will become exercisable based on sales of Next Level through March 31, 2000. The Employee Options will become exercisable quarterly based on sales of Next Level for that quarter. The Employee Option would be fully exercisable if Next Level's sales were to reach $450 million on or before March 31, 2000. Employee Options will not become exercisable with respect to any additional shares of GI Common Stock based on Next Level's sales after March 31, 2000. Each Employee Option will become exercisable, with respect to any shares as to which it is not yet exercisable, 30 days prior to the end of the Exercise Term, provided that the Employee Grantee remains an employee of GI or a subsidiary of GI at that time. No Employee Option granted to an Employee Grantee holding shares of Next Level Common Stock will become exercisable, regardless of the level of sales of Next Level, unless the Employee Grantee holding such option enters into a Restricted Stock Agreement with the Surviving Corporation as described above.
Termination of Employment. If an Employee Grantee voluntarily terminates his or her employment with GI or any subsidiary of GI or if GI or any subsidiary of GI terminates an Employee Grantee's employment for Cause (as defined in the Employee Option Agreement), the Employee Grantee may exercise the Employee Option for 30 days after such termination only with respect to those shares as to which the Employee Option was then exercisable. If the Employee Grantee's employment terminates for any reason other than a voluntary termination or a termination for Cause, including, without limitation, by reason of death, disability, retirement or termination by GI without Cause, the Employee Option will become exercisable according to the vesting schedule described above.
Change of Control. In the event of a Change of Control (as defined in the Employee Option Agreement) the Employee Options will become immediately and fully exercisable.
Resales of GI Common Stock
The shares of GI Common Stock issuable to shareholders of Next Level pursuant to the Merger have been registered under the Securities Act pursuant to the Registration Statement. It is anticipated, and it is a condition to each of the parties' obligations to effect the Merger, that such shares will be approved for listing, upon official notice of issuance, on the NYSE. Such shares may be traded freely by those shareholders not deemed to be
"affiliates" of Next Level pursuant to Rule 145 under the Securities Act
("Rule 145") or "affiliates" of GI pursuant to Rule 144 under the Securities Act ("Rule 144"). The term "affiliate" will generally include each person who controls, is controlled by or is under common control with, or is a member of a group that controls, is controlled by or is under common control with, Next Level immediately prior to the Effective Time or GI after the Effective Time, as the case may be. Executive officers, directors and 10% shareholders of Next Level may be considered affiliates of Next Level.
Rule 145 will restrict the sale of GI Common Stock received in the Merger and beneficially owned by those shareholders who are deemed to be affiliates of Next Level and certain of their family members and other related parties. Such affiliates, provided they are not affiliates of GI at or following the Effective Time, may publicly resell GI Common Stock received by them in the Merger subject to certain limitations, principally as to, among other things, the number of shares and the manner of sale, during the two years following the Effective Time. Generally, sales of such shares will be limited during any three-month period to the greater of 1% of the number of shares of GI Common Stock outstanding or the average weekly trading volume of GI Common Stock over the four-week period prior to the filing of the required notice of sale. After this two-year period, affiliates may resell their shares without restriction so long as there is adequate current public information with respect to GI as required by Rule 145. Persons who become affiliates of GI prior to, at or after the Effective Time may publicly resell the GI Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144. Affiliates also would be permitted to resell GI Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the
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Securities Act registration requirements.  This Prospectus/Consent
Solicitation Statement does not cover any resales of GI Common Stock received in the Merger by persons who may be deemed to be affiliates of GI or Next Level.
Certain Federal Income Tax Considerations
The following discussion summarizes the material federal income tax considerations associated with the Merger that are applicable to holders of Next Level Stock. This discussion reflects the opinion of counsel attached as
Exhibit 8 to the Registration Statement of which this Prospectus/Consent Solicitation Statement is a part (the "Opinion"). The Opinion includes an opinion to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code (a "Reorganization"). The Opinion, which is based on certain assumptions as noted in the Opinion, was delivered by Cooley Godward Castro Huddleson & Tatum ("Cooley Godward"), counsel to Next Level.
Next Level shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Next Level shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the Code's alternative minimum tax provisions, who are foreign persons or who acquired their Next Level capital stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger) including, without limitation, the grant of employee options in connection with the Merger or the exercise of options or rights to purchase Next Level capital stock in anticipation of the Merger. Finally, no foreign, state or local tax considerations are addressed herein. Accordingly, NEXT LEVEL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER. IN PARTICULAR, NEXT LEVEL SHAREHOLDERS WHOSE NEXT LEVEL STOCK IS SUBJECT TO FORFEITURE RESTRICTIONS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES UNDER SECTION 83 OF THE CODE OF ACQUIRING AND OWNING THE GI COMMON STOCK TO BE RECEIVED BY THEM IN THE MERGER.
This discussion is based on Cooley Godward's interpretation of currently existing provisions of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice all as of the date hereof. The Internal Revenue Service (the "IRS") is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to GI, Next Level and their respective shareholders.
Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, Cooley Godward is of the opinion that:
(a)	No gain or loss will be recognized by the holders of Next
Level Stock upon the receipt of GI Common Stock solely in exchange for such Next Level Stock pursuant to the Merger (except to the extent of cash received in lieu of fractional shares).
(b)	The aggregate tax basis of the GI Common Stock so received
by Next Level shareholders in the Merger (including any fractional share of GI Common Stock not actually received) will be the same as the aggregate tax basis of the Next Level Stock surrendered in exchange therefor.
(c)	The holding period of the GI Common Stock so received by
each Next Level shareholder in the Merger will include the period for which the Next Level Stock surrendered in exchange
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therefor was considered to be held, provided that the Next Level
Stock so surrendered is held as a capital asset at the time of the Merger.
(d)	Cash payments received by holders of Next Level Stock in
lieu of a fractional share will be treated as if such fractional share of GI Common Stock had been issued in the Merger and then redeemed by GI. A Next Level shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.
(e)	A holder of shares of Next Level Stock who exercises
dissenters' rights with respect to such shares and receives payment for such shares in cash ordinarily will recognize gain or loss measured by the difference between the amount of cash received and such holder's basis in such shares. However, different tax consequences, including treatment of the payment as the equivalent of a dividend distribution, could apply depending upon the shareholder's particular circumstances, such as whether he exercises his dissenters' rights with respect to all or only a portion of his Next Level Stock and whether he is deemed under applicable attribution rules to own Next Level Stock held by related parties. A sale of Next Level Stock pursuant to an exercise of dissenters' rights will generally not be treated as the equivalent of a dividend distribution if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of GI Common Stock (either actually or constructively within the meaning of Section 318 of the
Code). If, however, a shareholder's sale for cash of Next Level Stock pursuant to an exercise of dissenter's rights is treated as the equivalent of a dividend distribution, then such shareholder will generally recognize income for federal income tax purposes in an amount up to the entire amount of cash so received. Accordingly, Next Level shareholders should consult their tax advisors as to the income tax consequences of exercising dissenters' rights under their particular circumstances.
Neither GI nor Next Level has requested a ruling from the IRS in connection with the Merger. The Opinion neither binds the IRS nor precludes the IRS from adopting a contrary position. The Opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of GI, Next Level and Newco, including representations in certain certificates to be delivered to counsel by the respective managements of GI, Next Level, Newco and certain shareholders of Next Level.
Of particular importance will be certain assumptions and representations relating to the "continuity of interest" requirement and certain assumptions and representations relating to the "control" requirement.
To satisfy the continuity of interest requirement, Next Level shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) Next Level Stock in anticipation of the Merger or (ii) the GI Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Next Level shareholders, as a group, would no longer have a significant equity interest in the Next Level business being conducted by GI after the Merger. Planned Dispositions include, among other things, shares disposed of pursuant to the exercise of dissenters' rights. Next Level shareholders will generally be regarded as having a significant equity interest as long as GI Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the Next Level shareholders in the Merger. While the law is unclear as to what constitutes a "significant equity interest" or a "substantial portion," the
IRS ruling guidelines require 50% continuity (although such guidelines do not purport to represent the applicable substantive law). The case law appears to be more liberal, however, and in one early case, the Supreme Court ruled that approximately 40% continuity was sufficient. No assurance can be made that the continuity of interest requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization.
Even if the Merger qualifies as a Reorganization, a recipient of shares of
GI Common Stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely Next Level Stock). All or a portion of such gain may be taxable as ordinary income. Gain would also have to be recognized to the extent that a Next Level shareholder was treated
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as receiving (directly or indirectly) consideration other than GI Common
Stock in exchange for the shareholder's Next Level Stock.
Under the Merger Agreement each share of Founders Common Stock will be converted into a lesser amount of per share consideration than each share of Next Level Stock which is not Founders Common Stock. However, the IRS may take the position that, for federal income tax purposes, each share of Next Level Stock should be considered to have been exchanged for consideration of equal value. In that regard the IRS may assert that, for federal income tax purposes either (i) the excess of the per share amount of GI Common Stock received in exchange for Next Level Stock (other than Founders Common Stock) over that received for the Founders Common Stock should be considered as received as compensation for services or otherwise not in exchange for Next Level Stock in the Reorganization, or (ii) the GI Common Stock received with respect to Next Level Stock should be viewed as initially distributed on an equal per share basis and with a portion of the consideration distributed with respect to the Founders Common Stock then paid over either to the other holders of Next level Common Stock or to all other Next Level shareholders. In the first instance, the Next Level shareholder would generally recognize income to the extent of such portion of the GI Common Stock received by him as is considered received as compensation for services or otherwise not in exchange for Next Level Stock in the Reorganization. Any such income would generally be taxable as ordinary income. In the second instance, in the event any portion of the GI Common Stock received with respect to shares other than Founders Common Stock is viewed as initially distributed with respect to Founders Common Stock and then paid over to the other shareholders, the holders of Founders Common
Stock may be required to recognize gain to the extent of the excess of the fair market value of the GI Common Stock considered paid over to the other shareholders over their tax basis for such shares, and the holders of Next Level Stock (other than Founders Common Stock) would recognize a corresponding aggregate amount of income. The income recognized by the non-Founder Next Level shareholders would generally be taxable as ordinary income. In addition, such deemed transfer by the Founders to the other Next Level shareholders would constitute a Planned Disposition for continuity of interest purposes.
Finally, the IRS may assert that some consideration in addition to GI Common Stock should be considered as received for the Founders Common Stock in the Reorganization. In such a case, the holders of Founder Common Stock would generally be required to recognize gain (all or a portion of which may be taxed as ordinary income) in an amount equal to the fair market value of such other consideration. In the opinion of counsel, such position, if sustained, would not cause the Merger to fail to qualify as a Reorganization for federal income tax purposes, so long as at least 80% of the outstanding Next Level Stock is exchanged in the Merger for GI Common Stock. This is sometimes referred to as the "control" requirement.
Several items must be aggregated in determining whether or not this 80%
control requirement is met. These items include (i) the fair market value of Merger consideration received by the Next Level shareholders in other than GI Common Stock, if any, and (ii) any shares of Next Level Stock held by GI prior to the Merger. With respect to the first item, the shareholder-employees of Next Level, including the Founders, are receiving certain options to acquire GI Common Stock which become exercisable in the future based in part upon the sales of the Surviving Corporation. Additionally, the Founders are receiving certain options to acquire GI Common Stock which become exercisable based upon the Founders' continuing employment after the Merger by the Surviving Corporation. The Merger Agreement provides that such options are granted as compensation for services, and the parties to the Merger intend to report the options as such. However, the IRS may assert that either or both of these types of options are consideration for the Next Level Stock rather than being compensation for services rendered and/or to be rendered to the Surviving Corporation. If the fair market value of any such options determined to be consideration for Next Level Stock were found, either alone or in combination with the other items described below, to exceed 20% of the total Merger consideration, then the Merger would fail to qualify as a Reorganization.
The parties to the Merger have not obtained and do not intend to obtain any appraisal of the fair market value of any of the options. With respect to the second item, GI Delaware, which is a wholly-owned subsidiary of GI, owns 1,032,000 shares of Series A Preferred Stock. The IRS could assert
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that the Next Level Stock held by GI Delaware should be attributed to GI.  In
Rev. Rul. 56-613, the IRS ruled that shares held by a wholly-owned subsidiary of an acquiring corporation in a "B" reorganization were not attributed to the parent for purposes of the control requirement in the reorganization because the parent and subsidiary were different corporations whose separate legal existence could not be ignored. However, there is no direct authority on attribution in the context of a Reorganization in a form such as the Merger.
In addition to the above, the percentage calculation under the control requirement could be adversely affected if some of the outstanding shares of Next Level Stock were deemed not to be outstanding for tax purposes or if some of the shares of GI Common Stock issued in the Merger were deemed not to be transferred for tax purposes at the time of the Merger. Certain of the existing shares of Next Level Stock held by shareholder-employees are subject to "forfeiture restrictions" tied to continued employment. While Next Level has reviewed copies of elections under Section 83(b) of the Code believed to have been timely filed by shareholder-employees who purchased Next Level Stock subject to such "forfeiture restrictions" and such elections report the fair market values of such stock as determined at the time by the Next Level Board, Next Level cannot be certain that all shareholder-employees purchasing such stock have taken and will take in the future all actions necessary to cause such elections to be properly filed or that the IRS will not successfully challenge the validity of such elections based on a challenge to the Next
Level Board's determination of fair market value or on other grounds. Next Level Stock subject to forfeiture restrictions and not covered by a valid
Section 83(b) election may be deemed not to be outstanding for tax purposes, and the GI Common Stock issued in exchange therefor may be considered to be received as compensation for services or otherwise not in exchange for Next Level Stock in the Merger. Next, the holders of certain warrants issued in August 1994 and options granted in February 1995 are expected to exercise such warrants and options to acquire Next Level Stock immediately prior to the Merger. The IRS could assert that these recently acquired shares should not be considered to be part of the outstanding stock of Next Level in making the calculations under the control requirement if their issuance were viewed as a manipulative device for the purpose of satisfying the percentage test under the requirement. Additionally, Section 83(g) of the Code provides that exchanges of shares subject to Section 83 "forfeiture restrictions" in a Reorganization are disregarded for purposes of Section 83(a) of the Code if the shares received in the exchange are subject to restrictions and conditions "substantially similar" to those to which the shares exchanged were subject.
In connection with the grant of options in connection with the Merger, the shareholder-employees of Next Level will be asked to execute new Restricted Stock Agreements which, unlike their existing agreements, provide for acceleration of vesting in the case of death, disability and certain terminations of employment by the Surviving Corporation without "cause" and which, in certain cases, provide for a modified vesting schedule. The IRS could assert that such restrictions and conditions are not "substantially similar" to the existing restrictions and conditions within the meaning of
Section 83(g) of the Code and, accordingly, that existing Section 83(b) elections do not carry over. Next Level plans to recommend that new protective
Section 83(b) elections be filed by the shareholder-employees within 30 days after the Merger exchange. However, there can be no assurance that the shareholder-employees will in fact properly file such elections. If such elections were found to be required and were in fact not properly filed, then the affected shares of GI Common Stock may be considered not to have been transferred at the time of the Merger for tax purposes in calculating the relevant percentages under the control requirement.
Finally, any cash received in lieu of fractional shares or by dissenting shareholders would be consideration other than GI Common Stock in calculating the relevant percentages under the control requirement. In order to mitigate the effect of this factor, the Merger Agreement provides that Next Level is not obligated to consummate the Merger if the holders of 1% or more of the outstanding shares of Next Level Stock are eligible to perfect dissenters' rights.
Accordingly, counsel's opinion that the Merger will qualify as a
Reorganization is subject to assumptions that (i) no Next Level shareholders (other than the holders of Founders Common Stock) will receive any consideration for their shares other than GI Common Stock, (ii) none of the GI Common Stock to be received by shareholder-employees of Next Level in the Merger will be separate consideration for, or
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allocable to, services rendered or to be rendered by such shareholder-
employees, (iii) the dollar value of all non-qualifying consideration, if any, received in the Merger by the holders of Founders Common Stock will not exceed $2.25 per share, (iv) effective Section 83(b) elections have been and will be made with respect to all Next Level Stock currently held by shareholder-employees which were subject to forfeiture restrictions when issued and all GI Common Stock to be received in the Merger by shareholder-employees which will be subject to forfeiture restrictions, (v) all outstanding options and warrants to acquire Next Level Stock will be exercised prior to the Merger and the shares of Next Level Stock issued upon such exercises will be treated as outstanding stock for tax purposes, and (vi) holders of fewer than 1% of the outstanding shares of Next Level Stock will perfect dissenters' rights. The failure of any one or more of these assumptions to be true would not cause the Merger to fail to qualify as a Reorganization for federal income tax purposes, so long as at least 80% of the outstanding Next Level Stock (excluding any shares deemed held by GI for tax purposes) is exchanged in the Merger for GI Common Stock.
A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or the "control" requirement or otherwise) would result in a Next Level shareholder recognizing, at the Effective Time of the Merger, gain or loss with respect to each share of Next Level Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the GI Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the GI Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger.
Moreover, in view of the discussion in the preceding paragraphs, there is a risk that Next Level shareholders will be required to recognize significant income even if the Merger qualifies as a Reorganization and such shareholders receive solely GI Common Stock in the Merger.
None of GI, GI's stockholders, Next Level or Newco will recognize gain solely as a result of the Merger.
Regulatory Approvals
GI and Next Level are aware of no governmental or regulatory approvals required for consummation of the Merger, other than registration pursuant to the Securities Act of the shares of GI Common Stock that are issuable in the Merger and compliance with applicable securities and "blue sky" laws of the various states.
Accounting Treatment
The Merger will be accounted for by GI under the "purchase" method of accounting, in accordance with generally accepted accounting principles, and the assets and liabilities of Next Level will be reflected at their fair value at the date of the Merger. Further, Next Level is a development stage company, and all of its activities have been devoted to the development of new technology. Accordingly, a significant portion of the purchase price is expected to be allocated to purchased research and development and charged to expense at the date of the Merger. The assets and liabilities and results of operations of Next Level will be included in the assets and liabilities and results of operations of GI only for periods subsequent to the date of the Merger.
Dissenters' Rights
THE FOLLOWING SUMMARY OF DISSENTERS' RIGHTS UNDER CALIFORNIA LAW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO CHAPTER 13 OF THE CALIFORNIA CORPORATIONS CODE, THE COMPLETE TEXT OF WHICH IS ATTACHED HERETO AS ANNEX H.
FAILURE TO STRICTLY FOLLOW THE PROCEDURES SET FORTH IN SECTION 1300 ET SEQ.
OF THE CALIFORNIA CORPORATIONS CODE MAY RESULT IN THE LOSS, TERMINATION OR
34
WAIVER OF DISSENTERS' RIGHTS. A NEXT LEVEL SHAREHOLDER WHO SIGNS A CONSENT APPROVING AND AUTHORIZING THE MERGER AGREEMENT WILL NOT HAVE A RIGHT TO DISSENT FROM THE MERGER AGREEMENT.
Under the CCC, each Next Level shareholder as of the Record Date is entitled to demand and receive payment of the fair value of all or any portion of such holder's shares of Next Level Stock if the Merger is consummated pursuant to
Section 1300 et seq. of the CCC. The fair value of such shares is determined as of September 5, 1995, the last business day before the first announcement of the terms of the Merger. Any Next Level shareholder who elects to perfect such holder's dissenters' rights and demands payment of the fair value of such holder's shares of Next Level Stock must strictly comply with Section 1300 et seq. of the CCC. The following summary does not purport to be complete and is qualified in its entirety by reference to Section 1300 et seq. of the CCC, the text of which is attached as Annex H and is incorporated herein by reference. Any holder of shares of Next Level Stock considering exercising dissenters' rights is advised to consult legal counsel. Dissenters' rights will not be available unless and until the Merger (or a similar business combination) is consummated. To perfect the right to dissent and receive the fair value of such holder's shares, a shareholder must not execute a Consent approving the Merger and must not otherwise vote in favor of the Merger. Within 10 days after the date of approval of the Merger, Next Level will mail to each Next Level shareholder who did not execute a Consent approving the Merger notice (the "Notice") of the approval of the Merger by the Next Level shareholders, accompanied by a copy of Section 1300 et seq. of the CCC. The Notice shall also state the price determined by Next Level to be the fair market value of the Dissenting Shares and a brief description of the procedure to be followed by a shareholder who elects to exercise dissenters' rights.
Any dissenting shareholder who desires that Next Level purchase his shares of Next Level Stock must make written demand upon Next Level for the purchase of such shares. The demand must be made no later than 30 days after the Notice was mailed to the shareholder. The shareholder's demand must state the number and class of shares held of record by the shareholder which the shareholder demands that Next Level purchase, and include a statement by the shareholder as to what such holder believes the fair market value of such shares was as of the day prior to the announcement of the Merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. Neither failing to execute a Consent approving the Merger, voting against the Merger, abstaining from voting nor failing to vote on the Merger constitutes such written demand.
Within the same 30-day period following the mailing of the Notice, the dissenting shareholder must submit to Next Level for endorsement certificates for any shares which the shareholder demands Next Level purchase. If Next Level and the shareholder agree upon the price of the Dissenting Shares, the dissenting shareholder is entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Payment must be made within 30 days of the later of the date of the agreement between the shareholder and Next Level or the date the contractual conditions to the Merger are satisfied.
If Next Level and the dissenting shareholder cannot agree as to the fair market value of, or as to the fact that such shares are, Dissenting Shares, such shareholder may file within six months of the date of mailing of the Notice a complaint with the proper California Superior Court demanding judicial determination of such matters. Next Level will then be required to make any payments in accordance with such judicial determination. If the complaint is not filed within the specified six-month period, the shareholder's rights as a dissenter will be lost.
Dissenting Shares will lose their status as such if (i) Next Level abandons the Merger; (ii) the shares are transferred or are surrendered for conversion into shares of another class; (iii) the dissenting shareholder and Next Level do not agree as to the fair market value of such shares and a complaint is not filed within six months of the date the Notice was mailed; or (iv) the dissenting shareholder withdraws, with the consent of Next Level, his demand for purchase of the Dissenting Shares.
35

At the Effective Time, the shares of Next Level Stock held by a Next Level shareholder exercising dissenters' rights will be canceled, and such shareholder will be entitled to no further rights except the right to receive payment of the fair value of such holder's shares of Next Level Stock.
However, if such shareholder fails to perfect or withdraws or loses his rights as a dissenter with respect to such holder's shares of Next Level Stock, such holder's shares of Next Level Stock will be exchanged for GI Common Stock as provided in the Merger Agreement.
Next Level has agreed pursuant to the Merger Agreement to give GI prompt notice of any exercise of dissenters' rights by holders of Next Level Stock pursuant to the CCC, attempted withdrawals of such exercise, and any other instruments served pursuant to the CCC and received by Next Level relating to shareholders' rights to dissent. Next Level has also agreed to provide GI with the opportunity to direct all negotiations and proceedings with respect to such dissenters' rights and not to voluntarily make any payment with respect to any dissenters' rights, offer to settle or settle any such rights or approve any withdrawal of any such exercise without the prior written consent of GI.
36

INFORMATION CONCERNING GI
Business; Properties; Legal Proceedings
For a description of GI's Business, Properties and Legal Proceedings, see the corresponding headings beginning on page 2 of GI's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, attached hereto as Annex D. Management's Discussion and Analysis of Financial Condition and Results of Operations
For GI Management's Discussion and Analysis of Financial Condition and
Results of Operations, see pages 20-25 of GI's 1994 Annual Report to Stockholders, attached hereto as Annex E, and pages 9-11 of GI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, attached hereto as Annex F. Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known by GI regarding the beneficial ownership of GI Common Stock, as of August 31, 1995, by each beneficial owner of more than five percent of the outstanding shares of GI Common Stock, by each of GI's directors, by each of the current executives named in the Summary Compensation Table on page 9 of GI's 1995 Proxy Statement, attached hereto as Annex G, and by all current directors and officers of GI as a group.


Name	Number of Shares Beneficially Owned (1)
	Percentage
of Class (1)
MBO-IV (2)                                     10,161,657            8.2
Instrument Partners (2)                        11,547,008            9.4
AXA/Equitable (3)                              20,968,634           17.0
Daniel F. Akerson (2)(4)(7)                       760,668              *
John Seely Brown (5)                               18,333              *
Frank M. Drendel (6)                              288,420              *
Thomas A. Dumit (7)(8)                             70,566              *
Lynn Forester                                       1,000              *
Nicholas C. Forstmann (2)                      21,708,665           17.6
Theodore J. Forstmann (2)                      21,708,665           17.6
Richard S. Friedland (7)(9)                       181,338              *
Winston W. Hutchins                            21,708,665           17.6
Steven B. Klinsky (2)                          21,708,665           17.6
Wm. Brian Little (2)                           11,547,008            9.4
Morton H. Meyerson (10)                            57,333              *
J. Tracy O'Rourke (11)                             22,210              *
Felix G. Rohatyn (12)                              28,666              *
John A. Sprague (2)                            11,547,008            9.4
Paul G. Stern (12)                                 26,666              *
Robert S. Strauss (13)                             32,605              *
All current directors and officers
of GI as a group (20 persons) (2)(8     )(14)  23,339,642           18.8


*	Less than 1%.
37

(1)	For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of GI Common Stock which such person has the right to acquire with in 60 days following
August 31, 1995.  For purposes of computing the percentage of outstanding shares of GI Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days following August 31, 1995 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The general partner of Instrument Partners, a New York limited partnership ("Instrument Partners"), is FLC XXII Partnership, a general partnership of which Messrs. Wm. Brian Little, Nicholas C. Forstmann, John
A. Sprague, Steven B. Klinsky and Winston W. Hutchins, and TJ/JA L.P., a Delaware limited partnership ("TJ/JA L.P."), are general partners. The general partner of TJ/JA L.P. is Theodore J. Forstmann. The general partner of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York limited partnership ("MBO-IV"), is FLC
Partnership, L.P., a limited partnership of which Messrs. Theodore J. Forstmann, Nicholas C. Forstmann, Steven B. Klinsky, Winston W. Hutchins
and Daniel F. Akerson and Ms. Sandra J. Horbach are general partners. Accordingly, each of such individuals and partnerships (other than Mr.
Akerson and Ms. Horbach, for the reasons described below) may be deemed the beneficial owners of shares owned by MBO-IV and Instrument Partners in which such individual or partnership is a general partner and for purposes of this table, such beneficial ownership is included.  Neither Mr. Akerson nor Ms. Horbach has any voting or investment power with respect to, or any economic interest in, the shares of GI Common Stock held by MBO-IV; and, accordingly, Mr. Akerson and Ms. Horbach are not deemed to be the beneficial owners thereof.  Theodore J. Forstmann and Nicholas C. Forstmann are brothers.  Mr. Little is a special limited partner in FLC Partnership,
L.P. and each of FLC Partnership L.P. and FLC XXII Partnership is a limited partner of Instrument Partners. None of the other limited partners in each of MBO-IV and Instrument Partners is otherwise affiliated with GI, GI
Delaware or Forstmann Little & Co. The address of MBO-IV and Instrument Partners is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New
York 10153.
(3)	This information is obtained from Schedule 13G filed with the SEC, dated February 10, 1995, jointly by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha
Assurances Vie Mutuelle and Uni Europe Assurances Mutuelle as a group (collectively, the "Mutuelles AXA"), AXA, and The Equitable Companies Incorporated ("Equitable"). Equitable and its subsidiaries beneficially own 20,946,634 shares of GI Common Stock as follows: 16,588,665 shares and 4,357,969 shares issuable upon conversion of 5% Convertible Junior
Subordinated Notes of GI. Equitable and its subsidiaries have sole voting power with respect to 18,010,486 shares, shared voting power with respect to 410,622 shares and sole disposition power with respect to 20,946,634 shares. The Mutuelles AXA and AXA report ownership of 20,968,634 shares, including all the shares beneficially owned by Equitable, and claim sole voting and dispositive power with respect to 22,000 shares in addition to the shares reported by Equitable. The addresses of the principal business offices of each of the Mutuelles AXA, AXA and Equitable are as follows:
Alpha Assurances I.A.R.D. Mutuelle and Alpha Assurances Vie Mutuelle, 101-
100 Terrase Boieldieu, 92042 Paris La Defense, France; AXA Assurances
I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, La Grand Arche, Pardi
Nord, 92044 Paris La Defense, France; Uni-Europe Assurance Mutuelle, 24 rue Drouot, 75009 Paris, France; AXA, 23, Avenue Matignon, 75008 Paris, France;
The Equitable Companies Incorporated, 787 Seventh Avenue, New York, NY
10019.
(4)	Includes 745,668 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.
(5)	Includes 17,333 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.
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
(6)	Includes 32,500 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.  Includes 382 shares which were held by the trustee of the CommScope, Inc. Employees Profit Sharing and Savings Plan (the "CommScope Savings Plan") and were allocated to Frank M. Drendel's account under the CommScope Savings Plan as of the date of the most recent plan year-end statement.
(7)	Includes the number of shares which were held by the trustee of the
General Instrument Corporation Savings Plan (the "Savings Plan") and were allocated to the individual's respective account under the Savings Plan as of the date of the most recent plan year-end statement as follows: Daniel F. Akerson, 241 shares; Thomas A. Dumit, 1,438 shares; and Richard S.
Friedland, 3,876 shares.
(8)	Includes 10,212 shares held by the Thomas A. Dumit Charitable Remainder
Trust, dated April 27, 1994, of which Mr. Dumit is the trustee and a beneficiary. Also includes 28,096 shares held by Barbara K. Dumit, the spouse of Thomas A. Dumit, as to which shares Mr. Dumit disclaims beneficial ownership. Includes 31,000 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.
(9)	Includes 108,000 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.
(10)	Includes 53,333 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.
(11)	Includes 20,210 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.
(12)	Includes 26,666 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.
(13)	Includes 22,605 shares subject to options which are exercisable currently or within 60 days of August 31, 1995.
(14) 	Includes 926,979 shares subject to options which are exercisable currently or within 60 days of August 31, 1995. Includes an aggregate of 16,451 shares which were held by the trustees of the Savings Plan and the CommScope Savings Plan and were allocated to the officers' respective accounts under the Savings Plan or the CommScope Savings Plan as of the
date of the most recent respective plan year-end statement.
Management; Executive Compensation; Certain Transactions
For information concerning GI's directors and executive officers, executive compensation, and certain relationships and related transactions, see "Executive Officers of the Registrant" on page 10 of GI's Annual Report on
Form 10-K for the fiscal year ended December 31, 1994, attached hereto as
Annex D, and "Election of Directors," "Further Information Concerning the Board of Directors and Committees," "Compensation of Executive Officers" and "Other Related Party Transactions" on pages 2-5, 9-12 and 18-20, respectively, of GI's 1995 Proxy Statement, attached hereto as Annex G.
On August 1, 1995, Richard S. Friedland, who had previously been President and Chief Operating Officer of GI, was also named Chief Executive Officer. Daniel F. Akerson, who had previously been Chairman of the Board and Chief Executive Officer of GI, remains Chairman of the Board.
39

INFORMATION CONCERNING NEXT LEVEL
Business
Next Level was formed to design, manufacture and market a next generation telecommunications broadband access system for the delivery of telephony, video and data from a telephone company central office or cable television headend to the home. NLevel3 is designed to permit the cost-effective delivery of a suite of standard telephony and advanced services such as work-at-home, distance-learning, video-on-demand and video-telephony to the home from a single access platform. NLevel3 is designed to work with and enhance existing telephony and cable television networks.
Background. Broadband services, such as movies-on-demand, home shopping and banking, distance-learning, time-shifted television and interactive video games, have been targeted by telephone and cable television companies and other network providers as a key aspect of future communications and information transmission networks. Currently, however, these services cannot be delivered effectively to subscribers over existing telephone and cable television networks. Broadband services require networks that are capable of transmitting large amounts of information in both directions, to and from the subscriber. Current telephony networks provide two-way transmission but are limited in the amount of information that can be transmitted. Cable television networks are capable of transmitting large amounts of information, but generally only in one direction without major upgrades. In order to offer both broadband and existing telephony services cost-effectively, Next Level believes a new access network is needed.
Strategy. Next Level's strategy is to be early to the market with an integrated broadband access system that combines the disparate features of the telephone and cable television networks, which it believes will make its product a valuable platform for the construction of the information highway. Next Level's commercialization plan is to develop a product that offers a telephony-first set of features at a competitive price and that is also broadband ready. In this way, Next Level plans to tap into the current large local access equipment market driven by the demand for existing services while providing an upgrade path for future broadband services. Next Level intends to focus its efforts on communications companies that serve metropolitan and suburban areas and encompass large numbers of subscribers. Next Level believes this market segment will provide the largest amount of new and upgraded outside plant construction and the greatest number of customers that would be receptive to advanced services, thus providing an appropriate climate for the product's broad deployment. Next Level's goal is to design a product initially for the United States marketplace with the capability to efficiently migrate the system and interface to meet worldwide standards.
The NLevel3 Product. Next Level's product is the NLevel3 broadband access system, which is currently in development. Development plans call for demonstration of the architecture in 1995, with customer laboratory and field trials and limited product deployment occurring in 1996.
NLevel3 will support existing telephony services and be compatible with the major operational support systems in use today. The system can drive a direct Bellcore TR-008 or TR-303 switch interface for narrowband telephony, such as conventional "plain old telephone services" ("POTS") or higher-speed Integrated Services Digital Network ("ISDN") and Primary Rate services, to be delivered to a digital Class-5 switch in a telephone company switching office or to an inter-office facility.
The principal components of the architecture are a Broadband Digital Terminal ("BDT") and a Broadband Network Unit ("BNU"). When the BDT is installed in a telephone company central office and a BNU is installed near a customer's residence, the system will enable the two-way transmission of large amounts of telephony, video and data between the central office and the residence.
Next Level's design philosophy is to make maximum use of the standards promulgated by Bellcore, ANSI, Asynchronous Transfer Mode ("ATM") Forum and international standards bodies in the design of
40
NLevel3. This promotes interoperability and eases deployment by Next Level's customers within the public network.
NLevel3 is an optical system designed to work with current telephony core switching networks and cable television systems. The product delivers a wide range of existing services, while offering a platform from which to migrate to more advanced services using the latest ATM and digital video technology. In doing so, NLevel3 is expected to offer current telephony and television services economically while at the same time providing a cost-effective path for advanced services.
The NLevel3 architecture is designed to meet a variety of industry standards, including Bellcore Technical Reference TR-909 for Fiber in the Loop Systems, many Bellcore ATM-related technical references and the ATM Forum specifications. NLevel3 can be installed as a telephony-only system or a telephony and digital broadband system. In combination with a cable television system, NLevel3 can be installed as a full telephony, digital and analog broadband system. This approach utilizes standard telephony architecture for digital services and cable television broadcast technology to deliver those services that are inherently broadcast in nature. Placing all digital services on NLevel3 and restricting the cable television network to the delivery of analog television means that a low bandwidth (300-400 Mhz) one-way cable television system can be used.
NLevel3 brings digital signals from a BDT at the switching office to a BNU near the residence via an optical fiber. The signals are based on the Synchronous Optical Network ("SONET") transmission and ATM multiplexing standards. The signals destined for a home can be delivered to one home selectively, using ATM multiplexing and switching, thereby reducing the need for encryption while maintaining security.
NLevel3 combines with a cable television network at a tap where the connection to the cable television system is unique to the home. By isolating each individual home with the BNU, Next Level believes that the maintenance and monitoring of the network will be enhanced, because homes cannot interface with one another and problems can more readily be isolated to a single dwelling.
The NLevel3 BNU will allow monitoring of the transmission to the BNU and into the home independently, enabling early detection and isolation of problems with minimal intervention.
Prospective Customers; Marketing and Sales. Next Level believes the U.S. companies most likely to be purchasing broadband access system equipment in the foreseeable future include the seven regional bell operating companies, other large independent telephone companies such as GTE Corporation, and large cable television companies such as TeleCommunications Inc., Time-Warner and Viacom. Next Level's initial product is still in development and has not begun the significant laboratory and field testing that will be required to qualify it for purchase by prospective customers. Successful market introduction and commercialization of the NLevel3 product and any future Next Level products will require a substantial increase in the number of people, capital, and other resources devoted to marketing and sales functions.
Competition. Competition in the broadband access system equipment market is expected to involve many large and well established companies with extensive experience selling electronic equipment to telephone and cable television companies, as well as emerging technology companies. The market for local loop electronic products has been dominated by AT&T, although other telecommunications companies have made significant inroads into this market in recent years. GI and Scientific-Atlanta, Inc. have been the preeminent suppliers of headend and distribution systems and television set-top boxes to the cable television industry, and Broadband Technologies, Inc. is an example of a growing company recognized for switched digital video technology. Manufacturing. Commercialization of the NLevel3 product and any future products will require a substantial investment in manufacturing capacity, negotiation of significant third-party manufacturing arrangements or a combination of the two. Because of the significant time remaining before Next Level
41
will be in a position to introduce the NLevel3 product for sale to the commercial market, Next Level has not to date made any significant investment in manufacturing resources or sought to negotiate any third-party manufacturing arrangements. In the event the Merger is not consummated, Next Level plans to acquire sufficient manufacturing capacity and relationships in addition to its existing development resources to enable it to manufacture the small quantities of products that will be required to complete laboratory trials of the NLevel3 product.
Employees.  As of August 31, 1995, Next Level had 68 employees, of whom 56 were engaged in engineering, research and development and 12 were in administration, sales and marketing. Next Level's employees are not represented by any collective bargaining organization, and Next Level has not experienced any work stoppages. Next Level believes its relations with its employees are good.
Facilities. Next Level's principal facility, located in Rohnert Park, California, consists of approximately 20,000 square feet of research and development and office space occupied under leases that expire in April 2000. This space houses all of Next Level's product development and administrative functions. Next Level also leases small sales offices in New York and Michigan. Next Level believes its existing facilities are adequate to meet current and foreseeable requirements and that suitable additional or alternative space will be available as needed on reasonable terms.
Litigation.  In April 1995, DSC Communications Corporation and DSC
Technologies Corporation (collectively, "DSC") brought suit in Texas state court against Next Level, the Founders and two other employees of Next Level. DSC's allegations included, among others, causes of action for breach of contract, theft of trade secrets and unfair competition. Next Level and the individual defendants subsequently removed the case to the Federal District Court for the Eastern District of Texas. In May 1995, the federal court dismissed the other two employees from the action for lack of personal jurisdiction. In June 1995, the court issued a preliminary injunction prohibiting the remaining defendants from using any ideas contained in any written material transmitted by two identified DSC employees to one of the Founders pertaining to switched digital video that was or is not in the public domain, and from soliciting DSC employees for employment at Next Level. The parties are currently engaged in discovery. The court has advised the parties that trial will be set for a date on or after February 12, 1996.
In April 1995, Next Level filed suit in California state court against DSC and two employees of DSC's Access Products Division. Next Level seeks recovery in this action based on allegations of unlawful and anti-competitive conduct violating the California Business and Professions Code, intentional interference with contractual relations and interference with prospective economic advantage. The court has granted a motion staying this action until resolution of the Federal District Court action, but will retain jurisdiction over the case. After resolution of the Federal District Court action, the court will entertain a motion by Next Level, if appropriate, to reopen the California proceedings.
Management's Discussion and Analysis of Financial Condition and Results of Operations
Overview. Since the inception of Next Level's activities in July 1994, Next Level has devoted its resources primarily to the design and development of its initial product, NLevel3. Next Level has been unprofitable since inception and has not received any revenues from the sale of products. At June 30, 1995, the Company's accumulated deficit was approximately $4.0 million.
Results of Operations for the Fiscal Year Ended June 30, 1995. Since its inception, Next Level has not had any revenues other than interest income, and it does not anticipate revenues from product sales before the end of 1996. Results of operations for the nine days from incorporation to June 30, 1994 were not meaningful.
Next Level incurred operating expenses of approximately $4.3 million in the fiscal year ended June 30, 1995. These expenses included salaries, consulting fees, facilities, depreciation of purchased equipment and leasehold improvements, travel expenses and other expenditures relating to research and 42 product development. Next Level expects operating expenses to increase in future periods as it expands its research and product development efforts. Operating expenses also included general and administrative expenses for salaries, legal and accounting services, depreciation, amortization of unearned compensation, facilities and supplies. Next Level expects general and administrative expenses to increase as its operations increase and it prepares to manufacture and market its products.
Interest income for the fiscal year ended June 30, 1995 was approximately $274,000, primarily from interest earned on short-term investments from the proceeds from the sale of Series A Preferred Stock in August 1994 and February 1995.
Liquidity and Capital Resources.  Next Level has financed its operations since inception primarily through private sales of Series A Preferred Stock. Through June 30, 1995, Next Level had received approximately $11.4 million in net proceeds from sales of Series A Preferred Stock.
From inception through June 30, 1995, Next Level acquired capital equipment of approximately $2.1 million, primarily through cash purchases.
From inception through June 30, 1995, Next Level used approximately $5.3 million of cash in operating activities and purchases of furniture, fixtures, equipment and improvements. Next Level expects its cash requirements to increase in future periods as its research and development program expands and it prepares to manufacture and market its products. Next Level has not established any credit facilities with banks or other financial institutions. At June 30, 1995, Next Level had cash, cash equivalents and short-term investments of approximately $6.3 million. Next Level will require substantial additional financing in order to continue operating at its present level. If the Merger is not consummated within the anticipated time period, Next Level intends to seek additional private equity financing.
Pending Litigation.  Next Level is a defendant in certain litigation brought by the previous employer of the Founders. See "Information Concerning Next Level -- Business -- Litigation" and Note 9 of Notes to financial statements of Next Level.
43

Security Ownership of Certain Beneficial Owners and Management

	The following sets forth certain information as to the number of shares of Next Level Common Stock and Series A Preferred Stock beneficially owned as of August 31, 1995 and the number of shares of GI Common Stock to be beneficially owned immediately upon consummation of the Merger by (i) each person who is known to Next Level beneficially to own 5% or more of the outstanding shares of any class of Next Level Stock, (ii) each director of Next Level, (iii) each executive officer of Next Level and (iv) all directors and executive officers of Next Level as a group:

TABLE DEFINED W/OUT LINES -- WP



                                                                                         Shares of GI Common
                                                                                         Stock Beneficially
Name and Address                   Shares of Next Level Stock                                Owned After
of Beneficial Owner                    Beneficially Owned                                    the Merger(1)


                                                                            Percent
                                                                            of All
                                                                            Next
                                Title of      Number         Percent        Level       Number
                                 Class       of Shares       of Class       Stock      of Shares          Percent

Entities and individuals        Series A
affiliated with                 Preferred   2,440,000(2)     38.9%          18.8%        470,920          *
BKP Partners
One Sansome Street,
Suite 3900
San Francisco, CA 94104

Stuart Zimmerman                Series A
c/o BKP Partners                Preferred   2,220,000(3)     36.1           17.4         428,460          *
One Sansome Street,
Suite 3900
San Francisco, CA 94104

Thomas R. Eames                 Series A      100,000         1.7                                         *
c/o Next Level Communications   Preferred                                   17.0         291,121
6153 State Farm Drive
Rohnert Park, CA 94928          Common      2,075,000        30.8

Peter W. Keeler                 Series A      100,000         1.7                                         *
c/o Next Level Communications   Preferred                                   17.0         289,811
6153 State Farm Drive
Rohnert Park, CA 94928          Common      2,065,000        30.7

General Instrument Corporation  Series A
181 West Madison Street,        Preferred   1,032,000(4)     17.1            8.1         199,176          *
49th Floor
Chicago, IL 60602

44

Richard S. Friedland            Series A    1,032,000(5)     17.1            8.1         199,176
c/o General Instrument          Preferred
      Corporation
181 West Madison Street,
49th Floor
Chicago, IL  60602

Charles N. Mathewson            Series A
Trust dated 7/22/92             Preferred   1,000,000        16.6            7.8         193,000          *
c/o International Game
    Technology
5270 Neil Road
Reno, NV 89502

Entities affiliated with        Series A
Prism Partners                  Preferred     500,000(6)      8.3            3.9          96,500          *
c/o Weintraub Capital
   Management
909 Montgomery Street #406
San Francisco, CA 94133


All directors and executive     Series A
officers as a group             Preferred   3,672,000(5)     58.5
                                                                            60.1       1,251,028
                                Common      4,140,000        61.5





____________________________
*	Less than 1%.
1.	Based on the closing price of GI Common Stock on September 1, 1995 ($36.25  per share).  The actual number of shares to be issued pursuant to the Merger will be determined as provided in the Merger
Agreement.  See "Terms of the Merger -- Manner and Basis of Converting Shares."
2.	Includes 2,000,000 shares held by BKP Partners, L.P., 100,000 shares held by BKP Capital
Management 401(k) and Pension Plan FBO Bob K. Pryt, 25,000 shares held by BKP Capital Management 401(k)
Profit Sharing and Money Purchase Pension Plan and Trust FBO I. Lew and S. Zimmerman, 120,000 shares subject to a warrant held by Bob K. Pryt, and 75,000 shares and a warrant to purchase 120,000 shares held by Stuart Zimmerman.  Mr. Pryt is a general partner of BKP Partners.
3.	Includes 25,000 shares held by BKP Capital Management 401(k) Profit Sharing Plan and Money
Purchase Pension Plan and trust FBO I. Lew and S. Zimmerman, 2,000,000 shares held by BKP Partners, L.P.
and 75,000 shares and a warant to purchase 120,000 shares held by Mr. Zimmerman.  Mr. Zimmerman is a director of Next Level and a partner of BKP Partners.  Mr. Zimmerman disclaims beneficial ownership of all shares held by entities and individuals affiliated with BKP Partners, except to the extent of his pecuniary interest therein.
4.	Consists of shares owned by General Instrument Corporation of Delaware, a wholly-owned subsidiary of General Instrument Corporation.
45

5.	Consists of shares owned by a wholly-owned subsidiary of General Instrument Corporation, of which
Mr. Friedland disclaims beneficial ownership.  Mr. Friedland is President and Chief Executive Officer of
General Instrument Corporation.
6.	Includes 420,000 shares held by Prism Partners I, 50,000 shares held by Prism Partners II and
30,000 shares held by Common Sense Partners.

DESCRIPTION OF GI CAPITAL STOCK
General
Pursuant to GI's Certificate of Incorporation (the "GI Certificate"), GI's authorized capital stock currently consists of (i) 20,000,000 shares of preferred stock, par value $.01 per share ("GI Preferred Stock"), and (ii) 400,000,000 shares of GI Common Stock, par value $.01 per share. As of
August 1, 1995, 123,276,737 shares of GI Common Stock were issued and outstanding. All outstanding shares of GI Common Stock are fully paid and nonassessable. No shares of GI Preferred Stock are issued and outstanding. Common Stock
Each holder of GI Common Stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights. Accordingly, the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of GI Preferred
Stock to elect directors.  Subject to the preferential rights of any outstanding series of GI Preferred Stock and to the restrictions on payments of dividends imposed by the Credit Agreement, the holders of GI
Common Stock will be entitled to such dividends as may be declared from time to time by the GI Board from funds legally available therefor, and will be entitled, after payment of all prior claims, to receive pro rata all assets of GI upon the liquidation, dissolution or winding up of GI. Holders of GI Common Stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for securities of GI.
The GI Common Stock is listed on the NYSE under the symbol "GIC."
Preferred Stock
No shares of GI Preferred Stock are currently issued or outstanding.  The
GI Board is authorized to divide the GI Preferred Stock into series and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions thereof, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, the number of shares constituting the series and the designation of such series. The GI Board could, without stockholder approval, issue GI Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of GI Common Stock and could have certain anti-takeover effects. GI has no present plans to issue any shares of GI Preferred Stock.
Limitation of Liability and Indemnification Matters
The GI Certificate provides that a director of GI will not be personally liable to GI or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to GI or its stockholders, nor does it relieve GI or its directors from compliance with federal or state securities laws.  The GI Certificate and GI's Bylaws (the "GI
Bylaws") provide for indemnification, to the fullest extent permitted by the DGCL, of any person who is or was involved in any manner in any investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of GI, or is or was serving at the request of GI as director or officer of another corporation, against all expenses and liabilities actually and reasonable incurred by such person in connection with the investigation, claim or other proceeding.
Delaware Law and Limitations on Changes in Control
Section 203 of the DGCL ("Section 203") prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from
47
engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation (or its majority-owned subsidiaries) for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock
plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66-2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.
The GI Certificate provides for a classified board of directors consisting of three classes. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire GI
Board. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their respective successors are elected and qualified. The classified GI Board, the provisions authorizing the GI Board to issue GI Preferred Stock without stockholder approval, and the provisions of Section 203 could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management.
Transfer Agent
The transfer agent for the GI Common Stock is Chemical Bank.
48

COMPARISON OF RIGHTS OF HOLDERS OF
GI COMMON STOCK AND HOLDERS OF
NEXT LEVEL STOCK
Upon consummation of the Merger, the shareholders of Next Level will become shareholders of GI whose rights will cease to be defined and governed by the CCC, the Restated Articles of Incorporation of Next Level (the "Next Level Articles") and the Bylaws of Next Level (the "Next Level Bylaws") and will instead be defined and governed by the DGCL, the GI Certificate and the GI Bylaws. The DGCL, the GI Certificate and the GI Bylaws provide for different rights of shareholders from those that Next Level shareholders presently have. Certain of these differences are summarized below. This summary is qualified in its entirety by reference to the GI Certificate, the GI Bylaws, the Next Level Articles, the Next Level Bylaws
and applicable law. GI may at any time implement other changes in addition to those described below by amending the GI Certificate or the GI Bylaws.
Capital Stock
The Next Level Articles currently authorize 50,000,000 shares of Next Level Common Stock and 20,000,000 shares of preferred stock. See "Description of
GI Capital Stock" for information concerning the capital stock of GI. Cumulative Voting
In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected.  A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting.
Under the CCC, subject to certain exceptions, cumulative voting in the election of directors is a right available to all shareholders of a
California corporation if a shareholder gives notice at a meeting prior to the voting for election of directors of the shareholder's intention to cumulate his or her votes. The Next Level Bylaws provide that Next Level shareholders have cumulative voting rights.
Under the DGCL, stockholders may cumulate their votes for directors only if so
provided in the corporation's certificate of incorporation.    The GI
Certificate and GI Bylaws do not provide for cumulative voting and, therefore, the shareholders of Next Level will no longer have cumulative voting rights following the Merger.  The lack of cumulative voting rights may limit the ability of minority shareholders to obtain representation on the GI Board.
Derivative Actions
Under the CCC, a shareholder may bring a derivative action if he or she was a shareholder at the time of the alleged wrongdoing and has made a demand on the board of directors for relief. Under the CCC, a shareholder who was not a shareholder at the time of the alleged wrongdoing may bring an action, at the court's discretion, if he or she acquired shares before disclosure of the alleged wrongdoing. Under the DGCL, a stockholder may bring a derivative action if she or he was a stockholder at the time of the alleged wrongdoing or if he or she became a stockholder through transfer by operation of law from one who was a shareholder at the time of the alleged wrongdoing. Additionally, the shareholder must make a demand on the board of directors for relief.
49
Terms of Directors
The Next Level Board is not divided into classes and all directors are elected at each annual meeting. The GI Board is divided into three classes, and each director is elected for a three-year term. A classified board has the effect of making it more difficult for stockholders to change the composition of the board. The classified GI Board may, therefore, have the effect of discouraging a third party from attempting to gain control of GI. Removal of Directors
Under the CCC and the Next Level Bylaws, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. However, no director may be removed if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting (unless the entire board of directors is removed).
The GI Certificate provides that any or all of the directors of GI may be removed from office, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding shares of GI then entitled to vote generally in the election of directors, considered as one class.
Bylaws
Under the CCC, bylaws may be adopted, amended or repealed either by approval of a majority of shares entitled to vote or, excepting the case of a bylaw specifying the number of directors, by the board of directors. Under the
DGCL and the GI Certificate, the GI Bylaws may be adopted, amended or repealed by the GI Board or by the affirmative vote of a majority of the outstanding stock entitled to vote thereon.
Rights of Inspection
Under the CCC, the books, records and the shareholders' list of a corporation are open to inspection by a shareholder for any purpose reasonably related to such holder's interests as a shareholder upon written demand.  A shareholder or shareholders who hold at least five percent of the outstanding voting shares of a corporation, or who hold at least one percent of such shares and have made the
proper filings with the SEC, have an absolute right to inspect and copy the corporation's shareholders' list upon written demand. Under the DGCL, the books, records and the stockholders' list of a corporation are open to examination during regular business hours for any purpose reasonably related to a person's interest as a stockholder by any stockholder who in good faith gives the corporation written notice describing the stockholder's purpose. Additionally, the stockholders' list is available for examination before and at any stockholders' meeting. Since the DGCL does not provide an absolute right of inspection for specified shareholders (in contrast to the CCC), certain Next Level shareholders who become GI stockholders will no longer have access to the stockholders' list for purposes unrelated to their interest as a stockholder.
Dividend Declarations
Under the CCC, a corporation may declare and pay dividends (i) if the amount of its retained earnings immediately prior thereto is at least equal to the amount of the dividend to be paid, or (ii) if, after distributing the dividend, the assets of the corporation would be at least equal to one and one-quarter times its liabilities, and its current assets would be at least equal to its current liabilities or one and one-quarter times its current liabilities in the case of a corporation with large interest expenses. In no case may a California corporation declare a dividend if it is, or as a result thereof would be likely to be, unable to meet its liabilities as they mature. Neither the Next Level Articles nor the Next Level Bylaws contains restrictions on the declaration or payment of dividends.
50
The DGCL permits a corporation to declare and pay dividends out of statutory surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The GI Bylaws provide that the GI Board may declare dividends at any regular or special meeting. Before payment of any dividend, the GI Board may set aside such amount as the GI Board thinks proper as a reserve to meet contingencies, equalize dividends, repair or maintain GI's property or for any other purpose the GI Board thinks conducive to GI's interests.
The Credit Agreement restricts GI's ability to pay dividends.
See "Market Price Data and Dividends."
Special Meetings of Shareholders
Under the CCC, special meetings of shareholders may be called by the board of directors, the chairman of the board of directors, the president of the corporation, the holders of shares entitled to cast not less than 10% of the votes at such a meeting or such additional persons as may be provided in the articles or bylaws. Under the DGCL and the GI Bylaws, special meetings may be called at any time by the GI Board, the Chairman, if any, or the
President. In addition, the Secretary shall call a special meeting upon the written request of stockholders holding of record at least 50% of the voting power of the issued and outstanding shares of stock entitled to vote at such meeting.
Voting Requirements
Under the CCC, with certain exceptions, an amendment to the articles of incorporation requires the approval of the board and the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Under the CCC, the holders of the outstanding shares of a class are entitled to vote as a class if the proposed amendment would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split, (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class, (iv) change the rights, preferences, privileges or restrictions of the shares of such class, (v) create a new class of shares having rights, preferences or privileges prior to the shares of such class or increase the rights, preferences, or privileges or the number of authorized shares having rights, preferences or privileges prior to the shares of such class, (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so, or (vii) cancel or otherwise affect dividends on shares of such class which have accrued but have not been paid.
In contrast, the DGCL generally does not require class voting except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares. Under the CCC, with certain exceptions, any merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by the corporation's board of directors and a majority of the outstanding shares entitled to vote. In addition, the CCC requires such transactions, among other things, to be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights).
The DGCL generally requires that a majority of the stockholders of a corporation approve a merger. However, the DGCL does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a)
the merger agreement does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (c) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the
51
shares outstanding immediately prior to the merger. The DGCL also generally requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.
Business Combinations with Interested Shareholders
Except in a merger of a corporation into its subsidiary in which it owns at least 90% of the outstanding shares of each class or where the fairness of the terms and conditions of the transaction has been approved by the
California Commissioner of Corporations, the CCC requires that holders of nonredeemable common stock receive nonredeemable common stock of the surviving corporation or a parent party in a merger of the corporation where one of the constituent corporations or its parent owns more than 50% of the voting power of the other constituent corporation, unless all of the holders of such common stock consent to the transaction. The CCC also provides that, if a party directly or indirectly controlling the corporation or involved in the management of the corporation makes a proposal to acquire the corporation or its assets, such proposal must be accompanied by the report of an independent appraiser attesting that the value of the proposal is just and reasonable to the shareholders of the corporation.
Other than Section 203 (as discussed below), neither the DGCL nor the GI Certificate contains a provision comparable to the CCC provisions described above. Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved by (i) the board of directors prior to the date the interested stockholder obtained such status or (ii) the board of directors and the holders of two-thirds of the outstanding shares of stock entitled to vote generally, not including those shares owned by the interested stockholder, voting at an annual or special meeting of stockholders on or after the date the interested stockholder obtained such status. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who owns (or is an affiliate or associate of the corporation and within three years prior did own) 15% or more of the corporation's stock entitled to vote.
Transactions Involving Officers or Directors
Under the CCC, any loan or guaranty to or for the benefit of a director or officer of the corporation or its subsidiaries requires approval of the shareholders, unless such loan or guaranty is provided for under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. The CCC states that contracts or transactions between a corporation and (i) any of its directors or (ii) a second corporation in which a director of the corporation has a material financial interest, are not void or voidable if the material facts as to the transaction and as to the directors' intent are fully disclosed and the disinterested directors or a majority of the disinterested shareholders represented and voting at a duly held meeting approve or ratify the transaction in good faith, or the person asserting the validity of the contract or transactions sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.
Under the DGCL, a corporation may make loans or guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. In addition, transactions in which a director of a corporation has a direct or indirect interest are not voidable by the corporation if (i) the material facts of the transaction and the director's interest are fully disclosed and either the board of directors or a majority of the outstanding shares entitled to vote authorized, approved or ratified the transaction or
(ii) the transaction was fair to the corporation.
52
Monetary Liability of Directors
The CCC and the DGCL permit corporations to adopt a provision in their articles of incorporation eliminating, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director. The CCC does not permit the elimination of monetary liability where such liability is based on:  (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a
director's duties should have been aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.
Under the DGCL, a corporation may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) unlawful dividends, stock repurchases or redemptions; or (d) transactions from which the director received an improper personal benefit. Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with the federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. The Next Level Articles and the GI Certificate each provide for the elimination of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation's respective state of incorporation. The GI Certificate incorporates future amendments to the
DGCL with respect to the elimination of such liability.
Indemnification
Under the CCC, (i) a corporation has the power to indemnify a director against expenses, judgments, fines and settlements if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful, and
(ii) a corporation has the power to indemnify, with certain exceptions, any person who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner he or she believed to be in the best interest of the corporation and its shareholders.
The indemnification authorized by the CCC is not exclusive, and a corporation may grant its directors certain additional rights to indemnification. The
Next Level Bylaws provide for indemnification of Next Level's agents (as defined under the CCC) in excess of the indemnification otherwise permitted by Section 317 of the CCC, to the fullest extent permissible under the CCC. Next Level has indemnification agreements with its directors and officers, which will remain in effect after the Effective Time.
The DGCL generally permits, and the GI Certificate provides, indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination (i) by a majority vote of the directors who are not parties to such action, even if less than a quorum,
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to the CCC) not opposed to the best interests of the corporation and, with respect to a criminal proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative
53
action in which such person is adjudged liable to the corporation. The DGCL requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.
The DGCL states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.
Preferred Stock
Each share of Series A Preferred Stock will be exchanged for GI Common Stock in the Merger. The Series A Preferred Stock will, therefore, as a result of the Merger, lose certain rights, preferences and privileges as set forth in the Next Level Articles, including a preference upon liquidation in an amount equal to $1.00 per share plus declared and unpaid dividends thereon to the date fixed for distribution and preferred dividends in an amount per share of up to $.05 annually.
54

EXPERTS
The consolidated balance sheets of GI as of December 31, 1993 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, and the financial statement schedules thereto included in this Prospectus/Consent Solicitation Statement and in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated
in their reports included herein.
The balance sheet of Next Level as of June 30, 1995 and the related statements of operations, shareholders' equity and cash flows for the year then ended included in this Prospectus/Consent Solicitation Statement and in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included herein, which report expresses an unqualified opinion and includes an emphasis paragraph relating to Next Level's development stage and an explanatory paragraph relating to a litigation uncertainty.
The financial statements and financial statement schedules of GI and Next Level for the periods referred to above are included herein in reliance upon the reports of Deloitte & Touche LLP, given upon the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the shares of GI Common Stock issuable pursuant to the
Merger will be passed upon by Fried, Frank, Harris, Shriver & Jacobson
(a partnership including professional corporations), New York, New York.
Cooley Godward Castro Huddleson & Tatum, San Francisco, California, is
acting as counsel for Next Level in connection with certain legal matters relating to the Merger and related transactions.
55

INDEX TO FINANCIAL STATEMENTS
Next Level Communications
Independent Auditors' Report............................................F-2
Balance Sheet at June 30, 1995..........................................F-3
Statement of Operations for the Year Ended June 30, 1995................F-4
Statement of Shareholders' Equity for the Year Ended June 30, 1995......F-5
Statement of Cash Flows for the Year Ended June 30, 1995................F-6
Notes to Financial Statements...........................................F-7
General Instrument Corporation
For consolidated financial statements of GI for the three years ended December 31, 1994 and the six months ended June 30, 1995, see pages 26-45 of GI's 1994 Annual Report to Stockholders attached hereto as Annex E and pages 2-8 of GI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 attached hereto as Annex F.

INDEPENDENT AUDITORS' REPORT
The Board of Directors and Shareholders
Next Level Communications:
We have audited the accompanying balance sheet of Next Level Communications (the "Company") (a development stage company) as of June 30, 1995 and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of Next Level Communications at June 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.
The Company is in the development stage as of June 30, 1995. As discussed in Note 1 to the financial statements, successful completion of the Company's development program and, ultimately, the attainment of profitable operations is dependent upon future events, including successful product development, sales and installation of its products and achieving a level of sales adequate to support the Company's cost structure. Until the Company has achieved an adequate level of sales, it will be dependent on the funding provided by outside investors for its operational requirements.
As discussed in Note 9 to the financial statements, the Company is a defendant in litigation brought by its founders' previous employer. The ultimate outcome of the litigation cannot presently be determined. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.


DELOITTE & TOUCHE LLP
San Francisco, California

September 1, 1995

NEXT LEVEL COMMUNICATIONS
(A Development Stage Company)

BALANCE SHEET
JUNE 30, 1995

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                     $    824,063
Short-term investments held to maturity                          5,462,002
Prepaid expenses and other                                          18,682
Total current assets                                             6,304,747
FURNITURE, FIXTURES, EQUIPMENT AND IMPROVEMENTS, NET             1,956,321
TOTAL ASSETS                                                  $  8,261,068
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                              $    446,482
Accrued liabilities                                                167,824
Total current liabilities                                          614,306
COMMITMENTS AND CONTINGENCIES (Notes 1, 2, 6 and 9)
SHAREHOLDERS' EQUITY:
Convertible preferred stock, no par value:
20,000,000 shares authorized (8,100,000 designated as Series A);
6,032,000 Series A shares issued and outstanding                11,432,512
Common Stock, no par value:  50,000,000 shares authorized;
6,398,500 shares issued and outstanding                          2,139,995
Shareholders' notes receivable                                    (323,445)
Unearned compensation                                           (1,565,000)
Deficit accumulated during the development stage                (4,037,300)
Total shareholders' equity                                       7,646,762
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $ 8,261,068
See notes to financial statements.

NEXT LEVEL COMMUNICATIONS
(A Development Stage Company)

STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 1995

OPERATING EXPENSES:
Salaries and related expenses                              $ 2,275,278
Outside services                                               215,115
Office equipment                                               247,758
Travel and entertainment                                       212,489
Depreciation                                                   123,272
Amortization of unearned compensation                          247,000
Legal expenses                                                 230,279
Other general and administrative costs                         759,719
Total operating expenses                                    (4,310,910)
LOSS FROM OPERATIONS                                        (4,310,910)
INTEREST INCOME                                                273,610
NET LOSS                                                   $(4,037,300)
NET LOSS PER COMMON SHARE                                     $  (0.63)
NUMBER OF SHARES USED IN CALCULATION OF
NET LOSS PER COMMON SHARE                                    6,365,500
See notes to financial statements.

NEXT LEVEL COMMUNICATIONS
(A Development Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY
YEAR ENDED JUNE 30, 1995


                                Series A                                                                     Deficit
                               Convertible                                                                 Accumulated
                             Preferred Stock             Common Stock           Shareholders'              During the
                                                                                  Notes       Unearned     Development
                             Shares     Amount         Shares      Amount       Receivable  Compensation      Stage     Total
BALANCE, JULY 1, 1994         -          -              -           -            -           -              -            -

ISSUANCE OF COMMON STOCK
FOR CASH ($.001 per share)                             4,550,000   $    4,550                                           $    4,550
ISSUANCE OF SERIES A
CONVERTIBLE PREFERRED
STOCK FOR CASH - Net:
($1.00 per share)            5,000,000  $  4,932,512                                                                     4,932,512
($6.2984 per share)          1,032,000     6,500,000                                                                     6,500,000

ISSUANCE OF COMMON STOCK
FOR SHAREHOLDERS'
NOTES RECEIVABLE                                       1,848,500    1,835,445   $(323,445)  $(1,512,000)

STOCK OPTION GRANT
COMPENSATION                                                          300,000                  (300,000)

AMORTIZATION OF UNEARNED
COMPENSATION                                                                                    247,000                    247,000

NET LOSS                                                                                                  $(4,037,300)  (4,037,300)

BALANCE, JUNE 30, 1995       6,032,000  $11,432,512    6,398,500   $2,139,995   $(323,445)  $(1,565,000)  $(4,037,300)  $7,646,762

See notes to financial statements.

NEXT LEVEL COMMUNICATIONS
(A Development Stage Company)

STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 1995

OPERATING ACTIVITIES:
Net loss                                                       $(4,037,300)
Adjustments to reconcile net loss to net
    cash used in operating activities:
Amortization of unearned compensation                              247,000
Depreciation and amortization                                      123,272
Accretion of discount on short-term investments                   (182,324)
Changes in assets and liabilities:
Prepaid expenses and other                                         (18,682)
Accounts payable and accrued liabilities                           614,306

Net cash used in operating activities                           (3,253,728)

INVESTING ACTIVITIES:
Purchases of furniture, fixtures, equipment and improvements    (2,079,593)
Purchases of short-term investments                             (5,279,678)

Net cash used in investing activities                           (7,359,271)

FINANCING ACTIVITIES:
Proceeds from issuance of Series A convertible preferred stock  11,432,512
Proceeds from issuance of common stock                               4,550

Net cash provided by financing activities                       11,437,062

INCREASE IN CASH AND CASH EQUIVALENTS                              824,063
CASH AND CASH EQUIVALENTS:
Beginning of year                                                     -
End of year                                                   $    824,063

NONCASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock for shareholders' notes receivable   $    323,445

See notes to financial statements.

NEXT LEVEL COMMUNICATIONS
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 1995
1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
General - Next Level Communications (the "Company"), a development stage company, was incorporated under the laws of the State of California on June
22, 1994 but operations did not commence until July 1, 1994.  Accordingly,
July 1, 1994 is considered the date of inception for financial statement purposes. The Company was formed to design, manufacture and market a next generation broadband access system capable of transmitting telephony, video and data to homes from telephone company central offices and cable television headends. Among other services, the Company expects broadband services to include movies-on-demand, bank and shop-at-home, distance learning, time-shifted television and interactive video games.
Since inception, substantially all of the resources of the Company have been devoted to the development and testing of the broadband access system and to establishing the infrastructure that will permit the marketing of its products. Development Stage Presentation - The financial statements of the Company have been prepared in conformity with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. As a development stage company with no commercial operating history, the Company is subject to all of the risks and expenses inherent in the establishment of a new business enterprise. To address these risks and expenses, the Company must, among other things, complete the development of the Company's products, respond to competitive developments, attract, retain and motivate qualified personnel and obtain substantial additional capital to support the expense of marketing new products based upon innovative technology. In addition, for the Company to achieve commercial success, it must successfully launch the commercial production and distribution of its products and the Company's products must be marketed successfully to potential customers. The Company has not recognized any revenues to date and does not expect to recognize any revenues for the foreseeable future. As a result of incurring expenses in these development activities without generating revenues, the Company has incurred significant losses and negative cash flow from operating activities, and as of June 30, 1995, the Company had an accumulated deficit of
$4,037,300. The Company expects to incur substantial losses and substantial negative cash flows from operating activities in the foreseeable future until such time as it achieves revenues offsetting its continuing operating expenses. There can be no assurance, however, that the Company will be able to achieve revenues in excess of such expenses.
Cash and Cash Equivalents - The Company considers cash investments with maturities of three months or less at the time of purchase to be cash equivalents.
Investments - The Company holds investments in U.S. Treasury backed securities with maximum maturities of less than one year. The Company's short-term investments are classified on the accompanying balance sheet as held to maturity and reported at amortized cost.
Furniture, Fixtures, Equipment and Improvements - The Company records furniture, fixtures, equipment and improvements at cost. Depreciation is computed on the straight-line method over estimated useful lives ranging from five to seven years.
Capitalized Software - The Company capitalizes software costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of such costs begins upon the establishment of technological feasibility for the product. Amortization of such costs will begin when the product is available for general release to customers.
Net Loss Per Share - The net loss per share for the year ended June 30, 1995 is based upon the weighted average number of shares of common stock outstanding during the year. No effect has been given to convertible preferred stock and stock warrants because the effect would be antidilutive. For the year ended June 30, 1995 all common stock and stock options issued at less than fair market value within one year prior to the Company's proposed acquisiton by General instrument Corporation ("GI") (See Note 2) have been treated as outstanding for the entire year in accordance with the rules of the
Securities and Exchange Commission.
Unearned Compensation - Unearned compensation related to the Company's Stock Plan (see Note 6) was calculated based on the difference between the estimated fair value of the common stock at the date of issuance or option grant and the stock issuance price or option exercise price at the date of issuance or grant.
2.	PROPOSED ACQUISITION OF THE COMPANY
On February 28, 1995, pursuant to the Stock Purchase Agreement (the "Agreement"), dated February 27, 1995, the Company issued 1,032,000 shares of Series A convertible preferred stock to GI for $6,500,000 in cash (see
Note 6). Under the terms of the Agreement, GI had an option to purchase an additional 1,318,000 shares of Series A convertible preferred stock at $6.50 per share, subject to certain terms and conditions as set forth in the Agreement. In addition, GI had the option to acquire the Company, subject to certain terms and conditions as set forth in the Agreement (the "Purchase Option"). On June 30, 1995, the Company and GI amended the Agreement to eliminate the additional purchase of Series A convertible preferred stock and to provide that the Purchase Option would be exercisable until July 21, 1995 (later extended to July 24, 1995).
On August 30, 1995, pursuant to a letter of intent signed on July 24, 1995, the Company and GI signed a definitive agreement to exchange all of the outstanding capital stock of the Company for approximately $83 million payable in GI common stock in a transaction that is intended to be a tax-free reorganization under
Section 368 of the Internal Revenue Code of 1986. The consummation of the proposed acquisition of the Company by GI is subject to, among other things, the approval of the Company's shareholders.
GI has agreed to reimburse the Company for certain costs and expenses in connection with legal proceedings described in Note 9. Such legal expenses totaled $230,279 through June 30, 1995 and have been included as an expense in the accompanying statement of operations.  GI's reimbursement will be shown as a capital contribution when received by the Company.
3.	SHORT-TERM INVESTMENTS
Short-term investments held to maturity at June 30, 1995 are summarized as follows:
                                                Gross
                              Amortized      Unrealized        Fair
                                 Cost           Gains          Value
Short-term investments -
debt instruments
issued by Federal Agency      $5,462,002        $163         $5,462,165

4.	FURNITURE, FIXTURES, EQUIPMENT AND IMPROVEMENTS
Furniture, fixtures, equipment and improvements consist of the following at June 30, 1995:
Furniture and fixtures                                 $   176,984
Office equipment                                           156,132
Computer equipment                                         784,403
Software                                                   816,090
Leasehold improvements                                     145,984
Total furniture, fixtures, equipment and improvements    2,079,593
Less:  accumulated depreciation and amortization          (123,272)
Furniture, fixtures, equipment and improvements, net    $1,956,321

5.	INCOME TAXES
Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. At June 30, 1995, the deferred tax balance consisted of the following:
Deferred tax assets (liabilities):
Federal and state operating loss carryforwards          $1,490,000
Research and development credit carryforwards              160,000
Excess tax over book depreciation and amortization         (46,000)
Total deferred tax assets                                1,604,000
Valuation allowance                                     (1,604,000)
Net deferred tax assets                                 $      -
A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has established a 100% valuation allowance of $1,604,000 that fully offsets its gross deferred tax assets due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.
As of June 30, 1995, the Company had a net operating loss carryforward for federal income tax purposes of approximately $4,000,000 and a net operating loss carryforward for state tax purposes of approximately $2,000,000 which expire in 2009. The difference between the net operating loss carryforward for federal income tax purposes and for California income tax purposes results primarily from the 50% limitation on the California loss carryforward.
6.	SHAREHOLDERS' EQUITY
Common Stock - In August 1994, pursuant to an understanding reached in July 1994, the Company issued 4,550,000 shares of common stock to its two founders for $.001 per share or $4,550.
Series A Convertible Preferred Stock - In August 1994, the Company completed a private placement of 5,000,000 shares of Series A convertible preferred stock for $4,932,512, net of issuance costs of $67,488. In February 1995, the Company issued 1,032,000 shares of Series A convertible preferred stock to GI for $6,500,000 (see Note 2).

The shares of Series A convertible preferred stock have noncumulative dividend preferences of $.05 per share per annum, when and as declared. Until declared by the Company's Board of Directors, no rights to dividends accrue to the holders of the Series A convertible preferred stock. The Company has never declared or paid cash dividends on its capital stock, and currently intends to retain any future earnings for use in the development and operations of its business. Accordingly, the Company does not expect to pay cash dividends in the foreseeable future.
The Series A convertible preferred stock is convertible at any time into such number of fully paid and nonassessable shares of common stock as is determined by dividing $1.00 by the conversion price, as defined.  In the event of a public offering satisfying certain criteria, each share of Series
A convertible preferred stock automatically converts into shares of common stock at the conversion price. At June 30, 1995 the conversion price was $1.00. The Series A convertible preferred stock votes equally with common stock on an "if converted" basis. The Series A convertible preferred stock has a liquidation preference of $1.00 per share plus all declared but unpaid dividends. At June 30, 1995, the liquidation preference for Series A convertible preferred stock was $1.00 per share. The
Series A convertible preferred stock is subject to redemption on or after August 1, 1999, at the option of the Company, at $3.00 per share plus all declared but unpaid dividends.
Stock Warrants - In connection with the August 1994 private placement of Series A convertible preferred stock, in lieu of finders' fees the Company granted warrants to certain individuals to purchase 240,000 shares of Series A convertible preferred stock. At the election of the warrant holders, the holders may purchase Series A convertible preferred stock at an exercise price of $1.00 per share. The warrants expire on July 31, 1999.
Stock Options - In July 1994, the Company's Employee Stock Option/Stock Issuance Plan (the "Stock Plan") was adopted by the Board of Directors and approved by the Company's shareholders. The maximum number of shares available for grant by the Company under the Stock Plan is 2,450,000 shares of common stock. The Stock Plan is divided into two separate components: the Option Grant Program (the "OGP"), an incentive and nonstatutory stock option plan, and the Stock Issuance Program (the "SIP"), which provides for the direct issuance of the Company's common stock.
Under the OGP, stock options become exercisable pursuant to individual written agreements between the Company and participants in the plan. In fiscal 1995, the Company granted options to certain individuals to purchase 150,000 shares of common stock at an exercise price of $0.10 per share. The Company estimates the fair market value of its common stock to have been $2.10 per share at the grant date and, accordingly, has recorded unearned compensation of $300,000. There were no options exercised or canceled during fiscal 1995. Generally, as long as the participant is employed or in the service of the Company, stock options vest 20% immediately and the balance in four equal installments every six months after grant. Participants may exercise their options prior to vesting; however, such unvested shares are subject to repurchase by the Company. At June 30, 1995, 150,000 shares of common stock were exercisable (30,000 of which were vested) under the OGP at $0.10 per share.
Under the SIP, the participant has all of the rights of a common stock shareholder at the time of issuance, without regard to vesting. Generally, as long as the participant is employed by or in the service of the Company, stock issued under the SIP vests 25% one year after the commencement of employment or, for subsequent issuances, the date of issuance and the balance ratably over the next 36 months. Unvested shares are subject to repurchase by the Company. The purchase price is determined by the plan administrator (as defined) at the time of grant. During fiscal year 1995, employees of the Company purchased 1,848,500 shares of common stock for $323,445 (1,023,000 shares in December 1994 at $0.10 per share, 563,500 shares in February 1995 at $0.10 per share and 262,000 shares in May 1995 at $0.63 per share) in exchange for notes receivable of $323,445, bearing interest at rates ranging from 6% to 8% and due on various dates through 2000. The Company estimates the fair market value of such shares to
have been $0.10 to $2.10 per share at the time of issuance and, accordingly, has recorded unearned compensation of $1,512,000.
There were 451,500 shares available for granting of options under the OGP or issuance under the SIP at June 30, 1995. Subsequent to June 30, 1995, employees of the Company purchased an additional 328,500 shares of common stock for $278,705 in exchange for notes receivable of $278,705 bearing interest at 6% and due on various dates through 2000. Such shares were issued as follows: 303,500 shares on July 18, 1995 at $0.63 per share and 25,000 shares on August 9, 1995 at $3.50 per share. Unearned compensation related to issuances subsequent to June 30, 1995 will be approximately $450,000 based upon $2.10 per share but could differ based upon the final determination of fair value.
7.	LEASES
The Company leases office space under an operating lease which is subject to certain rent escalations for inflation and include renewal provisions at the option of the Company.
Future minimum payments under the operating lease as of June 30, 1995 are as follows:

1996                                                         $  133,200
1997                                                            152,300
1998                                                            164,400
1999                                                            177,600
2000                                                            157,700
Thereafter                                                           -
Total                                                        $  785,200

Rent expense in fiscal 1995 was $77,000.
Under the terms of the Company's lease agreement, the Company has a standby letter of credit (the "L/C") with the lessor for $65,000 which expires on
May 1, 1996. The L/C is secured against the Company's cash and investment accounts with the issuing bank.
8.	401(K) PLAN
The Company maintains a salary deferral 401(k) plan covering all employees who have met certain eligibility requirements. Employees may elect to contribute up to $9,240 of their eligible compensation to the 401(k) plan, which is the dollar limit set by law. Under the 401(k) plan, the Company may, at its discretion, make matching contributions to the plan. The Company has not made any contributions to the 401(k) plan through June 30, 1995.
9.	LITIGATION
On April 10, 1995, the Company founders' previous employer, DSC Communications Corporation, and DSC Technologies Corporation (together "DSC") brought suit in a Texas District Court against the Company and the founders (together the "defendants"). DSC's allegations included causes of action for breach of contract, tortious interference with contractual relations, breach of fiduciary duty, usurpation of corporate opportunity, theft of trade secrets, civil conspiracy and unfair competition. DSC sought a declaratory judgment, injunctive relief, compensatory damages of an unspecified amount, punitive damages and attorneys' fees. The Texas District Court entered a temporary restraining order against the Company on April 10, 1995. The defendants removed the case to the Federal District Court on April 17, 1995.  On
June 1, 1995, the defendants filed their answer and counterclaim for damages and injunctive relief, including counterclaims for unfair competition under the Lanham Act, unfair competition, interference with prospective economic advantage and intentional interference with contractual relations. On June 7, 1995, the court issued a preliminary injunction prohibiting the defendants from using any ideas contained in any written material transmitted to one of the founders pertaining to switched digital video that was or is not in the public domain, from soliciting DSC employees for employment at the Company and from destroying any pertinent documents which were created during the founders' employment with DSC. The parties are currently engaged in discovery.
On April 25, 1995, the Company filed suit in the Superior Court of the State of California, in the County of Sonoma, against DSC and two employees of DSC. The Company seeks recovery in this action based on allegations of unlawful and anti-competitive conduct violating the California Business and Professions Code, intentional interference with contractual relations and interference with prospective economic advantage. The court has granted a motion staying this action until resolution of the Federal District Court action, but will retain jurisdiction over the case. After resolution of the Federal District Court action, the court will entertain a motion by the Company, if appropriate, to reopen the California proceedings.
The ultimate outcome of the litigation described above cannot presently be determined. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.
******

ANNEX A



Agreement and Plan of Merger

                                                   CONFORMED COPY









                        AGREEMENT AND PLAN OF MERGER

                               dated as of

                             August 30, 1995

                                   among

                      GENERAL INSTRUMENT CORPORATION,

                           NLC ACQUISITION CORP.

                                    AND

                        NEXT LEVEL COMMUNICATIONS

                               TABLE OF CONTENTS

                                                            PAGE
1   PLAN OF MERGER.............................................1
       1.1   The Merger........................................1
       1.2   Conversion of Shares..............................2
       1.3   NLC Options.......................................3
       1.4   Adjustments for Capital Changes...................3
       1.5   Fractional Shares.................................3
       1.6   Surrender of Certificates.........................4
       1.8   Effects of the Merger.............................5
       1.9   Reorganization....................................5
       1.10  FIRPTA Compliance.................................5

2   REPRESENTATIONS AND WARRANTIES OF NLC......................5
       2.1   Organization, Good Standing and Qualification.....6
       2.2   Capitalization....................................6
       2.3   Subsidiaries, etc.................................7
       2.4   Authorization.....................................7
       2.5   Governmental Consents.............................7
       2.6   Compliance with Other Instruments.................7
       2.7   Registration Rights...............................8
       2.8   Corporate Documents...............................8
       2.9   Taxes.............................................8
       2.10  Minute Books......................................8
       2.11  Board Approval....................................8
       2.12  Vote Required.....................................8
       2.13  Disclosure........................................9

3   REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS.............9
       3.1   Financial Statements..............................9
       3.2   Litigation.......................................10
       3.3   Patents and Trademarks...........................10
       3.4   Employees........................................10
       3.5   Title to Property and Assets.....................11
       3.6   Agreements, Action...............................11
       3.7   Changes..........................................11
       3.8   Insurance........................................12

4   REPRESENTATIONS AND WARRANTIES OF GIC.....................12
       4.1   Authority........................................12

       4.2   Disclosure.......................................13
       4.3   Interim Operations of Newco......................13

5   NLC COVENANTS.............................................13
       5.1   Advice of Changes................................13
       5.2   Maintenance of Business..........................14
       5.3   Conduct of Business..............................14
       5.4   Shareholder Approval.............................16
       5.5   FIRPTA Compliance................................16
       5.6   Regulatory Approvals.............................16
       5.7   Necessary Consents...............................16
       5.8   Access to Information............................16
       5.9   Other Offers.....................................16
       5.10   Information for Use in Registration Statement...17
       5.11   Termination of Certain Agreements...............17
       5.12   Satisfaction of Conditions Precedent............17

6   GIC COVENANTS.............................................17
       6.1   Advice of Changes................................17
       6.2   Regulatory Approvals.............................17
       6.3   Form S-4 Registration Statement..................18
       6.4   Necessary Consents...............................18
       6.5   Satisfaction of Conditions Precedent.............18
       6.6   Indemnification..................................18
       6.7   NYSE Listing.....................................19
       6.8   Blue Sky Permits.................................19
       6.9   Tax Covenants....................................19

7   CONDITIONS PRECEDENT TO OBLIGATIONS OF NLC................20
       7.1   NLC Shareholder Approval.........................20
       7.2   No Legal Action..................................20
       7.3   Registration Statement...........................20
       7.4   Indemnification and Stock Option Agreements......20
       7.5   Dissenters.......................................20

8   CONDITIONS PRECEDENT TO OBLIGATIONS OF GIC................20
       8.1   NLC Shareholder Approvals........................20
       8.2   No Legal Action..................................21
       8.3   Registration Statement...........................21
       8.4   Outstanding Shares...............................21
       8.5   Consents.........................................21

9   TERMINATION OF AGREEMENT..................................21
       9.1   Termination......................................21

       9.2   Notice of Termination............................22
       9.3   No Liability.....................................22

10   MISCELLANEOUS............................................23
       10.1   Indemnification Regarding the
                    Registration Statement....................23
       10.2   Governing Law...................................23
       10.3   Assignment; Binding Upon Successors and Assigns.23
       10.4   Severability....................................23
       10.5   Counterparts....................................23
       10.6   Other Remedies..................................23
       10.7   Amendment and Waivers...........................24
       10.8   Expenses........................................24
       10.9   Attorneys' Fees.................................24
       10.10  Notices.........................................24
       10.11  Construction of Agreement.......................25
       10.12  Further Assurances..............................25
       10.13  Absence of Third Party Beneficiary Rights.......25
       10.14  Public Announcement.............................26
       10.15  Entire Agreement................................26
       10.16  Survival of Representations and Warranties......26

                      AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "AGREEMENT") is entered into as of this 30th day of August, 1995, among GENERAL INSTRUMENT CORPORATION, a Delaware corporation ("GIC"), NLC ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of GIC ("NEWCO"), and NEXT LEVEL COMMUNICATIONS, a California corporation ("NLC").

                                RECITALS

      A. The Boards of Directors of GIC, Newco and NLC deem it advisable and in the best interests of their respective shareholders to consummate, and have approved, the business combination provided for herein in which Newco will merge with and into NLC in a reverse triangular merger with NLC as the surviving corporation of the Merger.

      B. The Merger is intended to be treated as a reorganization pursuant to the provisions of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

      Now, therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

      1.   PLAN OF MERGER

           1.1.   THE MERGER.

                  (A)   Upon the terms and subject to the
conditions of this Agreement, at the Effective Time (as defined in Section 1.1(b)), Newco shall be merged with and into NLC (the "MERGER") pursuant to this Agreement and an Agreement of Merger substantially in the form of EXHIBIT A (the "AGREEMENT OF MERGER") and in accordance with applicable provisions of the California Corporations Code (the "CCC"). As a result of the Merger, the separate existence of Newco shall cease and NLC shall be the surviving corporation (the "SURVIVING CORPORATION").

                  (B)   Upon the terms and subject to the
conditions of this Agreement, the Closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Cooley Godward Castro Huddleson & Tatum, on a date (the "CLOSING DATE") and at a time to be mutually agreed upon by the parties, which date shall be as soon as practicable (but in any event no later than the third business day) after all conditions to the Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by NLC and GIC. Concurrently with the Closing, the Agreement of Merger shall be duly filed in the office of the Secretary of State of the State of California. The Merger shall become effective (the "EFFECTIVE TIME") upon such filing of the Agreement of Merger with the Secretary of State of the State of California.

           1.2.   CONVERSION OF SHARES.

                  (A) Each share of common stock, no par value, of NLC ("NLC COMMON STOCK") (including shares of NLC Common Stock acquired at or prior to the Effective Time upon the exercise of outstanding stock options), other than Founders Common Stock (as defined in Section 1.2(c)), that is issued and outstanding immediately prior to the Effective Time shall, except as provided in Section 1.2(d) and Section 1.5, be converted at the Effective Time into the right to receive that number of validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of GIC ("GIC COMMON STOCK") equal to the Conversion Number (as defined below). The "CONVERSION NUMBER" shall be determined by dividing $7.00 by the GIC Average Price (as defined below), rounded to three decimal places. The "GIC AVERAGE PRICE" means the average closing price on the New York Stock Exchange (the "NYSE") of GIC Common Stock (as reported in the New York Stock Exchange Composite Transactions reporting system as published in THE WALL STREET JOURNAL or, if not published therein, in another authoritative source) for the 10 consecutive trading days ending with the third trading day immediately preceding the Effective Time.

                  (B) Each share of Series A Preferred Stock, no par value, of NLC ("NLC SERIES A PREFERRED STOCK") that is issued and outstanding immediately prior to the Effective Time (including shares of NLC Series A Preferred Stock acquired at or prior to the Effective Time upon the exercise of the two warrants dated September 14, 1994 (the "SERIES A WARRANTS"), which permit the holders thereof to purchase an aggregate of 240,000 shares of NLC Series A Preferred Stock at a purchase price of $1.00 per share) shall, except as provided in Section 1.2(d) and Section 1.5, be converted at the Effective Time into the right to receive that number of validly issued, fully paid and nonassessable shares of GIC Common Stock equal to the Conversion Number.

                  (C)   Each share of NLC Common Stock owned
immediately prior to the Effective Time by Peter W. Keeler or Thomas R. Eames (the "FOUNDERS") or by any other holder who received such shares directly or indirectly by transfer from either of the Founders (all of such shares collectively, "FOUNDERS COMMON STOCK") shall be converted at the Effective Time into the right to receive that number of validly issued, fully paid and nonassessable shares of GIC Common Stock determined by dividing $4.75 by the GIC Average Price, rounded to three decimal places. Twenty-one percent (21%) of such shares shall be restricted shares and shall become freely transferable by the holder thereof automatically, and without being subject to any condition other than the passage of time, on the date that is the 18-month anniversary of the Effective Time.

                  (D) Each outstanding share of NLC Common Stock and NLC Series A Preferred Stock held by NLC as treasury stock immediately prior to the Effective Time shall be canceled at the Effective Time and no payment shall be made with respect thereto.

                  (E) Each share of common stock, no par value, of Newco shall be converted at the Effective Time into one share of common stock, no par value, of the Surviving Corporation.

                  (F)   DISSENTING SHARES.

                        (i)   Notwithstanding anything in this
Agreement to the contrary, shares of NLC Common Stock or NLC Series A Preferred Stock (collectively, "NLC Stock") which are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder of NLC who has complied with the procedures for the exercise of dissenters' rights set forth in the CCC shall not be converted into or be exchangeable for the right to receive GIC Common Stock unless and until such shareholder shall have failed to perfect or shall have effectively withdrawn or lost the right to the exercise of dissenters' rights under the CCC. If such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such shareholder's shares of NLC Stock shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive, as of the Effective Time, the number of shares of GIC Common Stock determined in accordance with Section 1.2.

                        (ii)   NLC shall give GIC (X) prompt
notice of any exercise of dissenters' rights by any holder of any shares of NLC Stock pursuant to the CCC, attempted withdrawals of such exercise, and any other instruments served pursuant to the CCC and received by NLC relating to shareholders' rights to dissent and (Y) the opportunity to direct all negotiations and proceedings with respect to such rights. NLC shall not, without the prior written consent of GIC, voluntarily make any payment with respect to any dissenters' rights, offer to settle or settle any such rights or approve any withdrawal of any such exercise.

           1.3. NLC OPTIONS. No payment shall be made in respect of any shares of NLC Common Stock subject to outstanding options that are not exercised at or prior to the Effective Time.

           1.4. ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, GIC recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the number of shares of GIC Common Stock issuable pursuant to Section 1.2 shall be adjusted appropriately.

           1.5. FRACTIONAL SHARES. No fractional shares of GIC Common Stock shall be issued in the Merger and fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of GIC. All fractional shares of GIC Common Stock that a holder of NLC Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the GIC Average Price by the fraction of a share of GIC Common Stock to which such holder would otherwise have been entitled.

           1.6.   SURRENDER OF CERTIFICATES.

                  (A)   EXCHANGE PROCEDURES. As soon as
practicable after the Effective Time, each holder of record of a certificate or certificates that immediately prior to the Effective Time represented NLC Stock (collectively, the "CERTIFICATES") shall surrender such Certificate or Certificates with appropriate letters of transmittal to an Exchange Agent to be designated by GIC (the "EXCHANGE AGENT"). Upon surrender of a Certificate for cancellation to the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of GIC Common Stock and/or cash in lieu of a fractional share that such holder has the right to receive pursuant to the provisions of this Agreement (the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.6, each Certificate shall be deemed, on and after the Effective Time, to represent the Merger Consideration. No interest will be paid or will accrue on any cash amount payable upon the surrender of any such Certificate.

                  (B) DIVIDEND AND DISTRIBUTIONS. Dividends or other distributions declared or made after the Effective Time with respect to GIC Common Stock with a record date after the Effective Time shall not be paid by GIC with respect to any unsurrendered Certificates unless and until such Certificates are surrendered. Subject to the effect of applicable laws, following surrender of any such Certificate the record holder of the Certificates representing whole shares of GIC Common Stock issued in exchange therefor shall be considered a stockholder of record for purposes of dividends or other distributions paid (or declared but not yet paid) to holders of GIC Common Stock as of a record date after the Effective Time but before the date of surrender. Any amounts of such dividends or other distributions paid to stockholders of GIC prior to the date of surrender of Certificates shall be paid upon such surrender without interest.

                  (C) STOCK TRANSFER BOOKS OF NLC. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of NLC Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.6.

                  (D)   UNSURRENDERED CERTIFICATES.  One year
after the Effective Time, all certificates representing GIC Common Stock and all cash held by the Exchange Agent for delivery to holders of Certificates shall be delivered to GIC, and any former shareholders of NLC who have not theretofore complied with this
Section 1.6 and the

Agreement of Merger shall thereafter look only to GIC, as general creditors thereof, for payment of the Merger Consideration and any subsequent dividends and other distributions thereon. If outstanding Certificates are not surrendered prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which the Merger Consideration or the dividends and other distributions thereon, if any, would otherwise escheat to or become property of any governmental unit or agency), the Merger Consideration and the amount of dividends and other distributions thereon, if any, shall, to the extent permitted by applicable law, become the property of the Surviving Corporation (and, to the extent not in its possession, shall be paid over to it by GIC), free and clear of all claims or interest of any person previously entitled thereto.

                  (E) NO LIABILITY. Neither the Exchange Agent, GIC nor the Surviving Corporation shall be liable to any holder of shares of NLC Stock or for any amount paid, or shares of GIC Common Stock, cash or dividends delivered, to a public official pursuant to any applicable abandoned property, escheat or similar law.

           1.7.   EFFECTS OF THE MERGER.  At the Effective Time:
(A) the Merger shall have the effects provided by applicable law, including, without limitation, the CCC; (B) the Surviving Corporation shall adopt Articles of Incorporation identical to the Articles of Incorporation of Newco immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged); (C) the Surviving Corporation shall adopt Bylaws identical to the Bylaws of Newco immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged); (D) the directors of Newco immediately prior to the Effective Time will be the directors of the Surviving Corporation; and (E) the officers of Newco immediately prior to the Effective Time will be the officers of the Surviving Corporation.

           1.8. REORGANIZATION. The parties intend to adopt this Agreement and the Merger as a plan of reorganization under
Section 368(a)(2)(E) of the Code. The parties shall not take a position on any tax return inconsistent with this Section 1.8.

           1.9. FIRPTA COMPLIANCE. In the event that NLC shall have failed to deliver to GIC at the Closing the statement referred to in Section 5.5, GIC may withhold from shares of GIC Common Stock otherwise deliverable at the Closing such number of shares as may be required to satisfy any withholding obligations of GIC as a result of such failure.

      2.   REPRESENTATIONS AND WARRANTIES OF NLC

      Except as set forth in a letter dated the date of this Agreement, delivered by NLC to GIC concurrently herewith, and certified by NLC to be true, accurate and complete to the best knowledge of the executive officers of NLC (the "NLC DISCLOSURE LETTER"), NLC hereby represents and warrants to GIC that:

           2.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. NLC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as presently conducted and carry out the transactions contemplated hereunder. NLC is duly qualified to transact business and is in good standing in each jurisdiction of the United States in which the failure so to qualify would presently have a material adverse effect on the business, properties or prospects of NLC (an "NLC MATERIAL ADVERSE EFFECT").

           2.2. CAPITALIZATION. (A) The authorized capital of NLC consists of: 50,000,000 shares of NLC Common Stock, of which 6,727,000 shares are issued and outstanding, and an additional 150,000 of which are issuable upon the exercise of outstanding stock options that have an exercise price of $0.10 per share; and 20,000,000 shares of Preferred Stock, of which 8,100,000 shares have been designated NLC Series A Preferred Stock, 6,032,000 shares of which are issued and outstanding, and an additional 240,000 shares of which are issuable upon the exercise of the Series A Warrants, which have an exercise price of $1.00 per share. The rights, preferences and privileges of the NLC Series A Preferred Stock are as set forth in NLC's Articles of Incorporation. All outstanding shares of NLC Series A Preferred Stock are presently convertible into an equivalent number of shares of NLC Common Stock, which conversion ratio is subject to adjustment as provided in NLC's Articles of Incorporation.

                  (B) All outstanding shares of NLC Common Stock and NLC Series A Preferred Stock, including shares of such stock issuable upon exercise of the above-described outstanding warrants and options, have been duly authorized and are, or in the case of shares issuable upon exercise of warrants or options, will be upon payment of the required exercise price, validly issued, fully paid and nonassessable, and were or will be issued in compliance with all applicable federal and state securities laws.

                  (C)   Except for (1) the shares subject to
repurchase and the warrants and options specified above in this
Section 2.2; (2) the repurchase rights, rights of first refusal and co-sale rights described in each of the Agreements between NLC and Peter W. Keeler and Thomas R. Eames, respectively, each dated August 19, 1994 (the "FOUNDERS STOCK AGREEMENTS"), true and complete copies of which have been provided by NLC to GIC, and (3) the conversion privileges of the NLC Series A Preferred Stock, there are no outstanding options, warrants, conversion rights, rights of first refusal, preemptive rights or other rights or agreements for the purchase or acquisition from NLC of any of the securities of NLC or rights thereto.

                  (D)   Attached hereto as EXHIBIT 2.2(e) is a
true, complete and correct list of the names and holdings of each current record owner of outstanding shares of NLC Common Stock, NLC Series A Preferred Stock, NLC Options, and the Series A Warrants, including any vesting schedules with respect thereto. NLC has delivered to GIC a true and complete copy of the NLC 1994 Stock Option/Stock Issuance Plan, including certain standard related agreements and forms, and true and complete copies of all existing agreements thereunder.

           2.3. SUBSIDIARIES, ETC. NLC does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association, joint venture or other business entity or enterprise.

           2.4. AUTHORIZATION. NLC has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the Merger by the shareholders of NLC, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by NLC and, subject to approval of this Agreement and the Merger by the shareholders of NLC, the consummation by NLC of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NLC. This Agreement has been duly executed and delivered by NLC and this Agreement is the valid and binding obligation of NLC, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws or by limitations on the availability of equitable remedies.

           2.5. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "GOVERNMENTAL ENTITY"), is required to be obtained by NLC in connection with the execution and delivery of this Agreement or the Agreement of Merger or the consummation of the transactions contemplated hereby or thereby, except for:

                  (a) the filing of the Agreement of Merger with the Secretary of State of the State of California and appropriate documents with the relevant authorities of any other states in which NLC is qualified to do business; and

                  (b) such filings, authorizations, orders and approvals as may be required under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any state securities or "blue sky" or other similar statutes and regulations
(collectively, "STATE BLUE SKY LAWS").

           2.6. COMPLIANCE WITH OTHER INSTRUMENTS. NLC is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, or of any material contract, agreement or instrument to which it is a party or by which it is bound or, to the extent that such a violation or default would have a material adverse effect on NLC or its business, of any provision of any federal, state or local judgment, writ, decree, order, statute, rule or governmental regulation applicable to NLC. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or contravene or constitute, with or without the passage of time and giving of notice, either a default under any such provision or result in the creation or imposition of any lien, charge or encumbrance upon any assets of NLC.

           2.7.   REGISTRATION RIGHTS.  Except as provided for in
Section 7 of the Stock Purchase Agreement between General Instrument Corporation of Delaware and NLC dated as of February 27, 1995, as amended, and in section 7 of each Stock Purchase Agreement pursuant to which NLC issued all outstanding shares of NLC Series A Preferred Stock (the "ORIGINAL SERIES A STOCK PURCHASE AGREEMENT"), NLC has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

           2.8.   CORPORATE DOCUMENTS.  NLC's Articles of
Incorporation and Bylaws are in the form previously provided to GIC.

           2.9. TAXES. NLC has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it, and, to the best of NLC's knowledge, all such returns are true, correct and complete. NLC has paid or caused to be paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The income tax returns of NLC have never been audited by any federal, state, or local authorities.

           2.10. MINUTE BOOKS. The minute books of NLC made available to GIC contain a complete summary of all meetings of directors and shareholders, or actions taken by written consent of the directors and shareholders, since the time of incorporation and reflect all transactions referred to in such minutes and consents accurately in all material respects.

           2.11. BOARD APPROVAL. The board of directors of NLC has unanimously (I) approved this Agreement and the Merger and
(II) determined that the Merger is in the best interests of the shareholders of NLC and is on terms that are fair to such shareholders.

           2.12. VOTE REQUIRED. Neither the execution, delivery and performance of this Agreement or the Agreement of Merger, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will require the affirmative vote of the holders of any outstanding class or series of NLC capital stock other than the affirmative vote of the holders of (I) a majority of the outstanding shares of NLC Common Stock and NLC Series A Preferred Stock, voting together as a single class (on an as-converted basis, in the case of the NLC Series A Preferred Stock), (II) a majority of the outstanding shares of the NLC Series A Preferred Stock, voting as a class, and
(III) all outstanding shares of NLC Common Stock, unless the California Commissioner of Corporations approves the Merger following a hearing on the fairness thereof.

           2.13. DISCLOSURE. None of the information supplied or to be supplied by NLC for inclusion or incorporation by reference in the Registration Statement (as defined in Section 6.3) to be filed with the Securities and Exchange Commission (the "SEC") by GIC in connection with the issuance of GIC Common Shares pursuant to the Merger, in the Prospectus included in the Registration Statement (the "PROSPECTUS") or in any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and at all times necessary to comply with the Securities Act, and, with respect to the Prospectus, when mailed and at all times through the Closing Date contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not
misleading.   NLC shall promptly advise GIC if it becomes aware of
any event or set of facts relating to any information that NLC has furnished that should be set forth in an amendment of, or supplement to, the Registration Statement. For purposes of this representation and Section 9.1(c), any untrue statement made by NLC in a certificate relied upon by tax counsel in rendering its opinion as described in the Prospectus shall be deemed an untrue statement of material fact in the Prospectus in breach of this representation, and such breach shall be deemed to constitute an NLC Material Adverse Effect, unless such tax counsel reissues such opinion (on a basis, including disclosure thereof in the Prospectus, reasonably satisfactory to GIC) taking into account such untrue statement.

      3.   REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

                  Peter W. Keeler and Thomas R. Eames hereby jointly and severally, to their actual knowledge, without any inquiry or investigation with respect thereto, and without regard to whether the nature and extent of each such individual's position, activities or other involvement with NLC would ordinarily result in such individual having more extensive knowledge about the subject matter of any such representation, (A) make the representations and warranties regarding NLC set forth in
Section 2 (as qualified by the NLC Disclosure Letter) (without giving effect to any qualification relating to the knowledge of NLC set forth therein); and (B) except as set forth in a letter dated the date of this Agreement delivered to GIC currently herewith (the "FOUNDERS DISCLOSURE LETTER"), represent and warrant to GIC that:

           3.1. FINANCIAL STATEMENTS. NLC has delivered to GIC its audited financial statements (balance sheets and statements of operations, statements of shareholders' equity and statements of cash flows) as at June 30, 1995, and for the fiscal year ended June 30, 1995 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of NLC as of the dates, and for the periods, indicated therein. NLC maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. NLC has no liabilities or obligations of any nature (matured or unmatured, fixed or contingent) that are material to NLC, except for such liabilities or obligations as (I) were accrued or fully reserved against in the balance sheet of NLC at June 30, 1995 or referred to in the notes to the Financial Statements; (II) are of a normally recurring nature and were incurred after June 30, 1995, in the ordinary course of business consistent with past practice; or (iii) were incurred in the ordinary course of business and are not required under generally accepted accounting principles to be reflected in the Financial Statements. The liabilities referred to in clauses (ii) and (iii) are not, individually or in the aggregate, material to the financial condition or results of operations of NLC.

           3.2. LITIGATION. There is no action, suit, proceeding or investigation pending or overtly threatened against NLC which questions the validity of this Agreement or the right of NLC to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in an NLC Material Adverse Effect, nor is NLC aware that there is any basis for the foregoing. NLC is not subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which names NLC as a party.

           3.3. PATENTS AND TRADEMARKS. NLC (A) has sufficient right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, information and proprietary rights, or adequate licenses, rights or purchase options with respect to the foregoing, necessary for its business as presently conducted; or (B) can obtain, on terms which will not materially adversely affect its business, all necessary permits, licenses and other authority with respect thereto without any known conflict with or infringement of the rights of others. NLC has not received any communications alleging that NLC has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, and there is no basis for the foregoing. None of NLC's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of NLC or that would conflict with NLC's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of NLC's business by the employees of NLC, nor the conduct of NLC's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

           3.4. EMPLOYEES. Each employee and officer of NLC has executed a Proprietary Information and Inventions Agreement in the form attached hereto as EXHIBIT 3.4. None of NLC's employees or officers is in violation thereof, and NLC will use its best efforts to prevent any such violation. No officer or key employee of NLC, or any group of key employees, intends to terminate their employment with NLC, and NLC does not have a present intention to terminate the employment of any such person. The employment of each officer and each employee of NLC is terminable at the will of NLC (subject to certain consequences specified in the Founders Stock Agreements, in the case of Peter W. Keeler and Thomas R. Eames).

           3.5. TITLE TO PROPERTY AND ASSETS. NLC owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which do not materially impair NLC's ownership or use of such property or assets. With respect to the property and assets it leases, NLC is in compliance with such leases and holds a valid leasehold interest free of any liens, claims and encumbrances.

           3.6.   AGREEMENTS, ACTION.

                  (A)   There are no employment or other
agreements, understandings or proposed transactions between NLC and any of its officers, directors, affiliates, or any affiliate thereof.

                  (B) There are no agreements, understandings, instruments, contracts or proposed transactions to which NLC is a party or by which it is bound which involve obligations of, or payments to NLC of, amounts which, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000).

                  (C) NLC is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under NLC's Articles of Incorporation or Bylaws, which materially and adversely affects its business as now conducted, its properties or its financial condition.

           3.7. CHANGES. Since June 30, 1995, there has not been (1) an NLC Material Adverse Effect; (2) any liability or obligation of any nature whatsoever (contingent or otherwise) incurred by NLC, other than (a) liabilities incurred in the ordinary course of business and (b) obligations under contracts and commitments incurred in the ordinary course of business which, individually or in the aggregate, are not material to the financial condition or operating results of NLC; (3) any material asset or property of NLC made subject to a lien of any kind; (4) any waiver of any material valuable right of NLC, or any cancellation of any material debt or claim held by NLC, except in the ordinary course of business; (5) any payment of dividends on, other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of NLC, or any agreement or commitment therefor; (6) any issuance of any capital stock, or the grant of options to purchase NLC Common Stock; (7) any sale, assignment or transfer of any tangible or intangible material assets of NLC, except for sales, assignments or transfers in the ordinary course of business; (8) any loan by NLC to any officer, director, employee, consultant or shareholder of NLC, or any agreement or commitment therefor other than routine travel or relocation advances, or loans made in the ordinary course of business; (9) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, business or prospects of NLC; (10) a material loss of intellectual property or key employees; or (11) any change in the accounting methods, practices or policies followed by NLC, including any change in depreciation or amortization policies or rates.

           3.8. INSURANCE. NLC presently maintains such types and amounts of insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons or entities which are engaged in the same or similar business as NLC and which are at the same stage of development as NLC.

      4.   REPRESENTATIONS AND WARRANTIES OF GIC

      Except as set forth in a letter dated the date of this Agreement, delivered by GIC to NLC concurrently herewith, and certified by GIC to be true, accurate and complete to the best knowledge of the executive officers of GIC (the "GIC DISCLOSURE LETTER"), GIC hereby represents and warrants to NLC that:

           4.1.   AUTHORITY.

                  (A) CORPORATE ACTION. GIC and Newco have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the Agreement of Merger. The execution and delivery of this Agreement by GIC and Newco and the Agreement of Merger by Newco and the consummation by GIC and Newco of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of GIC and Newco. This Agreement has been duly executed and delivered by GIC and Newco, and this Agreement is the valid and binding obligation of GIC and Newco, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or similar laws or by limitations on the availability of equitable remedies.

                  (B)   NO CONFLICT.  Neither the execution,
delivery and performance of this Agreement or the Agreement of Merger, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of GIC or Newco under, any term, condition or provision of (I) the Certificate of Incorporation or Bylaws of GIC or Newco or (II) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GIC or Newco or their respective properties or assets, except where the conflict, violation, default, right of termination, amendment, cancellation acceleration, loss, lien, security interest, change or encumbrance would not have a material adverse effect on GIC or the ability of GIC, Newco or NLC to consummate the transactions contemplated by this Agreement.

                  (C)   GOVERNMENTAL CONSENTS.  No consent,
approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by GIC or Newco in connection with the execution and delivery of this Agreement or the Agreement of Merger or the consummation of the transactions contemplated hereby or thereby other than the filing of the Agreement of Merger with the Secretary of State of the State of California, and other than in connection with the provisions of the CCC, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act, State Blue Sky Laws and the requirements of the NYSE, except where the failure to obtain any consent, approval, order or authorization or to make any declaration, registration or filing would not have a material adverse effect on the ability of GIC, Newco or NLC to consummate the transactions contemplated by this Agreement.

           4.2. DISCLOSURE. None of the information supplied or to be supplied by GIC for inclusion or incorporation by reference in the Registration Statement, in the Prospectus or in any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and at all times necessary to comply with the Securities Act, and, with respect to the Prospectus, when mailed and at all times through the Closing Date contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. GIC shall promptly advise NLC if it becomes aware of any event or set of facts relating to any information that GIC has furnished that should be set forth in an amendment of, or supplement to, the Registration Statement.

           4.3. INTERIM OPERATIONS OF NEWCO. Newco has been formed for the purpose of engaging in the transactions contemplated hereby, will engage in no other business activities and will conduct its operations only as contemplated hereby.

      5.   NLC COVENANTS

           5.1. ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms (the "WAITING PERIOD"), NLC will promptly advise GIC in writing
(A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of NLC contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, or (B) of any material breach by NLC of any covenant or agreement contained in this Agreement. No disclosure by NLC pursuant to this Section 5.1, however, shall be deemed to amend or supplement the NLC Disclosure Letter or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

      To ensure compliance with this Section 5.1, NLC shall deliver to GIC as soon as practicable, but in any event within thirty days after the end of each monthly accounting period ending during the Waiting Period, an unaudited balance sheet, statement of operations and statement of cash flows for NLC, which financial statements shall be prepared in the ordinary course of business, in accordance with NLC's books and records and GAAP and shall fairly present the financial position of NLC as of their respective dates and the results of NLC's operations for the periods then ended.

           5.2. MAINTENANCE OF BUSINESS. During the Waiting Period, NLC shall conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof.

           5.3. CONDUCT OF BUSINESS. During the Waiting Period, NLC will not, without the prior written consent of GIC:

                  (A)   issue any note, bond, or other debt
security or create, incur, assume or guarantee any indebtedness or other obligation for borrowed money;

                  (B) enter into any material transaction not in the ordinary course of its business;

                  (C) encumber or permit to be encumbered any of its assets except for mechanic's liens, rights of lessors of equipment and similar types of encumbrances in the ordinary course of business;

                  (D)   dispose of any material portion of its
assets except for sales to customers in the ordinary course of business;

                  (E) enter into any material lease or material contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business;

                  (F) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained prior to the date of this Agreement, subject only to ordinary wear and tear;

                  (G)   enter into, adopt, modify or amend any
written employment agreement or pay or commit to pay any bonus, increased salary or special remuneration to any officer, employee or consultant, except for (I) bonuses paid with respect to 1995 performance to NLC employees or consultants other than Peter W. Keeler or Thomas R. Eames, in amounts determined in good faith by NLC's board of directors, consistent with past practice and previously disclosed to GIC in writing and approved by GIC and
(II) compensation pursuant to existing arrangements previously disclosed in writing to GIC;

                  (H) take any action with respect to the grant of any severance or termination pay to any employees or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof and applicable to employees;

                  (I)   except as required by GAAP, change
accounting methods;

                  (J)   declare, set aside or pay any cash or
stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock, except for repurchases of unvested stock from terminated employees or consultants pursuant to existing repurchase rights;

                  (K) amend or terminate any material contract, agreement or license to which it is a party;

                  (L) lend any amount to any person or entity, other than reasonable advances for relocation, travel and expenses that are incurred in the ordinary course of business and not to exceed $150,000 in the aggregate;

                  (M) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business;

                  (N) issue or sell any shares of its capital stock of any class (except upon exercise of the Series A Warrants, upon conversion of NLC Series A Preferred Stock or upon the exercise of an option outstanding on the date hereof), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options (including under the NLC
Plan), convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security (other than as contemplated by this Agreement);

                  (O) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

                  (P) merge, consolidate or reorganize with, or acquire the securities or assets of any entity;

                  (Q)   amend its Articles of Incorporation or
Bylaws;

                  (R)   license any NLC intellectual property
rights to any affiliated or unaffiliated third party;

                  (S) agree to any audit assessment by any tax authority;

                  (T) change any insurance coverage or issue any certificates of insurance; or

                  (U)   commit to do any of the foregoing.

           5.4. SHAREHOLDER APPROVAL. NLC will submit this Agreement, the Merger and related matters for the consideration and approval of the NLC shareholders by written consent as permitted by the CCC. Subject to the fiduciary obligations of its directors, NLC's board of directors shall recommend that NLC shareholders approve the Merger. NLC will mail the Prospectus to its shareholders in a timely manner.

           5.5. FIRPTA COMPLIANCE. NLC shall deliver to GIC at the Closing a statement in such form as may be reasonably requested by counsel for GIC, conforming to the requirements of Treasury Regulation Section 1.897-2(h)(1)(i) and shall deliver to the Internal Revenue Service the notification required under Treasury Regulation Section 1.897-2(h)(2).

           5.6. REGULATORY APPROVALS. NLC will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, that may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement. NLC will use its best efforts to promptly obtain all such authorizations, approvals and consents.

           5.7. NECESSARY CONSENTS. NLC will use its best efforts to obtain such written consents from third parties and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.6 to allow the consummation of the transactions contemplated hereby and to allow the Surviving Corporation to carry on NLC's business after the Effective Time.

           5.8. ACCESS TO INFORMATION. NLC will allow GIC and its agents full access to the files, books, records, offices and properties of NLC, including, without limitation, any and all information relating to NLC's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition and will make available to GIC all financial information reasonably requested by GIC or its agents, including, without limitation, working papers pertaining to all tax returns and financial statements prepared or reviewed by NLC or its accountants. NLC shall instruct its employees, counsel and financial advisors to cooperate with GIC and its agents in their investigation of the business of NLC. No investigation pursuant to this Section 5.8 shall affect any representation or warranty given by NLC or the Founders to GIC hereunder.

           5.9. OTHER OFFERS. From the date hereof until the termination of this Agreement, NLC and the officers, directors, employees or other agents of NLC will not, directly or indirectly,
(I) take any action to solicit or initiate any Acquisition Proposal (as defined below) or (II) unless otherwise required in accordance with the fiduciary duties of the Board of Directors of NLC under applicable law as advised in writing by special counsel to NLC, engage in negotiations with, or disclose any nonpublic information relating to NLC or afford access to the properties, books or records of NLC to, any person that NLC has reasonable grounds to believe may be considering making, or has made, an

Acquisition Proposal. NLC will promptly notify GIC after receipt of any Acquisition Proposal or any indication that any person is considering making an Acquisition Proposal or any request for nonpublic information relating to NLC or for access to the properties, books or records of NLC by any person that NLC has reasonable grounds to believe may be considering making, or has made, an Acquisition Proposal. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving NLC or the acquisition of any equity interest in, or a substantial portion of the assets of, NLC, other than the transactions contemplated by this Agreement.

           5.10. INFORMATION FOR USE IN REGISTRATION STATEMENT. In connection with the preparation of the Registration Statement, NLC will prepare and provide to GIC all information relating to NLC that is required to be included in the Registration Statement or other filings under applicable rules and regulations of the SEC, including, without limitation, an opinion of counsel to NLC with respect to the principal federal income tax consequences of the Merger and a description of the principal federal income tax consequences of the Merger, which opinion and description shall be reasonably satisfactory to GIC. In connection with such tax opinion, NLC shall provide its counsel with representations in the form attached hereto as Exhibit 5.10.

           5.11. TERMINATION OF CERTAIN AGREEMENTS. Prior to the Effective Time, NLC shall deliver to GIC evidence satisfactory to GIC and its counsel that (i) the information, inspection and other rights granted in Section 6.1 and the registration rights granted in Section 7 of the Original Series A Stock Purchase Agreements and (ii) the Founders Stock Agreements have in each case been terminated, effective as of the Effective Time.

           5.12. SATISFACTION OF CONDITIONS PRECEDENT. NLC will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 8, and NLC will use its best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

      6.   GIC COVENANTS

           6.1. ADVICE OF CHANGES. During the Waiting Period, GIC will promptly advise NLC in writing (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of GIC contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, and (B) of any material breach by GIC of any covenant or agreement contained in this Agreement. No disclosure by GIC pursuant to this Section 6.1, however, shall be deemed to amend or supplement the GIC Disclosure Letter or to prevent or cause any misrepresentation, breach of warranty or breach of covenant.

           6.2. REGULATORY APPROVALS. GIC will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign that may be reasonably required, or which NLC may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. GIC will use its best efforts to promptly obtain all such authorizations, approvals and consents.

           6.3. FORM S-4 REGISTRATION STATEMENT. GIC shall prepare and file with the SEC as soon as practicable after the date hereof, and shall use its reasonable best efforts to cause to become effective at the earliest practicable date, a registration statement on Form S-4 (the "REGISTRATION STATEMENT") under the Securities Act for the purpose of registering the shares of GIC Common Stock into which the outstanding shares of NLC Stock will be converted in accordance with the Merger. GIC shall provide NLC with the necessary copies of the Prospectus to be included in the Registration Statement for mailing to the shareholders of NLC at the earliest practicable date after the effective date of the Registration Statement. GIC shall file any amendments to the Registration Statement as shall be necessary to keep it current and effective until the Merger shall have been consummated.

           6.4. NECESSARY CONSENTS. GIC will use its best efforts to obtain such written consent from third parties and take such other actions as may be necessary or appropriate in addition to those set forth in Section 6.2 to allow the consummation of the transactions contemplated hereby.

           6.5. SATISFACTION OF CONDITIONS PRECEDENT. GIC will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 7, and GIC will use its best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

           6.6.   INDEMNIFICATION.

                  (A) GIC shall cause the Surviving Corporation to keep in effect provisions in the Surviving Corporation's Articles of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of each person who is entitled to the benefit of the indemnification provisions set forth in NLC's Articles of Incorporation or Bylaws as of the date hereof (the "INDEMNIFIED PARTIES"), and shall not amend such provisions except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

                  (B)   The Surviving Corporation shall pay all
expenses, including attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 6.6.

                  (C)   The rights of each Indemnified Party
hereunder shall be in addition to any other rights such Indemnified Party may have under any agreement (whether with NLC, the Surviving Corporation, GIC or any other person), under the CCC or otherwise. The provisions of this Section shall survive the consummation of the Merger and are expressly intended to benefit each of the Indemnified Parties.

                  (D) Without limiting any indemnification or other protections described in other paragraphs of this Section 6.6, the Surviving Corporation shall comply with all obligations of NLC under the indemnity agreements existing on the date hereof between NLC and its directors and executive officers (which agreements cover Peter W. Keeler, Thomas R. Eames and Stuart H. Zimmerman - each an "INDEMNIFIED NLC DIRECTOR" and have been previously delivered to GIC). Such Agreements shall remain in effect after the Effective Time.

                  (E)   Effective at the Effective Time, GIC
shall, and shall cause General Instrument Corporation of Delaware to, enter into a written indemnification agreement with each Founder in form and substance mutually satisfactory to GIC and the Founders (the "NEW INDEMNIFICATION AGREEMENTS").

           6.7. NYSE LISTING. GIC shall cause to be prepared and submitted to the NYSE a listing application covering the shares of GIC Common Stock issuable in connection with the Merger and will use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such shares upon official notice of issuance.

           6.8. BLUE SKY PERMITS. GIC will use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary permits and approvals required to carry out the transactions contemplated by this Agreement pursuant to State Blue Sky Laws.

           6.9.   TAX COVENANTS.

                  (A) After the Effective Time, GIC shall not take any action that would cause the Merger to no longer be treated as a reorganization pursuant to the provisions of Section 368(a)(2)(E) of the Code, it being understood that the contribution by GIC of the outstanding stock of the Surviving Corporation to a wholly-owned subsidiary of GIC following the Merger shall be permitted.

                  (B) GIC shall provide to NLC or its counsel certification as to (i) such factual matters relative to the business, operations, assets and liabilities of GIC, General Instrument of Delaware Corporation and Newco, and (ii) such matters relating to the intentions of GIC and its subsidiaries and Newco after the Effective Time, in each case, as may be reasonably requested by NLC or its counsel in connection with such counsel furnishing to NLC an opinion as to the Merger being treated as a reorganization pursuant to Section 368(a)(2)(E) of the Code and in each case as set forth on Exhibit 6.9(b) hereto.

                  (C)   GIC shall treat options granted to
employees of NLC at the Effective Time as being employee options without ascertainable fair market values granted in connection with the performance of services for purposes of Section 83 of the Code.

      7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NLC

      The obligations of NLC hereunder are subject to the fulfillment or satisfaction, on or before the Closing, of each of the following conditions (any one or more of which may be waived by NLC, but only in a writing signed by NLC):

           7.1. NLC SHAREHOLDER APPROVAL. The principal terms of this Agreement and the Merger shall have been approved and adopted by the NLC shareholders in accordance with applicable law and NLC's Articles of Incorporation or Bylaws.

           7.2. NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or Governmental Entity and remain in effect.

           7.3.   REGISTRATION STATEMENT.  The Registration
Statement shall have been declared effective under the Securities
Act and no "stop order" suspending the effectiveness of the Registration Statement shall have been issued and remain in effect and no proceeding for such purpose shall have been commenced.

           7.4. INDEMNIFICATION AND STOCK OPTION AGREEMENTS. GIC shall have executed and delivered the New Indemnification Agreements and stock option agreements (A) with Peter W. Keeler and Thomas R. Eames substantially in the form of EXHIBIT 7.4(a) (the "FOUNDERS STOCK OPTION AGREEMENTS") and (B) with the persons listed on SCHEDULE 7.4(b) who are employees of NLC at the Effective Time, substantially in the form of EXHIBIT 7.4(b) and there shall be in effect a registration statement on Form S-8 under the Securities Act covering the shares of GIC Common Stock issuable upon exercise of all such stock options.

           7.5. DISSENTERS. Holders of less than 1% of the total number of shares of NLC Stock shall be eligible to perfect dissenters' rights.

      8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF GIC

      The obligations of GIC hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by GIC, but only in a writing signed by GIC):

           8.1. NLC SHAREHOLDER APPROVALS. The principal terms of this Agreement and the Merger shall have been approved and adopted by the NLC shareholders in accordance with applicable law and NLC's Articles of Incorporation or Bylaws.

           8.2. NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or Governmental Entity and remain in effect.

           8.3.   REGISTRATION STATEMENT.  The Registration
Statement shall have been declared effective under the Securities
Act and no "stop order" suspending the effectiveness of the Registration Statement shall have been issued and remain in effect and no proceeding for such purpose shall have been commenced.

           8.4. OUTSTANDING SHARES. The number of shares of NLC stock issued and outstanding or subject to outstanding options or warrants shall not be greater than as set forth in Section 2.2. All outstanding warrants and options shall have been exercised.

           8.5.   CONSENTS.   GIC shall have received the consent
of the banks under the Credit Agreement of General Instrument
Corporation of Delaware with respect to the Merger.

      9.   TERMINATION OF AGREEMENT

           9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of NLC:

                  (A)   by mutual agreement of NLC and GIC;

                  (B) by NLC, if there has been a breach by GIC of any representation or warranty or covenant set forth in this Agreement on the part of GIC, which has or can reasonably be expected to have a material adverse effect on the business, properties or prospects of GIC (a "GIC MATERIAL ADVERSE EFFECT") and which has not been cured (i.e., remedied to the extent that it no longer can reasonably be expected to have a GIC Material Adverse Effect) within 30 days of the date on which written notice of such breach was first given to GIC or which is not capable of being cured prior to the Closing Date;

                  (C) by GIC, if there has been a breach by NLC of any representation or warranty or covenant set forth in this Agreement on the part of NLC, which breach has or can reasonably be expected to have an NLC Material Adverse Effect and which has not been cured (i.e., remedied to the extent that it no longer can reasonably be expected to have an NLC Material Adverse Effect) within 30 days of the date on which written notice of such breach was first given to NLC or which is not capable of being cured prior to the Closing Date;

                  (D) by NLC, if the conditions for Closing the Merger set forth in Section 7 above shall not all have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by NLC;

                  (E) by GIC, if the conditions for Closing the Merger set forth in Section 8 above shall not all have been satisfied or waived on or before the Final Date other than as a result of a breach of this Agreement by GIC; or

                  (F) by either party, if a permanent injunction or other order by any Federal or state court or Governmental Entity that would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

      In light of GIC's familiarity with and participation in the litigation described in paragraph 3.2 of the Founders Disclosure Letter, GIC and NLC have agreed that, with the exception of disclosure in such litigation of additional material facts evidencing a breach by NLC or the Founders of any representation or warranty or covenant set forth in this Agreement, which breach has or can reasonably be expected to have an NLC Material Adverse Effect, no occurrence or development in such litigation will constitute an NLC Material Adverse Effect; provided, however, that the foregoing will have no effect on Section 8.2 or Section 9.1(f). For purposes of the foregoing, it is understood that the disclosure of such additional material facts shall not be precluded from constituting a breach of representation solely by reason of the disclosure of the existence of such litigation (but not such additional material facts) in the Founders Disclosure Letter.

      As used herein, the "FINAL DATE" shall be December 31, 1995 except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court that would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on such date, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to such date, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and non-appealable or March 31, 1996, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

           9.2.   NOTICE OF TERMINATION.  Any termination of this
Agreement under Section 9.1 above will be effective by the delivery of a written notice by the terminating party to the other party hereto.

           9.3. NO LIABILITY. Any termination of this Agreement in accordance with this Section 9 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations contained in the mutual non-disclosure agreement between the parties dated February 9, 1995 (the "NON-DISCLOSURE AGREEMENT"); provided, however, that nothing herein will relieve any party from liability for any breach of this Agreement.

      10.   MISCELLANEOUS

           10.1. INDEMNIFICATION REGARDING THE REGISTRATION STATEMENT. Each of NLC and GIC hereby agrees to indemnify the other and its respective directors, officers, agents, employees and each person who may be controlled by it or be under common control with GIC or NLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and to hold each of them harmless from and against any losses, claims, damages or liabilities, joint or several, to which they, or any of them, may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon claims by any NLC Shareholder of any alleged untrue statement of any material fact contained in information pertaining to it and its subsidiaries which was provided by it and is contained or incorporated by reference in the Registration Statement (as confirmed in writing) or upon claims by any NLC Shareholder of any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           10.2. GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

           10.3.   ASSIGNMENT; BINDING UPON SUCCESSORS AND
ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           10.4. SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

           10.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all the parties reflected hereon as signatories.

           10.6. OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

           10.7. AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. Notwithstanding any rights that may be created in any third party under the terms of this Agreement, no such amendment or waiver will require the consent of such third party to be effective. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the NLC shareholders, but, after such approval, no amendment shall be made that under applicable law requires the further approval of the NLC shareholders without obtaining such further approval.

           10.8. EXPENSES. Each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

           10.9. ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

           10.10. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, faxed, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

      IF TO GIC TO:

      General Instrument Corporation
      181 West Madison Street
      Chicago, Illinois  60602
      Attention:  General Counsel
      Fax:  (312) 541-5049

      WITH A COPY TO:

      Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza
      New York, NY  10004
      Attention:  Robert Schwenkel, Esq.
      Fax:  (212) 859-8587

      AND IF TO NLC TO:

      Next Level Communications
      6153 State Farm Drive
      Rohnert Park, California  94928
      Attention:  Peter W. Keeler
      Fax:  (707) 588-5836

      WITH COPIES TO:

      Cooley Godward Castro Huddleson & Tatum
      One Maritime Plaza
      San Francisco, California  94111
      Attention:  Kenneth L. Guernsey, Esq.
      Fax:  (415) 951-3699

      All such notices and other communications shall be deemed to have been received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of a fax, when the party receiving such copy shall have confirmed receipt of the communication, (C) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

           10.11. CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

           10.12. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

           10.13. ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. Except for (i) the covenants regarding indemnification in Section 6.6, and (ii) the covenants regarding indemnification set forth in
Section 10.1, no provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

           10.14. PUBLIC ANNOUNCEMENT. Upon execution of this Agreement, GIC and NLC promptly will issue a joint press release approved by both parties announcing the Merger. Thereafter, GIC or NLC may issue such press releases, and make such other disclosures regarding the Merger, as it determines (after consultation with legal counsel) are required under applicable securities laws or NYSE rules; provided, however, that a draft of any such press release shall be provided to the other party and its counsel as far as practicable in advance of its release and the comments of such other party shall be taken into consideration.

           10.15. ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Non-Disclosure Agreement, which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

           10.16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties stated in this Agreement shall survive the Closing or termination of this Agreement; provided, however, that such non-survival shall not release any party from liability for any breach of this Agreement (other than a breach of a representation or warranty following the Closing).

      In witness whereof, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.


      GENERAL INSTRUMENT CORPORATION
      By:           /s/ Richard S. Friedland
                    ----------------------------------------------
      Print Name:   Richard S. Friedland
                    ----------------------------------------------
      Title:        President and Chief Executive Officer
                    ----------------------------------------------


      NLC Acquisition Corp.
      By:           /s/ Richard S. Friedland
                    ----------------------------------------------
      Print Name:   Richard S. Friedland
                    ----------------------------------------------
      Title:        President
                    ----------------------------------------------


      Next Level Communications
      By:           /s/ Peter W. Keeler
                    ----------------------------------------------
      Print Name:   Peter W. Keeler
                    ----------------------------------------------
      Title:       President and Chairman
                    ----------------------------------------------


      By:           /s/ Thomas R. Eames
                    ----------------------------------------------
      Print Name:   Thomas R. Eames
                    ----------------------------------------------
      Title:        Chief Executive Officer and Vice Chairman
                    ----------------------------------------------


                            For the purposes of Article 3:


                            /s/ Peter W. Keeler
                            --------------------------------------
                            Peter W. Keeler


                            /s/ Thomas R. Eames
                            --------------------------------------
                            Thomas R. Eames

EXHIBIT 7.4(a) TO THE MERGER AGREEMENT




Form of Founder Option Agreement

                                      Exhibit 7.4 (a) to
                                              Merger Agreement

[Form of NLC Founder Option Agreement]

                  GENERAL INSTRUMENT CORPORATION
                  1993 LONG-TERM INCENTIVE PLAN
                 NONQUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT, made as of the __ day of [          ],
1995 (the "Grant Date"), between General Instrument Corporation, a Delaware corporation (the "Company"), and __________ (the
"Grantee").

          WHEREAS, the Company has adopted the General Instrument
1993 Long-Term Incentive Plan (the "Plan") in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries;

          WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of August __, 1995 among the Company, NLC Acquisition Corp. and Next Level Communications, a California corporation ("Next Level"), Next Level became a Subsidiary of the Company as of the date hereof for the purposes of the Plan;

          WHEREAS, the Grantee is an employee of Next Level; and

          WHEREAS, the Committee responsible for administration of the Plan has determined to grant an Option to the Grantee as provided herein;

          NOW, THEREFORE, the parties hereto agree as follows:

          1.  GRANT OF OPTION.

               1.1 The Company hereby grants to the Grantee the right and option (the "Option") to purchase all or any part of an aggregate of 1,225,000 whole shares of Stock subject to, and in accordance with, the terms and conditions set forth in this Agreement. Of such 1,225,000 shares, 225,000 shares are referred to herein as the "Fixed Shares" and 1,000,000 shares are referred to herein as the "Contingent Shares".

               1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

               1.3     This Agreement shall be construed in
accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

          2.     PURCHASE PRICE.

          The price per share at which the Option shall be exercisable shall be the Fair Market Value of Stock on the date hereof (the "Option Price").

          3.     Duration of Option.

          The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); PROVIDED, HOWEVER, that the Option may be earlier terminated as provided in Section 6 hereof.

          4.     EXERCISABILITY OF OPTION.

               4.1     (a)     Subject to Section 6, the Option
shall become exercisable to purchase all 225,000 of the Fixed
Shares on the date that is the 18-month anniversary of the date hereof (the "Fixed Share Exercise Date").

                       (b)     The Option shall become exercisable
with respect to all 1,000,000 of the Contingent Shares on the date that is 30 days prior to the end of the Exercise Term, PROVIDED, that the Grantee remains an employee of the Company or any Subsidiary as of such date. The Option may become exercisable earlier with respect to all or a portion of the Contingent Shares to the extent provided in Section 4.4, and notwithstanding the preceding sentence, such earlier exercisability may occur, to the extent provided in Section 6, after termination of the Grantee's employment.

               4.2     (a)     As soon as practicable after the
end of each fiscal quarter of the Company through and including the fiscal quarter ending March 31, 2000, the Company shall determine the amount of Next Level Sales during such fiscal quarter. "Next Level Sales" shall mean net revenues (I.E., gross revenues less returns, discounts, reserves for bad debts and any other reductions to gross revenues called for by the regular accounting principles and policies of the Company), excluding interest income and investment income, recorded by Next Level on a consolidated basis with Next Level's subsidiaries, if any.

                        (b)     All sales of products and licenses
of intellectual property by Next Level to third parties shall be made on an arm's-length basis, and the prices and royalty rates of such transactions shall be determined without regard to any benefit the Company or any Subsidiary (other than Next Level) may receive as a result thereof. If royalties from licenses of intellectual property by Next Level to third parties shall constitute more than 10% of Next Level Sales for any fiscal year of Next Level, then the Company and the holders of a majority in interest of the then outstanding options granted by the Company as contemplated by the Merger Agreement (collectively, the "Next Level Options") shall agree on an equitable adjustment to the treatment of such royalties for purposes of the Option in order to reflect the lower revenues generally attributable to royalties on sales by third parties, as compared to direct sales of products. Any such adjustment shall be effective with respect to any fiscal year in which royalty revenues exceed such 10% threshold.

                       (c)     The Company shall not enter into
any sale or disposition of all or a portion of the stock or assets of Next Level that would have the effect of materially decreasing Next Level Sales for purposes of the Option, unless, prior thereto, the Company and holders of a majority of the then outstanding Next Level Options shall have agreed upon an equitable exchange of that portion of the Next Level Options that relates to Contingent Shares as to which the Next Level Options shall not yet have become exercisable, for substantially similar options with respect to the common stock of the successor-in-interest to the business of Next Level (or a portion of Next Level's net revenues, as the case may be) or the parent company of such successor-in-interest. Without limiting any other provision hereof governing termination of the Option, upon the consummation of any such transaction, the Option shall terminate with respect to the portion thereof subject to such equitable exchange.

                       (d)     Any sales agreement providing for
sales in excess of $25,000,000 shall not be included in the calculation of Next Level Sales unless the pricing of such agreement has been approved in advance of signing by the Company.

               4.3 No later than 45 days after the end of each fiscal quarter through and including the quarter ending March 31, 2000, the Company shall mail to the Grantee at his address as set forth herein or as otherwise set forth in the Company's stock option records, a notice setting forth (i) Next Level Sales for such fiscal quarter, (ii) aggregate Next Level Sales to date,
(iii) the number of Contingent Shares as to which the Option is to become exercisable, as determined pursuant to Section 4.4, and
(iv) the aggregate number of Contingent Shares as to which the Option is then exercisable and the number of Contingent Shares, if any, as to which the Option has theretofore been exercised.

               4.4     Subject to Section 6, on the date of
mailing of the notice referred to in Section 4.3, the Option shall become exercisable with respect to such number of Contingent Shares (in addition to any Contingent Shares as to which the Option has previously become exercisable pursuant to this
Section 4.4) as is equal to 1,000,000 multiplied by a fraction, the numerator of which is Next Level Sales for such fiscal quarter as set forth in such notice, and the denominator of which is 450,000,000. Such number of Contingent Shares shall be rounded down to the nearest whole share. Fractional Contingent Shares as to which the Option would have become exercisable but for such rounding shall be added to the Contingent Shares as to which the Option becomes exercisable for the following fiscal quarter. No further calculations of Next Level Sales shall be made hereunder and, except as provided in Section 4.1(b), the Option shall not become exercisable with respect to any additional Contingent Shares upon the earlier to occur of (x) such time as aggregate Next Level Sales equal $450,000,000 (at which time the Option shall be fully exercisable with respect to Contingent Shares pursuant to the above formula) and (y) March 31, 2000 (other than Contingent Shares, if any, as to which the Option shall become exercisable with respect to the fiscal quarter then ended).

          5.     Manner of Exercise and Payment.

               5.1 On the terms and subject to the conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Grantee is electing to exercise the Option and the number of shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

               5.2     The notice of exercise described in Section
5.1 shall be accompanied by the full purchase price for the shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Grantee. However, at the discretion of the Committee appointed to administer the Plan, the Grantee may pay the exercise price in part or in full by transferring to the Company shares of restricted or unrestricted Stock owned by the Grantee prior to the exercise of the Option having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such shares are substituted.

               5.3 Upon receipt of notice of exercise and full payment for the shares of Stock in respect of which the Option is being exercised, the Company shall, subject to Sections 11 and 12 of the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of shares of Stock as to which such exercise was effective.

               5.4 The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised,
(ii) the Company shall have issued and delivered the shares to the Grantee, and (iii) the Grantee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Grantee shall have full voting and other ownership rights with respect to such shares.

          6.     Termination of Employment.

               6.1 Fixed Shares -- Voluntary Termination. In the event the Grantee voluntarily terminates his employment with the Company or any Subsidiary (other than a voluntary termination following a deemed termination by the Company without Cause, as provided below) prior to the Fixed Share Exercise Date, then the Option shall terminate and expire with respect to the Fixed Shares. In the event the Grantee voluntarily terminates his employment with the Company or any Subsidiary on or after the Fixed Share Exercise Date (other than a voluntary termination following a deemed termination by the Company without Cause, as provided below), the Grantee may, at any time within thirty (30) days after such termination (subject to Section 6.7), exercise the Option with respect to the Fixed Shares, and at the end of such 30-day period the Option shall terminate and expire with respect to the Fixed Shares.

               6.2 Fixed Shares -- Other Termination. In the event that the Grantee's employment terminates for any reason other than as set forth in Section 6.1, including, without limitation, by reason of death, Disability, retirement on or after attainment of age 65 (or, with the consent of the Committee, age
55), or termination by the Company or a Subsidiary with or without Cause (as defined in Section 6.5), then the Option shall vest with respect to the Fixed Shares as provided in Section 4.1(a) and shall remain exercisable with respect to the Fixed Shares until the expiration of the term hereof as set forth in Section 3; provided, that in the case of termination by the Company or a Subsidiary for Cause, the Option shall remain exercisable with respect to the Fixed Shares only until the later of (x) 30 days after the Fixed Share Exercise Date and (y) 30 days after such termination for Cause.

               6.3 Contingent Shares -- Voluntary Termination, Termination for Cause. In the event that the Grantee voluntarily terminates his employment with the Company or any Subsidiary (other than a voluntary termination following a deemed termination by the Company or a Subsidiary without Cause, as provided below) or the Company or any Subsidiary terminates the Grantee's employment for Cause, then the Grantee may, at any time within thirty (30) days from the date of such termination (subject to Section 6.7), exercise the Option with respect to the Contingent Shares to the extent, but only to the extent, that the Option or portion thereof was exercisable with respect to the Contingent Shares as of the date 45 days after the fiscal quarter-end immediately preceding the date of termination, and at the end of such 30-day period (or the end of 45 days after the immediately preceding fiscal quarter-end, if later) the Option shall terminate and expire with respect to all Contingent Shares.

               6.4 Contingent Shares -- Death, Disability, Retirement or Termination Without Cause. In the event that the Grantee's employment terminates for any reason other than as set forth in Section 6.3, including, without limitation, by reason of death, Disability, retirement on or after attainment of age 65 (or, with the consent of the Committee, age 55), or termination by the Company or a Subsidiary without Cause, then the Option granted hereunder shall continue to become exercisable with respect to Contingent Shares in accordance with Section 4.4; provided, that if the Company or any Subsidiary terminates or is deemed to terminate the Grantee's employment without Cause, then the Option shall become exercisable immediately upon such termination with respect to 500,000 Contingent Shares (including any Contingent Shares as to which the Option was already exercisable at the time of such termination), and no additional Contingent Shares shall become exercisable pursuant to Section 4.4 until after such time as the Option would have become exercisable to purchase such 500,000 Contingent Shares in the absence of this proviso.

               6.5     Definitions.  For purposes of this
Section 6, "Cause" shall mean: (i) willful misconduct or gross negligence in connection with the performance of material job duties after a demand for correction is delivered to the Grantee which identifies in reasonable detail the alleged willful misconduct or gross negligence and such alleged willful misconduct or gross negligence has not been cured after a 60-day time period has elapsed; (ii) conviction for any felony or other similarly serious crime that (a) carries a maximum penalty of more than five years in prison and (b) materially affects the property or business relationships of Next Level or the Company; or (iii) substantial and repeated failure to perform reasonable, customary and appropriate job duties (other than any such failure resulting from physical or mental illness or due solely to poor job performance) after a demand for substantial performance is delivered to the Grantee which identifies in reasonable detail the manner in which the Grantee has not substantially performed his or her duties and such failure has not been cured after a 60-day time period has elapsed. For purposes of this Section and without limitation, the following shall be deemed termination by the Company or a Subsidiary without Cause: (i) any refusal by the Grantee to relocate his principal place of employment to a location that is more than 65 miles from the Grantee's current principal place of employment; (ii) a material adverse change in compensation, position, job responsibilities or reporting lines; or (iii) any activity by the Company or any Subsidiary that constitutes constructive termination under applicable law.

               6.6.     No Extension of Exercise Term.
Notwithstanding any other term hereof, in no event may the Option be exercised by anyone after the expiration of the Exercise Term.

               6.7 Special Provision Regarding Voluntary Termination. In the event that the Grantee voluntarily terminates his employment with the Company or any subsidiary after the Fixed Share Exercise Date, the Grantee may, at his option, enter into a Consulting and Noncompetition Agreement with the Company or a Subsidiary on terms to be mutually agreed upon by the Company and the Grantee, but which shall provide for (i) nominal services consistent with those performed by the Grantee during his employment, (ii) a reasonable covenant not to compete, (iii) a term coterminous with the Exercise Term, (iv) earlier termination by the Grantee at any time, and (v) earlier termination by the Company only upon a breach of the agreement by the Grantee. If a Consulting and Noncompetition Agreement is entered into, solely for the purposes of Sections 6.1 and 6.3 of this Agreement (but not for purposes of Section 4.1(b)), the effective date of the Grantee's termination of employment shall be the date of termination of the Consulting and Noncompetition Agreement.

          7.     Effect of Change of Control.

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change of Control the Option shall become immediately and fully exercisable, except, in the case of a Change in Control after March 31, 2000, with respect to any Contingent Shares as to which the Option had not become exercisable pursuant to Section 4.4 by the date 45 days after March 31, 2000.

          8.     Nontransferability.

          The Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or by such other means as explicitly permitted pursuant to Rule 16b-3 under the 1934 Act. During the lifetime of the Grantee, the Option shall be exercisable only by the Grantee.

          9.     No Right to Continued Employment.

          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee's employment at any time.

          10.     Adjustments.

          In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of shares of Stock or other stock or securities subject to the Option and the purchase price for such shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 18 of the Plan and shall be final, binding and conclusive for all purposes of the Plan and this Agreement.

          11.     Terminating Events.

          Subject to Section 7 hereof, upon the effective date of
(i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Grantee shall be entitled to receive in respect of all shares of Stock subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of shares of Stock was entitled to receive in the Transaction.

          12.     Withholding of Taxes.

          The Company shall have the right to deduct from any distribution of cash to any Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If a Grantee is entitled to receive shares of Stock upon exercise of an Option, the Grantee shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Stock. Payment of the applicable Withholding Taxes may be made, as determined by the Committee in its discretion, in any one or any combination of (i) cash, (ii) shares of Stock owned by the Grantee prior to the exercise of the Option and valued at its Fair Market Value on the business day immediately preceding the date of exercise, or (iii) by making a Tax Election (as described below). For purposes of this Article 12, a Grantee may make a written election (the "Tax Election"), which may be accepted or rejected at the discretion of the Committee, to have withheld a portion of the shares of Stock issuable to him or her upon exercise of the Option and valued at its Fair Market Value on the date preceding the date of exercise, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the 1934 Act either (i) (A) the Grantee makes the Tax Election at least six (6) months after the date the Option was granted,
(B) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six months following an election to revoke the Tax Election.

          13.     Grantee Bound by the Plan.

          The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

          14.     Modification of Agreement.

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

          15.     Severability.

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          16.     Governing Law.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

          17.     Successors in Interest.

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's heirs, executors, administrators and successors.

          18.     Resolution of Disputes.

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and Company for all purposes. The foregoing shall not, however, apply to any dispute or disagreement with respect to the provisions of Article 4 or 6.

                              GENERAL INSTRUMENT CORPORATION



                              By:________________________________

                              Title:_____________________________



                              Name of Grantee:___________________

EXHIBIT 7.4(b) TO THE MERGER AGREEMENT






Form of Employee Option Agreement

                                             Exhibit 7.4 (b) to
                                               Merger Agreement

               [Form of NLC Employee Option Agreement]

                  GENERAL INSTRUMENT CORPORATION
                  1993 LONG-TERM INCENTIVE PLAN
                NONQUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT, made as of the __ day of [          ],
1995 (the "Grant Date"), between General Instrument Corporation, a Delaware corporation (the "Company"), and __________ (the
"Grantee").

          WHEREAS, the Company has adopted the General Instrument
1993 Long-Term Incentive Plan (the "Plan") in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries;

          WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of August __, 1995 among the Company, NLC Acquisition Corp. and Next Level Communications, a California corporation ("Next Level"), Next Level became a Subsidiary of the Company as of the date hereof for the purposes of the Plan;

          WHEREAS, the Grantee is an employee of Next Level; and

          WHEREAS, the Committee responsible for administration of the Plan has determined to grant an Option to the Grantee as provided herein;

          NOW, THEREFORE, the parties hereto agree as follows:

          1.     GRANT OF OPTION.

               1.1 The Company hereby grants to the Grantee the right and option (the "Option") to purchase all or any part of
an aggregate of [               ] whole shares of Stock subject
to, and in accordance with, the terms and conditions set forth in this Agreement.

               1.2 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

               1.3     This Agreement shall be construed in
accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

          2.     Purchase Price.

          The price per share at which the Option shall be exercisable shall be the Fair Market Value of Stock on the date hereof (the "Option Price").

          3.     Duration of Option.

          The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

          4.     Exercisability of Option.

               4.1 The Option shall become exercisable with respect to all of the shares on the date that is 30 days prior to the end of the Exercise Term, provided, that the Grantee remains an employee of the Company or any Subsidiary as of such date. The Option may become exercisable earlier with respect to all or a portion of the shares to the extent provided in Section 4.4, and notwithstanding the preceding sentence, such earlier exercisability may occur, to the extent provided in Section 6, after termination of the Grantee's employment.

               4.2     (a)     As soon as practicable after the
end of each fiscal quarter of the Company through and including the fiscal quarter ending March 31, 2000, the Company shall determine the amount of Next Level Sales during such fiscal quarter. "Next Level Sales" shall mean net revenues (i.e., gross revenues less returns, discounts, reserves for bad debts and any other reductions to gross revenues called for by the regular accounting principles and policies of the Company), excluding interest income and investment income, recorded by Next Level on a consolidated basis with Next Level's subsidiaries, if any.

                    (b) All sales of products and licenses of intellectual property by Next Level to third parties shall be made on an arm's-length basis, and the prices and royalty rates of such transactions shall be determined without regard to any benefit the Company or any Subsidiary (other than Next Level) may receive as a result thereof. If royalties from licenses of intellectual property by Next Level to third parties shall constitute more than 10% of Next Level Sales for any fiscal year of Next Level, then the Company and the holders of a majority in interest of the then outstanding options granted by the Company as contemplated by the Merger Agreement (collectively, the "Next Level Options") shall agree on an equitable adjustment to the treatment of such royalties for purposes of the Option in order to reflect the lower revenues generally attributable to royalties on sales by third parties, as compared to direct sales of products. Any such adjustment shall be effective with respect to any fiscal year in which royalty revenues exceed such 10% threshold.

                    (c)     The Company shall not enter into any
sale or disposition of all or a portion of the stock or assets of Next Level that would have the effect of materially decreasing Next Level Sales for purposes of the Option, unless, prior thereto, the Company and holders of a majority of the then outstanding Next Level Options shall have agreed upon an equitable exchange of that portion of the Next Level Options as to which the Next Level Options shall not yet have become exercisable, for substantially similar options with respect to the common stock of the successor-in-interest to the business of Next Level (or a portion of Next Level's net revenues, as the case may be) or the parent company of such successor-in-interest. Without limiting any other provision hereof governing termination of the Option, upon the consummation of any such transaction, the Option shall terminate with respect to the portion thereof subject to such equitable exchange.

                    (d)     Any sales agreement providing for
sales in excess of $25,000,000 shall not be included in the calculation of Next Level Sales unless the pricing of such agreement has been approved in advance of signing by the Company.

               4.3 No later than 45 days after the end of each fiscal quarter through and including the quarter ending March 31, 2000, the Company shall mail to the Grantee at his or her address as set forth herein or as otherwise set forth in the Company's stock option records, a notice setting forth (i) Next Level Sales for such fiscal quarter, (ii) aggregate Next Level Sales to date,
(iii) the number of shares as to which the Option is to become exercisable, as determined pursuant to Section 4.4 and (iv) the aggregate number of shares as to which the Option is then exercisable and the number of shares, if any, as to which the Option has theretofore been exercised.

               4.4     Subject to Section 6, on the date of
mailing of the notice referred to in Section 4.2, the Option shall become exercisable with respect to such number of shares (in addition to any shares as to which the Option has previously become exercisable pursuant to this Section 4.4) as is equal to the total number of shares originally subject to the Option multiplied by a fraction, the numerator of which is Next Level Sales for such fiscal quarter as set forth in such notice, and the denominator of which is 450,000,000. Such number of shares shall be rounded down to the nearest whole share. Fractional shares as to which the Option would have become exercisable but for such rounding shall be added to the Contingent Shares as to which the Option becomes exercisable for the following fiscal quarter. No further calculations of Next Level Sales shall be made hereunder and, except as provided in Section 4.1, the Option shall not become exercisable with respect to any additional shares upon the earlier to occur of (x) such time as aggregate Next Level Sales equal $450,000,000 (at which time the Option shall be fully exercisable pursuant to the above formula) and (y) March 31, 2000 (other than shares, if any, as to which the Option shall become exercisable with respect to the fiscal quarter then ended).

               4.5     Notwithstanding anything herein to the
contrary, the Option shall not become exercisable unless and until the Grantee shall have executed a Restricted Stock Agreement in the form attached hereto as Exhibit A.

          5.     Manner of Exercise and Payment.

               5.1 On the terms and subject to the conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Grantee is electing to exercise the Option and the number of shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

               5.2     The notice of exercise described in Section
5.1 shall be accompanied by the full purchase price for the shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Grantee. However, at the discretion of the Committee appointed to administer the Plan, the Grantee may pay the exercise price in part or in full by transferring to the Company shares of restricted or unrestricted Stock owned by the Grantee prior to the exercise of the Option having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such shares are substituted.

               5.3 Upon receipt of notice of exercise and full payment for the shares of Stock in respect of which the Option is being exercised, the Company shall, subject to Sections 11 and 12 of the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of shares of Stock as to which such exercise was effective.

               5.4 The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised,
(ii) the Company shall have issued and delivered the shares to the Grantee, and (iii) the Grantee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Grantee shall have full voting and other ownership rights with respect to such shares.

          6.     Termination of Employment.

               6.1 Voluntary Termination, Termination for Cause. In the event that the Grantee voluntarily terminates his or her employment with the Company or any Subsidiary (other than a voluntary termination following a deemed termination by the Company or a Subsidiary without Cause, as provided below) or the Company or any Subsidiary terminates the Grantee's employment for Cause (as defined in Section 6.3), then the Grantee may, at any time within thirty (30) days from the date of such termination, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was exercisable as of the date 45 days after the fiscal quarter-end immediately preceding the date of termination, and at the end of such 30-day period (or the end of 45 days after the immediately preceding fiscal quarter-end, if later) the Option shall terminate and expire with respect to all shares.

               6.2     Death, Disability, Retirement or
Termination Without Cause. In the event that the Grantee's employment terminates for any reason other than as set forth in
Section 6.1, including without limitation by reason of death, Disability, retirement on or after attainment of age 65 (or, with the consent of the Committee, age 55), or termination by the Company or a Subsidiary without Cause, then the Option granted hereunder shall continue to become exercisable in accordance with
Section 4.4.

               6.3     Definitions.  For purposes of this
Section 6, "Cause" shall mean: (i) willful misconduct or gross negligence in connection with the performance of material job duties after a demand for correction is delivered to the Grantee which identifies in reasonable detail the alleged willful misconduct or gross negligence and such alleged willful misconduct or gross negligence has not been cured after a 60-day time period has elapsed; (ii) conviction for any felony or other similarly serious crime that (a) carries a maximum penalty of more than five years in prison and (b) materially affects the property or business relationships of Next Level or the Company; or (iii) substantial and repeated failure to perform reasonable, customary and appropriate job duties (other than any such failure resulting from physical or mental illness or due solely to poor job performance) after a demand for substantial performance is delivered to the Grantee which identifies in reasonable detail the manner in which the Grantee has not substantially performed his or her duties and such failure has not been cured after a 60-day time period has elapsed. For purposes of this Section and without limitation, the following shall be deemed termination by the Company or a Subsidiary without Cause: (i) any refusal by the Grantee to relocate his or her principal place of employment to a location that is more than 65 miles from the Grantee's current principal place of employment; and (ii) any activity by the Company or any Subsidiary that constitutes constructive termination under applicable law.

               6.4.     No Extension of Exercise Term.
Notwithstanding any other term hereof, in no event may the Option be exercised by anyone after the expiration of the Exercise Term.

          7.     Effect of Change of Control.

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change of Control the Option shall become immediately and fully exercisable, except, in the case of a Change in Control after March 31, 2000, with respect to any shares as to which the Option had not become exercisable pursuant to
Section 4.4 by the date 45 days after March 31, 2000.

          8.     Nontransferability.

          The Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or by such other means as explicitly permitted pursuant to Rule 16b-3 under the 1934 Act. During the lifetime of the Grantee, the Option shall be exercisable only by the Grantee.

          9.     No Right to Continued Employment.

          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee's employment at any time.

          10.     Adjustments.

          In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of shares of Stock or other stock or securities subject to the Option and the purchase price for such shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 18 of the Plan and shall be final, binding and conclusive for all purposes of the Plan and this Agreement.

          11.     Terminating Events.

          Subject to Section 7 hereof, upon the effective date of
(i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Grantee shall be entitled to receive in respect of all shares of Stock subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of shares of Stock was entitled to receive in the Transaction.

          12.     Withholding of Taxes.

          The Company shall have the right to deduct from any distribution of cash to any Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If a Grantee is entitled to receive shares of Stock upon exercise of an Option, the Grantee shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Stock. Payment of the applicable Withholding Taxes may be made, as determined by the Committee in its discretion, in any one or any combination of (i) cash, (ii) shares of Stock owned by the Grantee prior to the exercise of the Option and valued at its Fair Market Value on the business day immediately preceding the date of exercise, or (iii) by making a Tax Election (as described below). For purposes of this Article 12, a Grantee may make a written election (the "Tax Election"), which may be accepted or rejected at the discretion of the Committee, to have withheld a portion of the shares of Stock issuable to him or her upon exercise of the Option and valued at its Fair Market Value on the date preceding the date of exercise, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the 1934 Act either (i) (A) the Grantee makes the Tax Election at least six (6) months after the date the Option was granted,
(B) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six months following an election to revoke the Tax Election.

          13.     Grantee Bound by the Plan.

          The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

          14.     Modification of Agreement.

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

          15.     Severability.

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

          16.     Governing Law.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

          17.     Successors in Interest.

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's heirs, executors, administrators and successors.

          18.     Resolution of Disputes.

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and Company for all purposes. The foregoing shall not, however, apply to any dispute or disagreement with respect to the provisions of Article 4 or 6.

                              GENERAL INSTRUMENT CORPORATION



                              By:________________________________

                              Title:_____________________________



                              Name of Grantee:___________________

ANNEX B





Form of Employee Restricted Stock Agreement

                                    RESTRICTED STOCK AGREEMENT

          This Restricted Stock Agreement (this "Agreement") is entered into as of this ___ day of ______, 1995, between Next
Level Communications, a California corporation ("NLC"), and
_____________________________ (the "NLC Employee").
Recitals

          A. The Boards of Directors of General Instrument Corporation, a Delaware corporation ("GIC"), NLC Acquisition Corp., a California corporation and a wholly-owned subsidiary of GIC ("Newco") and NLC deem it advisable and in the best interests of their respective shareholders to consummate, and have approved, the business combination (the "MERGER") provided for in the Agreement and Plan of Merger, dated August __, 1995, by and among GIC, Newco and NLC, in which Newco will merge with and into NLC in a reverse triangular merger with NLC as the surviving corporation (the "SURVIVING CORPORATION") of the Merger.

          B.     NLC and the NLC Employee are parties to a Stock
Purchase Agreement (the "NLC STOCK PURCHASE AGREEMENT"), pursuant to which NLC issued shares of NLC Common Stock to be exchanged in the Merger for shares of GIC Common Stock.

               1. REPURCHASE RIGHTS. The NLC Employee hereby grants to the Surviving Corporation, effective upon the effectiveness of the Merger, with respect to shares of common stock of GIC ("GIC Common Stock") issued in the Merger in exchange for shares of NLC Common Stock held by the NLC Employee, repurchase rights (the "REPURCHASE RIGHTS") on the same terms and conditions as are set forth in Article V of the NLC Stock Purchase Agreement, except as modified herein.

               2. SHARES SUBJECT TO REPURCHASE RIGHTS. Shares of GIC Common Stock issued in the Merger in exchange for shares of NLC Common Stock that had ceased to be subject to the Repurchase Rights under the terms of the NLC Stock Purchase Agreement prior to the effective time of the Merger (the "Effective Time") shall not be subject to the Surviving Corporation's Repurchase Rights hereunder. The remaining shares of GIC Common Stock issued in the Merger in exchange for shares of NLC Common Stock subject to the NLC Stock Purchase Agreement shall cease to be subject to the Repurchase Rights in accordance with the same schedule that would have been applicable to the shares of NLC Common Stock for which such shares of GIC Common Stock were exchanged had the Merger not occurred.

               3. RESTRICTIONS ON TRANSFER. The NLC Employee shall not transfer, assign, encumber or otherwise dispose of any of the shares of GIC Common Stock which are subject to the Surviving Corporation's Repurchase Rights hereunder.

               4. SHARE CERTIFICATES. Certificates for all shares of GIC Common Stock subject to the Surviving Corporation's
Repurchase Rights hereunder shall be held by the Surviving
Corporation. Each deposited certificate shall be accompanied by a stock power duly executed by the NLC Employee.

               5. TERMINATION OF EMPLOYMENT. If the NLC Employee shall cease to be employed by the Surviving Corporation, GIC or any affiliate thereof (the "GIC EMPLOYERS") by reason of
(i) death, (ii) Disability (as defined below), (iii) retirement on or after attainment of age 65 (or, with the consent of GIC, age
55), or (iv) termination by the GIC Employers without Cause (as defined below, and including a voluntary termination following a deemed termination by the GIC Employers without Cause, as provided below), then all shares of GIC Common Stock held by such NLC Employee that are subject to the Surviving Corporation's Repurchase Rights shall, immediately upon such cessation of employment, cease to be subject to the Surviving Corporation's Repurchase Rights hereunder. The Surviving Corporation's Repurchase Rights shall apply on the same terms and conditions as are set forth in Article V of the NLC Stock Purchase Agreement upon a termination of employment for any reason other than as set forth above.

               6. DEFINITION OF CAUSE. For purposes of this Agreement, "Cause" shall mean: (i) willful misconduct or gross negligence in connection with the performance of material job duties after a demand for correction is delivered to the NLC Employee which identifies in reasonable detail the alleged willful misconduct or gross negligence and such alleged willful misconduct or gross negligence has not been cured after a 60-day time period has elapsed; (ii) conviction for any felony or other similarly serious crime that (a) carries a maximum penalty of more than five years in prison and (b) materially affects the property or business relationships of the Surviving Corporation or GIC; or
(iii) substantial and repeated failure to perform reasonable, customary and appropriate job duties (other than any such failure resulting from physical or mental illness or due solely to poor job performance) after a demand for substantial performance is delivered to the NLC Employee which identifies in reasonable detail the manner in which the NLC Employee has not substantially performed his or her duties and such failure has not been cured after a 60-day time period has elapsed.

               7. DEFINITION OF DISABILITY. For purposes of this Agreement, "Disability" means a mental or physical condition which, in the opinion of the Surviving Corporation, renders an NLC Employee unable or incompetent to carry out the job responsibilities which such NLC Employee held or the duties to which such NLC Employee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

               8. CERTAIN TERMINATIONS WITHOUT CAUSE. For purposes of this Agreement and without limitation, the following shall be deemed termination by the GIC Employers without Cause:
(i) any refusal by the NLC Employee to relocate his or her principal place of employment to a location that is more than 65 miles from the NLC Employee's current principal place of employment; and (ii) any activity by GIC Employers that constitutes constructive termination under applicable law.

               9. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall be interpreted or construed to confer upon the NLC Employee any right with respect to continuance of employment by GIC Employers, nor shall this Agreement interfere in any way with the right of GIC Employers to terminate the NLC Employee's employment at any time.

               10. WITHHOLDING. The NLC Employee hereby agrees to reimburse GIC for (or to make payment of) any federal, state or local taxes and any other amounts as are required by law to be withheld from the NLC Employee's compensation income as a result of the vesting of any GIC Common Stock issued in the Merger to the NLC Employee, in each case, such reimbursement or payment to be made within 10 days of the vesting of such stock.

               11. MODIFICATION OF AGREEMENT. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

               12. SEVERABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

               13.     GOVERNING LAW.  The validity,
interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

               14. SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of and be binding upon any successor to the Surviving Corporation. This Agreement shall inure to the benefit of the NLC Employee's legal representatives. All obligations imposed upon the NLC Employee and all rights granted to the Surviving Corporation under this Agreement shall be final, binding and conclusive upon the NLC Employee's heirs, executors, administrators and successors.

               15.     AMENDMENT OF NLC STOCK PURCHASE AGREEMENT.
To the extent this Agreement modifies the provisions of the NLC
Stock Purchase Agreement, it shall be deemed an amendment thereof.

          In witness whereof, the parties hereto name executed this Agreement as of the date first above written.

                             By:____________________________
                             Print Name:____________________

                             Next Level Communications

                             By:____________________________
                             Print Name:____________________
                             Title:_________________________

ANNEX C







Form of Optionee Restricted Stock Agreement

                                                Optionee Version

                     RESTRICTED STOCK AGREEMENT

          This Restricted Stock Agreement (this "Agreement") is entered into as of this ___ day of ______, 1995, between Next
Level Communications, a California corporation ("NLC"), and
__________________________ (the "NLC STOCKHOLDER").

                           Recitals

A. The Boards of Directors of General Instrument Corporation, a Delaware corporation ("GIC"), NLC Acquisition Corp., a California corporation and a wholly-owned subsidiary of GIC ("NEWCO") and NLC deem it advisable and in the best interests of their respective shareholders to consummate, and have approved, the business combination (the "MERGER") provided for in the Agreement and Plan of Merger, dated August __, 1995, by and among GIC, Newco and NLC, in which Newco will merge with and into NLC in a reverse triangular merger with NLC as the surviving corporation (the "SURVIVING CORPORATION") of the Merger.

          B. Upon exercise of stock options held by the NLC Stockholder, NLC and the NLC Stockholder became parties to a Stock Purchase Agreement (the "OPTIONEE STOCK PURCHASE AGREEMENT"), pursuant to which NLC issued shares of NLC Common Stock to be exchanged in the Merger for shares of GIC Common Stock.

               1. REPURCHASE RIGHTS. The NLC Stockholder hereby grants to the Surviving Corporation, effective upon the effectiveness of the Merger, with respect to shares of common stock of GIC ("GIC Common Stock") issued in the Merger in exchange for shares of NLC Common Stock held by the NLC Stockholder, repurchase rights (the "REPURCHASE RIGHTS") on the same terms and conditions as are set forth in Article V of the Optionee Stock Purchase Agreement, except as modified herein.

               2. SHARES SUBJECT TO THE REPURCHASE RIGHTS. Forty percent (40%) of the shares of GIC Common Stock issued in the Merger in exchange for shares of NLC Common Stock held by the NLC Stockholder shall not be subject to the Repurchase Rights (the "Immediately Vested Shares"). The remaining 60% of such shares shall cease to be subject to the Repurchase Rights in accordance with the schedule set forth in the Optionee Stock Purchase Agreement (with no additional shares ceasing to be subject to the Repurchase Rights until such time as the Immediately Vested Shares would otherwise have ceased to be subject to the Repurchase Rights under the schedule set forth in the Optionee Stock Purchase Agreement in the absence of the preceding sentence).

               3.     RESTRICTIONS ON TRANSFER.  The NLC
Stockholder shall not transfer, assign, encumber or otherwise dispose of any of the shares of GIC Common Stock which are subject to the Surviving Corporation's Repurchase Rights hereunder.

               4. SHARE CERTIFICATES. Certificates for all shares of GIC Common Stock subject to the Surviving Corporation's
Repurchase Rights hereunder shall be held by the Surviving
Corporation. Each deposited certificate shall be accompanied by a stock power duly executed by the NLC Stockholder.

               5. NO RIGHT TO CONTINUED RELATIONSHIP. Nothing in this Agreement shall be interpreted or construed to confer upon the NLC Stockholder any right with respect to continuance of any consulting or other relationship between the NLC Stockholder and the Surviving Corporation, GIC or any affiliate thereof, nor shall this Agreement interfere in any way with the right of the Surviving Corporation, GIC or any affiliate thereof to terminate any such relationship at any time.

               6. WITHHOLDING. The NLC Employee hereby agrees to reimburse GIC for (or to make payment of) any federal, state or local taxes and any other amounts as are required by law to be withheld from the NLC Employee's compensation income as a result of the vesting of any GIC Common Stock issued in the Merger to the NLC Employee, in each case, such reimbursement or payment to be made within 10 days of the vesting of such stock.

               7. MODIFICATION OF AGREEMENT. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

               8. SEVERABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

               9.     GOVERNING LAW.  The validity,
interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

               10. SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of and be binding upon any successor to the Surviving Corporation. This Agreement shall inure to the benefit of the NLC Stockholder's legal representatives. All obligations imposed upon the NLC Stockholder and all rights granted to the Surviving Corporation under this Agreement shall be final, binding and conclusive upon the NLC Stockholder's heirs, executors, administrators and successors.

               11.     AMENDMENT OF NLC STOCK PURCHASE AGREEMENT.
To the extent this Agreement modifies the provisions of the NLC
Stock Purchase Agreement, it shall be deemed an amendment thereof.


In witness whereof, the parties hereto name executed this Agreement as of the date first above written.

                              By:________________________________
                              Print Name:________________________

                              NEXT LEVEL COMMUNICATIONS



                              By:________________________________
                              Print Name:________________________
                              Title:_____________________________

ANNEX D






General Instrument Corporation

Annual Report on 10-K

for the fiscal year ended December 31, 1994

                          UNITED STATES
                  SECURITIES & EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                          -------------
(Mark One)                FORM 10-K

     ANNUAL  REPORT  PURSUANT TO SECTION  13  OR  15(d)  OF  THE
     SECURITIES EXCHANGE ACT OF 1934 (Fee Required)
     For the fiscal year ended December 31, 1994
                                      OR
     TRANSITION  REPORT PURSUANT TO SECTION 13 OR 15(d)  OF  THE
     SECURITIES EXCHANGE ACT OF 1934 (No Fee Required)
     For the transition period from ________ to __________.

                  Commission file number 1-5442
                 GENERAL INSTRUMENT CORPORATION
     (Exact name of registrant as specified in its charter)
     DELAWARE                          13-3575653
     (State or other jurisdiction of   (I.R.S. Employer
      incorporation or organization)    Identification No.)

     181 West Madison Street           60602
     Chicago, IL                       (Zip Code)
     (Address of principal
     executive offices)

                         (312) 541-5000
      (Registrant's telephone number, including area code)

   Securities registered pursuant to Section 12(b) of the Act:

                                     Name of each exchange
Title of each class                  on which registered

Common Stock, par value $.01         New York Stock Exchange
5% Convertible Junior                New York Stock Exchange
Subordinated Notes due 2000

   Securities registered pursuant to Section 12(g) of the Act:
                              None

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.  Yes  x    No
                                       -----    -----

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any
amendment to this Form 10-K        .
                            ------

    The aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $2.8 billion as of March 15, 1995 (based on the closing price of the stock on the New York Stock Exchange on that date). For purposes of this computation, shares held by affiliates and by directors and officers of the registrant have been excluded. Such exclusion of shares held by directors and officers is not intended, nor shall it be deemed, to be an admission that such persons are affiliates of the registrant.

    Number of shares of Common Stock, par value $.01 per share, outstanding as of March 15, 1995: 122,361,067.

DOCUMENTS INCORPORATED BY REFERENCE
    Portions of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1994 are incorporated by reference in Parts I, II, III and IV. Portions of the Company's definitive Proxy Statement to be filed with the Securities and Exchange Commission within 120 days after the end of the Company's fiscal year are incorporated by reference in Part III.

                                PART l
Item 1.  BUSINESS

Unless the context otherwise requires, references to the "Company" or "GI" include General Instrument Corporation and its direct or indirect subsidiaries, including General Instrument Corporation of Delaware ("GI Delaware"), the Company's principal operating subsidiary.

General
    General Instrument Corporation (the "Company" or "GI") is a leading worldwide supplier of broadband communications systems and equipment. Through its two Broadband Communications segment divisions, GI Communications (formed through a merger of the Company's former Jerrold Communications and VideoCipher divisions
- -  See   "Business - GI Communications Division")  and  CommScope
(which together represented 84% of the Company's consolidated sales in the year ended December 31, 1994), the Company supplies a broad range of technologies and products required for the distribution of video programming to consumers over cable and satellite television systems. Through its Power Semiconductor Division (which represented 16% of the Company's consolidated sales in the year ended December 31, 1994), the Company is also a leading manufacturer of discrete power rectifying and transient
voltage   suppression   components  used  in  telecommunications,
automotive   and   consumer  electronic  products.    Information
regarding the Company's organization and industry segments appear in Notes 1, 11 and 14 to the Company's consolidated financial statements included in the Annual Report to Stockholders for the
year   ended  December  31,  1994  (the  "1994  Annual  Report"), incorporated herein by reference.

The Company's Broadband Communications Strategy
    The Company's strategy is to enhance its market leadership position as a provider of broadband systems and equipment by emphasizing the following factors:

      TECHNOLOGICAL LEADERSHIP AND NEW  PRODUCT DEVELOPMENT.
              GI is a worldwide leader in the development and implementation of new enabling technologies for advanced television signal transmission. GI produced the first commercial application of digital compression products and has been a leader in the development of addressable cable television subscriber terminals, advanced fiber optic electronics and high-capacity coaxial cable.

      HIGHLY  INTEGRATED  PRODUCT LINE.
              GI has a broad, highly integrated product line which is one of the largest in the broadband equipment industry. The Company believes this extensive product line gives it a significant competitive advantage in developing new broadband technologies, in anticipating and serving customer needs, and in providing customers with highly integrated end-to-end systems.

      INCREASING  THE   INSTALLED BASE.
              The Company believes that it has supplied the majority of the addressable systems in use by cable television operators in the United States and abroad. GI's strategy has been to expand the number of installed systems which utilize its hardware and software to control network security, services and programming access and to increase its product content in these systems.

      RAPID INTERNATIONAL EXPANSION.
              The   Company  believes  that  the  development  of
      international markets will be an important factor in its future growth due to the relatively low penetration of cable television systems and growing demand for entertainment programming abroad. The Company believes that its leadership position in the U.S. market enhances its ability to provide analog and digital cable, satellite and wireless products to its growing international customer base.

      STRATEGIC ALLIANCES.
      GI has forged alliances with partners in other industries possessing complementary technological and marketing capabilities in order to maximize new opportunities, such as the emerging market for multimedia equipment and the increasing telephone company demand for broadband equipment for video applications.

Broadband Communications
   The Company's Broadband Communications segment consists of the GI Communications and CommScope divisions. The GI Communications Division was formed in 1993 by combining the Company's former Jerrold Communications and VideoCipher divisions. This combination was undertaken due to the rapid convergence of the broadband technologies used for the wired and wireless distribution of television programming by the cable, satellite, and telephone industries. The names Jerrold(R) and VideoCipher(R) remain as GI product brands. The GI Communications Division is the world's largest manufacturer of addressable systems and subscriber equipment, and is a leading manufacturer of fiber optic and RF (radio frequency) distribution electronics for broadband television systems. GI Communications is also the world's largest manufacturer of access control, scrambling, and descrambling equipment used by television programmers for the satellite distribution of their proprietary programming. In addition, GI Communications is leading the development and commercialization of digital video compression and decompression equipment for use in broadband cable, satellite and wireless transmission systems. GI's CommScope division is the largest supplier of coaxial cable for the U.S. cable television industry.

   GI Communications Division

    Analog Terrestrial Products. The Company's principal analog terrestrial products include subscriber and distribution hardware and software. Analog terrestrial subscriber products represented 27%, 24% and 25% of the Company's consolidated sales in the years ended December 31, 1994, 1993 and 1992, respectively. Subscriber products include primarily addressable systems which permit control, through a set-top terminal, of a subscriber's cable television services from a central headend computer without requiring access to the subscriber's premises. Addressable systems also enable a cable television operator to more easily provide pay-per-view programming services and multiple tiers of programming packages. Analog terrestrial distribution products represented 13%, 11% and 10% of the Company's consolidated sales in the years ended December 31, 1994, 1993 and 1992, respectively. Distribution products include headend signal processing equipment, distribution amplifiers, fiber optic transmission equipment, and passive components for wired television distribution systems.

    Beginning in mid-1992 and continuing through 1994, GI has experienced significant increases in purchase orders for its analog products both from domestic and international customers. GI's sales of analog addressable systems reached their highest levels to date in 1994 when the Company shipped more than 4.7 million analog addressable set-top terminals, a 73% increase over 1993 shipments. The Company believes that during this period cable operators have sought to improve the quality, capacity and capabilities of their networks and to increase their revenue per subscriber by increasing their capital spending for addressable systems and distribution infrastructure upgrades. GI expects cable operators in the U.S. and abroad to continue to upgrade their basic networks and invest in new system construction primarily for four reasons: first, new competition has arisen from other television programming sources, such as direct broadcast satellite ("DBS") and cable networks planned by some telephone companies; second, a majority of U.S. cable subscribers do not yet have addressable terminals, and more than 60% are served by a system that is not capable of offering more than 54 channels of programming; third, analog addressable systems are the preferred choice for cable operators that have subscribers with an expected usage profile that does not justify the higher cost of more advanced digital systems; and fourth, international markets, where cable penetration is low and demand for entertainment programming is growing, are being developed using U.S. architecture and systems. In addition, the Company has continued to increase the functionality and features of its analog addressable subscriber terminals. Its latest product, the CFT 2200, scheduled to begin shipment in the second quarter of 1995, incorporates a user feature platform that will allow the cable operator to write applications for new services including electronic program guides, supplementary sports and entertainment information and play-along game shows. This addressable terminal can be modularly upgraded to deliver digital audio, providing CD-quality simulcasts of premium services, and can also be upgraded to GI's DigiCipher(R) II digital compression technology.

    Digital Terrestrial Products. The Company believes that an important future market for GI Communications will be the commercialization of advanced digital broadband systems and equipment, which will provide for greatly expanded channel capacity and programming options, improved quality and security of signal transmission and the capability of delivering enhanced features and services. The Company believes that its potential position in this developing market is significantly enhanced by GI's leadership in a key enabling technology, digital compression, which allows the broadcast of multiple digital channels in the same bandwidth occupied by one uncompressed video channel. Although there can be no assurances as to the commercial development of this technology, digital compression is considered to be the basis for the development of the "500-channel" systems and interactive multimedia applications such as video-on-demand. The Company's DigiCipher system was the first digital video compression system to demonstrate capabilities over cable and satellite television networks.

    The Company believes that the commercialization of digital broadband systems will follow a two-stage process. First, programmers and operators of commercial headends will use digital equipment to increase channel capacity, improve signal quality and enhance security. This stage began in late 1993 when GI Communications began shipping its first-generation DigiCipher I digital satellite encoders and decoders for programmers and cable television commercial headend operators. Second, the Company expects that cable, satellite and other broadband network operators will begin to deploy digital terminals in their customers' homes in order to take advantage of the enhanced capabilities of the digital networks. The rate of deployment will depend largely on consumer demand for the new services made available through the digital network and the relative cost of the more advanced digital terminals. To date, GI has obtained orders and letters of intent for more than 2.6 million of its DigiCable digital subscriber terminals from 11 major cable system operators. In addition, GI has entered into a letter of intent and is negotiating a definitive agreement under which it expects to supply digital and analog equipment for the deployment of Bell Atlantic Corporation's announced large scale broadband network. GI has also entered into an agreement under which it expects to supply digital and analog equipment for the first three sites of GTE Corporation's announced broadband network.

   GI's DigiCable terminals will incorporate the Company's latest generation digital compression system, DigiCipher II, which is compatible with the recently finalized industry standard for digital compression and transport, Motion Picture Experts Group 2 standard ("MPEG-2"). The DigiCipher II system ("MPEG-2/DC-II") has the capacity to carry various video, audio and data elements through a complex information infrastructure that will have an improved capability to interact with other consumer devices using MPEG-2 compression. The features of MPEG-2 were not finalized until November 1994 which, in addition to other system design issues, has caused delays in the deployment of MPEG-2/DC-II products. As a result, volume shipments of these advanced digital cable terminals are not expected to begin until late 1995 and there can be no assurance that additional delays will not occur. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - New Technologies; Digital Products", incorporated herein by reference from the 1994 Annual Report.

    Analog and Digital Satellite Products. GI Communications' satellite products consist primarily of analog and digital access control, scrambling and descrambling products for satellite-based distribution of television programming. Satellite products represented 23%, 22% and 16% of the Company's consolidated sales in the years ended December 31, 1994, 1993 and 1992, respectively. GI is the largest manufacturer of access control, scrambling, and descrambling equipment used by television programmers for the satellite distribution of their proprietary programming.

    The Company's analog satellite products are the exclusive systems for the distribution of encrypted C-Band satellite-delivered programming to cable television operators and large-diameter backyard satellite dish owners. The system consists primarily of scramblers, installed at the originating point for the programming, and descramblers, which are installed at the commercial headends of most cable television systems or purchased by consumers for use with their backyard C-Band satellite dishes. As a result of a number of factors, including significant black market economic incentives, the Company's first generation system, VideoCipher II, was illegally modified ("pirated"), beginning in the mid-1980s, by approximately 1.3 million consumers to receive programming without paying for the service. In 1989, GI introduced VideoCipher II Plus(TM), a second generation product which, to GI's knowledge, has not been "pirated." In 1991, in recognition of the need to provide for ongoing security enhancements, GI introduced VideoCipher RS(TM), which provides the ability to upgrade security by inserting a credit-card-like TVPass Card(TM) into a module rather than replacing the entire module. In 1993, the Company completed a two-part security upgrade program pursuant to which GI replaced the VideoCipher II units of the customers of several providers of premium programming with VideoCipher RS units and those programmers ceased transmission of the VideoCipher II programming signals. The Company believes this program has restored an acceptable level of security to the backyard C-Band satellite dish market. In addition, the Company believes that the security upgrade resulted in the one-time sale of more than 800,000 VideoCipher RS units between the second-quarter of 1992 and the second-quarter of 1994 to former "pirate" consumers who wanted to restore their access to scrambled programming.

    From 1991 through 1993, more than 250,000 new backyard C-Band satellite dishes were installed annually in North America, each requiring the use of an analog VideoCipher descrambler in order to receive scrambled programming. In 1994, new installations totaled more than 350,000 satellite dishes. The Company believes that the introduction of the Hughes DirecTV and PRIMESTAR satellite television services has contributed to increased awareness about satellite programming and has resulted in a higher rate of new installation of backyard C-Band satellite equipment. The Company is a supplier to PRIMESTAR but not to Hughes DirecTV. The Company expects sales opportunities for VideoCipher RS(TM) modules to potential new owners of C-Band satellite dishes to continue through the first quarter of 1995 (although there can be no assurance as to the amount of those sales), and then possibly decline, perhaps substantially, thereafter. The Company believes that the providers of C-Band delivered programming using VideoCipher analog equipment represent an important future opportunity for sales of the Company's DigiCipher satellite systems, although there can be no assurance that such sales will occur.

     GI Communication's digital satellite products include primarily the DigiCipher I system, the world's first digital compression, access control and encryption transport system, designed for the delivery of video entertainment signals. As in the analog satellite system, the digital system relies on encoders at the origination point of the programming, and decoders, either at commercial headends or at consumers' homes for use with their own satellite dishes. DigiCipher I encoders and commercial decoders have been shipped worldwide and hold the leading share of the equipment used by programmers of satellite distributed digital video programming. As of December 31, 1994, DigiCipher I encoders were being used by 17 different programmer/operators to transmit 164 digital channels in North America and 12 programmer/operators to transmit 86 digital channels internationally. In most cases, the Company expects these programmers to upgrade to GI's new MPEG-2/DC-II system after it becomes available in mid-1995.

    The Company supplies DigiCipher I digital consumer receivers to PRIMESTAR Partners, a consortium of cable television operators and GE Americom, which is offering a medium-power Ku-band direct-to-home satellite television system currently transmitting 96 digital video channels. PRIMESTAR's business generally competes with the Hughes DirecTV high-power Ku-band satellite television system. Under agreements with PRIMESTAR, GI will be PRIMESTAR's exclusive provider of receivers through 1996. GI began shipments of DigiCipher I consumer decoders/receivers in the second quarter of 1994 and volumes are expected to increase in 1995. Deployment of MPEG-2/DC-II digital products for PRIMESTAR Partners, expected to begin in mid-1995 will include an upgrade to MPEG-2/DC-II, for a fee, of DigiCipher I receivers currently in use. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - New Technologies; Digital Products", incorporated herein by reference from the 1994 Annual Report.

   CommScope

   CommScope (which represented 22%, 25% and 27% of the Company's consolidated sales for the years ended December 31, 1994, 1993 and 1992, respectively) is the largest manufacturer and supplier of coaxial cable for cable television applications in the U.S. in terms of sales volume, with more than a 50% market share.
CommScope also manufactures fiber optic cable under a non-exclusive license from AT&T Corporation for sale to cable television customers in the United States. In addition, CommScope manufactures and sells other electronic cable primarily for local area network applications in the United States.

    The Company believes that CommScope's competitive strength in the coaxial cable market is due to its extensive coaxial cable product line and its efficient, low-cost manufacturing and delivery capability. CommScope's manufacturing facility in Catawba, North Carolina is highly automated, operates 24 hours a day and is capable of producing approximately 400 miles of trunk and distribution coaxial cable and over 5 million feet of dropwire per day. In 1994, CommScope shipments of dropwire and distribution coaxial cable increased an average of 15% over the levels shipped in 1993. The Company believes this growth is a result of the network upgrades being undertaken by CommScope's traditional cable television customers, in addition to increasing orders from new customers such as telephone companies and international cable television operators. In order to meet increased demand, CommScope is expanding its Catawba, North Carolina facility for distribution coaxial cable and is constructing a new manufacturing facility in Scottsboro, Alabama to be used primarily for the production of dropwire.

    Growth in demand for coaxial cable has occurred despite the replacement of coaxial cable with fiber optic cable in the trunk portion of many cable television networks. This is because the vast majority of the coaxial cable used in a typical, modern cable television network occurs beyond the trunk, in the distribution portion of the network, and in the dropwire into the home. The Company believes that broadband networks will have an ongoing need for coaxial cable to maintain, expand and upgrade their facilities. The Company believes that coaxial cable remains the most efficient means for the transmission of broadband signals to the home over short distances because it is less expensive to install in short lengths than fiber optic cable, has less costly electronics and has the necessary capacity to handle upstream and downstream signal transmission.

    CommScope has recently received orders from U.S. telephone operating companies, several of which have announced plans to install broadband networks for the delivery of video, telephone and other services to some portion, or all, of their telephone service areas. The broadband networks that are being proposed by some of the telephone companies utilize hybrid fiber optic/coaxial cable technologies similar to those being utilized by many cable television operators. While there is no assurance that these proposed networks will be built, to the extent they are implemented, they could represent a significant incremental sales opportunity for CommScope beyond its traditional cable television customer base.

     Cable produced by CommScope for local area network applications also grew significantly in 1994 with sales for these applications increasing by more than 40%. CommScope is expanding the capacity of its Claremont, North Carolina facility in order to meet the growing demand for local area network and other electronic cable.

International Markets
    The Company believes that international markets represent a key growth opportunity for its sales of broadband equipment.
During the year ended December 31, 1994, GI's international broadband equipment sales increased 82% over the year ended December 31, 1993, and accounted for approximately 23% of GI's total broadband equipment revenues in 1994.

    International markets employ broadband technology in three ways: through broadband television systems similar to those in the United States; through Multichannel Multipoint Distribution Systems ("MMDS") or wireless microwave systems; and through direct broadcast satellite ("DBS") systems. MMDS is typically used in areas where the cost of installing a cable television distribution infrastructure is not justified due to the low density of homes, a relatively small potential subscriber base, or geographic constraints. DBS systems with digital compression capabilities are expected to have significant growth internationally as programmers and satellite operators seek to maximize their limited satellite transponder capacity in order to reach geographically dispersed subscribers.

    In certain countries, like the United Kingdom, operators have been using system architectures that rely on U.S. broadband designs partly because many of these systems are being developed by affiliates of certain U.S. cable television operators and telephone companies. In addition to the United Kingdom, plans for new construction of significant systems have been announced in Hong Kong, Thailand, Australia, Latin America and the Middle East. The Company believes that these markets present significant opportunities because cable, wireless and satellite television penetration is low in these areas. For example, according to industry sources, less than 35% of the households in Western Europe have access to cable, compared with more than 95% having access in the United States. In South America, industry sources estimate that out of the region's approximately 72 million television households, less than 7 million receive any sort of multichannel television service.

    The Company believes that it enjoys significant competitive strengths in these markets because of its leadership in the United States market for broadband communications equipment, its strong technology, its relationships with the U.S. cable operators who are building many of the systems in international markets, and its ability to deliver complete systems due to its fully-integrated product line. The Company believes that, to date, it has supplied a majority of the addressable systems and equipment in use in international markets. However, because of the need to form alliances in order to operate effectively in many international markets and the larger number of competitors in international markets than in U.S. markets, among other factors, there can be no assurance as to the Company's future success as international markets expand.

Power Semiconductor Division
    The Power Semiconductor Division (which represented 16%, 19% and 22% of the Company's consolidated sales in the years ended December 31, 1994, 1993 and 1992, respectively) is a world leader in the design, manufacture and sale of low-to-medium power rectifiers and transient voltage suppressers in axial, bridge and surface mount and array packages. These products are used throughout the electrical and electronics industries to condition current and voltage and to protect electrical circuits from power surges. Applications include components for circuits in consumer electronics, telecommunications, lighting ballasts, home appliances, computers and automotive and industrial products. The demand for increased electronic functions, global sourcing and higher reliability within these markets is adding to the growth of the Power Semiconductor Division worldwide business.

    The Company believes that the competitive strengths of the Power Semiconductor Division are the quality of its products, its global sales and distribution channels and the low cost and efficiency of its operation. The Division is a leader in sales of low-to-medium power rectifiers and transient voltage suppressers in North America, Southeast Asia and Europe, with 71% of its sales, for the year ended December 31, 1994, generated from customers outside of the United States.

    New products and technologies continue to play a significant role in the Power Semiconductor Division's growth. The Division's patented PAR (Passivated Anisotrophic Rectifier) process is serving to increase the reliability of many automotive electronics applications. The Division has also developed a new line of transient voltage protection and diode arrays, using monolithic chip technology, which allows customers to use a small single component to replace numerous larger components in telecommunications and computer applications.

    The Power Semiconductor Division has undertaken a significant capacity expansion in its Taiwan, U.S. and Ireland facilities in order to meet the increased demand for its products worldwide.

Technology and Licensing
    The Company believes it is in the unique position of having produced, and of currently producing, the majority of the world's analog addressable systems, while also developing the digital technology that will eventually replace these systems. As a result, GI has sought to build upon its core enabling technologies, digital compression, encryption and conditional access and control, in order to lead the transition of the market for broadband communications networks from analog to digital systems.

    GI has continued development efforts in digital compression which are leading to the introduction of its MPEG-2/DC-II product line. In an effort to make its DigiCipher II system architecture and products widely available, the Company has chosen to make available for licensing significant elements of its compression technology. To date, licensees of GI's DigiCipher II compression technology include Scientific-Atlanta, Inc., Hewlett-Packard Company and Zenith Electronics Corporation. In addition, GI has licensed Motorola, Inc., SGS-THOMPSON Microelectronics, Inc., LSI Logic Corporation and C-Cube Microsystems to use DigiCipher II technology to manufacture semiconductor circuits for use in digital video products.

    The Company has also entered into other license agreements, both as licensor and licensee, covering certain products and processes with various companies. Among those agreements, in 1993, GI granted an unaffiliated third party a license under certain GI patents regarding addressable converters pursuant to which GI will earn royalties of $1.5 million per year for five years . The Company also holds a non-exclusive worldwide license under an unaffiliated third party's patent regarding encryption and decryption of satellite television signals. This license agreement requires the payment of certain royalties, which are not expected to be material to the Company's financial statements.

Research and Development
     The Company actively pursues the development of new technologies and applications. Research and development expenditures for the year ended December 31, 1994 were $111 million and are expected to be approximately $135 million for the year ending December 31, 1995, compared to $74 million and $58 million for the years ended December 31, 1993 and 1992, respectively. The Company's efforts are focused on: continued development of the next generation of cable terminals, which incorporate digital compression and multimedia capabilities; development of enhanced addressable analog terminals; advanced digital systems for cable and satellite television distribution; and product development through strategic alliances. Emerging research and development activities include broadband telephony products and interactive multimedia technologies for broadband networks.

Sales and Distribution
    The Company's Broadband Communications products and services are marketed primarily to cable television operators, cable and satellite television programmers and programming services, and telephone companies planning the development of cable networks. Broadband Communications systems are sold primarily through the efforts of sales engineers or other sales personnel employed by the Company who are skilled in the technology of the particular system. The Company markets VideoCipher descrambling modules through an open distribution strategy, in which the Company and its licensee sell descrambling modules to manufacturers of Integrated Receiver/Descramblers, distributors, dealers, consumers and others. The Company's Power Semiconductor products are marketed to a wide variety of industries in the United States and abroad. They are sold through distributors and sales representatives, as well as directly by the Division's sales personnel.

   Because a limited number of cable television operators provide services to a large percentage of cable television households in the United States, the loss of some or all of them as customers could have a material adverse effect on the Company's sales. Tele-Communications, Inc., together with its affiliates, accounted for 15% of GI's consolidated sales for the year ended December 31, 1994, and was the only customer of GI which accounted for 10% or more of GI's consolidated sales during such period.

Patents
    The Company's policy is to protect its proprietary position by, among other methods, filing United States and foreign patent applications to protect technology, inventions and improvements that the Company considers important to the development of its business. Although the Company believes that its patents provide a competitive advantage, the Company relies equally on its proprietary knowledge and continuing technological innovation to develop and maintain its competitive position.

Backlog
    The backlog information set forth below includes only orders for products scheduled to be shipped within six months. Orders may be revised or canceled, either pursuant to their terms or as a result of negotiations; consequently, it is impossible to predict accurately the amount of backlog orders that will result in sales.

                           Backlog
                        (In millions)
               ------------------------------
               December 31,      December 31,
                   1994              1993
               ------------      ------------
Broadband
Communications         $578              $418
Power Semiconductor     122                95
                    -------           -------
   Total               $700              $513
                    =======           =======

Competition
    The Company's products and services compete with those of a substantial number of foreign and domestic companies, some with greater resources, financial or otherwise, than the Company, and the rapid technological change occurring in the Company's markets are expected to lead to the entry of new competitors. The Company's ability to anticipate such changes and introduce enhanced products on a timely basis will be a significant factor in the Company's ability to expand and remain competitive. Existing competitors' actions and new entrants may have an adverse impact on the Company's operations. The Company believes that it enjoys a strong competitive position due to its large installed cable television equipment base, its strong relationships with the major cable television operators, its technology leadership and new product development capabilities, and the likely need for compatibility of new technologies with currently installed systems. There can be no assurance, however, that competitors will not be able to develop systems compatible with, or that are alternatives to, the Company's proprietary technology or systems.

Employees
    At December 31, 1994, approximately 12,300 people were employed by GI. Of these employees, approximately 5,100, 4,500 and 2,100 were located at GI's U.S., Taiwan and Mexico facilities, respectively, with the balance located in Puerto Rico, Japan and Europe. GI believes its relations with its employees and, where they are represented by unions, its relations with their unions, are good. As of December 31, 1994, approximately 5,300 of GI's employees were covered by collective bargaining agreements. Of these employees, approximately 4,300 were located at GI's Taiwan facilities, approximately 700 were located at GI's Mexico facilities and the balance were located at GI's Westbury, New York and certain European facilities.

Raw Materials
    Raw materials are purchased from many sources in the United States, as well as from sources in the Far East, Canada and Europe. The Company's products include certain components that are currently available only from single sources. The Company has in effect inventory controls and other policies intended to minimize the effect of any interruption in the supply of these components. There is no single supplier, the loss of which would have a continuing material adverse effect on GI's production.

Environment
    The  Company is subject to various federal, state, local  and foreign laws and regulations governing the use, discharge and disposal of hazardous materials. The Company's manufacturing facilities are believed to be in substantial compliance with current laws and regulations. Compliance with current laws and regulations has not had, and is not expected to have, a material adverse effect on the Company's financial condition. The Company is also involved in remediation programs, principally with respect to former manufacturing sites, which are proceeding in conjunction with federal or state regulatory oversight. In addition, the Company is currently named as a "potentially responsible party" with respect to the disposal of hazardous wastes at seven hazardous waste sites located in four states.

     The Company engages independent consultants to assist management in evaluating potential liabilities related to environmental matters. Management assesses the input from these independent consultants along with other information known to the Company in its effort to continually monitor these potential liabilities. Management assesses its environmental exposure on a site-by-site basis, including those sites where the Company has been named a potentially responsible party. Such assessments include the Company's share of remediation costs, information known to the Company concerning the size of the hazardous waste sites, their years of operation and the number of past users and their financial viability. Although the Company estimates, based on assessments and evaluations made by management, that its exposure with respect to these environmental matters could be as high as $64 million, the Company believes that the reserve for environmental matters of $45 million at December 31, 1994 is reasonable and adequate. However, there can be no assurance that the ultimate resolution of these matters will approximate the amount reserved. Further information regarding the Company's environmental matters appears in Note 8 to the Company's consolidated financial statements included in the 1994 Annual Report, incorporated herein by reference.

Capital Expenditures
    Capital expenditures were $136 million, $67 million and $37 million in the years ended December 31, 1994, 1993 and 1992, respectively. Such expenditures were primarily in support of new product development, cost reduction, capacity expansion and production maintenance programs. In 1995, the Company expects to continue to expand its capacity to meet current and future demands for analog and digital products, cables and power rectifiers with capital expenditures for the year ending December 31, 1995 expected to approximate $170 million.

Item 2.  PROPERTIES

     GI has manufacturing, warehouse, sales, research and development, and administrative facilities worldwide which have an aggregate floor space of approximately 3 million square feet. Of these facilities, aggregate floor space of approximately 1.1 million square feet is leased, and the remainder is owned by GI. Leases expire on various dates through the year 2004. GI operates manufacturing facilities in ten locations worldwide containing floor space of approximately 1.4 million square feet. The Power Semiconductor Division utilizes three facilities with an aggregate floor space of approximately .4 million square feet. GI does not believe there is any material long-term excess capacity in its facilities, although utilization is subject to change based on customer demand. GI believes that its facilities and equipment generally are well maintained, in good operating condition and suitable for GI's purposes and adequate for its present operations.

Item 3.  LEGAL PROCEEDINGS

    On October 25, 1994, the Company settled a U.S. Government claim relating to GI's former Government Systems Division
("GSD"), which was sold by GI in 1991. The Company had previously received three subpoenas, dated November 28, 1990, February 6, 1992 and June 8, 1992, from the U.S. Attorney's Office for the Eastern District of New York in connection with a grand jury investigation of conduct by GSD prior to the acquisition, in August 1990, of General Instrument Corporation, then a publicly traded company, by affiliates of Forstmann Little & Co., a private investment firm. The claim alleged improper certification for reimbursement of overhead costs in connection with certain contracts by former GSD employees. Under the terms of the settlement with the U.S. Attorney, the Company agreed to plead guilty to a misdemeanor and to pay a fine of $200,000 and to make restitution of $9.8 million. The Company recorded a charge of $4 million in 1994 to cover amounts that had not been previously provided. The U.S. Attorney expressly acknowledged in its court papers that there was no evidence implicating the Company's current management or owners. The Company agreed to the settlement because it is no longer in the defense business and had neither the personnel nor the information adequately to defend the litigation.

    GI is involved in various litigation matters, including as described below, the ultimate disposition of which, in GI's opinion, will not have a material adverse effect on the financial statements of the Company.

    Based on published reports in the press, the Company believes that the Antitrust Division of the Department of Justice ("DOJ") is pursuing a broad investigation of arrangements and practices that affect the cable television industry. On August 27, 1993, the Company received a Civil Investigative Demand ("CID") from the DOJ for documents and information relating to an investigation of whether the antitrust laws have been violated by agreements or unilateral action in restraint of trade in markets for encryption hardware and software. On February 4, 1994, the Company received a second CID from the DOJ for documents and information relating to an investigation of whether the antitrust laws have been violated by agreements in restraint of trade and attempted monopolization in markets relating to delivery of analog and digital video programming. The Company has complied with these requests.

Item 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted to a vote of the Company's security holders during the three months ended December 31, 1994.
Additional Item.  EXECUTIVE OFFICERS OF THE REGISTRANT

    Set forth below are the executive officers of the Company as of March 15, 1995. In connection with the Company's initial public offering, on April 6, 1992, each executive officer of GI Delaware as of that date, was appointed to serve as an executive officer of the Company. Certain executive officers of the
Company also serve as president of the various divisions and subsidiaries of GI Delaware. Officers serve at the discretion of the Board of Directors.

Name                  Age     Position(s) with the Company
- --------------------  ---     -----------------------------------
Daniel F. Akerson     46      Chairman of the Board of Directors
                                and Chief Executive Officer
Richard S. Friedland  44      President, Chief Operating Officer
                                and Director
J. A. Blanchard, III  52      Executive Vice President
Paul J. Berzenski     42      Vice President and Controller
Charles T. Dickson    40      Vice President and Chief Financial
                                Officer
Thomas A. Dumit       52      Vice President, General Counsel
                                and Secretary
Richard C. Smith      50      Vice President-Taxes, Treasurer
                                and Assistant Secretary
Frank M. Drendel      50      Chairman, President and Chief
                                Executive Officer of CommScope,
                                Inc., a subsidiary of GI
                                Delaware and Director of the
                                Company
Ronald A. Ostertag    54      Vice President of the Company and
                                President, Power Semiconductor
                                Division
Laurence L. Osterwise 47      Vice President of the Company and
                                President, GI Communications
                                Division

    The principal occupations and positions for the past several years of each of the executive officers of the Company are as follows:

    Daniel F. Akerson has served as Chairman of the Board and Chief Executive Officer of the Company since August 1993 and as a director of the Company since July 1993. He was President of the Company from August 1993 to October 1993. He served as Chief Operating Officer and President of MCI Communications Corporation ("MCI") from 1992 to August 1993. He served as Executive Vice President and Group Executive of MCI from 1990 to 1992, Executive Vice President and Chief Financial Officer of MCI from 1987 to 1990, and Senior Vice President of MCI from 1987 to 1988, and held various positions within MCI since 1983. Mr. Akerson is a General Partner of FLC Partnership, LP, the General Partner of Forstmann Little & Co.

    Richard S. Friedland has been a director of the Company since October 1993. He became President and Chief Operating Officer of the Company and GI Delaware in October 1993. He was Chief Financial Officer of the Company and GI Delaware from March 1992 to January 1994 and Vice President, Finance of the Company from May 1991 to October 1993. He was Vice President-Finance and Assistant Secretary of GI Delaware from October 1990 to October 1993 and Vice President and Controller of GI Delaware from November 1988 to January 1994. He is a director of Department 56, Inc.

    J. A. Blanchard, III became Executive Vice President of the Company on January 10, 1994. He was Chairman and Chief Executive Officer of Harbridge Merchant Services from 1991 to 1993. From 1989 to 1991 he was a Senior Vice President at AT&T and prior to that a Group Vice President of AT&T from 1986 to 1989. He is a director of Telular Corporation and of Xpedite Systems, Inc.

    Paul J. Berzenski became Controller of the Company in January 1994 and Vice President of the Company in November 1994. He was Assistant Controller of GI Delaware from January 1991 to January 1994 and a Controller in the Company's former Jerrold Communications Division from January 1988 to January 1991.

    Charles  T. Dickson became Vice President and Chief Financial
Officer  of  the  Company  on January  17,  1994.   He  was  Vice
President, Finance and Administration of several divisions of MCI from 1988 to 1993.

    Thomas A. Dumit became Vice President, General Counsel and Secretary of GI Delaware in January 1991. From January 1988 through 1990, Mr. Dumit was Senior Vice President and General Counsel of Whitman Corporation, a diversified company. From 1986 to 1987 he was Senior Vice President and General Counsel of Household Financial Services, a consumer finance division of Household International, Inc., and from 1984 to 1985 he was Vice President and General Counsel of American Hospital Supply Corporation.

    Richard C. Smith has been Vice President of GI Delaware since March 1989, Treasurer of the Company since September 1991 and Assistant Secretary of GI Delaware since June 1986. Mr. Smith has been Vice President and Assistant Secretary of the Company since May 1991 and has been Treasurer of the Company since March 1992. He was Assistant Treasurer of GI Delaware from June 1986 to June 1987 and from February 1991 to September 1991. From June 1986 to November 1994 he was Director of Taxes for GI Delaware and from May 1991 to November 1994 he was Director of Taxes for the Company. From June 1987 to March 1989 he was also Director, Risk Management and Customs for GI Delaware.

    Frank M. Drendel served as a director of GI Delaware and its predecessors from 1987 to March 1992, when he was elected to serve as a director of the Company. He has served as Chairman and President of CommScope since 1986 and has served as Chief
Executive  Officer  of  CommScope since 1976.   Mr.  Drendel  was
Executive Vice President of the predecessor to the Company from September 1986 to November 1988. From February 1981 to September 1986, Mr. Drendel was Executive Vice President and, from July 1982 to September 1986, he was Vice Chairman of the Board, of M/A-
COM.   Mr.  Drendel  is a director of Alcatel  Alsthom  Compagnie
Generale d'Electricite.

    Ronald A. Ostertag has been Vice President of GI Delaware since February 1989, and President, Power Semiconductor Division since September 1990. From April 1989 to September 1990 he was Senior Vice President - Operations for the former VideoCipher division and from August 1984 to April 1989 was Vice President and General Manager of the Computer Products division of GI Delaware.

   Laurence L. Osterwise became Vice President of the Company and President of GI Communications Division in November 1994. He was employed by IBM Corporation from 1969 to November 1994, serving as General Manager of Production Industries Consulting and Services from January 1994 to November 1994, Corporate Director of Market Driven Quality from December 1991 to January 1994, U.S. Vice President of Market Driven Quality from January 1991 to December 1991, Site General Manager Rochester, Minnesota and Director, Application Business Systems from 1985 to 1991 and in various capacities prior to 1985.


                                PART II

     Item 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
     STOCKHOLDER MATTERS

          Information required by this Item is contained in Notes
     7, 11 and 16 to the consolidated financial statements included in the 1994 Annual Report, incorporated herein by reference.

          As of March 15, 1995 the approximate number of stockholders of record of the Company's Common Stock was 598.

     Item 6.   SELECTED FINANCIAL DATA

          Information required by this Item is contained in the Five Year Summary included in the 1994 Annual Report, incorporated herein by reference.

     Item 7.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS

          Information required by this Item is contained in Management's Discussion and Analysis of Financial Condition and Results of Operations included in the 1994 Annual
     Report, incorporated herein by reference.

     Item 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

          Information required by this Item is contained in the consolidated financial statements of the Company as of December 31, 1994 and 1993 and for each of the years ended December 31, 1994, 1993 and 1992, the notes to the consolidated financial statements, and the independent auditors' report thereon, and in the Company's unaudited quarterly financial data for the two year period ended December 31, 1994, and such information is incorporated herein by reference from the 1994 Annual Report.

     Item 9.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
     ACCOUNTING AND      FINANCIAL DISCLOSURE

          None.

                            PART III

     Item 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

           Information required by this Item concerning directors of the Company is included in the Company's definitive Proxy Statement for the 1995 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission within 120 days after the end of the Company's fiscal year (the "1995 Proxy Statement") in the section captioned "Election of Directors," and such information is incorporated herein by reference. Information required by this item concerning the executive officers of the Company is included in Part I of this Annual Report on Form 10-K under the section captioned "Additional Item. Executive Officers of the Registrant", as permitted by General Instruction G(3). Information required by this Item concerning compliance with Section 16(a) of the Securities Exchange Act of 1934 is included in the 1995 Proxy Statement under the caption "Compliance with Section 16(a) of the Exchange Act," and such information is incorporated herein by reference. Theodore J. Forstmann and Nicholas C. Forstmann, both of whom are directors of the Company, are brothers.

     Item 11.  EXECUTIVE COMPENSATION

            Information required by this Item is included in the 1995 Proxy Statement in the section captioned "Further Information Concerning the Board of Directors and Committees" under the subsections captioned "-Compensation Committee Interlocks and Insider Participation" and "- Director Compensation" and in the section captioned "Compensation of Executive Officers" (other than the subsections thereof captioned "-Compensation Committee Report on Compensation of Executive Officers of the Company" and "-Performance Graph"), and such information is incorporated herein by reference.

     Item 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     AND MANAGEMENT

            Information required by this Item is included in the 1995 Proxy Statement in the section captioned "Security
     Ownership of Certain Beneficial Owners and Management", and such information is incorporated herein by reference.

     Item 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Information required by this Item is included in the 1995 Proxy Statement in the section captioned "Other Related Party Transactions" and is included in Note 13 to the consolidated financial statements included in the 1994 Annual Report, and such information is incorporated herein by reference.

                             PART IV

     Item 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND
     REPORTS ON FORM 8-K


      (a) 1. Financial Statements

        Consolidated Balance Sheets at December 31, 1994
        and 1993

        For the years ended December 31, 1994, 1993 and 1992:

        Consolidated Statements of Operations
        Consolidated Statements of Stockholders' Equity
        Consolidated Statements of Cash Flows
        Notes to Consolidated Financial Statements

        Independent Auditors' Report

         2. Financial Statement Schedules

        Independent Auditors' Report
        I. Condensed financial information - Parent Company only
        II.  Valuation and qualifying accounts

            All other schedules have been omitted because they are not applicable, not required or the information required is included in the consolidated financial statements or notes thereto.

        3.  Exhibits

         The exhibits are listed in the accompanying Index to Exhibits.

     (b)     Reports on Form 8-K

        None.




     INDEPENDENT AUDITORS' REPORT

     To the Board of Directors and Stockholders of General Instrument Corporation:

     We have audited the consolidated financial statements of General Instrument Corporation (the "Company") as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, and have issued our report thereon dated January 31, 1995; such consolidated financial statements and report are included in your 1994 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedules of the Company, listed in Item 14(a) 2. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.




     /s/Deloitte & Touche LLP
     -------------------------
     DELOITTE & TOUCHE LLP


     Parsippany, New Jersey
     January 31, 1995


                                 GENERAL INSTRUMENT CORPORATION
                                     (PARENT COMPANY ONLY)
                          SCHEDULE I - CONDENSED FINANCIAL INFORMATION
                                         BALANCE SHEETS
(In thousands except share data)

                                                                               December 31,
                                                                       ---------------------------
                                                                           1994            1993
                                                                       ----------        ---------
ASSETS
Investment in subsidiary                                                 $656,876         $382,113
Note receivable from subsidiary                                           500,000          500,000
Interest receivable from subsidiary                                        71,249           23,749
Deferred financing fees, less accumulated
    amortization of $3,067and $1,056, respectively                         11,013           13,024
                                                                       ----------        ---------
Total assets                                                           $1,239,138        $ 918,886
                                                                       ==========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Payable to subsidiary                                                     $60,918          $28,739
                                                                       ----------        ---------
Accrued interest payable                                                    1,042            1,042
                                                                       ----------        ---------
Convertible Junior Subordinated Notes                                     500,000          500,000
                                                                       ----------        ---------
Commitments and contingencies
Stockholders' Equity:
   Preferred stock, $.01 par value; 20,000,000 shares
      authorized; no shares issued                                              -                -
   Common Stock, $.01 par value; 175,000,000 shares
     authorized; 122,231,348 and 120,261,610 issued at
     December 31, 1994 and 1993, respectively                               1,222              601
   Additional paid-in capital                                             543,728          502,423
   Retained earnings (accumulated deficit)                                132,634         (113,901)
                                                                       ----------        ---------
                                                                          677,584          389,123
   Less - Treasury stock, at cost, 11,259 and 11,784 shares of of Common Stock at December 31, 1994 and 1993,
     respectively                                                             (17)             (18)
            - Unearned compensation                                          (389)               -
                                                                       ----------        ---------
       Total stockholders' equity                                         677,178          389,105
                                                                       ----------        ---------
Total liabilities and stockholders' equity                              $1,239,138       $918,886
                                                                       ==========        =========





Note: Investment in subsidiary is accounted for under the equity method of accounting.

See notes to consolidated financial statements included in the 1994 Annual Report, incorporated herein by reference.



                     GENERAL INSTRUMENT CORPORATION
                         (PARENT COMPANY ONLY)
              SCHEDULE I - CONDENSED FINANCIAL INFORMATION
                        STATEMENTS OF OPERATIONS
                             (In thousands)


                             Year Ended    Year Ended    Year Ended
                            December 31,  December 31,  December 31,
                                   1994          1993          1992
                            -----------   -----------   -----------
Interest income             $    47,500   $    52,224   $    57,000
Interest expense                (27,011)      (41,474)      (57,000)
                            -----------   -----------   -----------
   Interest Income - net         20,489        10,750             -
Income Taxes                     (7,171)       (3,763)            -
                            -----------   -----------   -----------
Net Income - Parent Company      13,318         6,987             -
Net income (loss)
   of subsidiary                233,217        83,596       (52,993)
                            -----------   -----------   -----------
Net income (loss)           $   246,535   $    90,583   $   (52,993)
                            ===========   ===========   ===========








Note 1:
The parent company files a consolidated income tax return with its subsidiary. The consolidated income tax provisions were $9,714, $23,526 and $14,941 for the years ended December 31, 1994, 1993 and 1992, respectively.

Note 2:
Statements of cash flows are not required since the parent company did not have any cash flows from operations. Interest income - net for the years ended December 31, 1994 and 1993 relates to intercompany transactions.

See notes to consolidated financial statements included in the 1994 Annual Report, incorporated herein by reference.

                                       GENERAL INSTRUMENT CORPORATION
                              SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                               (In thousands)
                                                  Balance                                              Balance
                                                       at                                                   at
                                                beginning                                               end of
                                                of period      Additions     Deductions (1)    Other    period
                                                ----------    ----------     -------------     -----   -------
Allowance For Doubtful Accounts:


Year ended December 31, 1994                       $7,012         $1,967           ($1,397)        -    $7,582
                                                ==========    ==========     =============     =====   =======
Year ended December 31, 1993                       $8,246         $2,262           ($3,496)        -    $7,012
                                                ==========    ==========     =============     =====   =======
Year ended December 31, 1992                       $6,353         $2,533             ($640)        -    $8,246
                                                ==========    ==========     =============     =====   =======

(1) Accounts receivable written  off - net of recoveries

ANNEX E





Excerpts from General Instrument Corporation

1994 Annual Report to Stockholders

1994 Financial Index:
Five Year Summary 19
Management's Discussion and Analysis of Financial Condition and Results of Operations 20
Management's Responsibility 26
Independent Auditors' Report 26
Consolidated Statements of Operations 27
Consolidated Balance Sheets 28
Consolidated Statements of Stockholders' Equity 29
Consolidated Statements of Cash Flows 30
Notes to Consolidated Financial Statements 31

                                                                                      Twelve Months
                                                                                      Ended
Five Year Summary                                                                     December 31,                   August 15,
                                                                                      Pro forma for   Ten Months     1990
                                                                                      change in       Ended          Through
                                                         Year Ended December 31,      fiscal year     December 31,   February 28,
        (In millions, except per share data)          1994        1993         1992      1991(1)         1991           1991
        Statements of Operations Data:
        Net sales                                     $2,036     $1,393      $1,075      $  929        $  785          $ 533
        Cost of sales                                  1,404        956         755         668           566            406
        Selling, general and
              administrative                             180        149         137         123           103             69
        Research and development                         111         74          58          57            46             32
        Operating income                                 316        188          98          54            48             13
        Interest expense                                 (54)       (73)       (112)       (125)         (104)           (68)
        Income (loss) before
              extraordinary item and
              cumulative effect of
              changes in accounting
              principles                                 248(2)      90         (41)       (111)          (94)           (58)
        Net income (loss)                             $  247(2)  $   91(3)   $  (53)(4)  $ (111)       $  (94)        $  (58)
        Weighted average shares
              outstanding (5)                            123        122          98          73            73             73
        Primary earnings (loss) per share
              before extraordinary item
              and cumulative effect
              of changes in accounting
              principles (5)                          $ 2.01(2)  $  .74      $ (.42)     $(1.52)       $(1.29)        $ (.79)
        Fully diluted earnings (loss)
              per share before extraordinary
              item and cumulative effect
              of changes in accounting
              principles (5)                            1.89(2)     .74        (.42)      (1.52)       (1.29)           (.79)

                                                                    December 31,                February 28,
                                                      1994         1993       1992        1991         1991
        Balance Sheet Data (at end of periods):
        Working capital (negative)                  $  213       $  (16)     $  (14)     $(150)      $  (51)
        Property, plant and equipment, net             344          262         266        286          310
        Total assets                                 2,109        1,776       1,727        1,783      1,941
        Long-term debt, including current maturities   797          840         989        1,254      1,353
        Other non-current liabilities                  187          209         138          171        191
        Redeemable securities                            _           _           _             4          4
        Stockholders' equity                           677          389         291           27        121

  (1) The pro forma statement of operations data for the twelve months ended December 31, 1991 was derived from historical statements of operations of the Company adjusted to give effect to the change in fiscal year end from the last day of February to December 31st.
  (2) Includes an income tax benefit of $30, or $.24 per primary share and $.20 per fully diluted share, as a result of a reduction in a valuation allowance, as of December 31, 1994, related to domestic deferred income tax assets.
  (3) Includes a cumulative effect credit of approximately $10 and a cumulative effect charge of approximately $10 to reflect the adoption of Financial Accounting Standards Board Statements No. 109, Accounting for Income Taxes and No. 106, Employers' Accounting for Postretirement Benefits other than Pensions, respectively.
  (4) Includes a $12 extraordinary charge for the write-off of deferred financing costs in conjunction with the early extinguishment of debt.
  (5) On July 6, 1994, the Company's Board of Directors declared a two-for-one split of the Company's Common Stock, which was effected in the form of a 100% stock dividend on August 8, 1994. All share and per share data have been restated for all periods presented to reflect the stock split.

        Management's Discussion and Analysis of Financial Condition and Results of Operations
        (Dollars in millions)

                                                   Year Ended December 31,
                                                1994          1993        1992
        Segment Information:
        Net Sales
               Broadband Communications       $1,720        $1,125      $  844
               Power Semiconductor               316           268         231
               Total                          $2,036        $1,393      $1,075




Comparison of Results of Operations for the Year Ended December 31, 1994 with the Year Ended December 31, 1993

        Net Sales. Net sales for the year ended December 31, 1994, were $2,036 compared to $1,393 for the year ended December 31, 1993, an increase of $643, or 46%. This increase reflects continued higher sales volumes in both the Broadband Communications and Power Semiconductor segments, partially offset by a decline in selling prices of certain products. Broadband Communications' sales increased $595, or 53%, to $1,720 in 1994, primarily as a result of increased sales volume of analog addressable systems, distribution electronics and CommScope cable products. This higher sales volume reflects increased investment in infrastructure by major cable television operators in the United States as well as the deployment of new cable television systems in international markets. International sales of cable television electronics and CommScope cables increased 75% for the year ended December 31, 1994 in comparison to 1993. In addition, sales of DigiCipher digital compression products represented in excess of 30% of the Broadband Communications sales increase. Sales of DigiCipher digital compression products in 1994 represented the start of the second stage of the commercialization of digital broadband systems, during which satellite programmers, cable operators and other network providers will begin to deploy digital terminals in their subscribers' homes in order to take advantage of the enhanced capabilities of digital networks. This stage began with the satellite market during the second quarter of 1994, when GI began shipping its first generation
DigiCipher I consumer receivers to PRIMESTAR Partners for the medium power Ku-band direct-to-home satellite market. See "New Technologies; Digital Products" below. During 1994, the Company continued sales of VideoCipher RS(TM) analog satellite receiver consumer modules to persons who had been receiving without authorization (or "pirating") the commercial satellite programming data signals. In 1994, these sales declined to minimal levels as expected. However, shipments of VideoCipher RS analog satellite receiver consumer modules for new owners of C-band satellite dishes increased in 1994 over 1993. The Company expects sales opportunities to potential new owners of C-band satellite dishes to continue through the first quarter of 1995
(although there can be no assurance as to the amount of those sales), and to decline, perhaps substantially, thereafter.

        Power Semiconductor sales increased $48, or 18%, in 1994 in comparison to 1993. This increase reflects higher sales volumes to all major end user product markets in which Power Semiconductor products are incorporated, partially offset by a decline in selling prices of certain products. The most significant sales volume increases were in the sales of discrete power rectifying and transient voltage suppression components to be incorporated in computers, consumer electronics, automotive and telecommunications products. International sales increased $35, or 18% to $224 for the year ended December 31, 1994 in comparison to 1993.

        Gross Profit (Net sales less cost of sales). Gross profit increased $197, or 45%, to $633 in 1994 from $436 in 1993, and was approximately 31% of sales in each period. Broadband Communications segment gross profit increased 49% over 1993 and was approximately 31% of sales in each period. Broadband Communications gross profit and gross profit margin were positively affected by: the 53% increase in sales discussed above; reduced material costs because of higher volume purchasing; and improved per unit labor and overhead costs resulting from increased production. These positive effects were partially offset by the shift in product mix to DigiCipher digital compression products, which initially carry lower margins. Power Semiconductor gross profit increased 28% from 1993 to 1994 and increased as a percentage of sales to 34% in 1994 from 31% in 1993, primarily as a result of the 18% increase in sales discussed above, and improved per unit labor and overhead costs resulting from increased production volumes, partially offset by decreased selling prices of certain products.

        Selling, General and Administrative. Selling, general and administrative ("SG&A") expense increased $30, or 20%, in 1994 in comparison to 1993, and decreased as a percentage of sales to 9% in 1994 from 11% in 1993. The increase in SG&A expense was principally attributable to increased

(Dollars in millions)

marketing and selling expenditures,which contributed to the higher sales volumes discussed above. The Company has been increasing its sales force, field support and marketing activities to take advantage of increased growth opportunities in international cable and satellite television and worldwide telecommunications markets. SG&A expense in 1993 also included a charge of approximately $6 to provide for costs to be incurred in conjunction with the combining of the Company's former Jerrold Communications and VideoCipher divisions into the GI Communications Division.

        Research and Development. Research and development expense increased $37, or 51%, to $111 in 1994 from $74 in 1993, and was approximately 5% of sales in each period. The Company's efforts are focused on: continued development of the next generation of cable terminals, which incorporate digital compression and multimedia capabilities; development of enhanced addressable analog terminals; advanced digital systems for cable and satellite television distribution; and product development through strategic alliances. Emerging research and development activities include broadband telephony products and interactive multimedia technologies for broadband networks.

        Operating Income. Operating income increased by $128, or 69%, to $316 in 1994 from $188 in 1993.

        Other Income (Expense). Other income (expense) for the year ended December 31, 1994 consisted primarily of a charge related to the write-down of non-operating real estate.

        Other income (expense) for the year ended December 31, 1993 included a net gain on the sale of a portion of a partnership interest in an affiliate and equity in losses of this unconsolidated affiliate. Also included was a $7 charge related to the write-down of a facility which was principally offset by a gain on the settlement of a lawsuit with regard to patent infringements.

        Interest Expense. Interest expense declined $19 to $54 in 1994 from $73 in 1993. The decline was due primarily to lower interest rates which were principally attributable to the June 1993 debt restructuring and the July 1994 amendment and restatement of the senior bank credit agreement of General Instrument Corporation of Delaware ("GIDelaware"), the Company's principal operating subsidiary. See "Liquidity and Capital Resources" below.

        Gain (Loss) From Divestiture Businesses and Assets. During the year ended December 31, 1994, the Company recognized a net loss of $3 which was principally comprised of a $4 charge related to a settlement of certain legal matters associated with a former divestiture business, partially offset by gains on the sale of certain real estate holdings and other divestiture assets. Charges related to the carrying costs associated with divestiture assets (principally real estate) were not significant.

        During 1993, the Company substantially completed its divestiture program with the sale of its Wagering Group for an amount that approximated net book value. During the year ended December 31, 1993, the Company recognized a net gain of $0.3 which was comprised of $4 in gains on the settlement of an action related to the Company's divested Defense Systems business, offset by charges related to changes in the estimated amount of divestiture liabilities retained and carrying costs associated with the remaining divestiture assets (principally real estate). Carrying costs attributable to real estate held for sale were not significant.

        Income Taxes. Income taxes decreased $14 in 1994 from 1993 due primarily to the recognition of an income tax benefit of $30 as a result of a reduction in a valuation allowance, as of December 31, 1994, related to domestic deferred income tax assets. This benefit was partially offset by increased taxes on higher foreign sourced income. Additionally, it is anticipated that the Company's effective income tax rates for 1995 will increase in comparison to 1994 and 1993. See Note 6 to the consolidated financial statements for further discussion.

        Cumulative Effect of a Change in Accounting Principle. Effective January 1, 1994, the Company adopted Financial Accounting Standards Board Statement No. 112, Employers' Accounting for Postemployment Benefits ("SFAS No. 112"). As a result of adopting SFAS No. 112, the Company recorded a cumulative effect charge to income of approximately $2. The annual charge to operations as a result of adopting SFAS No. 112 is not significant.

Comparison of Results of Operations for the Year Ended December 31, 1993 with the Year Ended December 31, 1992

        Net Sales. Net sales for the year ended December 31, 1993, were $1,393 compared to $1,075 for the year ended December 31, 1992, an increase of $318, or 30%. This increase reflects continued higher sales volumes in both the Broadband Communications and Power Semiconductor segments, partially offset by a decline in selling prices of certain CommScope and Power Semiconductor products. Broadband Communications' sales increased $281, or 33%, to $1,125 in 1993 primarily as a result of increased sales volume of the GI Communications and CommScope divisions' cable

(Dollars in millions)

television and satellite products, partially offset by a decline in selling prices of certain CommScope coaxial cable products.
The increases in Broadband Communications segment sales reflect continued increased investment in infrastructure by major cable television operators in the United States. GI Communications Division sales increased $226, or 41%, due to increased sales volume of distribution electronics, analog addressable terminals, VideoCipher RS analog satellite receiver consumer modules and DigiCipher digital compression products. The Company believes that the increase in VideoCipher RS analog satellite receiver consumer module sales volume is attributable to sales to persons who had been receiving without authorization (or "pirating") the commercial data signals and further believes that those persons purchased consumer descrambler modules as a result of the effectiveness of actions taken to make "pirating" of the commercial data signals more difficult. CommScope sales increased by $55, or 19%, as compared to 1992, principally reflecting increased coaxial cable sales volume, partially offset by a decline in selling prices of certain coaxial cable products.

        Power Semiconductor sales increased $37, or 16% to $268 in 1993. This increase reflects higher sales volumes to all end user product markets in which Power Semiconductor products are incorporated, including computers, consumer electronics, lighting ballasts, automotive and telecommunications products. The most significant sales volume increases were realized in the sale of discrete power rectifying and transient voltage suppression components to be incorporated in computer, lighting ballasts and consumer electronics products. Power Semiconductor sales also reflect incremental sales attributable to the acquisition, in August 1992, of General Semiconductor Ireland ("GSI"), partially offset by a decline in selling prices of certain products. The GSI operations contributed approximately $27 to 1993 sales as compared to $11 in 1992.

        Gross Profit (Net sales less cost of sales). Gross profit increased $117, or 37%, to $436 in 1993 from $319 in 1992, and increased as a percentage of sales to 31% in 1993 from 30% in 1992. Broadband Communications segment gross profit increased 37% over 1992 (constant as a percentage of sales at 31%), reflecting the 33% increase in sales, as discussed above, as well as an increase in the proportion of VideoCipher RS analog satellite receiver consumer module sales, which have higher margins, partially offset by a charge of $12 associated with costs to be incurred in effecting enhancements to the Company's DigiCipher digital compression technology, and incremental depreciation and amortization in 1993 relating to the adoption of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. See "Cumulative Effect of Changes in Accounting Principles" below. Power Semiconductor Division gross profit increased 36% from 1992 to 1993, and increased as a percentage of sales to 31% in 1993 from 27% in 1992. The increase was due primarily to an increase in the proportion of sales of transient voltage suppression components, which have higher margins, and lower per unit manufacturing costs associated with the higher sales volumes discussed above.

        Selling, General and Administrative. Selling, general and administrative ("SG&A") expense increased $12, or 9%, in 1993 in comparison to 1992. SG&A expense was 11% of sales in 1993 as compared to 13% in 1992.
The increase in SG&A expense was principally attributable to increased marketing and selling expenditures, which contributed to the higher sales volumes discussed above, and a charge of $6 to provide for costs to be incurred in conjunction with the combining of the Company's former Jerrold Communications and VideoCipher divisions into the GI Communications Division. SG&A expense in 1993 also included $2 of compensation expense attributable to stock appreciation rights compared to $9 of compensation expense in 1992 related to the issuance of Common Stock, the granting of stock options and the effects of stock appreciation rights. SG&A expense in 1992 also included
$9 of expense related to funding for Digital Cable Radio, a digital cable audio venture. GI sold a portion of its ownership interest in Digital Cable Radio in January 1993, thereby reducing future funding requirements.

        Research and Development. Research and development expense of $74 in 1993 increased 27% in comparison to 1992 when research and development expense was $58. This increase reflected the continued focus on development activities for the next generation of cable terminals, which incorporate digital compression and multimedia capabilities, and on advanced digital systems for cable and satellite television distribution. Other major programs included enhancement of addressable analog terminals, distribution electronics, wireless terminal development and security enhancements for both satellite and cable products.

        Operating Income. Operating income in 1993 increased by $90, or 92%, to $188 from $98 in 1992.

        Other Income (Expense). See "Comparisonof Results of Operations for the Year Ended December 31, 1994 with the Year Ended December

(Dollars in millions)

31, 1993-Other Income (Expense)" above for 1993 components.

        Other income (expense) for the year ended December 31, 1992 included miscellaneous items that were not significant.

        Interest Expense. Interest expense declined $38 in 1993 primarily as a result of lower interest rates attributable to the restructuring of the Company's senior and subordinated debt and a reduction in the amount of debt outstanding. See "Liquidity and Capital Resources" below for further discussion of the debt restructuring.

        Gain (Loss) From Divestiture Businesses and Assets. See "Comparison of Results of Operations for the Year Ended December 31, 1994 with the Year Ended December 31, 1993_Gain (Loss) from Divestiture Businesses and Assets" above for 1993 components.

        During the year ended December 31, 1992, the Company recognized a net loss of approximately $15 which was comprised of a $32 charge, which represented the anticipated loss on sale of the Wagering Group, net of a gain of approximately $11 from the sale of marketable securities and a $6 gain on the settlement of an action related to the Company's divested Defense Systems business.

        Income Taxes. Income taxes increased $9 in 1993 from 1992, due primarily to increased profitability in the foreign jurisdictions in which the Company has operations.

        Cumulative Effect of Changes in Accounting Principles. Effective January 1, 1993, the Company adopted Financial Accounting Standards Board Statements No. 109, Accounting for Income Taxes ("SFAS No. 109"), and No. 106, Accounting for Postretirement Benefits other than Pensions ("SFAS No. 106"). As a result of adopting SFAS No. 109 and SFAS No. 106, the Company recorded a cumulative effect credit to income of approximately $10 and a cumulative effect charge to income of approximately $10, respectively (see Notes 6 and 10 to the consolidated financial statements). As a result of adopting SFAS No. 109, the assets and liabilities that were adjusted to fair value net of tax effects, as of the date of the Acquisition, were remeasured to their unamortized gross amounts as of January 1, 1993. Consequently, there was an increase in depreciation and amortization expense in 1994 and 1993 of approximately $4 and $8, respectively.

Liquidity and Capital Resources
Cash provided by operations for the year ended December 31, 1994 was $162 compared to $166 in 1993 and a negative $9 in 1992. Cash provided by operation s in 1994 was relatively constant with 1993 as the impact of increased earnings in 1994 was offset by increased working capital. Cash provided by operations in 1993 was impacted by costs associated with the issuance of debt, as described below.

        The improvement in cash flow from operations in 1993 compared to 1992 reflects increased sales volume and improved operating margins. Cash provided by operations in 1992 was impacted by significant expenditures related to the VideoCipherRegistration Mark security upgrade program and the payment of lump sum royalties pursuant to a license under an unaffiliated third party's patent regarding encryption and decryption of satellite television signals.

        At December 31, 1994, working capital was $213 compared to a negative $16 at December 31, 1993 and a negative $14 at December 31, 1992. The working capital increase in 1994 over 1993 was due principally to increased sales volume and projected business growth with corresponding increases in accounts receivable, inventory, and accounts payable. Based on current levels of order input and backlog, as well as significant sales agreements not yet reflected in order and backlog levels, the Company believes that working capital levels are appropriate to support future operations. There can be no assurance, however, that future industry specific developments or general economic trends will not alter the Company's working capital requirements. The increase in working capital at December 31, 1994 also reflects the recognition of net current deferred tax assets of $90 as a result of reductions in a valuation allowance related to domestic deferred income taxes, and the reclassification of $31 of debt outstanding at December 31, 1993 from short-term to long-term in connection with the 1994 amendment and restatement of GIDelaware's senior bank credit agreement, as discussed below.

        Working capital at December 31, 1993 was relatively constant with the 1992 level but there were several significant changes in 1993 including: increased accounts receivable and inventory reflecting increased and projected sales; reduced accrued interest payable as a result of the restructuring of the Company's existing indebtedness, as discussed below; a reduction in assets held for sale due to the sale of the Company's remaining divestiture business and the use of the proceeds to repay long-term debt; increased accounts payable reflecting increased sales and investment in plant and equipment; and an increase in the current maturities of long-term debt consistent with the maturity payment schedule in effect at December 31, 1993.

(Dollars in millions)


        During the year ended December 31, 1994, the Company invested
$136 in equipment and facilities compared with $67 in 1993 and $37 in 1992. The higher level of capital spending was attributable to capacity expansion across all businesses to meet increased current and future demands. In 1995, the Company expects to continue to expand its capacity to meet increased current and future demands for analog and digital products, cables, and power rectifiers with capital expenditures for the year ending December 31, 1995 expected to approximate $170.

        The Company's research and development expenditures (principally focused on the Broadband Communications businesses) were $111 for the year ended December 31, 1994 compared to $74 in 1993 and $58 in 1992, and are expected to approximate $135 for the year ending December 31, 1995. See "Comparison of Results of Operations for the Year Ended December 31, 1994 with the Year Ended December 31, 1993_Research and Development" above for further discussion.

        At December 31, 1994, the Company had $5 of cash and cash equivalents on hand compared to $6 at December 31, 1993 and $19 at December 31, 1992. At December 31, 1994, long-term debt (including current maturities) was $797, compared to $840 at December 31, 1993 and $989 at December 31, 1992.

        In June 1993, the Company completed a two-part program to restructure its existing indebtedness in order to lower its interest costs and obtain greater operating flexibility. The first part of this program was consummated with the public offering of $500 principal amount of 5% Convertible Junior Subordinated Notes (the "Notes"). The second part of this program encompassed amending and restating the senior bank credit agreement of GI Delaware to include $275 of term loans and a $225 revolving credit facility maturing on December 31, 1998, and to provide for lower interest rates and less restrictive financial and operating covenants. The proceeds from the offering of the Notes and borrowings under the revolving credit facility were used to prepay the entire $600 of the Company's 9-1/2% Subordinated Debentures.

        Effective July 7, 1994, the Company further amended and restated the senior bank credit agreement of GI Delaware (as further amended and restated, the "Credit Agreement") to lower its interest costs, increase available credit commitments and obtain greater operating flexibility. The Credit Agreement provides for a $500 unsecured Revolving Credit Facility which matures on December 31, 1999 and converted all outstanding term loans to long-term revolving credit loans under the new Revolving Credit Facility. Amounts outstanding as of December 31,1994 under this facility are classified as long-term based on the Company's intent and ability to maintain these loans on a long-term basis. The Revolving Credit Facility commitment will be reduced by $50 each year commencing December 31, 1995.

        The Company also has a $15 uncommitted borrowing facility pursuant to which the aggregate amount of borrowings outstanding under this facility and the Revolving Credit Facility cannot exceed the total available credit commitment under the Credit Agreement. At December 31, 1994, the Company had borrowings of $240 and credit commitments, which the Company had not borrowed against, of $260 under its revolving credit facilities.

        The Credit Agreement contains numerous financial and operating covenants, including: restrictions upon incurring indebtedness and liens; entering into any transaction to acquire or merge with any entity; making certain other fundamental changes; selling property; and paying dividends. At December 31, 1994, the Company was in compliance with all financial and operating covenants.

        The Company's principal source of liquidity both on a short-term and long-term basis is cash flow provided by operations. Occasionally, however, the Company may borrow against the Credit Agreement to supplement cash flow from operations. The Company believes that based upon its analysis of its consolidated financial position, its cash flow during the past 12 months and the expected results of operations in the future, operating cash flow and available funding under the Credit Agreement will be adequate to fund operations, research and development expenditures, capital expenditures and debt service for the next 12 months. The Company intends to repay its remaining indebtedness primarily with cash flow from operations. There can be no assurance, however, that future industry specific developments or general economic trends will not adversely affect the Company's operations or its ability to meet its cash requirements.

        On a selective basis, the Company enters into interest rate cap or swap agreements to reduce the potentially negative impact of increases in interest rates on its outstanding variable rate debt. In the fourth quarter of 1994, the Company entered into two interest rate cap agreements to hedge an aggregate notional amount of $150 of outstanding variable rate borrowings under the Credit Agreement covering the period from January 3, 1995 through January 3, 1996. The Company monitors its underlying interest rate exposures on its variable rate debt on an ongoing basis and believes that it can modify or adapt its hedging strategies as needed. See Note 12 to the

(Dollars in millions)


consolidated financial statements for additional information on the Company's hedging strategies.

New Technologies; Digital Products
The Company is entering a new competitive environment in which its success will be dependent upon numerous factors, including its ability to continue to develop appropriate technologies and successfully implement applications based on those technologies. The Company believes that a key step in the evolution of cable television system architecture and satellite delivery of programming will be the implementation of digital video compression, which converts television signals to a digital format and then compresses the signals of several channels of television programming into the bandwidth currently used by just one channel. GI has developed a digital compression system, DigiCipher, that enables satellite programmers and cable television operators to deliver, over their existing networks, four to ten times as much information as is possible with existing analog technology.

        GI has been shipping its first-generation DigiCipher I digital encoders and decoders for satellite programmers and cable television commercial headend operators since 1993, and began deployment of DigiCipher I consumer receivers to PRIMESTAR Partners for the medium power Ku-band direct-to-home satellite market in the second quarter of 1994. The Company's DigiCipher II compression system is compatible with the recently finalized industry standard for digital compression and transport, Motion Picture Experts Group 2 ("MPEG2"). The development of the DigiCipher II System ("MPEG2/DCII") has taken longer than anticipated as a result of several factors, including increased system complexity, evolving international MPEG2 standards and other system design issues. Consequently, volume deployment of MPEG2/DCII digital products, which had been anticipated in early 1995, is now expected to begin in mid-1995 for satellite products and late 1995 for cable products, although there can be no assurance that additional delays will not occur.

        Deployment of MPEG2/DCII digital products for PRIMESTAR Partners, expected to begin in mid-1995, will include an upgrade to MPEG2/DCII, for a fee, of DigiCipher I receivers currently in use. As a result of the high costs of initial production, DigiCipher I products and the upgrades to MPEG2/DCII that are shipped during 1995 will carry substantially lower margins than the Company's mature analog products. As the Company progresses through the initial stages of production of its MPEG2/DCII products, the Company expects margins of its digital products to improve.

        With other new technologies and applications under development, the Company believes it is well positioned to take advantage of the opportunities presented in the new competitive environment. There can be no assurance, however, that these technologies and applications will be successfully developed, or, if they are successfully developed, that they will be implemented by the Company's traditional customers or that the Company will otherwise be able to successfully exploit these technologies and applications.

Foreign Exchange
A significant portion of the Company's products are manufactured or assembled in countries outside the United States. In addition, as discussed above, the Company's sales of its equipment into international markets have grown. These foreign operations are subject to risk with respect to currency exchange rates. The Company monitors its underlying exchange rate exposures on an ongoing basis and continues to implement selective hedging strategies to reduce the market risks from changes in exchange rates. See Note 12 to the consolidated financial statements.

Effect of Inflation
The Company continually attempts to minimize any effect of inflation on earnings by controlling its operating costs and selling prices. During the past few years, the rate of inflation has been low and has not had a material impact on the Company's results of operations.

        Management's Responsibility



Management is responsible for the preparation and accuracy of the consolidated financial statements and other information included in this report. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles using, where appropriate, management's best estimates and judgments.

        In meeting its responsibility for the reliability of the consolidated financial statements, management has developed and relies on the Company's system of internal accounting control. The system is designed to provide reasonable assurance that assets are safeguarded and that transactions are executed as authorized and are properly recorded. The system is augmented by written policies and procedures and an internal audit department.

        The Board of Directors reviews the consolidated financial statements and reporting practices of the Company through its Audit Committee, which is composed entirely of directors who are not officers or employees of the Company. The committee meets with the independent auditors, internal auditors and management to discuss audit scope and results and to consider internal control and financial reporting matters. Both the independent and internal auditors have direct unrestricted access to the Audit Committee. The entire Board of Directors reviews the Company's financial performance and financial plan.


/s/ Daniel F. Ackerson             /s/ Charles T. Dickson
- -----------------------            -----------------------
Daniel F. Akerson                  Charles T. Dickson
Chairman and                       Vice President and
Chief Executive Officer            Chief Financial Officer


Independent Auditors' Report

To the Board of Directors and Stockholders of General Instrument Corporation:

We have audited the consolidated balance sheets of General Instrument Corporation and its subsidiaries (the "Company"), as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of General Instrument Corporation and its subsidiaries at December 31, 1994 and 1993 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

        As discussed in Notes 6 and 10 to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for postemployment benefits and, effective January 1, 1993, changed its methods of accounting for income taxes and postretirement benefits other than pensions, to conform with Statements of Financial Accounting Standards Nos. 112, 109 and 106, respectively.

/s/ Deloitte & Touche LLP
- -------------------------
Deloitte & Touche LLP
Parsippany, New Jersey
January 31, 1995

        Consolidated Statements of Operations
                                                                                    Year Ended December 31,
        (In thousands, except per share data)                               1994              1993              1992
        Net Sales                                                     $2,036,323        $1,392,522        $1,074,695
        Operating Costs and Expenses:
              Cost of sales                                            1,403,585           956,154           755,466
              Selling, general and administrative                        179,631           149,362           137,335
              Research and development                                   111,462            73,741            58,149
              Amortization of excess of cost over fair value of
              net assets acquired                                         25,574            25,722            25,883
              Total operating costs and expenses                       1,720,252         1,204,979           976,833
        Operating Income                                                 316,071           187,543            97,862
        Other income (expense)-net                                        (2,001)           (1,516)              775
        Investment income                                                    823               913             1,330
        Interest expense                                                 (53,574)          (73,371)         (111,634)
        Gain (loss) from divestiture businesses and
              assets-net                                                  (3,153)              323           (14,787)
        Income (loss) before Income Taxes,
              Extraordinary Item and Cumulative
              Effect of Changes in Accounting Principles                 258,166           113,892           (26,454)
        Provision for income taxes                                        (9,714)          (23,526)          (14,941)
        Income (loss) before Extraordinary Item and
              Cumulative Effect of Changes in
              Accounting Principles                                      248,452            90,366           (41,395)
        Extraordinary charge resulting from the write-off of
              deferred financing costs in conjunction with
              the early extinguishment of debt                                 _                 _           (11,598)
        Cumulative effect of changes in accounting principles:
              Accounting for postemployment benefits                      (1,917)                _                 _
              Accounting for income taxes                                      _            10,331                 _
              Accounting for postretirement benefits
              other than pensions                                              _           (10,114)                _
        Net Income (loss)                                             $  246,535        $   90,583        $  (52,993)


        Weighted Average Shares Outstanding                              123,393           122,237            97,985
        Earnings (loss) Per Share:
        Primary:
              Income (loss) before extraordinary item and
              cumulative effect of changes in
              accounting principles                                   $     2.01        $      .74        $     (.42)
              Extraordinary charge resulting from the write-off
              of deferred financing costs in conjunction
              with the early extinguishment of debt                            _                 _              (.12)
              Cumulative effect of changes in accounting
              principles-net                                                (.01)                _                 _
              Net income (loss)                                      $      2.00        $      .74        $     (.54)

        Fully Diluted:
              Income (loss) before extraordinary item and
              cumulative effect of changes in
              accounting principles                                  $     1.89         $      .74        $     (.42)
              Extraordinary charge resulting from the write-off
              of deferred financing costs in conjunction
              with the early extinguishment of debt                           _                  _              (.12)
              Cumulative effect of changes in accounting
              principles-net                                               (.01)                 _                 _
              Net income (loss)                                      $     1.88         $      .74        $     (.54)

        See notes to consolidated financial statements.

        Consolidated Balance Sheets

        (Dollars in thousands, except share data)                                December 31, 1994 December 31, 1993
        Assets
        Current Assets:
        Cash and cash equivalents                                                       $    5,128        $    5,584
        Accounts receivable, less allowance for doubtful accounts of
           $7,582 and $7,012, respectively                                                 306,754           211,719
        Inventories                                                                        214,180           108,951
        Prepaid expenses and other current assets                                           13,620             9,274
        Deferred income taxes, net of valuation allowance                                   93,446             3,079
        Assets held for sale                                                                 8,636            12,504
           Total current assets                                                            641,764           351,111
        Property, plant and equipment_net                                                  343,868           262,173
        Intangibles, less accumulated amortization of $78,460 and $61,081,
           respectively                                                                    161,410           178,789
        Excess of cost over fair value of net assets acquired, less accumulated
           amortization of $110,952 and $85,378, respectively                              904,184           941,483
        Investments and other assets                                                        10,113            12,237
        Deferred income taxes, net of valuation allowance                                   29,238             6,254
        Deferred financing costs, less accumulated amortization of $22,980
           and $17,313, respectively                                                        18,374            24,041
        Total Assets                                                                    $2,108,951        $1,776,088

        Liabilities and Stockholders' Equity
        Current Liabilities:
        Accounts payable                                                                $  162,529       $   118,291
        Accrued interest payable                                                             2,737             3,227
        Income taxes payable                                                                52,670            63,136
        Accrued liabilities                                                                208,383           149,559
        Current portion of long-term debt                                                    2,155            33,000
           Total current liabilities                                                       428,474           367,213
        Deferred income taxes                                                               21,990             3,134
        Long-term debt                                                                     794,694           807,204
        Other non-current liabilities                                                      186,615           209,432
        Commitments and contingencies (See Note 8)
        Stockholders' Equity:
        Preferred Stock, $.01 par value; 20,000,000
           shares authorized; no shares issued                                                   _                 _
        Common Stock, $.01 par value; 175,000,000 shares authorized;
           122,231,348 and 120,261,610 shares issued at December 31, 1994 and
           1993, respectively                                                                1,222               601
        Additional paid-in capital                                                         543,728           502,423
        Retained earnings (accumulated deficit)                                            132,634          (113,901)
                                                                                           677,584           389,123
        Less Treasury stock, at cost, 11,259 and 11,784 shares of Common
                    Stock at December 31, 1994 and 1993, respectively                          (17)              (18)
               Unearned compensation                                                          (389)                _
                       Total stockholders' equity                                          677,178           389,105
        Total Liabilities and Stockholders' Equity                                      $2,108,951        $1,776,088

        See notes to consolidated financial statements.

        Consolidated Statements of Stockholders' Equity


                                                                                         Retained
                                                         Common Stock      Additional     Earnings     Common
                                                                              Paid-In (Accumulated   Stock In      Unearned
        (In thousands)                               Shares    Amount         Capital     Deficit)   Treasury  Compensation
        Balance, December 31, 1991                   16,500    $  165        $178,173    $(151,491)  $      _    $        _
        Issuance of Class B Common Stock
               and stock options at less than
               fair value                                 _         _           5,734            _          _             _
        Reclass redeemable securities                     _         _           4,978            _          _             _
        Conversion of Class B Common
               Stock to Common Stock                  1,882        19             (19)           _          _             _
        Two-for-one stock split                      18,382       184            (184)           _          _             _
        Exercise of stock options                        85         1             453            _          _             _
        Purchase of Common Stock                          _         _               _            _        (18)            _
        Issuance of Common Stock                     22,000       220         306,110            _          _             _
        Net loss                                          _         _               _      (52,993)         _             _
        Balance, December 31, 1992                   58,849       589         495,245     (204,484)       (18)            _
        Exercise of stock options                     1,282        12           6,212            _          _             _
        Costs associated with the sale of
               Common Stock                               _         _          (2,743)           _          _             _
        Exchange of stock appreciation
               rights for stock options                   _         _           3,703            _          _             _
        Issuance of Treasury stock                        _         _               6            _          _             _
        Net income                                        _         _               _       90,583          _             _
        Balance, December 31, 1993                   60,131       601         502,423     (113,901)       (18)            _
        Two-for-one stock split                      60,131       601            (601)           _          _             _
        Exercise of stock options                     1,954        20           9,076            _          _             _
        Issuance of Treasury stock                        _         _              15            _          1             _
        Issuance of restricted stock                     15         _             480            _          _          (389)
        Tax benefit from a reduction in
               a valuation allowance related
               to domestic deferred income
               tax assets                                 _         _          32,335            _          _             _
        Net income                                        _         _               _      246,535          _             _
        Balance, December 31, 1994                  122,231    $1,222        $543,728     $132,634       $(17)        $(389)

        See notes to consolidated financial statements.

        Consolidated Statements of Cash Flows
                                                                                   Year Ended December 31,
        (In thousands)                                                      1994              1993              1992
        Operating Activities:
        Net income (loss)                                              $ 246,535         $  90,583         $ (52,993)
        Adjustments to reconcile net income (loss) to net cash
              provided by (used in) operating activities:
              Depreciation and amortization                               97,350            97,458           107,589
              Loss (gain) from divestiture businesses
              and assets_net                                               3,153              (323)           14,787
              Write-down of a facility held for sale                           _             7,425                 _
              Write-off of deferred financing costs                            _                 _            11,598
              Issuance of Class B Common Stock and stock
              options at less than fair value                                  _                 _             5,734
              Costs associated with the issuance of debt                    (357)          (17,803)                _
              Accounts receivable                                        (95,035)          (61,683)          (16,654)
              Inventories                                               (105,229)          (16,608)          (23,969)
              Prepaid expenses and other current assets                   (4,446)           (3,010)            7,139
              Deferred income taxes                                      (50,435)             (485)            3,742
              Accounts payable, income taxes payable and
              other accrued liabilities                                   60,513            47,496           (53,782)
              Other non-current liabilities                                4,605            23,953           (12,308)
              Other                                                        5,126            (1,145)             (238)
        Cash provided by (used in) operating activities                  161,780           165,858            (9,355)
        Investment Activities:
        Acquisition of General Semiconductor Ireland, net of
              cash acquired of $250                                            _                 _           (16,214)
        Proceeds from sale of assets                                       6,876            38,708            28,396
        Additions to property, plant and equipment                      (135,740)          (67,060)          (37,370)
        Proceeds from the sale of property, plant
              and equipment                                                1,334             1,013             5,172
        Net funding of divestiture businesses and assets                       _            (5,902)          (20,872)
        Investments in other assets                                            _            (4,000)                _
        Cash used in investment activities                              (127,530)          (37,241)          (40,888)
        Financing Activities:
        Proceeds from issuance of Convertible Junior
              Subordinated Notes                                               _           500,000                 _
        Costs associated with the sale of Common Stock                      (447)           (1,792)                _
        Issuance of Common Stock_net                                           _                 _           306,330
        Issuance of Class B Common Stock to
              management investors                                             _                 _             1,478
        Borrowings under Taiwan loan                                           _                 _            60,000
        Treasury stock acquired                                                _                 _               (18)
        Proceeds from stock options                                        9,096             6,224               454
        Net proceeds from (repayments of) revolving
              credit facilities                                          (26,645)            1,500            (3,500)
        Repayments of debt                                               (16,710)         (648,050)         (321,757)
        Cash (used in) provided by financing activities                  (34,706)         (142,118)           42,987
        Decrease in cash and cash equivalents                               (456)          (13,501)           (7,256)
        Cash and cash equivalents, beginning of the year                   5,584            19,085            26,341
        Cash and cash equivalents, end of the year                     $   5,128         $   5,584         $  19,085

        Supplemental Cash Flow Information:
              Income taxes paid                                        $  70,815         $  19,957         $  14,422

              Interest paid                                            $  45,594         $  87,709         $ 107,240

        See notes to consolidated financial statements.

        Notes to Consolidated Financial Statements
        (In thousands, unless otherwise noted)


  1 Summary of Significant Accounting Policies

                Basis of Presentation. General Instrument Corporation (the "Company" or "GI") was organized in August 1990 in connection with the acquisition of General Instrument Corporation, then a publicly traded company, by affiliates of Forstmann Little & Co.("FL &Co."), a private investment firm (the "Acquisition"). The Acquisition has been accounted for in accordance with the purchase method of accounting, and the accompanying consolidated financial statements of the Company reflect the purchase price allocation to assets acquired and liabilities assumed based upon their then determined fair values.

                Principles of Consolidation. The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

                Revenue Recognition. The Company recognizes revenue when products are shipped and services are performed.

                Cash Equivalents. The Company considers all highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash equivalents.

                Inventories. Inventories are stated at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market.

                Property, Plant and Equipment. Property, plant and equipment is stated at cost. Provisions for depreciation are computed using the straight-line method for the following:

        Asset                           Life

        Building and improvements       5-35 years
        Leasehold improvements          Economic useful
                                        life or lease term,
                                        whichever is
                                        shorter
        Machinery and equipment         3-10 years

                Deferred Financing Costs. All costs associated with the issuance of debt are being amortized over the life of the related debt using the interest method.

                Intangible Assets. Intangible assets consist primarily of patents which are being amortized on a straight line basis over a range of 5 to 17 years.

                Excess of Cost Over Fair Value of Net Assets Acquired. The excess of cost over fair value of net assets acquired is being amortized on a straight line basis over forty years. Management continually reassesses the appropriateness of both the carrying value and remaining life of the excess of cost over fair value of net assets acquired, by assessing recoverability based on forecasted operating cash flows, on an undiscounted basis, and other factors. Management believes that, as of December 31, 1994, the carrying value and remaining life of the excess of cost over fair value of net assets acquired continues to be appropriate.

                Foreign Currency Translation. The Company has determined the U.S. dollar to be the functional currency of all foreign subsidiaries. Accordingly, gains and losses recognized as a result of translating foreign subsidiaries' monetary assets and liabilities from local foreign currencies to U.S. dollars are reflected in the accompanying consolidated statements of operations. To hedge foreign currency exposure with regard to such monetary assets and liabilities, the Company enters into foreign currency forward contracts on a month to month basis (See Note 12). Foreign currency transaction gains and losses during each of the three years in the period ended December 31, 1994 were not significant.

                Benefit Plans. Substantially all employees, including certain employees of the divested businesses, are covered by pension plans. The benefits under the plans are based on years of service and compensation levels. Contributions to pension funds are made when actuarial computations prescribe such funding. Effective January 1, 1994, the Company adopted Financial Accounting Standards Board Statement No. 112, Employers' Accounting for Postemployment Benefits ("SFASNo. 112", See
    Note 10).

                Income Taxes. Deferred income taxes reflect the future tax consequences of differences between the financial reporting and tax bases of assets and liabilities. Deferred income taxes have been provided for the income tax liability which would be incurred on the repatriation of undistributed earnings of the Company's foreign subsidiaries.

                Other Income and Expense. Costs and gains derived from non-operating assets are included in "Other income (expense) _ net" in the accompanying consolidated statements of operations.

                 In 1994, other income (expense) consisted primarily of a charge related to the write-down of non-operating real estate. In 1993, other income (expense) included a net gain on the sale of a portion of a partnership interest in an affiliate and equity in losses of this unconsolidated affiliate (See Note 15). Also included was a $7 million charge related to the write-down of a facility which was principally offset by a gain on the settlement of a lawsuit with regard to patent infringements. In 1992, other income (expense) included miscellaneous items that were not significant.

                Earnings (Loss) Per Share. Primary earnings (loss) per share is computed based on the weighted average number of common and common equivalent

        (In thousands, unless otherwise noted)


        shares outstanding during the applicable periods.

                Fully diluted earnings (loss) per share computations for all periods are based on net income (loss) adjusted for interest and amortization of debt issuance costs related to convertible debt and the weighted average number of common shares outstanding adjusted for the dilutive effect of stock options and convertible securities.

                The computations of primary and fully diluted earnings (loss) per share assume the exercise of stock options using the treasury stock method and to the extent that stock options are antidilutive, they are excluded from the computation (See Note 11 regarding the two-for-one split of the Company's Common Stock during 1994).

                Reclassifications. Certain reclassifications have been made to prior years' financial statements to conform to the current year presentation.


    2 Assets Held for Sale
        At the time of the Acquisition, the Company identified certain businesses and assets which it intended to divest. At December 31, 1993, this program was substantially completed with the sales of the Company's Defense Systems Group in 1991, Transportation Electronics Division in 1992 and Wagering Group in 1993. As of December 31, 1994, assets held for sale consisted of the former headquarters office of the Company's Power Semiconductor Division and a real estate property related to the divested Wagering Group.

                The net loss from divestiture businesses and assets for the year ended December 31, 1994 of approximately $3 million, included in the accompanying consolidated statement of operations, was principally comprised of a $4 million charge related to the settlement of certain legal matters associated with a former divestiture business, partially offset by gains on the sale of certain real estate holdings and other divestiture assets. Charges related to carrying costs associated with divestiture assets (principally real estate) were not significant.

                The net gain from divestiture businesses and assets for the year ended December 31, 1993 of approximately $0.3 million included in the accompanying consolidated statement of operations was comprised of $4 million in gains on the settlement of an action related to the Company's divested Defense Systems business, offset by charges related to changes in the estimated amount of divestiture liabilities retained and carrying costs associated with the remaining divestiture assets (principally real estate) which were not significant.

                The net loss from divestiture businesses and assets for the year ended December 31, 1992 of approximately $15 million included in the accompanying statement of operations was comprised of a $32 million charge, which represented the anticipated loss on sale of the Wagering Group, net of a gain of approximately $11 million from the sale of marketable securities and a $6 million gain on the settlement of an action related to the Company's divested Defense Systems business.

    3 Inventories
        Inventories consist of:
                                                           December 31, 1994        December 31, 1993
        Raw materials                                               $ 81,987                 $ 44,971
        Work in process                                               25,822                   14,657
        Finished goods                                               106,371                   49,323
                                                                    $214,180                 $108,951

    4 Property, Plant and Equipment-net
      Property, plant and equipment-net consists of:
                                                           December 31, 1994        December 31, 1993
        Land and land improvements                                 $  93,983                $  98,090
        Buildings, improvements and leasehold improvements            65,824                   58,410
        Machinery and equipment                                      439,452                  318,160
                                                                     599,259                  474,660
        Less accumulated depreciation                               (255,391)                (212,487)
                                                                   $ 343,868                $ 262,173

        (In thousands, unless otherwise noted)

    5 Accrued Liabilities
      Accrued liabilities are summarized as follows:
                                                           December 31, 1994        December 31, 1993
        Salaries and wages                                          $ 39,018                 $ 27,902
        Payroll, state and local taxes                                 9,965                    6,340
        Product and warranty reserves                                 85,694                   34,221
        Other                                                         73,706                   81,096
                                                                    $208,383                 $149,559

    6 Income Taxes
        The domestic and foreign components of income
        (loss) before income taxes, extraordinary item and
        cumulative effect of changes in accounting principles
        are as follows:
                                                                                 Year Ended December 31,
                                                                           1994              1993              1992
        Domestic                                                       $194,112          $ 54,414          $(66,873)
        Foreign                                                          64,054            59,478            40,419
                                                                       $258,166          $113,892          $(26,454)


        The components of the provision for income taxes
        are as follows:
                                                                                Year Ended December 31,
                                                                           1994              1993              1992
        Current:
              Federal                                                 $  26,153          $  2,620          $      _
              Foreign                                                    19,680            11,098             8,760
              State                                                       7,614             3,398             2,439
                                                                         53,447            17,116            11,199
        Deferred:
              Federal                                                    55,534            11,167                 _
              Foreign                                                     3,543             4,832             3,573
              State                                                       3,941            (6,148)              169
                                                                         63,018             9,851             3,742
        Net change in valuation allowance                              (106,751)           (3,441)                _
        Provision for income taxes                                    $   9,714          $ 23,526          $ 14,941


        The provision for deferred income taxes arises from
        the following:
                                                                                    Year Ended December 31,
                                                                           1994              1993              1992
        Fixed and intangible assets                                    $ (6,795)         $(15,439)         $   (249)
        Working capital                                                 (20,636)           (5,549)            1,339
        Employee benefits                                                 4,230            (6,827)            1,452
        Domestic tax loss carryforwards                                  63,819            42,073                 _
        Tax credit carryforwards                                          1,638            (4,977)                _
        Undistributed foreign earnings                                    4,820                 _                 _
        Other                                                            15,942               570             1,200
                                                                       $ 63,018          $  9,851          $  3,742



        Notes to Consolidated Financial Statements
        (In thousands, unless otherwise noted)

        The differences between the U.S. statutory income tax rate and the effective tax rate are summarized below:


                                                                                     Year Ended December 31,
                                                                           1994              1993              1992
        Statutory rate                                                     35.0%             35.0%            (34.0%)
        Valuation allowance benefit                                       (41.3)            (19.5)                _
        Domestic loss for which no current
        benefit could be derived                                              _                 _              13.7
        State income taxes, net                                             2.9              (2.4)              9.9
        Foreign operations                                                  2.9               0.3               9.7
        Non-deductible purchase accounting items                            3.5               7.9              62.2
        Other permanent items, net                                          0.8              (0.6)             (5.0)
        Effective rate                                                      3.8%             20.7%             56.5%

        Deferred income taxes as recorded in the
        accompanying consolidated balance sheets were
        comprised of the following:
                                                                     December 31, 1994             December 31, 1993
                                                               Asset     Liability       Net      Asset    Liability        Net
        Current Deferred Income Taxes:
              Domestic net operating loss
                  carryforward (expiring
                  through 2007)                              $18,193     $       -   $18,193    $     _    $       _    $     _
    _
              Accounts receivable and
                  inventory reserves                          24,883             _    24,883     14,000            _     14,000
              Product and warranty reserves                   19,884             _    19,884      9,754            _      9,754
              Employee benefits                                6,227             _     6,227      8,978            _      8,978
              Other current assets                              (842)            _     (842)        570            _        570
              Other current liabilities                       25,101             _    25,101     19,195            _     19,195
                                                              93,446             _    93,446     52,497            _     52,497
              Valuation allowance                                  _             _         _    (49,418)           _    (49,418)
                                                             $93,446     $       _   $93,446    $ 3,079   $        _      3,079

        Non-Current Deferred Income Taxes:
              Domestic net operating loss
                  carryforward (expiring
                  through 2007)                              $     _       $     _   $     _    $72,907       $    _   $ 72,907
              Domestic capital loss
                  carryforward (expiring
                  in 1996)                                    32,118             _    32,118     31,450            _     31,450
              Tax credit carryforwards                         5,787             _     5,787      7,425            _      7,425
              Fixed assets and
                  intangible assets                          (48,057)            _   (48,057)   (54,561)         291    (54,852)
              Environmental liabilities                       17,787             _    17,787     18,413            _     18,413
              Employee benefits                               21,960             _    21,960     23,439            _     23,439
              Product and warranty reserves                   10,567             _    10,567     11,388            _     11,388
              Investments and other assets                    12,397             _    12,397     12,939            _     12,939
              Other non-current                               13,163        21,990    (8,827)    13,004        2,843     10,161
                                                              65,722        21,990    43,732    136,404        3,134    133,270
              Valuation allowance                            (36,484)            _   (36,484)  (130,150)           _   (130,150)
                                                            $ 29,238       $21,990  $  7,248  $   6,254       $3,134   $  3,120


              (In thousands, unless otherwise noted)


                Effective January 1, 1993, the Company adopted Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes ("SFAS No. 109"). Prior to the adoption of SFAS No. 109, the Company accounted for income taxes under the deferral method and prior periods have not been restated to reflect this change in accounting principle.
    As a result of adopting SFAS No. 109, the Company recorded a cumulative effect credit to income of approximately $10 million and recorded deferred tax assets of approximately $182 million, deferred tax liabilities of approximately $3 million and a valuation allowance of approximately $173 million to fully reserve its domestic deferred tax assets. The realization of these domestic deferred income tax assets were not considered to be more likely than not as a result of domestic tax losses and capital losses incurred since the date of the Acquisition.

                Subsequent to January 1, 1993, the valuation allowance had been periodically reduced to the extent that the Company generated domestic taxable income. During 1994, the Company reduced the valuation allowance by $90 million as domestic taxable income was generated, $10 million of such reduction adjusted goodwill since certain benefits were attributable to the pre-Acquisition period. In addition, based on operating trends, positive industry and technological developments and management's assessment of expected domestic taxable income included in the Company's planning process, the Company recorded a further reduction to the valuation allowance, as of December 31, 1994, of approximately $63 million. Such reduction resulted in an income tax benefit of $30 million, an increase in stockholders' equity of $32 million ($10 million of which arose in 1994 as a result of stock options exercised) and a reduction in goodwill of $1 million. The valuation allowance which exists at December 31, 1994, relates principally to domestic capital loss carryforwards which can only be utilized to the extent the Company can generate domestic capital gains.

                In August 1993, the U.S. Congress enacted the Omnibus Budget Reconciliation Act of 1993 (the "Act") which, among other things, increased the Federal income tax rates for Corporations to 35% from 34%, effective January 1, 1993. The effect of this Act on the 1993 provision for income taxes was not significant.

    7 Long-Term Debt
        Long-term debt consists of:
                                                          December  31, 1994   December 31, 1993
        Senior bank indebtedness:
              Term loans                                             $      _          $261,250
              Revolving credit facilities                             240,000            22,000
              Taiwan loan                                              56,849            56,954
        Convertible Junior Subordinated Notes                         500,000           500,000
                                                                      796,849           840,204
        Less current maturities                                         2,155            33,000
        Long-term debt                                               $794,694          $807,204



        In 1993, the Company completed a two-part program to restructure its existing indebtedness in order to lower its interest costs and obtain greater operating flexibility. The first part of this program was completed when the Company consummated a public offering (the "Note Offering") of an aggregate principal amount of $500 million of 5% Convertible Junior Subordinated Notes (the "Notes"). The Notes mature on June 15, 2000 and have semi-annual interest payments on each June 15th and December 15th, which commenced December 15, 1993. The Notes are not redeemable prior to June 18, 1996 and are thereafter redeemable in whole or in part at the Company's option at amounts decreasing from 102.857% of principal at June 18, 1996 to 100% of principal at June 15, 2000. Holders of the Notes have a repurchase right, whereby, in the event certain changes of control of the Company occur, each holder will have the right, at the holder's option, to require the Company to repurchase all or any part of the holder's Notes at 100% of principal plus accrued interest to the repurchase date. The Company incurred expenses of approximately $14 million associated with the Note Offering and

        (In thousands, unless otherwise noted)


    capitalized these costs as deferred financing costs which are being amortized over the term of the Notes.

                The second part of this program encompassed amending and restating the senior bank credit agreement of General Instrument Corporation of Delaware ("GIDelaware"), the Company's principal operating subsidiary, to include $275 million of term loans and a $225 million revolving credit facility, maturing on December 31, 1998, and to provide for lower interest rates and less restrictive financial and operating covenants. In connection with this amendment and restatement of GI Delaware's senior bank credit agreement, the Company incurred approximately $4 million of expenses that were capitalized and will be amortized through December 31, 1998 using the interest method. The proceeds of the Note Offering and borrowings under the revolving credit facility were used to prepay the entire $600 million of the Company's 9-1/2% Subordinated Debentures.

                In July 1994, the Company further amended and restated the senior bank credit agreement of GI Delaware (as further amended and restated, the "Credit Agreement") to lower its interest costs and commitment fees, increase available credit commitments and obtain greater operating flexibility. The Credit Agreement provides for a $500 million unsecured Revolving Credit Facility, which matures on December 31, 1999 and converted all outstanding term loans to long-term revolving credit loans under the new Revolving Credit Facility. Amounts outstanding as of December 31, 1994, under this facility, are classified as long-term based on the Company's intent and ability to maintain these loans on a long-term basis. The Revolving Credit Facility commitment will be reduced by $50 million per year commencing December 31, 1995. The Credit
    Agreement requires the Company to pay a commitment fee of .225% per annum of the unused portion of the total commitment, and agent fees of $63 per quarter. The Credit Agreement permits the Company to choose between two in terest rate options. The interest rate options are ABR (Adjusted Base Rate), which is based on the bank's prime rate, and a Eurodollar rate (LIBOR) plus 5/8 of 1%. The interest rates and commitment fees are subject to change based on the Company's performance with respect to certain financial ratios and credit ratings by nationally recognized statistical rating companies contained in the Credit Agreement.

                The Company also has a $15 million uncommitted borrowing facility, pursuant to which the aggregate amount of borrowings outstanding under this facility and the Revolving Credit Facility cannot exceed the total available credit commitment under the Credit Agreement. At December 31, 1994 and 1993, the Company had credit commitments of $260 million and $203 million, respectively, which the Company had not borrowed against, under its revolving credit facilities.

                The Credit Agreement contains certain restrictions, including restrictions on additional borrowings and payment of dividends, and requires the maintenance of certain financial ratios. In addition, under the Credit Agreement certain changes in control of the Company would cause an event of default, and the banks could declare all outstanding borrowings under the Credit Agreement immediately due and payable. None of the restrictions contained in the Credit Agreement are expected to have a significant effect on the ability of the Company to operate. As of December 31, 1994 and 1993 the Company was in compliance with all financial and operating covenants under existing senior bank credit agreements.

                The Company has a $60 million loan agreement with a consortium of banks in Taiwan (the "Taiwan Loan Agreement"). Borrowings under the Taiwan Loan Agreement are secured by a mortgage on land and buildings in Taiwan.

                In July 1994, the interest rate under the Taiwan Loan Agreement was reduced from the Singapore Interbank Offered Rate (SIBOR) plus 1-1/4% to SIBOR plus 3/4% and in October 1994, the Taiwan Loan Agreement was amended to extend required installment repayment dates and maturity by one year. The borrowings under the Taiwan Loan Agreement will mature on June 30, 2000 with nine semi-annual installments of $2,155 to be paid beginning December 31, 1995 and the remaining balance to be paid at maturity.

                The effective interest rate on the Company's long-term debt at December 31, 1994 and 1993 was 5.62% and 4.93%, respectively.

                In 1992, the Company utilized the net proceeds of $306 million from the initial public offering of the Company's Common Stock, as described in Note 11, for the repayment of debt and, accordingly, recorded an extraordinary charge of $12 million to reflect the write-off of deferred financing costs in conjunction with the early extinguishment of debt.

        (In thousands, unless otherwise noted)



    8 Commitments and Contingencies

        The Company leases office space, manufacturing and warehouse facilities, transportation, and other equipment under operating leases which expire at various dates through the year 2004. Rent expense for the years ended December 31, 1994 and 1993 is net of sublease income of $58 and $109, respectively. There was no sublease income in 1992. Total rent expense was as follows:



        Year ended December 31,
        1994                                                    $12,565
        1993                                                      9,385
        1992                                                      9,309

        Future minimum lease payments required under these lease arrangements as of December 31, 1994 were as follows:

        1995                                                   $10,099
        1996                                                     9,053
        1997                                                     5,799
        1998                                                     4,561
        1999                                                     2,428
        Thereafter                                               7,688





        Future minimum lease payments have not been reduced by minimum sublease rentals of $363 due in the future under noncancellable subleases.

                The Company is either a plaintiff or a defendant in several pending legal matters. In addition, the Company is subject to various federal, state, local and foreign laws and regulations governing the use, discharge and disposal of hazardous materials. The Company's manufacturing facilities are believed to be in substantial compliance with current laws and regulations. Compliance with current laws and regulations has not had, and is not expected to have, a material adverse effect on the Company's financial condition. The Company is also involved in remediation programs, principally with respect to former manufacturing sites, which are proceeding in conjunction with federal and state regulatory oversight. In addition, the Company is currently named as a "potentially responsible party" with respect to the disposal of hazardous wastes at seven hazardous waste sites located in four states.

                The Company engages independent consultants to assist management in evaluating potential liabilities related to environmental matters. Management assesses the input from these independent consultants along with other information known to the Company in its effort to continually monitor these potential liabilities. Management assesses its environmental exposure on a site-by-site basis, including those sites where the Company has been named as a potentially responsible party. Such assessments include the Company's share of remediation costs, information known to the Company concerning the size of the hazardous waste sites, their years of operation and the number of past users and their financial viability. Although the Company estimates, based on assessments and evaluations made by management, that its exposure with respect to these environmental matters could be as high as $64 million, the Company believes that the reserve for environmental matters of $45 million at December 31, 1994 ($44 million at December 31, 1993) is reasonable and adequate. However, there can be no assurance that the ultimate resolution of these matters will approximate the amount reserved.

                Based on the factors discussed above, capital expenditures and expenses for the Company's remediation programs, and the proportionate share of the cost of the necessary investigation and eventual remedial work that may be needed to be performed at the sites for which the Company has been named as a "potentially responsible party," are not expected to have a material adverse effect on the Company's financial condition, results of operations or cash flows. The Company's present and past facilities have been in operation for many years, and over that time in the course of those operations, GI's facilities have used substances which are or might be considered hazardous, and GI has generated and disposed of wastes which are or might be considered hazardous. Therefore, it is possible that additional environmental issues may arise in the future which the Company cannot now predict.

        (In thousands, unless otherwise noted)


 9 Employee Benefits
   Net pension cost consisted of the following:

                                                                      Year Ended December 31,

                                                                   1994                      1993                     1992
                                                      Domestic  Foreign         Domestic  Foreign        Domestic  Foreign
        Service cost                                  $  2,113  $ 3,149         $  1,808  $ 3,033         $ 1,453  $ 2,861
        Interest                                         6,580    4,851            6,638    4,287           5,270    3,957
        Loss (return) on plan assets                     5,974   (2,092)         (11,776)  (1,853)         (4,860)  (1,584)
        Net amortization and deferral                  (12,097)     (99)           4,949      (22)           (692)     422
        Net pension cost                              $  2,570  $ 5,809         $  1,619  $ 5,445         $ 1,171  $ 5,656


        The funded status of the pension plans and the related amounts as recorded in the accompanying consolidated balance sheets were as follows:


                                                                               December 31, 1994       December 31, 1993
                                                                              Domestic   Foreign    Domestic     Foreign
        Actuarial present value of:
                Vested benefits                                               $ 71,604  $  8,828    $ 79,252    $  6,180

                Accumulated benefits                                          $ 73,540  $ 29,793    $ 81,881    $ 22,453

            Projected benefit obligation                                      $ 83,017  $ 64,302    $ 91,725    $ 55,074
                Market value of plan assets                                     64,849    28,955      76,255      26,911
                Funded status                                                  (18,168)  (35,347)    (15,470)    (28,163)
                Unrecognized loss                                                7,422    15,356       7,294       9,608
                Accrued pension obligation                                    $(10,746) $(19,991)   $ (8,176)   $(18,555)

        Actuarial assumptions:
                Discount rate                                                      8.5%        8%       7.25%           9%
                Investment return                                                  9.5%        8%         10%           9%
                Compensation increases                                             5.5%        6%       4.75%           7%

        The impact of the changes in the actuarial assumptions, as of December 31, 1994, has been reflected in the funded status of the domestic and foreign pension plans and the Company believes that such changes will not have a material effect on net pension cost in 1995. Domestic and foreign net pension cost for the year ended December 31, 1994 was actuarially determined using discount rates of 7.25% and 9%, respectively, investment return assumptions of 10% and 9%, respectively, and compensation increases of 4.75% and 7%, respectively.

                The domestic pension plans consist principally of a qualified retirement plan which has satisfied the full funding limitation requirement under the Employee Retirement Income Security Act of 1974 ("ERISA") and therefore, no contributions were made to the plan during 1994. It is not anticipated that any pension contributions will be required under ERISA during 1995. In 1994, the Company established unfunded supplemental retirement plans for certain members of management. Net pension cost and accrued pension obligations for these plans are included in the disclosed amounts above. The foreign pension plans consist principally of a Taiwan pension plan, which is funded under Taiwan's statutory requirements. Pension contributions for the Taiwan pension plan during 1994 were $4 million and are expected to approximate a comparable amount during 1995. Management believes that cash flow provided by operations will be sufficient to fund all future contributions.

                Domestic plans' assets consist of fixed income and equity securities. Foreign plan assets principally consist of fixed income securities.

                One of the Company's subsidiaries maintains an Employees Profit Sharing and Savings Plan (the "Profit Sharing and Savings Plan"). The majority of contributions to the Profit Sharing and Savings Plan are made at the discretion of the subsidiary's Board of Directors. In addition, eligible employees may elect to contribute up to 10% of their salaries. The subsidiary contributes an amount equal to 50% of the first 4% of the employee's salary that the employee contributes. During the years ended December 31, 1994, 1993 and 1992, the subsidiary contributed $6,065, $4,279 and $3,418, respectively

        (In thousands, unless otherwise noted)


    to the Profit Sharing and Savings Plan, $5,193, $3,710, and $3,000, respectively, of which was discretionary.

                The Company maintains a voluntary savings plan covering all domestic non-union employees. Eligible employees not covered by the Profit Sharing and Savings Plan (as described in the preceding paragraph) may elect to contribute up to 10% of their salaries. Effective January 1, 1994, the Company increased its contribution to an amount equal to 50% of the first 6% of the employee's salary that the employee contributes from an amount equal to 50% of the first 4% of the employee's salary that the employee contributed. The Company contributed $1,900, $1,184 and $1,206 in the years ended December 31, 1994, 1993 and 1992, respectively, under this plan.

10 Postretirement and Postemployment Benefits Other Than Pensions

                Postretirement. The Company maintains an unfunded contributory group medical plan (the "Plan") for all full-time U.S. employees, not covered by a collective bargaining agreement, who retire under the General Instrument Pension Plan directly after active service. The Plan is the primary provider of benefits for retirees up to age 65. After age 65 Medicare becomes the primary provider. In 1993, the Company adopted Financial Accounting Standards Board Statement No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions ("SFAS No. 106"). Under SFAS No. 106, the Company is required to recognize the cost of providing and maintaining postretirement benefits during employees' active service periods. Upon adoption of SFAS No. 106, the Company recorded a cumulative effect charge to income of approximately $10 million to recognize the accumulated postretirement benefit obligation as of January 1, 1993, which had not been previously accrued.

                Subsequent to the adoption of SFAS No. 106, in 1993 the Company amended the Plan with respect to future retirees. The effects of these plan amendments are being amortized as a reduction in determining net postretirement benefit cost. Net postretirement benefit cost consisted of the following:

                                                 Year ended December 31,
                                                        1994       1993
        Service Cost                                    $  663   $  458
        Interest                                         1,424    1,646
        Amortization of Prior Service Cost                (515)    (472)
        Net postretirement benefit cost                 $1,572   $1,632

        The status of the Plan and the related amounts as recorded in the accompanying consolidated balance sheets were as follows:
                                                                     December 31, 1994     December 31, 1993
        Accumulated postretirement benefit obligation ("APBO"):
              Retirees                                                         $13,380               $13,513
              Active participants                                                6,306                 8,429
        Total accumulated postretirement benefit obligation                     19,686                21,942
        Unrecognized prior service cost                                          8,563                 9,078
        Unrecognized gain (loss)                                                 1,868                  (696)
        Accrued postretirement benefit obligation                              $30,117               $30,324

        Discount rate used in determining APBO                                     8.5%                 7.25%

        The assumed rate of future increases in health care cost during 1994 and 1993 was 16.0% and 13.0% for pre- and post-age
    65 retirees, respectively, and is expected to decline to 6.5% by the year 2004. Under the amended Plan, the actuarially determined effect of a one percentage point increase in the assumed health care cost trend rate on annual net postretirement benefit cost and the APBO would be $0.4 million and $3 million, respectively. During the years ended December 31, 1994, 1993 and 1992, the Company paid approximately $2 million, $1 million and $1 million, respectively, for postretirement benefits.

                Postemployment. Effective January 1, 1994, the Company adopted SFAS No. 112. Under SFAS No. 112, the Company is required to accrue the cost of providing benefits to employees after employment but before retirement. The postemployment benefit obligation relates principally to medical costs for former employees on long-term disability.

        Notes to Consolidated Financial Statements
        (In thousands, unless otherwise noted)


    The Company's previous accounting policy had been to expense costs of providing postemployment benefits on an as-incurred basis. Upon adoption of SFAS No. 112, the Company recorded a cumulative effect charge to income of approximately $2 million to recognize the accumulated postemployment benefit obligation as of January 1, 1994.


11 Stockholders' Equity

        On July 6, 1994, the Company's Board of Directors declared a two-for-one split of the Company's Common Stock, which was effected in the form of a 100 percent stock dividend on August 8, 1994 to stockholders of record on July 18, 1994. Common Stock has been increased by the par value of the additional 60,131 shares of Common Stock issued with an offsetting reduction to additional paid-in capital. Common Stock in Treasury was increased by approximately 6 shares. All stock option, share and per share data have been restated for all periods presented to reflect the stock split. In addition, the conversion price of the Notes into Common Stock and the number of shares reserved for issuance upon conversion of the Notes were adjusted to give effect to the stock split. Common Stock par value remained at $.01 per share.

                During 1992, the Company's Restated Certificate of Incorporation was amended to redesignate Class A Common Stock as Common Stock. This redesignation has been reflected in the accompanying consolidated financial statements.

                In June 1992, the Company sold 44 million shares of Common Stock in an initial public offering, receiving net proceeds of $306 million after deducting underwriting discounts and expenses. The net proceeds were utilized to repay indebtedness. During 1992, the Company recorded a charge of approximately $7 million for compensation expense relating to the grants of options and stock appreciation rights ("SARs") and the issuance of Class B Common Stock which was subsequently exchanged for Common Stock as described below. Such charge is included in selling, general and administrative expense in the accompanying consolidated statement of operations for the year ended December 31, 1992. Additional paid-in capital was increased by approximately $6 million in connection with the issuance of Class B Common Stock and options.

                Prior to the initial public offering, all of the Common Stock issued and outstanding was owned by affiliates of FL & Co. Class B Common Stock was owned by management investors. In March 1992, the Company sold 806 additional shares of Class B Common Stock to certain management investors. Immediately prior to the closing of the initial public offering, each outstanding share of Class B Common Stock, formerly classified as redeemable securities, was exchanged for .6067 shares of Common Stock and the Company issued 36,764 shares of Common Stock pursuant to a two-for-one stock split.

                During 1993, the authorized number of shares of Common Stock was increased to 175 million.

                In March and September of 1993, affiliates of FL & Co. and certain current and former directors, senior managers and other employees of the Company sold an aggregate 20 million shares and 13 million shares, respectively, of Common Stock pursuant to public offerings. The Company received no proceeds from these offerings. Costs associated with these offerings have been charged to additional paid-in-capital.

                In May 1993, the Board of Directors adopted the General Instrument Corporation 1993 SAR Replacement Stock Option Plan. Pursuant to this plan, the Company granted approximately 288 stock options to certain holders of SARs in consideration for the amendment and cancellation of the rights under the Stock Appreciation Right Agreement ("SAR Agreement") between the Company and each such holder. These stock options were granted at an exercise price of $2.75 per share (the reference price with respect to the SARs) and are exercisable consistent with the vesting schedule as stipulated in the SAR Agreement. The SARs become fully vested on the third anniversary of the date of grant. Consistent with this plan, the Company charged its SARs reserves and increased additional paid-in-capital by approximately $4 million. At December 31, 1994, there were approximately 31 SARs outstanding.

                In May 1993, the stockholders of the Company approved the General Instrument Corporation 1993 Long-Term Incentive Plan and the Amended and Restated Certificate of Incorporation of the Company to eliminate Class B Common Stock and provisions relating to multiple classes of common stock. The 1993 Long-Term Incentive Plan provides for the granting of stock options, SARs, restricted stock, performance units, performance shares, and phantom stock to employees of the Company and its subsidiaries and the granting of stock options to non-employee directors of the Company.

                In June 1993, the Company issued $500 million principal amount of Convertible Junior Subordinated Notes (see Note 7), which are initially convertible into Common Stock at a conversion price of $23.75 per share. Approximately 21 million shares were

        (In thousands, unless otherwise noted)


    reserved for issuance upon conversion of the Notes.

                In May 1994, the stockholders approved an increase of 5 million shares of Common Stock that may be awarded under the 1993 Long-Term Incentive Plan. As of December 31, 1994, the exercise prices of all stock options granted under the 1993 Long-Term Incentive Plan were equal to the closing price of the Common Stock on the New York Stock Exchange on the date of grant.

                In November 1994, the Company awarded 15 shares of restricted stock which are earned through continued employment. Unearned compensation, based on the excess of the market value of the shares awarded over the price paid by the recipient at the date of grant, was charged to stockholders' equity and is being amortized to expense over the vesting period which expires in April 1997.

                The following table summarizes stock option activity relating to the Company's stock option plans.

                                                    Number of          Option Price
                                                       Shares     (range per share)
        Outstanding at December 31, 1991                3,600      $      $   2.75
        Grants                                          1,014                 1.51
        Exercised                                        (170)       1.51  -  2.75

        Outstanding at December 31, 1992                4,444        1.51  -  2.75
        Grants                                          3,069        15.88 - 28.88
        Exercised                                      (2,564)       1.51  -  2.75
        Exchange of SARs                                  288                 2.75
        Cancelled                                        (178)       2.75  - 15.88

        Outstanding at December 31, 1993                5,059        1.51  - 28.88
        Grants                                          4,470       25.19  - 32.13
        Exercised                                      (1,955)       1.51  - 23.50
        Cancelled                                      (2,637)       2.75  - 29.94

        Outstanding at December 31, 1994                4,937        1.51  - 32.13

        Exercisable at December 31, 1994                1,116        1.51  - 23.50

        At December 31, 1994 and 1993 the Company had approximately 6,100 and 3,000 shares, respectively, reserved in connection with its stock award plan.


12 Derivatives and Other Financial Instruments

        Derivative financial instruments are utilized by the Company to reduce market risks arising from changes in foreign exchange rates and interest rates. The Company does not use derivative financial instruments for trading purposes, nor does it engage in currency or interest rate speculation. The Company believes that the various counterparties with which the Company enters into interest rate hedge agreements and currency exchange contracts consist of only financially sound institutions and, accordingly, believes that the credit risk for non-performance of these contracts or concentration of instruments with a single counterparty is remote. The Company monitors its underlying exchange rate and interest rate exposures and its derivative hedging instruments on an ongoing basis and believes that it can modify or adapt its hedging strategies as needed.

                Foreign Exchange Instruments. The Company enters into forward exchange contracts on a month-to-month basis to hedge foreign currency exposure with regard to certain monetary assets and liabilities denominated in currencies other than the U.S. dollar. These contracts generally do not subject the Company's results of operations to risk of exchange rate movements because gains and losses on these contracts generally offset, in the same period, gains and losses on the monetary assets and liabilities being hedged.

                On a selective basis, the Company enters into forward exchange and purchased option contracts to hedge the currency exposure of contractual and other firm commitments denominated in foreign currencies. The Company may also enter into forward exchange and purchased option contracts designed to hedge the currency exposure of anticipated but not yet committed transactions expected to be denominated in foreign currencies. The purpose

        (In thousands, unless otherwise noted)


    of these activities is to protect the Company from the risk that the eventual net cash flows in U.S. dollars from foreign receivables and payables will be adversely affected by changes in exchange rates. Gains and losses on hedges related to contractual and other firm commitments are deferred and recognized in the Company's results of operations in the same period as the gain or loss from the underlying transactions. Gains and losses on forward exchange contracts used to hedge anticipated but not yet committed transactions are recognized in the Company's results of operations as changes in exchange rates for the applicable foreign currencies occur. Historically, foreign exchange contracts with respect to contractual and other firm commitments and anticipated, but not yet committed, transactions have been short-term in nature and the gains and losses recognized in the Company's results of operations with respect to these contracts have not been significant. In addition, purchased options have had no intrinsic value at the time of purchase.

                The Company generally settles forward exchange contracts at maturity, at prevailing market rates. The Company recognizes in its results of operations, over the life of the contract, the amortization of contract premium or discount. The amortization of these premiums or discounts during each of the three years in the period ended December 31, 1994 was not significant. As of December 31, 1994 and 1993, the Company had outstanding forward exchange contracts in the amounts of approximately $3 million and $1 million, respectively, comprised of foreign currencies which were to be purchased (principally the Irish
    Punt) and approximately $36 million and $24 million, respectively, comprised of foreign currencies which were to be sold (principally the Japanese yen, Hong Kong dollar, Deutschemark, Canadian dollar, French franc, and Pound sterling). All outstanding forward exchange contracts at December 31, 1994 and 1993 had original maturities of one month and the fair values of such contracts approximated their carrying values. Accordingly, deferred gains or losses on such contracts at December 31, 1994 and 1993 were not significant. As of December 31, 1994 and 1993, the Company had no purchased option contracts outstanding.

                Interest Rate Instruments. On a selective basis, the Company from time to time enters into interest rate cap or swap agreements to reduce the potentially negative impact of increases in interest rates on its outstanding variable rate debt under the Credit Agreement. The Company recognizes in its results of operations over the life of the contract, as interest expense, the amortization of contract premium incurred from buying interest rate caps. Net payments or receipts resulting from these agreements are recorded as adjustments to interest expense. The effect of interest rate instruments on the Company's results of operations in each of the three years in the period ended December 31, 1994 was not significant.

                In the fourth quarter of 1994, the Company entered into two interest rate cap agreements to hedge an aggregate notional amount of $150 million of outstanding variable rate borrowings under the Credit Agreement. Each contract has a notional amount of $75 million and a one-year term, covering the period from January 3, 1995 through January 3, 1996. At December 31, 1994, the fair value of these cap agreements approximated the $1 million carrying value.

                Other Financial Instruments. The carrying value of cash and cash equivalents approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount of the Company's senior bank indebtedness approximates fair value because the underlying instruments have variable interest rates that adjust to market on a short-term basis. The estimated fair value of the Notes, which are publicly traded, as of December 31, 1994 and 1993 was $633 million and $655 million, respectively, based on quoted market prices.


13 Related Party Transactions

        Since 1992, officers and directors of the Company have periodically traveled in aircraft leased by related parties, for which the Company paid such related parties at commercial rates. During the years ended December 31, 1994, 1993 and 1992, payments totaling $50, $112 and $397, respectively, were made with respect to such travel. In addition, a subsidiary of the Company from time to time enters into transactions with companies owned or controlled by one of its officers. In 1992, a related party sold an aircraft to an unrelated third party for $1,650 and, following the sale, the subsidiary entered into an operating lease agreement for this aircraft. During the years ended December 31, 1993 and 1992, the subsidiary received $25 and $297, respectively, from related parties for aircraft maintenance services provided. Additionally, during the years ended December 31, 1994, 1993 and 1992, charges totaling $2,137, $603 and $989, respectively, were made to related parties for aircraft services.

        Notes to Consolidated Financial Statements
        (In thousands, unless otherwise noted)

14 Segment Information

        The Company's major business segments are Broadband Communications and Power Semiconductor. Broadband Communications offers a variety of products and services for the cable and satellite television industries, including active and passive electronics, subscriber terminals, coaxial and fiber optic cable, and encryption/decryption equipment for the scrambling and descrambling of satellite television programming. Products offered by Power Semiconductor include discrete power rectifying and transient voltage suppression components.

                Operating profit (loss) represents net revenue less operating expenses including the effects of acquisition adjustments, but excluding interest, unallocated corporate expenses and income taxes. Identifiable assets are those used in the operations of each segment or geographic area.

                                          United States(1)     Europe     Far East        0ther  Eliminations Consolidated
        Operations by Geographic Area:
        Year ended December 31, 1994:
                Net sales                   $1,822,383      $151,644     $ 32,803       $29,493   $       _   $2,036,323
                Transfers (2)                  140,691        32,772      221,930        23,264    (418,657)           _
                        Net revenue          1,963,074       184,416      254,733        52,757    (418,657)   2,036,323
                0perating profit               300,797        16,854       20,186         4,336           _      342,173
                Identifiable assets          1,688,647        85,007      179,426        17,331           _    1,970,411
        Year ended December 31, 1993:
                Net sales                    1,224,968       123,752       28,483        15,319           _    1,392,522
                Transfers (2)                  111,507        15,289      163,171        17,331    (307,298)           _
                        Net revenue          1,336,475       139,041      191,654        32,650    (307,298)   1,392,522
                0perating profit               183,635         9,334       15,218           821           _      209,008
                Identifiable assets          1,517,015        66,749      163,957         6,101           _    1,753,822
        Year ended December 31, 1992:
                Net sales                      926,932       113,214       22,838        11,711           _    1,074,695
                Transfers (2)                   95,943            90      131,093        15,791    (242,917)           _
                        Net revenue          1,022,875       113,304      153,931        27,502    (242,917)   1,074,695
                Operating profit (loss)         84,750         9,435       15,692          (213)          _      109,664
                Identifiable assets          1,476,017        55,937      141,268         5,876           _    1,679,098

(1) Net export sales to unaffiliated customers were $413,442, $237,923 and $194,723 for the years ended December 31, 1994, 1993 and 1992, respectively, principally to the Far East, Europe and Canada. During the years ended December 31, 1994, 1993 and 1992, one customer, including its affiliates, accounted for approximately 15%, 11% and 10%, respectively, of the Company's consolidated net sales. Sales to this customer are made primarily from the Broadband Communications segment.
(2) Principally product assembly which is accounted for at cost plus a nominal profit.

        Notes to Consolidated Financial Statements
        (In thousands, unless otherwise noted)

                                                               Broadband             Power
                                                          Communications      Semiconductor   Corporate  Consolidated
        Operations by Segment:
        Year ended December 31, 1994:
          Net sales                                           $1,720,634          $315,689   $      _     $2,036,323
          Operating profit                                       281,612            60,561          _        342,173
          Corporate expenses                                           _                 _    (26,102)       (26,102)
          Identifiable assets                                  1,600,559           369,852          _      1,970,411
          Corporate assets                                             _                 _    129,904        129,904
          Assets held for sale                                         _             1,961      6,675          8,636
          Total assets                                         1,600,559           371,813    136,579      2,108,951
          Capital expenditures                                   112,080            23,406        254        135,740
          Depreciation and amortization expense                   77,333            19,642        375         97,350
        Year ended December 31, 1993:
          Net sales                                            1,124,749           267,773         _       1,392,522
          Operating profit                                       165,617            43,391         _         209,008
          Corporate expenses                                           _                 _   (21,465)        (21,465)
          Identifiable assets                                  1,397,321           356,501         _       1,753,822
          Corporate assets                                             _                 _     9,762           9,762
          Assets held for sale                                         _             2,328    10,176          12,504
          Total assets                                         1,397,321           358,829    19,938       1,776,088
          Capital expenditures                                    43,630            23,319       111          67,060
          Depreciation and amortization expense                   73,501            23,546       411          97,458
        Year ended December 31, 1992:
          Net sales                                              843,635           231,060         _       1,074,695
          Operating profit                                        84,875            24,789         _         109,664
          Corporate expenses                                           _                 _   (11,802)        (11,802)
          Identifiable assets                                  1,331,671           347,427         _       1,679,098
          Corporate assets                                             _                 _    12,697          12,697
          Assets held for sale                                         _                 _    35,700          35,700
          Total assets                                         1,331,671           347,427    48,397       1,727,495
          Capital expenditures                                    28,759             8,231       380          37,370
          Depreciation and amortization expense                   73,465            33,436       688         107,589


15 Interest in Digital Cable Radio

        In January 1993, the Company sold a portion of its partnership interest in Digital Cable Radio ("DCR") which resulted in a net gain of approximately $3 million. This gain was included in other income (expense) in the accompanying consolidated statement of operations. Upon the consummation of the sale, the Company reduced its interest in the partnership from approximately 50% to approximately 20% and, accordingly, modified its accounting for DCR from consolidation to the equity method. During the year ended December 31, 1993, the Company incurred losses of $3 million representing its share of DCR's operating results. These losses were included in other income (expense) in the accompanying statement of operations. In April 1994, DCR admitted a third party investor into the partnership and, as a result, the Company's interest in DCR was further diluted to approximately 18%. Consequently, the Company began accounting for its interest in DCR utilizing the cost method. During the year ended December 31, 1994, the Company's share of DCR's operating results was not significant.

        Notes to Consolidated Financial Statements
        (In thousands, except per share data, unless otherwise noted)

16 Quarterly Financial Data (Unaudited)

        Summarized quarterly data for 1994 and 1993 are
        as follows:
                                                                      Quarter Ended
                                           March 31,                   June 30,         September 30,                December 31,
                                           1994(a)  1993(b)         1994    1993         1994   1993(c)      1994(d)  1993(e)(f)
        Net sales                         $432,521 $303,244     $508,783 $311,761    $554,750  $369,145     $540,269    $408,372
        Gross profit                       149,152   93,778      154,913   95,266     165,370   112,897      163,302     134,427
        Income before
            cumulative
            effect of changes
            in accounting
            principles                     52,901    11,193       52,001   12,269      56,781   27,367        86,768      39,537
        Net income                        $50,984   $11,410      $52,001  $12,269     $56,781  $27,367       $86,768     $39,537
        Earnings per share:(g)
            Primary:
            Income before
              cumulative effect
              of changes in
              accounting
              principles                   $ .43      $ .09       $ .42     $ .10       $ .46   $ .22         $ .70       $ .32
                    Net income               .41        .09         .42       .10         .46     .22           .70         .32
            Fully diluted:
            Income before
              cumulative effect
              of changes in
              accounting principles          .41        .09        .40       .10         .44      .22          .64         .32
                    Net income               .40        .09        .40       .10         .44      .22          .64         .32
        Common Stock
            Prices:(g)(h)
                          High         $   30 7\8  $  18 1\8  $  31 5\8  $ 20  9\16  $ 33 1\2  $ 28 1\8    $ 34 5\8   $  30 1\8
                          Low              21 1\2     11 5\8     21 1\4    12 13\16    28 3\8    18 3\4      26 3\4      25 1\4

(a) Includes a cumulative effect charge of $2 million to reflect the adoption of SFAS No. 112 (See Note 10).
(b) Includes a net cumulative effect credit of $0.2 million to reflect the adoption of SFAS No. 109 and SFAS No. 106 (See Notes 6 and 10).
(c) Includes a charge of $12 million for costs to be incurred in effecting enhancements to the Company's DigiCipher digital compression technology. This charge is included in cost of sales in the accompanying consolidated statement of operations.
(d) Includes an income tax benefit of $30 million as a result of a reduction in a valuation allowance related to domestic deferred income tax assets (See
Note 6).
(e) Includes a charge of $7 million related to the write-down of a facility held for sale which was principally offset by a gain on the settlement of a lawsuit (See Note 1 - Other Income and Expense).
(f) Includes a charge of approximately $6 million related to the combining of the Jerrold Communications and VideoCipher divisions into one division, the GI Communications Division. This charge is included in selling, general and administrative expense in the accompanying consolidated statement of operations, to provide for costs associated with this reorganization.
(g) On July 6, 1994, the Company's Board of Directors declared a two-for-one split of the Company's Common Stock, which was effected in the form of a 100% stock dividend on August 8, 1994. Earnings per share and Common Stock Price data have been restated to reflect the stock split.
(h) The New York Stock Exchange is the principal market on which these securities are traded. Since the Acquisition, the Company has not paid dividends on its Common Stock.

ANNEX F






General Instrument Corporation

Quarterly Report on Form 10-Q

for the quarter ended June 30, 1995

                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                             FORM 10-Q

(Mark One)
[ X ]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d)  OF  THE
       SECURITIES EXCHANGE ACT OF 1934

          For the quarterly period ended June 30, 1995

                               OR

[    ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF  THE
       SECURITIES EXCHANGE  ACT OF 1934

      For the transition period from___________to__________

             Commission file number           1-5442

                 General Instrument Corporation
     (Exact name of registrant as specified in its charter)

               Delaware                       13-3575653
  (State or other jurisdiction of              (I.R.S. Employer
  incorporation or organization)             Identification No.)

         181 West Madison Street, Chicago, Illinois 60602
            (Address of principal executive offices)
                           (Zip Code)

                           (312) 541-5000
      (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  x     No

As of August 1, 1995 there were 123,276,737 shares of Common
Stock outstanding.

                                    PART I
                            FINANCIAL INFORMATION

                       GENERAL INSTRUMENT CORPORATION
                        CONSOLIDATED BALANCE SHEETS
                      (In Thousands, Except Share Data)


                                    ASSETS
                                          (Unaudited)
                                            June 30,    December 31,
                                              1995         1994
                                            --------    ------------
CURRENT ASSETS:
Cash and cash equivalents                 $   16,589  $    5,128
Accounts receivable, less allowance for
 doubtful accounts of $13,921
 and $7,582, respectively                    314,205     306,754
Inventories                                  264,537     214,180
Prepaid expenses and other current assets     29,710      22,256
Deferred income taxes                        117,907      93,446
                                            --------   ---------
     Total current assets                    742,948     641,764
Property, plant and equipment - net          377,520     343,868
Intangibles, less accumulated
 amortization of $86,540 and $78,460,
 respectively                                153,330     161,410
Excess of cost over fair value of net
 assets acquired, less accumulated
 amortization of
 $123,303 and $110,952, respectively         868,736     904,184
Investments and other assets                  19,325      10,113
Deferred income taxes, net of valuation
 allowance                                    24,651      29,238
Deferred financing costs, less
accumulated
 amortization of $25,604 and $22,980,         15,750      18,374
 respectively                             ----------   ---------
TOTAL ASSETS                              $2,202,260  $2,108,951
                                          ==========  ==========



See notes to consolidated financial statements.

              GENERAL INSTRUMENT CORPORATION
                CONSOLIDATED BALANCE SHEETS
             (In Thousands, Except Share Data)

            LIABILITIES AND STOCKHOLDERS' EQUITY
                                   (Unaudited)
                                     June 30,   December 31,
                                       1995         1994
                                   -----------  ------------
CURRENT LIABILITIES:
Accounts payable                    $  180,763    $  162,529
Accrued interest payable                 4,256         2,737
Income taxes payable                    51,407        52,670
Accrued liabilities                    210,489       208,383
Current portion of long-term debt        4,310         2,155
                                  ------------   -----------

     Total current liabilities         451,225       428,474
                                  ------------   -----------

Deferred income taxes                   26,108        21,990
                                  ------------   -----------
Long-term debt                         733,339       794,694
                                  ------------   -----------
Other non-current liabilities          191,451       186,615
                                  ------------   -----------
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $.01 par value;
  20,000,000 shares authorized;
  no shares issued                           -             -
Common Stock, $.01 par value;
  400,000,000 shares authorized;
  122,835,016 and 122,231,348
  issued at June 30, 1995 and
  December 31, 1994, respectively        1,228         1,222
Additional paid-in capital             555,361       543,728
Retained earnings                      243,741       132,634
                                  ------------   -----------
                                       800,330       677,584
Less - Treasury stock, at cost,
  11,259 shares of
       Common Stock                        (17)          (17)
       Unearned compensation              (176)         (389)
                                  ------------   -----------

     Total stockholders' equity        800,137       677,178
                                  ------------   -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                $2,202,260    $2,108,951
                                  ============   ===========

See notes to consolidated financial statements.

                    GENERAL INSTRUMENT CORPORATION
                   CONSOLIDATED STATEMENTS OF INCOME
      (Unaudited - In Thousands, Except Net Income Per Share)
                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                         -------------------   ----------------------
                           1995       1994        1995         1994
                         --------   --------    --------     --------

NET SALES                 $611,639  $508,783   $1,220,356     $941,305
                         ---------  --------   ----------     --------

OPERATING COSTS AND
EXPENSES:
    Cost of sales          416,269   353,870      834,153      637,239
    Selling, general
      and administrative    58,879    45,437      122,913       84,562
    Research and
      development           37,116    26,883       70,775       52,898
    Amortization of
     excess of cost
     over fair value
     of net assets
     acquired                6,175     6,403       12,351       12,824
                         ---------  --------   ----------     --------
      Total operating
        costs and
        expenses           518,439   432,593    1,040,192      787,523
                         ---------  --------   ----------     --------

OPERATING INCOME            93,200    76,190      180,164      153,782
Other expense, net            (783)   (1,943)        (857)      (3,007)
Interest expense, net      (12,342)  (13,681)     (25,370)     (26,575)
                         ---------  --------   ----------     --------
INCOME BEFORE INCOME
 TAXES AND CUMULATIVE
 EFFECT OF A CHANGE IN
 ACCOUNTING PRINCIPLE       80,075    60,566      153,937      124,200

Provision for income       (26,024)   (8,565)     (42,830)     (19,297)
 taxes                   ---------  --------   ----------     --------

INCOME BEFORE CUMULATIVE
  EFFECT OF A CHANGE
  IN ACCOUNTING
  PRINCIPLE                 54,051    52,001      111,107      104,903
Cumulative effect of a
 change in accounting
 principle                       -         -            -       (1,917)
                         ---------  --------   ----------     --------

NET INCOME                $ 54,051  $ 52,001   $  111,107     $102,986
                         =========  ========   ==========     ========







Weighted Average Shares
  Outstanding              123,741   123,211      123,499      123,084

Net Income per share
  Primary:
   Income before
   cumulative effect
   of a change in
   accounting principle      $0.44     $0.42        $0.90        $0.85

   Cumulative effect of
   a change in
   accounting principle          -         -            -        (0.01)
                         ---------  --------   ----------     --------

       Net income            $0.44     $0.42        $0.90        $0.84
                         =========  ========   ==========     ========

  Fully Diluted:
    Income before
     cumulative effect
     of a change in
     accounting
     principle               $0.40     $0.40        $0.82        $0.81

    Cumulative effect of
    a change in
    accounting principle         -         -            -        (0.01)
                         ---------  --------   ----------     --------

       Net income            $0.40     $0.40        $0.82        $0.80
                         =========  ========   ==========     ========

See notes to consolidated financial statements.

                             GENERAL INSTRUMENT CORPORATION
                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                (Unaudited - In Thousands)

                                                              Un-
                                Addit-              Common   earned   Total
                Common Stock    ional              Stock in   Comp-   Stock-
               --------------  Paid-In   Retained    Trea-    ensa-  holders'
               Shares  Amount  Capital   Earnings    sury     tion    Equity
               ------  ------  --------  --------  --------  ------- --------

BALANCE,
DECEMBER 31,
 1994         122,231  $1,222  $543,728  $132,634     ($17)   ($389)  $677,178

Net income for
 the six
 months ended
 June 30, 1995                            111,107                      111,107

Exercise of
 stock options    604       6     7,397                                  7,403

Tax benefit
 from exercise
 of stock
 options                          5,236                                  5,236

Costs
 associated
 with the sale
 of Common
 Stock                           (1,000)                                (1,000)

Amortization
 of unearned
 compensation                                                   213        213
              -------  ------  --------  --------  --------  -------  --------
BALANCE, JUNE
 30, 1995     122,835  $1,228  $555,361  $243,741     ($17)   ($176)  $800,137
              =======  ======= ========  ========  ========  =======  ========


See notes to consolidated financial statements.

                 GENERAL INSTRUMENT CORPORATION
              CONSOLIDATED STATEMENTS OF CASH FLOWS
                   (Unaudited - In Thousands)
                                             Six Months Ended
                                                 June 30,
                                            -------------------
                                             1995         1994
                                           --------    --------
OPERATING ACTIVITIES:
 Net income                                $111,107    $102,986
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
    Depreciation and amortization            52,856      46,433
    Accounts receivable                      (1,451)    (74,831)
    Inventories                             (50,357)    (50,627)
    Prepaid expenses and other current
     assets                                  (7,454)     (3,088)
    Deferred income taxes                    (2,719)     (1,234)
    Accounts payable, income taxes
    payable and other accrued liabilities    36,812      49,627
    Other non-current liabilities            (2,407)      9,967
    Other                                    (2,779)       (503)
                                           --------    --------
Net cash provided by operating activities   133,608      78,730
                                           --------    --------
INVESTMENT ACTIVITIES:
    Proceeds from sale of assets                  -         278
    Additions to fixed assets - net         (63,166)    (54,750)
    Investments in other assets              (6,506)          -
                                           --------    --------
Net cash used in investment activities      (69,672)    (54,472)
                                           --------    --------
FINANCING ACTIVITIES:
    Costs associated with the sale of
     Common Stock                              (678)       (336)
    Proceeds from the issuance of
     Flexible Term Notes                     10,800           -
    Repayments of debt                            -     (16,603)
    Net proceeds (repayments) revolving
     credit facilities                      (70,000)     26,000
    Proceeds from stock options               7,403       3,233
                                           --------    --------
Net cash (used in) provided by financing
 activities                                 (52,475)     12,294
                                           --------    --------
Increase in cash and cash equivalents        11,461      36,552
Cash and cash equivalents, beginning of
 the period                                   5,128       5,584
                                           --------    --------
Cash and cash equivalents, end of the
 period                                    $ 16,589    $ 42,136
                                           ========    ========

See notes to consolidated financial statements.

                 GENERAL INSTRUMENT CORPORATION
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
             (In Thousands, Unless Otherwise Noted)

1.  BASIS OF PRESENTATION

The consolidated balance sheet as of June 30, 1995, the consolidated statements of income for the three and six months ended June 30, 1995 and 1994, the consolidated statements of cash flows for the six months ended June 30, 1995 and 1994 and the consolidated statement of stockholders' equity for the six months ended June 30, 1995 of General Instrument Corporation (the "Company") are unaudited and reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary for a fair presentation of the interim period financial statements. There were no adjustments of a non-recurring nature recorded during the three and six months ended June 30, 1995 and 1994, except for an adjustment in March 1995 to reflect the settlement of certain tax matters (See Note 4) and a cumulative effect adjustment to reflect the adoption, as of January 1, 1994, of Financial Accounting Standards Board Statement No. 112 ("SFAS 112"), Employers' Accounting for Postemployment Benefits. These consolidated financial statements should be read in conjunction with the Company's December 31, 1994 consolidated financial statements and notes thereto.

Certain reclassifications have been made to the comparative prior period financial statements to conform to the current period presentation.

2.  INVENTORIES

Inventories consist of:

                       June 30, 1995     December 31, 1994
                       -------------     -----------------

  Raw Materials         $  98,974             $ 81,987

  Work in Process          28,153               25,822

  Finished Goods          137,410              106,371
                       ----------       --------------
  Inventories           $ 264,537             $214,180
                      ===========       ==============

3. LONG-TERM DEBT

Long-term debt consists of:

                       June 30, 1995     December 31, 1994
                       -------------     -----------------
Senior indebtedness:

  Revolving credit
   facilities            $170,000             $240,000

  Taiwan Loan              56,849               56,849

  Flexible Term
    Notes                  10,800                    -

Convertible Junior
 Subordinated Notes       500,000              500,000
                       ----------        -------------

  Total                   737,649              796,849

  Less current
   maturities               4,310                2,155
                       ----------        -------------

Long-Term debt           $733,339             $794,694
                      ===========       ==============

In January 1995, CommScope, Inc., an indirect wholly-owned subsidiary of the Company, entered into an $11 million loan agreement in connection with the issuance of notes by the Alabama State Industrial Development Authority (the "Flexible Term Notes"). Borrowings under the loan agreement bear interest at variable rates based upon current market conditions for short-term financing. The loan agreement will
mature   on  January  1,  2015  and  any  remaining amounts
outstanding under the Flexible Term Notes will be due and payable on that date.

4. INCOME TAXES

The provision for income taxes for the three and six months ended June 30, 1995 is based on the expected annual effective rate reduced by a $12 million credit for the settlement of certain tax matters.

5. STOCKHOLDERS' EQUITY

In April 1995, affiliates of Forstmann Little & Co. and certain current and former directors of the Company sold an aggregate of 15.6 million shares of Common Stock in a public offering. The Company received no proceeds from such offering.

In April 1995, the stockholders approved an amendment to the Company's Certificate of Incorporation which increased the number of authorized shares of Common Stock from 175 million to 400 million.

                 GENERAL INSTRUMENT CORPORATION
             MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                      (DOLLARS IN MILLIONS)

NET SALES
Net sales for the three months ended June 30, 1995 ("Second Quarter 1995") were $612 compared to $509 in the three months ended June 30, 1994 ("Second Quarter 1994"), an increase of $103, or 20%. Net sales were $1,220 in the six months ended June 30, 1995 ("First Half 1995") compared to $941 in the six months ended June 30, 1994 ("First Half 1994"), an increase of $279 or 30%. These increases relate primarily to higher sales volume which occurred in both the Broadband Communications and Power Semiconductor segments.

Broadband Communications sales increased 16% or $69 and 28% or $223 in Second Quarter 1995 and First Half 1995, respectively, over the comparable 1994 periods, primarily as a result of increased sales volume by the Communications
Division of DigiCipher TM digital compression products, distribution electronics and CommScope cable products. The higher sales volume primarily reflects commercialization of digital broadband systems, as well as continued cable television operator infrastructure spending in the United States and continued deployment of new cable television systems in international markets. International sales of cable television products increased 52% and 56% in Second Quarter 1995 and First Half 1995, respectively, over the comparable 1994 periods. Satellite system sales increased 57% and 72% in Second Quarter 1995 and First Half 1995,
respectively, over Second Quarter 1994 and First Half 1994. The increased satellite system sales in 1995, due primarily to sales of digital consumer receivers to Primestar Partners, were partially offset by a decline in the sales of VideoCipher RS TM analog satellite receiver consumer modules. In 1994, the Company had significant sales of these modules to persons who had been receiving without authorization (or "pirating") the commercial satellite programming data signals. In 1995 these sales were at minimal levels as expected.

Power Semiconductor sales increased 44% and 39% in Second Quarter 1995 and First Half 1995, respectively, over the comparable 1994 periods. These increases were a result of broad-based global demand, primarily from automotive, computer, and consumer electronics customers for power rectifiers and protection devices.

GROSS PROFIT (NET SALES LESS COST OF SALES)
Gross profit increased $40, or 26%, to $195 in Second Quarter 1995 from $155 in Second Quarter 1994 and was 31.9% of sales in Second Quarter 1995 compared to 30.4% of sales in Second Quarter 1994. Gross profit increased $82, or 27%, to $386 in First Half 1995 from $304 in First Half 1994 and was 31.6% and 32.3% of sales in First Half 1995 and First Half 1994, respectively.


The increase in gross profit during 1995 principally reflects the higher sales volume discussed above. The increased gross profit margin in Second Quarter 1995 compared to Second Quarter 1994 primarily reflects efficiencies gained through these higher volumes. The decrease in gross profit margin in First Half 1995 from First Half 1994 reflects a shift in product mix from higher margin VideoCipher RS TM analog satellite receiver consumer modules to DigiCipher TM digital compression products, which initially carry lower margins.


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling, general and administrative ("SG&A") expenses increased $13 to $59 in Second Quarter 1995 from $45 in Second Quarter 1994, and increased as a percentage of sales to 10% in Second Quarter 1995 from 9% in Second Quarter 1994. SG&A expenses increased $38 to $123 in First Half 1995 from $85 in First Half 1994 and increased as a percentage of sales to 10% in First Half 1995 compared to 9% in First Half 1994.

The increase in SG&A expense in both Second Quarter 1995 and First Half 1995 over the comparable 1994 periods, reflects higher sales volume and additional marketing and selling costs incurred by the Company to increase its sales force, field support and marketing activities to take advantage of increased growth opportunities in international cable and satellite television and worldwide telecommunications markets. The 1995 expenses also include $5 and $12, in Second Quarter 1995 and First Half 1995, respectively, related to a national advertising campaign to support sales of C-Band satellite systems as well as a $6 provision during the First Half 1995 related to the potential uncollectibility of certain receivables.


RESEARCH AND DEVELOPMENT
Research and development ("R&D") expense was $37 in Second Quarter 1995 compared to $27 in Second Quarter 1994 and was 6% and 5% of sales, respectively. R&D expense for First Half 1995 and First Half 1994 was $71 and $53, respectively, and was 6% of sales in each period. This level of spending, principally focused on the Broadband Communications business, reflects continued development of the second generation of cable set-top terminals, which incorporate digital compression and multimedia capabilities; development of enhanced addressable analog terminals; development of advanced digital systems for cable and satellite television distribution; and product development through strategic alliances. Emerging R&D activities include development of broadband telephony products and interactive multimedia technologies for broadband networks. The Company's research and development expenditures are expected to approximate $130 for the year ending December 31, 1995.

NET INTEREST EXPENSE
Net interest expense was $12 in Second Quarter 1995 compared to $14 in Second Quarter 1994, and $25 for First Half 1995 compared to $27 in First Half 1994. The levels of interest expense reflect lower weighted average borrowings in 1995 partially offset by higher interest rates.

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE Effective January 1, 1994, the Company adopted Financial Accounting Standards Board Statement No. 112, Employers' Accounting for Postemployment Benefits ("SFAS No. 112"). As a result of adopting SFAS No. 112, the Company recorded a cumulative effect charge to income of $2.

INCOME TAXES
The effective income tax rates increased to 32.5% and 27.8% in Second Quarter 1995 and First Half 1995, respectively, from 14.1% and 15.5% in Second Quarter 1994 and First Half 1994, respectively. The increases in the effective tax rates in 1995 are attributable to the Company having a valuation allowance related to domestic deferred tax assets in 1994 which was reduced during 1994, to the extent that domestic taxable income was generated. As of December 31, 1994, the majority of the Company's domestic deferred tax assets were determined to be realizable and therefore there was no valuation allowance impact on income taxes in 1995. In addition, during First Half 1995, the Company recorded a $12 credit to income related to the settlement of certain tax matters.

LIQUIDITY AND CAPITAL RESOURCES
At June 30, 1995, working capital was $292 compared to $213 at December 31, 1994. The working capital increase of $78 was due principally to an inventory build-up to support business growth and new products and increased deferred tax assets. Based on current levels of order input and backlog, as well as significant sales agreements not yet reflected in order and backlog levels, the Company believes that operational working capital levels are appropriate to support future operations and the rollout of new products. There can be no assurance, however, that future industry specific developments or general economic trends will not alter the Company's working capital requirements. At June 30, 1995, the Company had borrowings of $170 under its revolving credit facilities and credit commitments, which the Company had not borrowed against, of $330.

In January 1995, CommScope, Inc., an indirect wholly-owned subsidiary of the Company, entered into an $11 loan agreement in connection with the issuance of notes by the Alabama State Industrial Development Authority. See Note 3 to the consolidated financial statements.

During First Half 1995, the Company invested $64 in equipment and facilities. These capital expenditures were used to expand capacity to meet increased current and future demands for analog and digital products, coaxial cable and rectifiers. Capital expenditures for the year ending December 31, 1995 are expected to approximate $180.

At  June  30,  1995, the Company had $17  of  cash  and  cash
equivalents on hand compared to $5 at December 31, 1994.   At
June 30, 1995, long-term debt, including current maturities, was $738 compared to $797 at December 31, 1994.


The Company's principal source of liquidity both on a short-term and long-term basis is cash flow provided by operations. Occasionally, however, the Company may borrow against its revolving credit facilities to supplement cash flow from
operations.   The  Company  believes  that,  based  upon   an
analysis of its consolidated financial position, its cash flow during the past 12 months and the expected results of operations in the future, operating cash flow and available funding under its revolving credit facilities will be adequate to fund operations, research and development expenditures, capital expenditures and debt service for the next 12 months. The Company intends to repay its remaining indebtedness primarily with cash flow from operations. There can be no assurance, however, that future industry specific developments or general economic trends will not adversely affect the Company's operations or its ability to meet its cash requirements.

                             PART II

                        OTHER INFORMATION

Item 4. Submission of Matters to a Vote of Securities Holders

     The  Company held its Annual Meeting of Stockholders (the
     "Meeting" ) on April 26, 1995.

     At the Meeting, the stockholders approved and adopted an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company has the authority to issue from 175,000,000 to 400,000,000. 96,483,054 votes were cast for the approval of the amendment, 15,484,381 votes were cast against the approval of the amendment, and there were 299,044 abstentions.

     Also at the Meeting, the stockholders approved the General Instrument Corporation Annual Incentive Plan for the purpose of qualifying the compensation payable to the Chief Executive Officer under the Annual Incentive Plan as performance based compensation eligible for exclusion from the tax deduction limitation of Section 162(m) of the
     Internal  Revenue  Code.   108,398,923  were  cast  for  the
     approval  of  the  amendment,  3,536,936  votes  were   cast
     against the approval of the amendment, and there were 330,620 abstentions.

     Four directors were nominated for election at the Meeting and each was elected. John Seely Brown received 111,828,826 votes for election and 437,653 votes were withheld. Theodore J. Forstmann received 111,640,582 votes for election and 625,897 votes were withheld. Morton
     M. Meyerson received 111,820,442 votes for election and 446,037 votes were withheld. Felix G. Rohaytn received 111,814,793 votes for election and 451,686 votes were withheld.


Item 6. Exhibits and Reports on Form 8-K

     (a)  Exhibits

          Exhibit 11 - Computation of Earnings Per Share

     (b)  Report on Form 8-K

        The Company filed a report  on Form 8-K dated April
        17, 1995 reporting the release of the Company's operating results for the three months ended March 31, 1995.

ANNEX G






Excerpts from General Instrument Corporation

1995 Proxy Statement

                             ELECTION OF DIRECTORS

    The Board of Directors consists of three classes. Directors hold office for staggered terms of three years and until their successors have been duly elected and qualified. One of the three classes will be elected each year at the Annual Meeting of Stockholders to succeed the directors whose terms are ending. The directors in Class I and Class II are serving terms ending at the Annual Meeting of Stockholders in 1996 and 1997, respectively.

    Four directors in Class III are to be elected at the 1995 Annual Meeting; and proxies cannot be voted for more than four nominees. The directors so elected will hold office as directors until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

    Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the following nominees are present directors of the Company whose terms end at the 1995 Annual Meeting. Information concerning nominees for terms ending at the 1998 Annual Meeting of Stockholders and for directors in Class I and Class II is set forth below.

NOMINEES FOR TERMS ENDING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

    JOHN SEELY BROWN, age 54, has been a director of the Company since July 1993. He has been Chief Scientist of Xerox Corporation since 1992 and corporate vice president of Xerox Corporation since 1990. From 1986 to 1990 he was Vice President, Advanced Research, Palo Alto Research Center, of Xerox Corporation and Associate Director of the Institute for Research on Learning. He is also the director of the Xerox Palo Alto Research Center. He is a Fellow of the American Association for Artificial Intelligence and a member of the National Academy of Education.

    THEODORE J. FORSTMANN, age 55, served as a director of General Instrument Corporation of Delaware ("GI Delaware"), the Company's sole direct subsidiary, from August 1990 to March 1992, when he was elected to serve as a director of the Company. He has been a General Partner of FLC Partnership, L.P., the General Partner of Forstmann Little & Co., since he co-founded Forstmann Little & Co. in 1978. He is a director of The Topps Company, Inc. and Department 56, Inc.

    MORTON H. MEYERSON, age 56, has been a director of the Company since July 1993. Since 1992, he has served as Chairman and Chief Executive Officer of Perot Systems Corporation, a computer and communication services company. From 1989 to 1992, he was a private investor. He was President from 1979 to 1986, and Vice Chairman in 1986, of Electronic Data Systems Corp., a company which designs, installs and operates business information and communication systems. He serves on a number of corporate and advisory boards, including Energy Service Company, Inc., the National Park Foundation, the School of American Research in Santa Fe and the Wharton School of Business of the University of Pennsylvania; SEI Center for Advanced Studies in Management.

    FELIX G. ROHATYN, age 66, has been a director of the Company since October 1993. He has been a general partner of Lazard Freres & Co., Investment Bankers, since 1960 and served as Chairman of the Municipal Assistance Corporation for the City of New York from 1975 to October 1993. He is a director of Pfizer Inc. and Howmet Corporation.

DIRECTORS WHOSE TERMS END AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS

    DANIEL F. AKERSON, age 46, has served as Chairman of the Board and Chief Executive Officer of the Company since August 1993 and as a director of the Company since July 1993. He was President of the Company from August 1993 to October 1993. He served as Chief Operating Officer and President of MCI Communications Corporation ("MCI") from 1992 to August 1993. He served as Executive Vice President and Group Executive of MCI from 1990 to 1992, Executive Vice President and Chief Financial Officer of MCI from 1987 to 1990, and Senior Vice President of MCI from 1987 to 1988, and held various positions within MCI since 1983. Mr. Akerson is a General Partner of FLC Partnership, L.P., the General Partner of Forstmann Little & Co.

    FRANK M. DRENDEL, age 50, served as a director of GI Delaware and its predecessors from 1987 to March 1992, when he was elected to serve as a director of the Company. He has served as Chairman and President of CommScope, Inc., a subsidiary of the Company ("CommScope"), since 1986 and has served as Chief Executive Officer of CommScope since 1976. Mr. Drendel was Executive Vice President of the predecessor to the Company from September 1986 to November 1988. From February 1981 to September 1986, Mr. Drendel was Executive Vice President and, from July 1982 to September 1986, he was Vice Chairman of the Board of M/A-COM, Inc. Mr. Drendel is a director of Alcatel Alsthom Compagnie Generale d'Electricite.

    STEVEN B. KLINSKY, age 38, served as a director of GI Delaware from August 1990 to March 1992, when he was elected to serve as a director of the Company. He has been a General Partner of FLC Partnership, L.P., the General Partner of Forstmann Little & Co., since December 1986.

    PAUL G. STERN, age 56, has been a director of the Company since February 1994. He has been associated with Forstmann Little & Co. since July 1993. From March 1989 through March 1993, he served as Chairman and Chief Executive Officer of Northern Telecom Ltd., a manufacturer of digital telecommunications equipment. He is a director of The Dow Chemical Company, LTV Steel Co., Inc., Varian Associates, Inc. and Whirlpool Corporation. Mr. Stern also serves on the White House National Security Telecommunications Advisory Committee.

    ROBERT S. STRAUSS, age 76, has been a director of the Company since December 1992. He was a director of GI Delaware from August 1990 to September 1991. Mr. Strauss, a founder of and partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, served as United States Special Trade Representative from 1977 to 1979 and as U.S. Ambassador to the Soviet Union and, upon its dissolution, to the Russian Federation from August 1991 to November 1992. Mr. Strauss is a director of Archer Daniels Midland Co.

DIRECTORS WHOSE TERMS END AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

    LYNN FORESTER, age 40, has been a director of the Company since February 1995. She has been President and Chief Executive Officer of FirstMark Holdings, Inc., an owner and operator of telecommunications companies, since 1984. From 1989 to December 1994, she was also Chairman and Chief Executive Officer of TPI Communications International, Inc., a radio common carrier and paging company. She is a member of the U.S. Advisory Council on the National Information Infrastructure.

    NICHOLAS C. FORSTMANN, age 48, served as a director of GI Delaware from August 1990 to March 1992, when he was elected to serve as a director of the Company. He has been a General Partner of FLC Partnership, L.P., the General Partner of Forstmann Little & Co., since he co-founded Forstmann Little & Co. in 1978. He is a director of The Topps Company, Inc. and Department 56, Inc.

    RICHARD S. FRIEDLAND, age 44, has been a director of the Company since October 1993. He became President and Chief Operating Officer of the Company and GI Delaware in October 1993. He was Chief Financial Officer of the Company and GI Delaware from March 1992 to January 1994 and Vice President, Finance of the Company from May 1991 to October 1993. He was Vice President-Finance and Assistant Secretary of GI Delaware from October 1990 to October 1993 and Vice President and Controller of GI Delaware from November 1988 to January 1994. He is a director of Department 56, Inc.

    J. TRACY O'ROURKE, age 60, served as a director of GI Delaware from September 1990 to March 1992, when he was elected to serve as a director of the Company. He has been Chairman and Chief Executive Officer of Varian Associates, Inc., a manufacturer of electronic devices, semiconductor manufacturing equipment and analytical instruments, since early 1990. Mr. O'Rourke was Executive Vice President and Chief Operating Officer of Rockwell International from 1989 to 1990 and President of Allen-Bradley Inc., an electrical equipment manufacturer, from 1981 to 1989. He is a director of National Semiconductor Corp.

                    FURTHER INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: Executive, Audit and Compensation. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

COMMITTEES OF THE BOARD -- BOARD MEETINGS

    The Board of Directors of the Company held five meetings in 1994. Each incumbent director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he served as a director and (ii) meetings of all committees held during the period for which he served on those committees, other than Steven B. Klinsky. Average attendance at all such meetings of the Board and committees was approximately 90%.

    The EXECUTIVE COMMITTEE of the Board has the authority, between meetings of the Board of Directors, to exercise all powers and authority of the Board in the management of the business and affairs of the Company that may be lawfully delegated to it under Delaware law. The Committee consists of Daniel F. Akerson, Theodore J. Forstmann and Steven B. Klinsky. The Executive Committee held 4 meetings in 1994.

    The AUDIT COMMITTEE's principal functions are to review the scope of the annual audit of the Company by its independent auditors, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent auditors, recommend the selection of independent auditors each year and review audit and any non-audit fees paid to the Company's independent auditors. The audit reports of the Internal Audit Department are also available for review by the Audit Committee, and the head of that department attends Audit Committee meetings and gives reports to and answers inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board for appropriate action. The Audit Committee is composed of three non-employee directors: J. Tracy O'Rourke, Chairman; John Seely Brown; and Felix G. Rohatyn. The Committee held 4 meetings in 1994.

    The COMPENSATION COMMITTEE is responsible for executive compensation, including recommending to the Board of Directors the compensation to be paid to the Chief Executive Officer and determining the compensation for all other executive officers. The Compensation Committee is also responsible for administering the General Instrument Corporation 1993 Long-Term Incentive Plan (the "1993 Long-Term Incentive Plan") and the Annual Incentive Plan. The Committee consists of Nicholas C. Forstmann, Chairman; Morton H. Meyerson; and Robert S. Strauss. Messrs. Forstmann, Meyerson and Strauss, who are non-employee directors, are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee held 7 meetings in 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In connection with the Company's initial public offering in June 1992, the Company's Board of Directors established a Compensation Committee composed of three non-employee directors. Messrs. Nicholas C. Forstmann, Morton H. Meyerson and Robert S. Strauss served as members of the Compensation Committee during 1994, and are currently the members of the Compensation Committee.

    Nicholas C. Forstmann served as President of the Company from June 30, 1990 through March 30, 1992, which was prior to the Company's initial public offering in June 1992. Nicholas C. Forstmann received no compensation from the Company for services rendered in such capacity.

    An affiliate of Forstmann Little & Co. provides aircraft maintenance services to the Company and charged the Company $2,137,000 for services in 1994.

DIRECTOR COMPENSATION

    Prior to July 1993, directors did not receive any fees for serving on the Company's Board of Directors, or any committees thereof, but were reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Company's Board of Directors or committees thereof. In addition, each director who is neither a partner in FLC Partnership, L.P., the general partner of Forstmann Little & Co., nor a current or former officer of the Company or its subsidiaries, was granted an option to purchase 80,000 shares of Common Stock in connection with his election to the board of directors of GI Delaware or, after the Company's initial public offering in June 1992, the Board of Directors of the Company.

    Effective as of July 28, 1993 (as adjusted on February 15, 1994 to reflect the two-for-one split of Common Stock), the Board of Directors approved the following standard compensation arrangements for non-employee directors: (i) each non-employee director receives $1,000 for attending, whether in person or by telephone, each meeting of the Board of Directors or any committees thereof of which he or she is a member and is reimbursed for all actual expenses in connection with attending any meeting of the Board of Directors or any committees thereof of which he or she is a member (limited to the cost of first class travel on a commercial airline with respect to air travel expenses); (ii) the Company provides, for the benefit of each non-employee director, an insurance policy in the face amount of $200,000, payable in the event of accidental death or dismemberment of the director while in attendance at, or traveling in connection with, a meeting of the Board of Directors or any committee thereof, or while engaged in or traveling in connection with other business of the Company; and (iii) each non-employee director elected on or after July 28, 1993 receives, effective as of the date of such election, a grant of an option to purchase 80,000 shares of Common Stock pursuant to the 1993 Long-Term Incentive Plan at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, which option becomes exercisable with respect to one-third of the underlying shares on each of the first three anniversaries of the date of grant. The Company also requests that each non-employee director directly or indirectly own at least 1,000 shares of Common Stock while a director of the Company. The non-employee directors of the Company who are partners of Forstmann Little & Co. have declined to receive any of the foregoing compensation.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth individual compensation information for all services rendered in all capacities during the periods described below for the individual who served as Chief Executive Officer during 1994 and the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at December 31, 1994. The following table sets forth compensation information for each of those individuals for the fiscal years ended December 31, 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                         ---------------
                                                                                             AWARDS
                                               ANNUAL COMPENSATION                       ---------------
                            ----------------------------------------------------------     SECURITIES
NAME AND                                                               OTHER ANNUAL        UNDERLYING          ALL OTHER
PRINCIPAL POSITION             YEAR           SALARY       BONUS (A) COMPENSATION (B)     OPTIONS(#)(C)      COMPENSATION
- --------------------------  -----------    -------------   --------  -----------------   ---------------   -----------------
Daniel F. Akerson.........         1994    $  838,367      $728,000  $    66,365(d)          150,000       $    18,190(e)
  Chairman of the                  1993       306,119(f)    560,000       22,553(d)          800,000            49,901
   Board of Directors              1992        --             --         --                  --                --
   and Chief Executive
   Officer
Richard S. Friedland......         1994       420,000       327,600      --                  270,000             5,460(g)
  President, Chief                 1993       327,340        67,840      --                  236,000             5,457
   Operating Officer               1992       274,167         --         449,685(h)          --                  5,324
   and Director of the
   Company
Frank M. Drendel..........         1994       398,808       163,757      --                   72,000            17,154(i)
  Chairman, President              1993       398,808        81,385      --                   34,000            22,314
   and Chief Executive             1992       398,808         --         --                  --                 22,660
   Officer of
   CommScope and Director
   of the Company
J.A. Blanchard, III.......         1994       317,137(j)    206,139      --                  120,000             5,380(g)
  Executive Vice                   1993        --             --         --                  --                --
   President                       1992        --             --         --                  --                --
Thomas A. Dumit...........         1994       310,999       134,753      --                   48,000             5,460(g)
  Vice President,                  1993       299,000        49,351      --                   30,000             5,457
   General Counsel and             1992       285,000         --         --                    --                5,324
   Secretary

- ------------------------
(a) Amounts reported for 1994 reflect cash bonus awards paid pursuant to the Annual Incentive Plan in 1995 with respect to performance in 1994. Amounts reported for 1993 reflect cash bonus awards paid pursuant to the Annual Incentive Plan in 1993 or 1994 with respect to performance in 1993. The Company did not have a management bonus plan for 1992.

(b) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(c) Reflects the number of shares of Common Stock underlying options granted. All of the options were granted pursuant to the 1993 Long-Term Incentive Plan. Each grant set forth for 1994 was made in connection with the cancellation of an option to purchase the same number of shares, previously  granted in 1994,  except the grant set  forth to Mr. Friedland, with respect to which  an option to purchase  70,000 shares had  previously been  granted in  1994 and  the remainder had  been granted  in 1993. Those options granted, and subsequently cancelled,  in 1994 are not reflected  in the  table for any  named individual. Options granted  to Mr. Friedland and reflected in  the table  for 1993  include an  option to  purchase  200,000 shares  which was cancelled  in connection with  the regrant in  1994 of an option to purchase the same number of shares. See "-- Option Grants in Last
     Fiscal Year," "-- Option Repricing"  and "Compensation Committee Report  on
     Compensation of Executive Officers of the Company -- Option Repricing."

(d) Reflects cost and tax reimbursement for expenses incurred by Mr. Akerson for travel to Chicago, the location of the Company's executive offices.

(e) Reflects payment by the Company in 1994 of (i) premiums of $960 for term life insurance on behalf of Mr. Akerson, (ii) premiums of $12,730 under a Split Dollar Agreement regarding a life insurance policy in respect of Mr.
     Akerson,  and (iii) the  matching contribution of  $4,500 under the Savings
     Plan for Mr. Akerson.

(f) Reflects compensation of Mr. Akerson from August 13, 1993, when Mr. Akerson joined the Company as an executive officer, through December 31, 1993.

(g) Reflects payment by the Company in 1994 of (i) premiums for term life insurance of $960 on behalf of each of Messrs. Friedland and Dumit and $880 on behalf of Mr. Blanchard, and (ii) the matching contribution by the Company under the Savings Plan in the amount of $4,500 for 1994 for each of Messrs. Friedland, Blanchard and Dumit.

(h) Reflects the excess of the fair market value of securities purchased from the Company in March 1992 over the price paid for such securities.

(i) Reflects (i) the matching contribution under the CommScope Savings Plan in the amount of $2,659 for 1994, (ii) the allocation of $13,280 to Mr.
     Drendel's account under the CommScope Savings Plan for 1994, and (iii) payment by CommScope in 1994 of premiums of $1,215 for term life insurance on behalf of Mr. Drendel.

(j)  Reflects  compensation of  Mr. Blanchard  from January  12, 1994,  when Mr.
     Blanchard joined the Company as an executive officer, through December 31, 1994.

OPTION GRANTS IN FISCAL YEAR 1994

    The following table sets forth further information with respect to grants of stock options during the fiscal year ended December 31, 1994 to the executives listed in the Summary Compensation Table. These grants were made pursuant to the 1993 Long-Term Incentive Plan and are reflected in the Summary Compensation Table. The per share exercise price of each option equals the closing market price per share of the Common Stock on the date of grant. No stock appreciation rights were granted during fiscal year 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                                                                            OF STOCK PRICE
                                                                                             APPRECIATION
                                             INDIVIDUAL GRANTS                              FOR OPTION TERM
                      ----------------------------------------------------------------  -----------------------
                         NUMBER OF
                         SECURITIES     PERCENT OF TOTAL
                         UNDERLYING      OPTIONS GRANTED     EXERCISE
                      OPTIONS GRANTED    TO EMPLOYEES IN      PRICE       EXPIRATION
        NAME                (A)          FISCAL YEAR (B)    ($/SHARE)        DATE         5%($)       10%($)
- --------------------  ----------------  -----------------  ------------  -------------  ----------  -----------
Daniel F. Akerson         150,000(c)             6.2%       $  25.1875     3/23/2004    $2,376,045  $ 6,021,360
Richard S. Friedland      270,000(c)            11.2%          25.1875     3/23/2004     4,276,881   10,838,448
Frank M. Drendel           72,000(c)             3.0%          25.1875     3/23/2004     1,140,502    2,890,253
J.A. Blanchard, III       120,000(c)             5.0%          25.1875     3/23/2004     1,900,836    4,817,088
Thomas A. Dumit            48,000(c)             2.0%          25.1875     3/23/2004       760,334    1,926,835

- --------------------------
(a) Each grant set forth in this table was made in connection with the cancellation of all options granted from October 27, 1993 through February 2, 1994 ("Old Options"). On March 23, 1994, each holder of Old Options was granted an option to purchase the same number of shares of Common Stock that had been subject to his or her Old Option. Old Options were granted on February 2, 1994 at an exercise price of $29.6875, to become exercisable with respect to one-third of the shares on February 2 in each of 1995, 1996 and 1997, and with an expiration date of February 2, 2004, to the following individuals listed in the table: Mr. Akerson, an option to purchase 150,000 shares; Mr. Friedland, an option to purchase 70,000 shares; Mr. Drendel, an option to purchase 72,000 shares; and Mr. Dumit, an option to purchase
     48,000 shares. An Old Option to purchase 120,000 shares was granted on January 12, 1994 to Mr. Blanchard at an exercise price of $29.9375, to become exercisable with respect to one-third of the shares on January 12 in each of 1995, 1996 and 1997, and with an expiration date of January 12, 2004. An Old Option to purchase 200,000 shares was granted on October 27, 1993 to Mr. Friedland at an exercise price of $28.875, to become exercisable with respect to one-third of the shares on October 27 in each of 1994, 1995 and 1996. See " -- Option Repricing" and "Compensation Committee Report on Compensation of Executive Officers of the Company -- Option Repricing."

(b) Total options granted to employees in 1994 do not include Old Options granted in 1994 to purchase an aggregate of 1,903,900 shares, but do include the options granted in connection with the cancellation of the Old Options.

(c) The option becomes exercisable with respect to one-third of the shares covered thereby on March 23 in each of 1995, 1996 and 1997.

OPTION EXERCISES AND VALUES FOR FISCAL YEAR 1994

    The following table sets forth as of December 31, 1994, for each of the executives listed in the Summary Compensation Table (i) the total number of shares received upon exercise of options during fiscal 1994, (ii) the value realized upon such exercise, (iii) the total number of unexercised options to purchase Common Stock (exercisable and unexercisable) held and (iv) the value of such options which were in-the-money at December 31, 1994 (based on the difference between the closing price of Common Stock at fiscal year end December 31, 1994 and the exercise price of the option). None of the executive officers holds SARs.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                            SHARES                             OPTIONS AT           IN-THE- MONEY OPTIONS AT
                          ACQUIRED ON      VALUES         FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(A)
                           EXERCISE       REALIZED     --------------------------  --------------------------
          NAME                (#)           ($)        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------  -----------  --------------  -----------  -------------  -----------  -------------
Daniel F. Akerson             15,000    $     91,875      484,998       450,002     $3,205,819   $ 2,778,556
Richard S. Friedland               0         --             9,000       297,000       127,125      1,680,750
Frank M. Drendel             893,514      24,214,197            0        97,500        --            706,688
J.A. Blanchard, III                0         --                 0       120,000        --            577,500
Thomas A. Dumit                    0         --             7,500        70,500       105,938        548,813

- ------------------------------
(a) Based on the difference between the closing price of $30.00 per share at December 31, 1994, as reported on the New York Stock Exchange Composite Tape, and the exercise price of the option.

OPTION REPRICING
    The following table sets forth certain information with respect to repricing of options from June 1992, when the Company first became a reporting company under the Exchange Act, through the fiscal year ended December 31, 1994, for all executive officers of the Company, including those listed in the Summary Compensation Table. For further information regarding such repricing of options, see "Compensation Committee Report on Compensation of Executive Officers of the Company -- Option Repricing."

                           TEN-YEAR OPTION REPRICING

                                                        NUMBERS OF                                                 LENGTH OF
                                                        SECURITIES    MARKET PRICE      EXERCISE                ORIGINAL OPTION
                                                        UNDERLYING     OF STOCK AT    PRICE AT TIME     NEW     TERM REMAINING
                                                          OPTIONS        TIME OF      OF REPRICING    EXERCISE    AT DATE OF
                                                        REPRICED OR   REPRICING OR    OR AMENDMENT     PRICE     REPRICING OR
                    NAME                        DATE    AMENDED (#)   AMENDMENT ($)        ($)          ($)        AMENDMENT
- ---------------------------------------------  -------  -----------   -------------   -------------   --------  ---------------
Daniel F. Akerson ...........................  3/23/94    150,000       $     25.1875   $     29.6875 $ 25.1875 9 yrs., 10 mos.
 Chairman and Chief Executive Officer
Richard S. Friedland ........................  3/23/94    200,000             25.1875         28.875    25.1875  9 yrs., 7 mos.
 President and Chief Operating Officer         3/23/94     70,000             25.1875         29.6875   25.1875 9 yrs., 10 mos.
Frank M. Drendel ............................  3/23/94     72,000             25.1875         29.6875   25.1875 9 yrs., 10 mos.
 President, CommScope, Inc.
J.A. Blanchard, III .........................  3/23/94    120,000             25.1875         29.9375   25.1875 9 yrs., 10 mos.
 Executive Vice President
Thomas A. Dumit .............................  3/23/94     48,000             25.1875         29.6875   25.1875 9 yrs., 10 mos.
 Vice President, General Counsel and
 Secretary
Paul J. Berzenski ...........................  3/23/94     20,000             25.1875         29.6875   25.1875 9 yrs., 10 mos.
 Vice President and Controller
Charles T. Dickson ..........................  3/23/94     90,000             25.1875         29.875    25.1875 9 yrs., 10 mos.
 Vice President and Chief Financial Officer
Lee R. Keenan ...............................  3/23/94     24,000             25.1875         29.6875   25.1875 9 yrs., 10 mos.
 Vice President -- Human Resources
Ronald A. Ostertag ..........................  3/23/94     72,000             25.1875         29.6875   25.1875 9 yrs., 10 mos.
 Vice President and President, Power
 Semiconductor Division
Richard C. Smith ............................  3/23/94     24,000             25.1875         29.6875   25.1875 9 yrs., 10 mos.
 Vice President -- Taxes, Treasurer and
 Assistant Secretary

EMPLOYMENT ARRANGEMENTS

    In November 1988, Frank M. Drendel entered into an employment agreement with GI Delaware and CommScope, providing for his employment as President and Chief Executive Officer of CommScope for an initial term ending on November 28, 1991. The agreement provides for a minimum salary, which is less than Mr. Drendel's current salary, and provides that Mr. Drendel will participate, on a substantially similar basis as the presidents of the other broadband divisions of the Company, in any management incentive compensation plan for executive officers that the Company maintains. Commencing on November 29, 1989 (subject to early termination by reason of death or disability or for cause), the agreement extends automatically so that the remaining term is always two years, unless either party gives notice of termination, in which case the agreement will terminate two years from the date of such notice. As of the date of this Proxy Statement, neither party has given notice of termination. Pursuant to the agreement, Mr. Drendel is eligible to participate in all benefit plans available to CommScope senior executives. The agreement prohibits Mr. Drendel, for a period of five years following the term of the agreement, from engaging in any business in competition with the business of CommScope or the other broadband communications businesses of GI Delaware, in any country where CommScope or GI Delaware's other broadband communications divisions then conduct business.

    The Company currently does not have a formal severance policy for executive officers. In October 1993, the Compensation Committee delegated to the Chief Executive Officer the authority to determine severance, on a case-by-case basis, for eligible corporate officers within specified guidelines. These guidelines are as follows: (i) base salary continuation for up to twelve months; (ii) payment of a prorated portion of his target bonus for the year in which the officer is terminated (based on the number of days of employment for that year); and (iii) continuation of medical, dental and life insurance until the earlier of the end of the period of base salary continuation or the individual's eligibility for coverage under another employer's plan. The Chief Executive Officer will, on a case-by-case basis, determine whether terminated officers should receive severance and, if so, will determine, within the guidelines set forth above, severance packages based on his subjective assessment of various factors, including the officer's contribution to the Company, years of service and prior compensation from the Company.

    Except for the General Instrument Corporation Pension Plan for Salaried and Hourly Paid Non-Union Employees (the "GI Pension Plan"), the General Instrument Corporation Supplemental Executive Retirement Plan (the "GI SERP") and the CommScope, Inc. Supplemental Executive Retirement Plan (the "CommScope SERP") described below, the Savings Plan, the CommScope Savings Plan, the 1993 Long-Term Incentive Plan, and the Annual Incentive Plan, and as described above, there are no compensatory plans or arrangements with respect to any of the executive officers named in the Summary Compensation Table which are triggered by, or result from, the resignation, retirement or any other termination of such executive's employment, a change-in-control of the Company or a change in such executive's responsibilities following a change-in-control.

GI PENSION PLAN AND GI SERP

    The following table shows, as of December 31, 1994, estimated aggregate annual benefits payable upon retirement at age 65 under the GI Pension Plan and the GI SERP.

                               PENSION PLAN TABLE

                                                                             ESTIMATED ANNUAL BENEFITS
                                                                               UPON RETIREMENT, WITH
AVERAGE ANNUAL BASIC REMUNERATION                                            YEARS OF SERVICE INDICATED
DURING SIXTY CONSECUTIVE CALENDAR                                   --------------------------------------------
MONTHS PRIOR TO RETIREMENT                                          15 YEARS   20 YEARS   25 YEARS    30 YEARS
- ------------------------------------------------------------------  ---------  ---------  ---------  -----------
$125,000..........................................................  $  26,302  $  35,069  $  43,836  $    52,603
 150,000..........................................................     31,927     42,569     53,211       63,853
 175,000..........................................................     37,552     50,069     62,586       75,103
 200,000..........................................................     43,177     57,569     71,961       86,353
 225,000..........................................................     48,802     65,069     81,336       97,603
 242,280..........................................................     52,690     70,253     87,816      105,379
 250,000..........................................................     52,690     70,253     87,816      105,379
 300,000..........................................................     52,690     70,253     87,816      105,379

    The  compensation  covered  by  the  GI Pension  Plan  and  the  GI  SERP is substantially that described under the "Salary" column of the Summary Compensation Table. However, pursuant to Section 401(a)(17) of the Internal Revenue Code, the maximum amount of compensation that can be considered in computing benefits under the GI Pension Plan for 1994 was $150,000. Under the GI SERP, compensation for 1994 in excess of $150,000, but not exceeding $242,280, is considered in computing benefits. Accordingly, the total compensation covered by the GI Pension Plan and the GI SERP for the calendar year 1994 for each of Messrs. Akerson, Friedland, Blanchard and Dumit was $242,280. Credited years of service under both the GI Pension Plan and the GI SERP as of December 31, 1994 are as follows: Messrs. Akerson (1 year), Friedland (16 years), and Dumit (3 years). As of December 31, 1994, Mr. Blanchard had not completed one year of eligible service with the Company for purposes of the GI Pension Plan and the GI SERP. Mr. Drendel does not participate in the GI Pension Plan or the GI SERP because he is an employee of CommScope. Estimated benefits set forth in the Pension Plan Table were calculated on the basis of a single life annuity and Social Security covered compensation as in effect during 1994. Such estimated benefits are not subject to any deduction for Social Security or other offset amounts.

COMMSCOPE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    CommScope maintains the CommScope SERP for the benefit of certain executives of CommScope and its subsidiaries. The CommScope SERP provides for the payment of a monthly retirement (or early retirement) benefit to participants who retire from CommScope on or after age 65 (or, for early retirement benefits, on or after age 55 with 10 years of service). Frank M. Drendel is the only executive named in the Summary Compensation Table who participates in the CommScope SERP. Mr. Drendel, as well as all other individuals who were participants in the CommScope SERP on August 22, 1990, is fully vested in his benefits under the CommScope SERP and, thus, could retire prior to attaining age 65 (or age 55 in the case of early retirement) and receive a deferred benefit.

    The monthly benefits provided under the CommScope SERP are payable over 15 years and are equal to one-twelfth of a specified percentage, which does not exceed 50%, of the participant's highest consecutive 12 months earnings during the participant's final 60 months of employment. Early retirement benefits are subject to actuarial reductions. Based on compensation earned for the calendar year which ended December 31, 1994, the estimated annual benefit payable to Mr. Drendel on or after attaining age 65 is $132,936.

                        OTHER RELATED PARTY TRANSACTIONS

    CommScope, from time to time, leases aircraft from FMD Autocar Ltd. ("FMD"), a corporation that is wholly owned by Frank M. Drendel. In 1994, CommScope made lease payments to FMD for aircraft rentals in the amount of $50,484.

    An affiliate of Forstmann Little & Co. provides aircraft maintenance services to the Company and charged the Company $2,137,000 in 1994 for those services.

    The Company believes that the terms of these transactions were no less favorable to CommScope and the Company, as the case may be, than the terms which could be obtained from an unrelated third party.

ANNEX H






Section 1300 et seq. of the

California Corporation Code




CALIFORNIA CORPORATIONS CODE
SECTIONS 1300-1304:  DISSENTERS' RIGHTS

1300	SHORT FORM MERGER; PURCHASE OF SHARES AT FAIR
MARKET VALUE; "DISSENTING SHARES" AND DISSENTING SHAREHOLDER.
(a)	If the approval of the outstanding shares
(Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.
(b)	As used in this chapter, "dissenting shares"
means shares which come within all of the following descriptions:
(1)	Which were not immediately prior to the
reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.
(2)	Which were outstanding on the date for the
determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.
(3)	Which the dissenting shareholder has demanded
that the corporation purchase at their fair market value, in accordance with Section 1301.
(4)	Which the dissenting shareholder has submitted
for endorsement, in accordance with Section 1302.
(c)	As used in this chapter, "dissenting
shareholder" means the recordholder of dissenting shares and includes a transferee of record.
1301	DISSENTER'S RIGHTS; DEMAND ON CORPORATION FOR
PURCHASE OF SHARES.
(a)	If, in the case of a reorganization, any
shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision
(b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.
(b)	Any shareholder who has a right to require the
corporation to purchase the shareholder's shares of cash under
Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of
Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.
(c)	The demand shall state the number and class of
the shares held of record by the shareholder which the shareholder demands that the corporation purchase
2
and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or shortform merger. The statement of fair market constitutes an offer by the shareholder to sell the shares at such price.
1302	DISSENTING SHARES, STAMPING OR ENDORSING.
Within 30 days after the date on which notice of the
approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or
(b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.
1303	DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE
WITH INTEREST; TIME OF PAYMENT.
(a)	If the corporation and the shareholder agree
that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.
(b)	Subject to the provisions of Section 1306,
payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.
1304	DISSENTERS ACTIONS; JOINDER; CONSOLIDATION;
APPOINTMENT OF APPRAISERS.
(a)	If the corporation denies that the shares are
dissenting shares, or the corporation and the shareholder fail to agree upon the fair market values of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any
3
interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.
(b)	Two or more dissenting shareholders may join as
plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.
(c)	On the trial of the action, the court shall
determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue.
If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.
4






PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.  Indemnification of Directors and Officers
The Certificate of Incorporation and Bylaws of GI provide for indemnification, to the fullest extent permitted by the DGCL, of any person who is or was involved in any manner in any investigation, claim or other proceeding, by reason of the fact that such person is or was a director or officer of GI, against all expenses and liabilities actually and reasonably incurred by such person in connection with the investigation, claim or other proceeding. GI's Bylaws also provide that GI may advance litigation expenses to a director, officer, employee or agent upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it is ultimately determined that the director, officer, employee or agent is not entitled to be indemnified by GI.
GI's Certificate of Incorporation provides that directors of GI shall not be liable to GI or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability in respect of (i) a breach of the director's duty of loyalty to GI or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit. GI's Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of GI shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
GI has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in GI's Certificate of Incorporation and Bylaws. These agreements, among other things, will indemnify GI's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of GI or an affiliate of GI. Policies of insurance are maintained by GI under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.
Item 21.  Exhibits and Financial Statement Schedules
(a)  Exhibits
2.1 Agreement and Plan of Merger, dated as of August 30, 1995, among GI, NLC Acquisition Corp. and Next Level (attached on Annex A to the Prospectus/Consent Solicitation Statement).

3.1	Amended and Restated Certificate of Incorporation of GI.**

3.2	Certificate of Amendment to the Amended and Restated Certificate of GI.

3.3	Amended and Restated By-Laws of GI.*****

4.1	Specimen Form of GI's Common Stock Certificate.***

4.2	Indenture, dated as of June 15, 1993, between General Instrument
Corporation and Continental Bank.****

5	Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the securities being registered.

8	Opinion of Cooley Godward Castro Huddleson & Tatum as to certain tax matters.

10.1	Second Amended and Restated Credit Agreement, dated as of June 30,
1994, among General Instrument Corporation, the banks and other financial institutions from time to time parties thereto, Chemical Bank, as Administrative Agent for the Banks, and Chemical Bank, Continental Bank N.A., Deutsche Bank AG, The Nippon Credit Bank, Ltd., The Bank of Nova Scotia, The Toronto-Dominion Bank, National Westminster Bank PLC, and the Bank of Tokyo Trust Company, as Co-agents.*****

10.2	Amended and Restated Guarantee, dated as of July 7, 1994, by the
Company in favor of Chemical Bank.*****

10.3	Amended and Restated Guarantee, dated as of July 7, 1994, by Cable/Home
Communication Corporation and CommScope, Inc. in favor of Chemical Bank.*****

10.4	Form of Employee Subscription Agreement, dated as of December 1990, between the Company and certain Management Investors.*+

10.5	Form of Employee Subscription Agreement, dated as of March 21, 1992, between GI and certain Management Investors.*+

10.6	Form of Waiver of Certain GI Rights under the agreement referred to in
10.5.*+

10.7	Form of Stock Option Agreement, dated as of August 15, 1990, in connection with the purchase of CommScope (including form of Stockholder's Agreement).*+

10.8	Form of Outside Director Stock Option Agreement (including form of
Outside Director Stockholder's Agreement).*+

10.9	Employment Agreement, dated as of November 28, 1988, between CommScope and Frank M. Drendel.*+

10.10	Form of Indemnification Agreement between the Company and its directors and executive officers.*****

10.11	Registration Rights Agreement between GI, GI Corporation of Delaware,
MBO-IV and Instrument Partners.*

10.12	Form of Amendment to Outside Director Stock Option Agreement (including form of Outside Director Stockholder's Agreement) between the Company and each of James M. Denny, J. Tracy O'Rourke, Derald H. Ruttenberg and William C. Lowe.*+

10.13	The General Instrument Corporation 1993 Long-Term Incentive Plan
(including form of Stock Option Agreement).****+

10.14	General Instrument Corporation Annual Incentive Plan.*****+

10.15	Amendment, dated May 20, 1993, to the Employment Agreement referred to in 10.9.****+

10.16	GI Deferred Compensation Plan.*****+

11	Statement re computation of per share earnings.***** and ******

21	Subsidiaries of GI.****

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
Exhibit 5).

23.2	Consent of Cooley Godward Castro Huddleson & Tatum (included in
Exhibit 8).

23.3	Consent of Deloitte & Touche LLP with respect to Next Level
Communications' financial statements

23.4	Consent of Deloitte & Touche LLP with respect to General Instrument
Corporation's financial statements

24	Power of Attorney (included on page II-4).

*	Incorporated by reference from Registration Statement No. 33-46854.

**	Incorporated by reference from Registration Statement No. 33-63152.

***	Incorporated by reference from Registration Statement No. 33-50215.

****	Incorporated by reference from Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

*****	Incorporated by reference from Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

******	Incorporated by reference from Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995.

+	Management contract or compensatory plan.

(b)	GI Financial Statement Schedules

I.	Condensed financial information - Parent Company only

II.	Valuation and Qualifying Accounts

The schedules appear at pages 16-18 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 included as Annex D to the Prospectus/Consent Solicitation Statement. All other schedules have been omitted because they are not applicable, not required or the information required is included in the consolidated financial statements or notes thereto.

SIGNATURES
Pursuant to the requirements of the Securities Act, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 5, 1995.
GENERAL INSTRUMENT CORPORATION


By:  /s/ Richard S. Friedland
Richard S. Friedland
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard S. Friedland, Charles T. Dickson, Richard C. Smith and Thomas A. Dumit, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature                             Title                      Date
/s/ Daniel F. Akerson         Chairman of the Board
Daniel F. Akerson             and Director                September 5, 1995
/s/ Richard S. Friedland      President, Chief
Richard S. Friedland          Executive Officer
                              and Director (Principal
                              Executive Officer)          September 5, 1995
/s/ Charles T. Dickson        Vice President and
Charles T. Dickson            Chief Financial
                              Officer (Principal
                              Financial Officer)          September 5, 1995
/s/ Paul J. Berzenski         Vice President and
Paul J. Berzenski             Controller (Principal
                              Accounting Officer)         September 5, 1995
/s/ John Seely Brown          Director                    September 5, 1995
John Seely Brown
/s/ Frank M. Drendel          Director                    September 5, 1995
Frank M. Drendel
/s/ Lynn Forester             Director                    September 5, 1995
Lynn Forester
/s/ Nicholas C. Forstmann     Director                    September 5, 1995
Nicholas C. Forstmann
/s/ Theodore J. Forstmann     Director                    September 5, 1995
Theodore J. Forstmann
/s/ Steven B. Klinsky         Director                    September 5, 1995
Steven B. Klinsky
/s/ Morton H. Meyerson        Director                    September 5, 1995
Morton H. Meyerson
/s/ J. Tracy O'Rourke         Director                    September 5, 1995
J. Tracy O'Rourke
/s/ Felix G. Rohatyn          Director                    September 5, 1995
Felix G. Rohatyn

/s/ Paul G. Stern             Director                    September 5, 1995
Paul G. Stern
/s/ Robert S. Strauss         Director                    September 5, 1995
Robert S. Strauss

                               EXHIBIT INDEX

                                                           SEQUENTIALLY
EXHIBIT                                                      NUMBERED
  NO.                      EXHIBIT                             PAGE
- -------                    -------                    -------------

2.1 Agreement and Plan of Merger, dated as of August 30, 1995, among GI, NLC Acquisition Corp.
         and Next Level (attached on Annex A to the
         Prospectus/Consent Solicitation Statement).

3.1 Amended and Restated Certificate of Incorporation of GI.**

3.2      Certificate of Amendment to the Amended and Restated
         Certificate of GI.

3.3      Amended and Restated By-Laws of GI.*****

4.1      Specimen Form of GI's Common Stock Certificate.***

4.2      Indenture, dated as of June 15, 1993, between
         General Instrument Corporation and Continental
         Bank.****

5        Opinion of Fried, Frank, Harris, Shriver &
         Jacobson as to the validity of the securities being registered.

8        Opinion of Cooley Godward Castro Huddleson &
         Tatum as to certain tax matters.

10.1 Second Amended and Restated Credit Agreement, dated as of June 30, 1994, among General
         Instrument Corporation, the banks and other financial institutions from time to time parties thereto, Chemical Bank, as
         Administrative Agent for the Banks, and
         Chemical Bank, Continental Bank N.A.,
         Deutsche Bank AG, The Nippon Credit Bank,
         Ltd., The Bank of Nova Scotia, The Toronto-Dominion
         Bank, National Westminster Bank PLC, and the
         Bank of Tokyo Trust Company, as Co-agents.*****

10.2     Amended and Restated Guarantee, dated as of July
         7, 1994, by the Company in favor of Chemical
         Bank.*****

10.3     Amended and Restated Guarantee, dated as of July
         7, 1994, by Cable/Home Communication Corporation and CommScope, Inc. in favor of Chemical Bank.*****

10.4 Form of Employee Subscription Agreement, dated as of December 1990, between the Company and certain
         Management Investors.*+

                                     1



10.5 Form of Employee Subscription Agreement, dated as of March 21, 1992, between GI and certain
          Management Investors.*+

10.6 Form of Waiver of Certain GI Rights under the agreement referred to in 10.5.*+

10.7      Form of Stock Option Agreement, dated as of August
          15, 1990, in connection with the purchase of CommScope (including form of Stockholder's
          Agreement).*+

10.8      Form of Outside Director Stock Option Agreement
          (including form of Outside Director Stockholder's
          Agreement).*+

10.9 Employment Agreement, dated as of November 28, 1988, between CommScope and Frank M. Drendel.*+

10.10 Form of Indemnification Agreement between the Company and its directors and executive officers.*****

10.11     Registration Rights Agreement between GI,
          GI Corporation of Delaware, MBO-IV and
          Instrument Partners.*

10.12     Form of Amendment to Outside Director Stock
          Option Agreement (including form of Outside Director
          Stockholder's Agreement) between the Company and each of James M. Denny, J. Tracy O'Rourke, Derald H.
          Ruttenberg and William C. Lowe.*+

10.13     The General Instrument Corporation 1993 Long-Term
          Incentive Plan (including form of Stock Option
          Agreement).****+

10.14     General Instrument Corporation Annual Incentive
          Plan.*****+

10.15     Amendment, dated May 20, 1993, to the Employment
          Agreement referred to in 10.14.****+

10.16     GI Deferred Compensation Plan.*****+

11        Statement re computation of per share earnings.
          ***** and ******

13 Annual Report to Stockholders for fiscal year ended December 31, 1994, attached to the Prospectus/Consent Solicitation Statement as Annex E.
          (The Annual Report, except for those portions thereof which are expressly referred to in the text of the Prospectus/Consent Solicitation Statement, is being furnished for the information of the Commission and is not to be deemed "filed" as part of the Form S-4.)

21        Subsidiaries of GI.****

                                     2



23.1      Consent of Fried, Frank, Harris, Shriver & Jacobson
          (included in Exhibit 5).

23.2      Consent of Cooley, Godward Castro Huddleson & Tatum
          (included in Exhibit 8).

23.3      Consent of Deloitte & Touche LLP with respect to
          General Instrument Corporation's financial statements.

23.4      Consent of Deloitte & Touche LLP with respect to Next
          Level Communications' financial statements.

24        Power of Attorney (included on page II-4).

__________________

*        Incorporated by reference from Registration Statement
         No. 33-46854.

**       Incorporated by reference from Registration Statement
         No. 33-63152.

***      Incorporated by reference from Registration Statement
         No. 33-50215.

****     Incorporated by reference from Annual Report on Form
         10-K for the fiscal year ended December 31, 1993.

*****    Incorporated by reference from Annual Report on Form
         10-K for the fiscal year ended December 31, 1994.

******   Incorporated by reference from Quarterly Report on Form
         10-Q for the quarterly period ended June 30, 1995.

+        Management contract or compensatory plan.


                                     3